                                               Filed Pursuant to Rule 424(b)(2)
                                                              File No. 333-8683

PROSPECTUS

                                5,000,000 SHARES
                      WEST COAST ENTERTAINMENT CORPORATION
                                  COMMON STOCK
                            ------------------------
     This Prospectus relates to a total of 5,000,000 shares of common stock, $.01 par value per share ("Common Stock"), of West Coast Entertainment Corporation ("West Coast" or the "Company") which may be offered and issued from time to time by the Company in connection with future acquisitions of other businesses, properties or equity and/or debt securities in business combination transactions ("Acquisitions") in accordance with Rule 415(a)(1)(viii) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"). These shares will ordinarily represent consideration paid upon the acquisition of businesses or properties. The shares may also include shares to be delivered upon the exercise or satisfaction of conversion or purchase rights which are created in connection with acquisitions or which were previously created or assumed by the companies whose businesses or properties are to be acquired by West Coast. At the date hereof, approximately 532,846 of the 5,000,000 shares described herein have been issued or reserved for issuance in connection with Acquisitions which have already been consummated, and approximately 4,467,154 shares remain available for issuance in connection with future Acquisitions, including Acquisitions as to which West Coast has already entered into binding acquisition agreements. The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "WCEC." On November 6, 1996, the last reported sales price for the Common Stock as reported by Nasdaq was $11.00 per share.
     This Prospectus updates and revises the information contained in all prior prospectuses and supplements thereto, and supersedes and replaces all such prior prospectuses and supplements.

                            ------------------------

           SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY POTENTIAL INVESTORS.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
        HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

November 8, 1996

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.
                             ---------------------

West Coast Video(R), The Movie Buff's Movie Store(R), Game Power
Headquarters(SM), The Projector(TM), Spotlight on Video(TM), Videosmith(R) and Palmer Video(TM) are trademarks, trade names and service marks of the Company.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be examined without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York, 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the fees prescribed by the Commission. The Common Stock is traded on Nasdaq. Information filed by the Company with Nasdaq may be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy material and other information with the Commission. Reports, proxy material and other information concerning the Company can be inspected and copied at the offices of the Commission and Nasdaq referred to above.
                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
Available Information..................     2
Prospectus Summary.....................     3
Risk Factors...........................     7
Prospective Acquisitions...............    12
Unaudited Pro Forma Combined Condensed
  Financial Statements.................    16
Selected Historical and Pro Forma
  Combined Financial Data..............    31
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................    33
Video Industry Overview................    47
Business...............................    48

                                        PAGE
                                        -----
Management.............................    63
Certain Transactions...................    69
Price Range of Common Stock;
  Dividends............................    70
Plan of Distribution...................    71
Resales................................    71
Use of Proceeds........................    72
Principal Stockholders.................    73
Description of Capital Stock...........    75
Shares Eligible for Future Sale........    78
Legal Matters..........................    79
Experts................................    79
Index to Consolidated Financial
  Statements...........................   F-1

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere herein. Except as otherwise indicated, all information herein (a) gives effect to (i) the Company's issuance of 5,400,000 shares of Common Stock in May 1996 in an initial public offering (the "Public Offering"), (ii) the Company's acquisition of 172 video specialty stores in May 1996 and an additional 21 stores between August 26 and October 23, 1996 (collectively, the "Recent Acquisitions") and
(iii) a 0.340-for-1 reverse split of the Common Stock effective as of May 14, 1996 and (b) assumes (i) the Company's acquisition of additional video specialty stores or other businesses or assets described herein or in one or more supplements to this Prospectus that may subsequently be delivered herewith (collectively, the "Supplements") as being prospective acquisitions ("Prospective Acquisitions"), (ii) issuance of an estimated 519,222 shares (subject to various adjustments and elections) of Common Stock as installment payments in connection with certain Recent Acquisitions (the "Installment Shares") and (iii) exercise of an outstanding warrant (the "Warrant") to acquire 192,308 shares of Common Stock. Unless the context otherwise requires, references to "West Coast" or the "Company" include West Coast Entertainment Corporation and its subsidiaries. References to "system-wide revenues" include the total of Company-owned store revenues and franchised store revenues (as distinct from franchise fees paid by the franchisees to the Company as franchisor).

                                  THE COMPANY

     On October 1, 1996, after giving effect to consummation of the Recent Acquisitions, West Coast owned and operated 219 video specialty stores and franchised 286 additional stores. The Company believes that it is among the largest video specialty retailers in the United States in terms of pro forma system-wide revenues, number of franchised stores and total franchised store revenues. The Company competes directly against major regional and national video rental stores in most of its markets and believes it is a leading video rental operator, in terms of number of stores, in all of the major markets in which Company-owned stores operate. In addition, the Company believes it is one of only two domestic video specialty franchisors that has existing franchised stores outside North America. System-wide, approximately 60% of the Company's stores, exclusive of stores to be acquired in Prospective Acquisitions as described in the Supplements, are currently operated under the West Coast Video(R) name and the remainder are operated under such names as Videosmith(R) and Palmer Video(TM). The Company intends to apply the West Coast Video(R) name and its registered trademark The Movie Buff's Movie Store(R) to all of its stores. For the fiscal year ended January 31, 1996, the Company's pro forma revenues were $110.0 million and pro forma net income was $5.4 million. For the six months ended July 31, 1996, the Company's pro forma revenues were $58.4 million and pro forma net income was $3.3 million. See "Selected Historical and Pro Forma Combined Financial Data."

     In order to realize the Company's goal of maximizing revenue and profitability, the Company has adopted a business strategy designed to (i) achieve or maintain market dominance in its chosen markets by acquiring, developing or franchising additional stores, (ii) realize cost savings and efficiencies by using proven management operating systems to integrate the stores acquired, developed or franchised, (iii) operate stores designed to reflect specific local demographics and demonstrated customer preferences and
(iv) build customer loyalty and promote additional rentals by offering superior customer service through a highly trained sales force having comprehensive product knowledge.

     The Company's growth strategy is to (i) pursue the acquisition of video specialty stores in this highly fragmented industry, (ii) continue to acquire its own existing and future franchised stores and (iii) selectively develop new video specialty stores. Consistent with this strategy, the Company has obtained and made borrowings under a $65.0 million bank credit facility (the "Credit Facility"), a portion of which is currently available, subject to certain conditions, for general corporate purposes and acquisition financing. The Company believes it is well-positioned to benefit from consolidation in the industry among the approximately 28,000 video specialty stores in the United States, approximately half of which are owned by operators of one or two stores. In addition, as one of the largest video specialty franchisors in the United States in terms of pro forma system-wide revenues and one of only two domestic-based franchisors with existing franchised stores outside North America, the Company believes it is uniquely positioned to expand through the acquisition of its existing and future West Coast Video(R) franchisees and the continuation of its international and domestic franchising activities.

     The Company has had preliminary discussions with numerous video rental store owners at various times regarding the potential acquisition of their stores. Management expects that some of these discussions will result in new Acquisitions, although the Company has no agreements or commitments to acquire stores except as described herein or in the Supplements. On June 19, 1996, the Company announced that it had reached agreements in principle with the owners of a total of 72 video retail stores, subject to completion of due diligence and other closing conditions and regulatory approvals. The Company has since acquired a total of 21 video retail stores. It expects to acquire an additional 49 stores in the Prospective Acquisitions in November 1996 and thereafter (including 19 stores owned by West Coast Video(R) franchisees). Except as described herein or in the Supplements, the Company has not entered into definitive agreements in regard to the acquisition of any stores, and there can be no assurance that it will do so.

     At the date hereof, the Company's stores are located in 24 states and three foreign countries, with its Company-owned stores concentrated in Ohio, Pennsylvania, New Jersey, Massachusetts and New York. The Company's stores are designed and managed to entertain and satisfy a broad range of customers, including movie and interactive electronic game buffs, and carry between 7,000 and 17,000 videocassettes. Most of the Company's stores are superstores with over 4,000 square feet per store, although some are smaller, custom-designed stores, including some which are formatted as urban boutiques containing a wide variety of older titles ("catalog titles"). The Company believes that its ability to customize stores to reflect local market demographics gives it a competitive advantage over chains with limited variation in format.

     According to entertainment media analyst Paul Kagan Associates, Inc. ("Kagan Associates"), the domestic video rental and sales industry has grown from approximately $3.6 billion in revenues in 1985 to over $14 billion in 1994 and is projected to reach approximately $22 billion in 2005. Kagan Associates estimates the revenues received by movie distributors from international home video at $3.7 billion in 1995. In 1994, according to Kagan Associates, the home video market was the largest single source of revenue to movie distributors, accounting for approximately 46.1% of movie distributors' worldwide revenues.

     The principal executive offices of the Company are located at 9990 Global Road, Philadelphia, Pennsylvania 19115, and its telephone number is (215) 677-1000.

                              RECENT ACQUISITIONS

     Between May 17 and October 23, 1996, West Coast acquired a total of 193 owned and operated video specialty stores (including 14 stores owned by West Coast Video(R) franchisees) plus franchisor's rights in regard to 20 additional stores franchised by one of the acquired companies. The aggregate consideration paid or to be paid(excluding certain fees and contingent consideration relating to newly opened stores) was approximately $90.2 million, which is expected to consist of approximately $60.7 million paid or to be paid in cash and approximately $29.5 million paid or to be paid in shares of Common Stock (2.4 million shares valued for this purpose at their respective dates of issuance at prices ranging from $9.113 to $13.00 per share, with a weighted average of $12.16 per share). In May 1996, the Company repaid approximately $7.0 million of outstanding indebtedness (inclusive of accrued interest and prepayment premium) and has subsequently borrowed approximately $14.2 million under the Credit Facility. The Company has recorded approximately $82.6 million of the aggregate purchase price of the Recent Acquisitions as goodwill. See "Business -- Recent Acquisitions" and "Unaudited Pro Forma Combined Condensed Financial Statements."

                            PROSPECTIVE ACQUISITIONS

     The Company expects to acquire a total of 49 owned and operated video specialty stores (including 19 stores owned by West Coast Video(R) franchisees) between November 1996 and May 1997 for aggregate consideration (excluding costs related to such Prospective Acquisitions, and subject to various adjustments and elections) of $26.1 million, which is expected to consist of $14.8 million payable in cash and $11.3 million payable in shares of Common Stock to be valued on the basis of trading prices prior to consummation of such Prospective Acquisitions. The cash portion of the aggregate purchase price will be financed with borrowings under the Credit Facility. The Company expects to record approximately $20.8 million of the aggregate purchase price as goodwill. See "Prospective Acquisitions" and "Unaudited Pro Forma Combined Condensed Financial Statements."

                                  THE OFFERING

Common Stock offered by the Company.................  5,000,000 shares(1)
Common Stock to be outstanding after this
  offering..........................................  17,083,863 shares(2)
Use of Common Stock being offered...................  To constitute all or a portion of the purchase price of Acquisitions. See
                                                      "Use of Proceeds."
Nasdaq National Market symbol.......................  WCEC

---------------
(1) The Company intends to seek the agreement of recipients of shares of Common Stock in Acquisitions to restrictions on their transfer of such shares for periods ranging from six to 18 months or to structure such transactions to provide for issuance of shares on a deferred basis over periods of six to 18 months.

(2) Includes 1,906,735 shares of Common Stock issued to certain sellers as part of the purchase price of the Recent Acquisitions, an estimated 519,222 Installment Shares (subject to various adjustments and elections) issuable in the future as installment payments in connection with certain Recent Acquisitions, and an estimated 4,467,154 shares available for issuance in connection with the Prospective Acquisitions and future Acquisitions, but excludes 192,308 shares issuable upon exercise of the Warrant and an as yet undetermined number of shares contingently issuable to certain sellers of newly opened stores. See "Business -- Recent Acquisitions" and
    "-- Franchising." An additional 525,000 shares of Common Stock have been reserved for future issuance under the Company's 1995 Equity Incentive Plan, 1995 Director Stock Option Plan and 1995 Employee Stock Purchase Plan. See "Management -- Director Compensation" and "-- Employee Stock Plans."

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     Certain statements in this Prospectus Summary, under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," elsewhere in this Prospectus and in the Supplements relate to future events and expectations and as such constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following considerations:

     The Company's rapid growth, particularly its acquisition in May 1996 of 11 chains operating 172 video specialty stores and franchising an additional 20 stores and its subsequent acquisition of four chains operating 21 stores, could strain the Company's ability to manage operations, integrate newly acquired stores into its systems and effectively pursue its growth strategy. The Company competes with many others, including Blockbuster Entertainment, having significantly greater financial and marketing resources, market share, and name recognition than the Company. Further developments in competing technologies could have a material adverse effect upon the video retail industry and the Company. Industry and Company revenues are somewhat seasonal and may be affected by many factors, including variation in the acceptance of new release titles available for rental and sale, the extent of competition, marketing programs, weather, the timing of any holiday weekends, special or unusual events and other factors that may affect retailers in general. There can be no assurance that stores already acquired or acquired in the future will perform as expected or that the prices paid for such stores will prove to be advantageous. The costs of integrating newly acquired stores into the Company's systems may vary from the amounts set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations. Acquisitions of stores within the exclusive territories of existing West Coast Video(R) franchised stores may require the Company to relocate or sell such acquired stores, assist the franchisee to relocate, grant the franchisee additional franchises or territorial or other rights, agree to terminate the franchise or include the franchisee's stores in the Company's intended program of acquisitions. The Company's management does not have significant experience in operating a company as large as the Company now is. The Company's Common Stock has traded publicly only since May 14, 1996 and no prediction can be made as to future price levels for such stock. See "Risk Factors."

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                (IN THOUSANDS, EXCEPT STORE AND PER SHARE DATA)

                                                                 HISTORICAL                               PRO FORMA(1)
                                             ---------------------------------------------------    -------------------------
                                                                               SIX MONTHS ENDED                        SIX
                                                       YEAR ENDED                                                    MONTHS
                                                      JANUARY 31,                  JULY 31,          YEAR ENDED       ENDED
                                             ------------------------------    -----------------    JANUARY 31,     JULY 31,
                                              1994        1995       1996       1995      1996          1996          1996
                                             ------      ------     -------    ------    -------    ------------    ---------
STATEMENT OF OPERATIONS DATA:
  Revenue..................................  $2,520      $6,503     $14,719    $5,510    $22,399      $110,017       $58,378
  Operating income (loss)..................     (44)        385       1,216       397      2,727        10,731         6,956
  Income (loss) before income taxes and
    extraordinary item.....................     (86)        267         576       260      2,287         9,735         5,857
  Income (loss) before extraordinary
    item...................................     (72)        204         334       164      1,284         5,403         3,268
  Pro forma income (loss) before
    extraordinary item per share...........  $(0.07)(2)  $ 0.12(2)  $  0.06(2) $ 0.16(2)    0.03(2)       0.39(3)       0.24(3)
OTHER DATA:
  Depreciation and amortization(4).........  $  870      $1,628     $ 2,585    $1,187    $ 4,563        28,081        14,494
  Purchases of videocassette rental
    inventory..............................     685       1,430       2,002     1,065      5,395        25,147        14,352
STORE DATA:
  Increase (decrease) in same store
    revenue(5).............................    (6.1)%      14.2%        4.8%      0.5%       0.6%          0.9%          0.1%
  Company-owned stores at end of period....      14          28          28        28        201           265           269
  Franchised stores at end of period.......      --          --         304       307        295           291           276
                                             ------      ------     -------    ------    -------      --------       -------
        Total stores at end of period......      14          28         332       335        496           556           545
                                             ======      ======     =======    ======    =======      ========       =======

                                                                                                              PRO
                                                                                         HISTORICAL         FORMA(1)
                                                                                         ----------         --------
                                                                                          JULY 31,          JULY 31,
                                                                                            1996              1996
                                                                                         ----------         --------
BALANCE SHEET DATA:
  Cash and cash equivalents............................................................   $  2,335          $ 2,261
  Videocassette rental inventory, net..................................................     15,265           19,289
  Total assets.........................................................................    107,492          147,237
  Long-term debt, less current portion.................................................      4,502           27,841
  Total liabilities....................................................................     20,350           44,575
  Stockholders' equity.................................................................     87,142          102,662

---------------
(1) For a discussion of the assumptions and adjustments underlying the unaudited pro forma combined financial data, see "Unaudited Pro Forma Combined Condensed Financial Statements."

(2) Unaudited pro forma income (loss) before extraordinary item per share has been calculated for each of the years in the three year period ended January 31, 1996 and for the six month periods ended July 31, 1995 and 1996 by dividing the respective unaudited pro forma income (loss) before extraordinary item amounts by the weighted average number of shares of common stock outstanding (843,000, 1,693,000 and 4,756,000 at January 31, 1994, 1995 and 1996, respectively and 4,756,000 and 7,957,000 at July 31,
    1995 and 1996, respectively). Unaudited pro forma income (loss) before extraordinary item per share reflects an adjustment to the consolidated statement of operations to give effect to the merger (the "Merger") and the 0.340-for-1 reverse stock split discussed in Notes 1 and 17 to the Company's consolidated financial statements, as if they had occurred as of February 1, 1992. Accordingly, the pro forma income tax provision (benefit) and pro forma income (loss) have been calculated as if each entity included in the consolidated statement of operations had been included in the Company's consolidated income tax returns and subject to corporate income taxation as a corporation subject to taxation under Subchapter C of the Internal Revenue Code of 1986, as amended (a "C Corporation") during all periods presented. In addition, shares to be issued as contingent consideration in conjunction with the Recent Acquisitions have been considered outstanding since May 17, 1996.

(3) Unaudited pro forma income per share for the year ended January 31, 1996 and the six month period ended July 31, 1996 have been calculated by dividing unaudited pro forma income by the pro forma weighted average number of shares of Common Stock outstanding after giving effect to (i) the Merger,
    (ii) the issuance of shares upon formation of the Company, (iii) the 0.340-for-1 reverse stock split and the shares issued in conjunction with the Public Offering, (iv) the shares issued and to be issued in conjunction with the Pro Forma Recent Acquisitions (as defined under "Unaudited Pro Forma Combined Condensed Financial Statements"), (v) the repayment of all outstanding debt, (vi) borrowings under the Credit Facility, (vii) the impact of the Warrant and of the conversion of a portion of an outstanding convertible subordinated secured note (the "Convertible Note") into 20,844 shares of Common Stock, and (viii) the issuance of shares in connection with the Pro Forma Prospective Acquisitions (as defined under "Unaudited Pro Forma Combined Condensed Financial Statements") as if all activity occurred as of February 1, 1995. The pro forma weighted average number of common shares used to calculate pro forma income per share at January 31, 1996 and July 31, 1996 was 13,829,748.

(4) Depreciation and amortization includes depreciation expense of fixed assets, goodwill amortization expense and amortization expense of videocassette rental inventory. The Company's policy is that videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New releases are amortized as follows: the first through third copies of each title per store are amortized as base stock and succeeding copies of each title per store are amortized over nine months on a straight-line basis.

(5) Same store revenue is defined as the aggregate revenues from Company-owned stores open for the entirety of the periods being compared. Increase (decrease) reflects change from prior fiscal year.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the Common Stock offered hereby.

ABILITY TO SUSTAIN GROWTH AND MANAGE OPERATIONS

     The Company's rapid growth could strain the Company's ability to manage operations and effectively pursue its growth strategy. The Company's growth strategy has involved (i) the acquisition from unrelated third parties in 1993 and 1994 of two chains operating 21 stores, (ii) the opening of eight new stores, (iii) the acquisition in 1995 of the operating assets now held by the Company and its wholly owned franchising subsidiary from West Coast Video Entertainment, Inc., an unrelated third party, and its four unaffiliated corporations (the "WCEI Companies"), which had a total of 305 franchised stores,
(iv) the acquisition in May 1996 of 11 chains (including four West Coast Video(R) franchisees) operating 172 stores and franchising an additional 20 stores, (v) the subsequent acquisition of four chains operating 21 stores and
(vi) the ongoing integration of such new stores and operations into the Company's management information, telecommunications, management, marketing, finance and accounting, entertainment purchasing, distribution, retail operations and merchandising systems. Future expansion will require the Company's existing management personnel to, among other things, identify and analyze new markets and new site locations; locate and negotiate with numerous potential acquirees; consummate acquisitions; arrange for adequate equity or debt financing to fund expansion; negotiate acceptable real estate leases and related agreements for existing stores and for stores to be acquired or opened and develop cost-effective transition plans for acquired stores; hire, train and assimilate store managers and other store personnel; and address the other specific risks described in more detail below. See "-- Acquisition Risks." Accordingly, in some circumstances continued rapid growth could have a material adverse effect on the Company's financial condition and results of operations.

OPERATING RISKS

     Competition. The video retail industry is highly competitive. The Company competes with other video specialty stores, including stores operated by regional and national chains, as well as other businesses, such as supermarkets, pharmacies, convenience stores, bookstores, mass merchants, mail order operations and other retailers, that offer videos and interactive electronic entertainment products. Many of the Company's stores compete with stores operated by the Blockbuster Entertainment division of Viacom Inc. ("Blockbuster"), the dominant video specialty retailer in the United States. Blockbuster and certain of the Company's non-video specialty store competitors have significantly greater financial and marketing resources, market share and name recognition than the Company. In addition, the Company's stores compete with other leisure-time activities, including movie theaters, network and cable television, live theater, sporting events and family entertainment centers. The Company's failure to compete effectively would have a material adverse effect on its financial condition and results of operations. See
"Business -- Competition."

     Technological Obsolescence. The Company competes with pay-per-view cable television systems ("Pay-Per-View"), in which cable television subscribers pay a fee to see a movie or other program selected by the subscriber. Existing Pay-Per-View services offer a limited number of channels and programs and are generally available only to households with a converter to unscramble incoming signals. Recently developed technologies, however, permit certain cable companies, direct broadcast satellite companies, telephone companies and other telecommunications companies to transmit a much greater number of movies to homes in more markets as frequently as every five minutes. Ultimately, further improvements in these technologies or the development of other similar technologies could lead to the availability of a broad selection of movies to consumers on demand, which could have a material adverse effect on the Company's financial condition and results of operations. See "Business -- Competition." Changes in the manner in which movies are marketed by movie studios, including an earlier release by movie studios of movie titles to cable television or other distribution channels, could substantially decrease the demand for video rentals, which could have a material adverse effect on the Company's financial condition and results of operations. See "Video Industry Overview" and "Business -- Competition."

     Seasonality and Other Factors; Quarterly Fluctuations. The video and interactive electronic entertainment products rental portions of the Company's business are somewhat seasonal, and revenues may be affected by many factors, including variations in the number and timing of theatrical movie releases, the public acceptance of new release titles available for rental and sale, the extent of competition, marketing programs, weather, the timing of long holiday weekends, special or unusual events and other factors that may affect retailers in general. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General Economic Trends, Quarterly Results and Seasonality" and "Business -- Growth Strategy."

     Fluctuations in Interactive Electronic Entertainment Products
Industry. Rental and sales volumes for interactive electronic entertainment products have fluctuated considerably in recent fiscal periods, both industry-wide and for the Company, as a result of technological changes and the introduction (or delay in introduction) of new products. Similar fluctuations may occur in future periods.

     Effects of Increased Minimum Wage. Congress has passed legislation raising the federal minimum wage from $4.25 per hour to $4.75 per hour, commencing October 1, 1996 and $5.15 per hour, commencing October 1, 1997. Many of the Company's part-time store-level employees are paid at or slightly above the minimum wage. The new legislation materially increases the Company's employment costs and may have a material adverse effect on the Company's financial condition and results of operations.

ACQUISITION RISKS

     Integration. The success of the Company's growth strategy is dependent upon its ability to achieve cost savings in connection with Acquisitions (including the Recent Acquisitions and any future Acquisitions) and otherwise successfully integrate acquired operations. There can be no assurance, however, that the Company will be able to achieve such savings or successfully integrate acquired operations (including the operations comprising the Recent Acquisitions and any future Acquisitions) into its existing operations. There can be no assurance that the Recent Acquisitions or future Acquisitions will not have a material adverse effect upon the Company's operating results while the operations of the acquired businesses are being integrated into the Company's. Once integrated, acquired operations may not achieve levels of revenues or profitability comparable to those achieved by the Company's existing operations or otherwise perform as expected.

     Identification of and Competition for Acquisitions. The Company's growth strategy includes future Acquisitions. There can be no assurance that the Company will be able to identify suitable acquisition targets and complete Acquisitions in either existing or new markets. In addition, certain of the Company's competitors may seek to acquire some of the same video specialty stores that the Company seeks to acquire. Such competition for Acquisitions would increase acquisition prices and related costs and result in fewer acquisition opportunities, which could have a material adverse effect on the Company's growth.

     Risk that Future Acquisitions Will Not Be Consummated; Misrepresentations and Breaches by Sellers. While certain of the future Acquisitions may be scheduled to close substantially concurrently with one another, there can be no assurance that any of such Acquisitions will be consummated. If one or more of such Acquisitions does not close, any shares registered in this offering allocated thereto may be used for the acquisition of other video specialty stores. See "Use of Proceeds." There is no assurance that the Company would be able to use such shares to acquire other video specialty stores on acceptable terms. In consummating Acquisitions, the Company has relied and will rely upon certain representations, warranties and indemnities made by the sellers with respect to each of the Acquisitions, as well as its own due diligence investigation. There can be no assurance that such representations and warranties will be true and correct, that the Company's due diligence will uncover all material adverse facts relating to the operations and financial condition of the stores acquired or that all of the conditions to the Company's obligations to consummate Acquisitions will be satisfied. Any material misrepresentations could have a material adverse effect on the Company's financial condition and results of operations. In addition, the Company has the ability to waive certain conditions to its obligations to consummate Acquisitions.

     Financing Growth Strategy. The Company currently intends to finance future Acquisitions, as well as new store openings, primarily from borrowings under credit facilities, including the Credit Facility, from the net proceeds from the sale of debt or equity securities, and from cash from operations. Acquisitions may also be made by issuing Company securities (including the shares offered hereby) to the sellers. There can be no assurance that the Company will be able to sell debt or equity securities on reasonable terms. The inability to raise sufficient cash could inhibit implementation of the Company's growth strategy. The Credit Facility contains various restrictive covenants which may also inhibit the Company's ability to finance its growth strategy. At present, such covenants will permit the borrowings described herein in connection with the Prospective Acquisitions but will not permit subsequent further borrowings unless and until certain modifications to the terms of the Credit Facility, now being discussed with the lenders, are agreed to. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- The Company."

     Certain Formulaic Purchase Prices; Purchase Obligations. The purchase prices for certain Recent Acquisitions contained components that are to be determined over 12 or 18-month periods after the respective opening dates of 19 stores on the basis of certain financial measurements for such stores over the final 12 months of such periods. See "Recent Acquisitions." The purchase price for certain stores which the Company may acquire under an option agreement described below will have as one of its components an adjustment based upon the future net operating cash flow of four stores, one of which the Company has already acquired and three of which the Company is acquiring in one of the Prospective Acquisitions. The purchase prices for other future Acquisitions may contain similar components. If such components of such purchase prices are materially more than is initially expected, the Company will have to deploy more cash or issue more shares of Common Stock than it budgeted for such purpose.

     Subject to the satisfaction of certain conditions, the Company may be required under the terms of certain cross-purchase and area development and option agreements to purchase all of the assets of up to 35 stores during a period commencing in 1997 and ending in 2001 at the election of the owners at formulaic purchase prices based upon future net operating cash flow of such stores, which cannot be estimated at present. The purchase prices of four such stores will be payable in shares of Common Stock and the other purchase prices will be payable partly in cash with the balance, at the Company's election, payable in cash or in shares of Common Stock. See "Prospective Acquisitions," "Business -- Franchising" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- The Company."

RISKS ASSOCIATED WITH FRANCHISE OPERATIONS

     On October 23, 1996, the Company had 202 franchisees operating 286 franchised stores before Prospective Acquisitions. It obtains franchise-related revenues from an initial fee and the sale of initial supplies and from ongoing fees and royalties based on a percentage of franchisees' gross revenues, as reported monthly by franchisees to the Company. No assurance can be given that the Company will continue to market and sell new franchises or operate its franchise operations at profitable levels. In addition, no assurance can be given that desirable locations and acceptable leases can be obtained for new franchisees. The Company monitors franchisees' compliance with ongoing obligations on the basis of monthly revenue and ordered inventory reports. The Company's standard franchise agreement generally also grants the Company the right to audit the books and records of franchisees at any time. No assurance can be given, however, that all franchisees will operate their stores in accordance with the Company's operating guidelines and in compliance with all material provisions of the franchise agreement, and the failure of franchisees to so operate their stores could have a material adverse effect on the Company's business. The standard franchise agreement gives the Company the choice of seeking legal remedies, which could be time-consuming and expensive, and terminating the franchisee, which would diminish the Company's revenue until such time, if ever, as a new franchisee replaces the terminated franchisee. Franchisees are not required to purchase supplies or inventory from the Company.

     The standard franchise agreement further provides that a franchisee may have rights to an exclusive territory within which other franchised or Company-owned stores will not be set up or operated. The Company has discussed with ten West Coast Video(R) franchisees the terms on which twelve of the stores acquired in the Recent Acquisitions, which are located within such franchisees' exclusive territories, are to be integrated into the Company's system; possibilities include, but are not limited to, relocating such an acquired store or selling it to a third party, assisting the franchisee to relocate, granting the franchisee additional franchises or territorial or other rights, terminating the franchise, or including the franchisee's stores in the intended program of Company acquisitions of franchisees' stores described under "Business - Growth Strategy - Continue to Acquire West Coast Franchisee Stores." Through the date of this Prospectus, the Company has agreed to close two newly acquired stores, to extend the term of one franchise agreement by one year, to grant one franchisee a 50% rebate on one year's franchise fee and another franchisee a rebate of four months' franchise fees coupled with a reduction in the amount of a personal guaranty, to terminate two franchises and to purchase one franchised store. Discussions with the remaining three franchisees are continuing in regard to the possible relocation of one owned and operated store and the possible acquisition of three franchised stores. Furthermore, two of the stores to be acquired in the Prospective Acquisitions are located within existing franchisees' exclusive territories. The Company expects to discuss with such franchisees the terms on which the stores to be acquired are to be integrated into the Company's system. Although the Company does not expect that any such method of integration of such stores will have a material adverse effect, there can be no assurance in this regard.

     In addition, the Company is subject to the Federal Trade Commission's Trade Regulation Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" (the "FTC Franchise Rule") and state laws and regulations that govern the offer and sale of franchises. In order to offer and sell franchises, the Company is required by the FTC Franchise Rule to furnish each prospective franchisee a current franchise offering circular prior to the sale of a franchise. In addition, 13 states at present require a franchisor to comply with registration or filing requirements prior to offering a franchise in the state and to provide a prospective franchisee with a current franchise offering circular complying with the state's laws, prior to the sale of the franchise, and five other states require written notice prior to the offer of a franchise (collectively, the "Registration States"). The Company is currently registered in all of the Registration States, other than New York where an application is pending, and is currently entitled to sell franchises in all other states in compliance with the FTC Franchise Rule. The Company has submitted post-effective amendments in all Registration States, other than New York, to reflect its latest franchise offering. Violations of the FTC Franchise Rule and the franchise offering requirements of the Registration States could result in civil penalties against the Company and civil and criminal penalties against the executive officers of the Company. No assurance can be given that the Company will not be required to cease offering and selling franchises in certain states because of future changes in franchise laws or the Company's inability to comply with existing or future franchise laws or until its franchise offering circular is updated.

     This Prospectus does not constitute, and shall not be construed as, an offer to sell a West Coast Video(R) franchise. Such offers may be made only by an offering circular in compliance with state laws and the FTC Franchise Rule. The description of the franchises set forth in this Prospectus is not intended to be a complete description of the business of a franchisee of West Coast Franchising Company.

RELIANCE ON KEY PERSONNEL; EXPERIENCE OF MANAGEMENT

     The Company's operations are dependent on the continued efforts of T. Kyle Standley, its President and Chief Executive Officer, and its other key employees. If any of these individuals become unwilling or unable to continue their employment or association with the Company, or if the Company is unable to attract and retain other skilled employees, the Company's business could be materially and adversely affected. The Company does not currently maintain key man life insurance coverage on any of its executives. Certain key members of the Company's management group joined the Company upon consummation of the Public Offering. No Company executive had previous significant experience operating a company as large, in terms of stores or annual revenues, as the Company. See "Management."

CONTROL BY THE PRINCIPAL EXECUTIVES

     At October 1, 1996, Ralph W. Standley III and certain members of his family, including T. Kyle Standley, in the aggregate, beneficially owned 31.5% of the Company's outstanding Common Stock. As a result, these stockholders voting together are effectively able to elect a majority of the Company's directors and control the Company. These stockholders voting together could delay or prevent a change in control of the Company or a business combination involving the Company that is favored by other stockholders. See "-- Anti-Takeover Provisions," "Management," "Principal Stockholders" and "Description of Capital Stock."

ANTI-TAKEOVER PROVISIONS

     The Company's Board of Directors has the authority to issue up to 2,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"), in one or more series and to determine the price, rights, preferences and privileges of the shares of each such series without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of Preferred Stock that may be issued in the future. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change of control of the Company. In addition, certain provisions in the Company's Certificate of Incorporation, as amended, and Restated By-laws (the "By-laws") relating to supermajority stockholder approval of mergers and certain similar transactions, restrictions on calling special meetings of stockholders, restrictions on amendments to the By-laws and prohibitions against action by majority written consent of the stockholders may discourage or make more difficult any attempt by a person or group of persons to obtain control of the Company.

     In addition, the Company is subject to the anti-takeover provisions of
Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of a corporation's voting stock. See "Description of Capital
Stock -- Preferred Stock" and "-- Delaware Law and Certain Charter and By-Law Provisions." The provisions of Section 203 may have the effect of delaying or preventing changes in control or management of the Company, which could adversely affect the market price of the Company's Common Stock and deprive stockholders of an opportunity to receive a premium for their shares.

LIMITED TRADING HISTORY; POTENTIAL VOLATILITY OF STOCK PRICE

     The Company's Common Stock has traded on the Nasdaq National Market only since May 14, 1996. Prior to the Public Offering, there was no public market for the Common Stock. The initial public offering price was determined through negotiations between the Company and the representatives of the underwriters in the Public Offering. There can be no assurance that an active trading market will be sustained and no prediction can be made as to future trading prices.

     Under the pricing formula described in "Business-Prospective Acquisitions," the number of shares of Common Stock to be issued to the seller in each of the Prospective Acquisitions will be a function of trading prices prior to consummation of the Prospective Acquisition, subject to subsequent adjustment as therein described. Accordingly, no prediction can be made as to the number of shares of Common Stock to be issued or as to the dilutive effects of such issuance.

SPECIAL RISKS FOR PROSPECTIVE SELLERS

     The Company reserves the right to negotiate the final terms of the asset purchase agreements for the Prospective Acquisitions, which may vary from the summaries contained herein. The owners of the businesses to be acquired by the Company in the Prospective Acquisitions will not know the exact numbers of shares of Common Stock to be issued to them at the time that they enter into the definitive asset purchase agreement, unless the closing occurs shortly after signing the asset purchase agreement.

SHARES ELIGIBLE FOR FUTURE SALE

     The sale of a substantial number of shares of the Common Stock in the public market, or the perception that the sale of a substantial number of shares might occur, could have a material adverse effect on the prevailing market price of the Common Stock or the ability of the Company to raise capital through a public offering of its equity securities. At October 1, 1996, the Company had outstanding (assuming no exercise of the Warrant and no issuance of the Installment Shares) 12,083,683 shares of Common Stock, of which the 5,400,000 shares sold in the Public Offering are freely tradeable without restriction or further registration under the Securities Act, except for those shares held by "affiliates" (as defined in Rule 144 under the Securities Act) of the Company. An additional 13,624 shares issued in connection with a Recent Acquisition have been so registered, but are subject to contractual restrictions on transfer until April 1, 1997. None of the remaining 6,670,239 outstanding shares of Common Stock (collectively, the "Restricted Shares"), have been registered under the Securities Act, and they may be resold only upon registration under, or in compliance with an exemption from the registration requirements of, the Securities Act. Holders of 2,285,458 Restricted Shares will be eligible to sell such shares pursuant to Rule 144, as currently in effect, subject to the manner of sale, volume, notice and information requirements of Rule 144, beginning in February 1997, holders of 2,470,826 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 beginning in July 1997 and holders of 1,913,955 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 beginning in May 1998. The Securities and Exchange Commission has sought public comment on the advisability of shortening the applicable holding periods under Rule 144 by one year. If such a change in Rule 144 were to be effected, the respective dates set forth above would be February 1996 and July 1996 (each subject to certain lock-up agreements) and May 1997. The Company has granted to holders of Restricted Shares and the Warrant to purchase shares of Common Stock certain demand and piggyback registration rights. See "Description of Capital Stock -- Registration Rights," "Shares Eligible for Future Sale," "Management" and "Certain Transactions."

                            PROSPECTIVE ACQUISITIONS

     The Company has entered or expects to enter into definitive asset purchase agreements with 12 selling groups (collectively, the "Prospective Sellers") to acquire a total of 49 video specialty stores (including 19 stores owned by West Coast Video(R) franchisees) between November 1996 and May 1997 for aggregate consideration (excluding costs related to such Prospective Acquisitions, and subject to various adjustments and elections) of $26,107,089, which is expected to consist of $14,824,712 payable in cash and $11,282,377 payable in shares of Common Stock to be valued in accordance with the average of either the closing or bid and asked prices of Common Stock on Nasdaq over a 15 trading-day period ending one to three trading days before the closing date (approximately 1,035,836 shares if the formula price ranges from $10.69 to $11.00 per share, the range of formula prices which have been assumed for the purposes of the Unaudited Pro Forma Combined Condensed Financial Statements contained herein; if the range of formula prices is more or less than such amounts per share, the number of shares will be proportionately adjusted). The cash portion of the purchase price will be financed with borrowings under the Credit Facility and/or cash flow from operations. The terms of the Prospective Acquisitions were negotiated at arm's length.

     Stores to be Acquired. Set forth below is a brief description of the Prospective Acquisitions:

                                           NUMBER OF
                                           OWNED AND
          NAMES OF SELLER(S)            OPERATED STORES                   LOCATIONS
--------------------------------------  ---------------     --------------------------------------
Reel Entertainment, Inc.                                    Lafayette, Lake Charles and Hammond,
  ("Reel Entertainment")..............      3               Louisiana
First Choice Video, Inc. ("First                            Springfield and Urbana, Ohio
  Choice Video")......................      4
Ohio Entertainment Corp.                                    Dayton, Miamisburg, and Huber Heights,
  ("Ohio Entertainment")..............      5               Ohio
Wellesley Entertainment, Inc.                               Wellesley, Medford, Peabody,
  ("Wellesley Entertainment").........      6               Billerica, and Everett, Massachusetts
Franexco, Inc. and Great American                           Tappan, New York and Teaneck, Tenafly,
  Video Realty, Inc. ("Great                                Washington Township, Closter,
  American")..........................     10               Hackensack, Midland Park, Landing,
                                                            Morris Plains, and Fairlawn, New
                                                            Jersey
L.A. Video, Inc. ("LA Video").........      2               West Carrollton and Sidney, Ohio
Pottstown Video, Inc., Coventry Video,                      Pottstown, Coventry, Pennsburg,
  Inc., Pennsburg W.C. Video, Inc.,                         Shamokin, Berwick, Danville,
  Shamokin W.C. Video, Inc., Berwick                        Bloomsburg, Boyerstown, Audubon and
  W.C. Video, Inc., Danville W.C.                           Spring Ford, Pennsylvania
  Video, Inc., Bloomsburg W.C. Video,
  Inc., Family Country Video, Inc.,
  Audubon West Coast Video, Inc., and
  Spring Ford W.C. Video, Inc.
  ("Curran")*.........................     10
Broad & Park Video, Inc.                                    Trenton, New Jersey
  ("DeCaro")*.........................      1
Wright Turn Entertainment, Inc.,                            Miami Beach and Hollywood, Florida
  Wright Turn Entertainment II, Inc.,
  and Wright Turn Video, Inc.
  ("Weiss")*..........................      3
Dogwood Hill Enterprises, Inc.                              Richboro, Pennsylvania
  ("Knight")*.........................      1
Shree-Dutt Video, Inc.                                      Bala Cynwyd, Pennsylvania
  ("Patel")*..........................      1
Alex Jordan Corporation, Cochise                            Philadelphia and Sharon Hill,
  Corporation and Kyle David Corp.                          Pennsylvania
  ("Weisberg")*.......................      3
                                           --
          Total.......................     49
                                        ===========

---------------
* West Coast Video(R) franchisee

     The 49 stores typically range in size from 1,800 to 7,800 square feet and employ approximately 104 persons full-time and approximately 360 persons part-time. The leases for the stores generally do not vary in important respects from the typical lease for the Company's existing stores.

     Giving effect to the Prospective Acquisitions, the Company will have owned and operated or franchised stores in 24 states and three foreign countries.

     Consideration to be Paid. The following table sets forth the consideration to be paid for the stores to be acquired in connection with the Prospective Acquisitions. Total compensation is a fixed amount; the number of shares of Common Stock to be issued varies with the market price.

                                       CASH                       COMMON STOCK
         PROSPECTIVE           --------------------         ------------------------
           SELLER                AMOUNT        %(1)           AMOUNT            %(1)        TOTAL
         -----------           -----------     ----         -----------         ----     -----------
Reel Entertainment...........  $   900,000     70.6%        $   375,000         29.4%    $ 1,275,000(2)
First Choice Video...........    1,000,500     46.1%          1,170,906(3)(4)   53.9%      2,171,406(5)
Ohio Entertainment...........    2,605,000     53.7%          2,245,000(3)(6)   46.3%      4,850,000(5)
Wellesley Entertainment......    1,102,500     50.0%          1,102,500(7)      50.0%      2,205,000
Great American(10)...........    3,300,000     60.0%          2,200,000(9)      40.0%      5,500,000(5)
LA Video.....................      130,000     22.8%            440,000(3)(4)   77.2%        570,000(5)
Curran(5)....................    2,647,440     61.9%          1,628,293(7)      38.1%      4,275,733(10)
De Caro(5)...................      255,000     60.0%            170,000(7)      40.0%        425,000(10)
Weiss(5)(11)(12).............    1,620,000     60.0%          1,080,000(7)      40.0%      2,700,000(10)
Knight(5)....................      432,272     59.9%            288,928(7)      40.1%        721,200(10)
Patel(5).....................      178,750     55.0%            146,250(7)      45.0%        325,000(10)
Weisberg(5)..................      653,250     60.0%            435,500(7)      40.0%      1,088,750(10)
                               -----------                  -----------                  -----------
                               $14,824,712                  $11,282,377                  $26,107,089
                               ===========                  ===========                  ===========

---------------
 (1) Percentage of total consideration for each Prospective Acquisition represented by the cash component and by the stock component, respectively.

 (2) $300,000 of cash and $125,000 of stock, valued in accordance with the average closing price of Common Stock on Nasdaq over a 15-trading day period ending three trading days before the closing date, will be delivered at the closing of each of these three stores. These closings are currently expected to occur on or about December 2, 1996 and March 3 and May 1, 1997. The shares to be delivered at the three closings will be subject to restrictions on resale for three, six and three months, respectively. At its election, the Company may substitute cash for stock at any or all of the closings for the three stores.

 (3) The value of each share of stock for this purpose is the average of the bid and asked prices of a share of the Company's Common Stock on Nasdaq over a 15-day trading period ending one trading day before the closing date.

 (4) 40% of these shares will be delivered on the first anniversary of the closing date and the remaining 60% will be delivered 18 months after the closing date.

 (5) Subject to subsequent adjustment in certain cases based upon proration for rental prepayments, other prepaid expenses and certain assumed liabilities.

 (6) The shares to be issued to this seller can be resold only in accordance with the following schedule: one-third commencing six months after the closing date, an additional one-third commencing 12 months after the closing date, and an additional one-third commencing 18 months after the closing date.

 (7) The value of each share of stock for this purpose is the average of the closing prices of a share of the Company's Common Stock on Nasdaq over a 15-day trading period ending three trading days before the closing date. The shares to be issued to this seller can be resold only in accordance with the following schedule: 40% commencing 12 months after the closing date, and the balance commencing 18 months after the closing date.

 (8) $3,300,000 of cash and $2,200,000 of stock will be delivered on January 3, 1997.

 (9) The value of each share of stock for this purpose is the average of the closing prices of a share of the Company's Common Stock on Nasdaq over a 15-day trading period ending 3 trading days before the closing date. The shares to be issued to this seller may only be resold commencing 12 months after the closing date.

(10) Excludes a total of approximately $1,036,261 (11.1% of the purchase price payable to the sellers in these acquisitions), of which amount $829,009 is payable to the former owner of the WCEI Companies and $103,626 is payable to each of Jules E. Gardner and Kenneth R. Graffeo, two former executive officers of the WCEI Companies (who are now executive officers of the Company), pursuant to the terms of the acquisition by West Coast Franchising of the franchise-related operating assets of those companies in July 1995. See "Certain Transactions."

(11) $300,000 of cash will be delivered on the closing date. The balance of the cash will be delivered on or before November 15, 1996. On January 3, 1997, 40% of the shares will be delivered and the remaining 60% will be delivered on January 5, 1998.

(12) An executive officer of the Company, Donald Weiss, is a director of, and an investor in, this seller. See "Certain Transactions."

     Financial statements for certain of the Prospective Acquisitions are contained elsewhere in this Prospectus. Certain pro forma data contained in this Prospectus has been presented as of and for the Company's fiscal year ended January 31, 1996 and the six months ended July 31, 1996. Included in this data is financial data of such Prospective Sellers as of and for the year ended December 31, 1995 and the six months ended June 30, 1996.

     Puts and Calls on Additional Stores. In addition, to the Prospective Acquisitions, it is possible, but not yet probable, that the Company will acquire additional video specialty stores pursuant to the following arrangements.

     In August 1996 the Company entered into a cross purchase agreement with the sellers of the Picture Show chain (see "Business -- Recent Acquisitions"), under which such sellers have the right to require the Company to buy, and the Company has the right to require such sellers to sell, up to four additional stores operated or to be operated by such sellers. Such options are exercisable at specified times between August 1997 and October 2000. The purchase prices for such additional stores will be equal to 3.5 times their respective net operating cash flow (as defined) for specified periods and will be payable by delivery.

     For a description of certain puts and calls with respect to up to 31 franchised stores which are to be developed in the future under an area development agreement, see "Business -- Franchising."

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS YEAR ENDED JANUARY 31, 1996 AND SIX MONTHS ENDED JULY 31, 1996

     Pro Forma Recent Acquisitions. Substantially concurrently with the completion of the Public Offering of stock on May 17, 1996, the Company acquired in eleven Recent Acquisitions (the "May 1996 Acquisitions") 172 owned and operated video specialty stores, plus the rights of one acquired company as franchisor of an additional 20 franchised stores, for aggregate consideration of approximately $84.4 million, consisting of the following: $52.5 million in cash, approximately $24.6 million in shares of Common Stock (1.9 million shares valued for this purpose at the initial public offering price of $13.00 per share), approximately $4.7 million in acquisition costs and approximately $2.6 million in minimum contingent consideration (of which approximately $1.4 million and $1.2 million is to be paid in cash and stock, respectively). These Recent Acquisitions are accounted for using the purchase method of accounting.

     Between August 26 and October 1, 1996, the Company acquired in two other Recent Acquisitions (the "Pro Forma Fall 1996 Acquisitions") the assets of 19 owned and operated video specialty stores for approximately $13.1 million consisting of $7.9 million in cash and $4.7 million in shares of Common Stock (519,223 shares valued for this purpose at a price ranging from $9.113 to $9.177 per share) and approximately $0.5 million in Acquisition costs. A portion of the shares (427,047) associated with one of the Pro Forma Fall 1996 Acquisitions are to be issued in three equal installments (six, twelve and eighteen months from the Acquisition date) and the number of shares issuable will be adjusted in certain cases by the difference between the formula price on the acquisition date and the closing value of the Company's common stock on the issuance date. Any difference will be due and payable to the Seller, at the Company's option, in cash or additional common stock. See note 4 to the table which appears under "Business -- Recent Acquisitions -- Consideration Paid -- Fall 1996 Acquisitions." The Pro Forma Fall 1996 Acquisitions were accounted for as purchases and the Company recorded $11.6 million of related goodwill. Except as otherwise expressly indicated, the pro forma information contained herein includes financial data and other information about the Pro Forma Fall 1996 Acquisitions, as well as financial data and other information about the May 1996 Acquisitions, under the caption and defined term "Pro Forma Recent Acquisitions". The Fall 1996 Acquisitions included two Acquisitions of businesses (each of which owned and operated one video specialty store) which were excluded from the pro forma information as they were not material to the Unaudited Pro Forma Combined Condensed Financial Statements for the year ended January 31, 1996 and the six months ended July 31, 1996.

     Pro Forma Prospective Acquisitions. The Company expects to acquire the assets of 44 owned and operated video specialty stores that are described under "Prospective Acquisitions -- Stores to be Acquired" (the "Pro Forma Prospective Acquisitions"), for aggregate consideration (subject to subsequent adjustment) of $27.6 million, consisting of the following: $14.8 million in cash, $11.3 million in shares of Common Stock (approximately 988,449 shares at an assumed formula price as defined, ranging from $10.69 to $11.00 per share) and approximately $1.5 million in acquisition costs. The Pro Forma Prospective Acquisitions will be accounted for using the purchase method of accounting. The Prospective Acquisitions include two acquisitions of businesses (which in total own and operate four video specialty stores) whose results were not material and therefore are not included in the unaudited pro forma combined condensed financial statements for the year ended January 31, 1996 and the six months ended July 31, 1996.

     The following unaudited pro forma combined condensed financial statements reflect (i) the consummation of the Recent Acquisitions, (ii) the completion of the Public Offering at a purchase price of $13.00 per share and the application of the net proceeds therefrom, (iii) the borrowing of $14.2 million under the Credit Facility and the use of such funds to refinance approximately $3.1 million of previously existing indebtedness and pay approximately $11.1 million of the cash portion of the purchase price for the Recent Acquisitions, (iv) the assumed consummation of the Pro Forma Prospective Acquisitions on the terms described in this Prospectus and (v) the assumed borrowing of $13.6 million under the Credit Facility to pay the cash portion of the purchase price of the Pro Forma Prospective Acquisitions (collectively, the "Pro Forma Transactions"). The unaudited pro forma combined balance sheet at July 31, 1996 gives effect to the Pro Forma Transactions as if each had occurred at that date. The unaudited pro forma combined statements of operations for the year ended January 31, 1996 and six months ended July 31, 1996 give effect to the Pro Forma Transactions as if each had occurred at February 1, 1995.

     In the opinion of the Company's management, all adjustments necessary to present fairly such unaudited pro forma combined condensed financial statements have been made based on the terms and structure of the Pro Forma Transactions. In the opinion of the Company's management, the purchase prices have been preliminarily allocated to all significant tangible and intangible assets in accordance with APB 16 and the final allocation is not expected to differ materially from the allocation reflected in the unaudited pro forma combined condensed financial statements. In connection with the preliminary allocation of purchase prices, no value has been assigned to the various employment arrangements entered into between the Company and certain prior owners of the entities acquired. Such employment contracts were entered into with respect only to those prior owners who remain in the employment of the Company. Such contracts serve to identify the new or proposed salary arrangements with previous owners at competitive market rates. In assessing the value of non-competition arrangements, the Company considered the significant competitive pressure that now exists in all geographic markets and the fact that the industry is undergoing a significant consolidation by large operators with more economic substance which acts as a deterrent to others seeking to enter the market. Accordingly, the Company does not believe these arrangements possess any significant value. The Company believes, however, that changes in the composition of the assets acquired and the liabilities assumed in connection with the Recent Acquisitions and the Pro Forma Prospective Acquisitions will occur due to changes in the ordinary course of business of the video specialty stores acquired; however, the terms of the agreements relating to the Recent Acquisitions and the Pro Forma Prospective Acquisitions provide that operations of these stores are to continue in the ordinary course of business until the date of their acquisition. Therefore, the Company believes any related change in adjustments should not be material to the unaudited pro forma combined condensed financial statements.

     The unaudited pro forma combined condensed financial statements do not purport to represent what the Company's results of operations or financial position would actually have been had the Pro Forma Transactions occurred on either of the dates set forth above or to project the Company's results of operations for any future period.

     The unaudited pro forma financial information should be read in connection with the accompanying notes, the historical financial statements and notes thereto of the Company, certain of the sellers of the 191 stores in the Pro Forma Recent Acquisitions (the "Sellers"), and certain of the sellers of the 44 stores to be acquired in the Pro Forma Prospective Acquisitions, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JULY 31, 1996
                                 (IN THOUSANDS)

                                                      PRO FORMA         PRO FORMA
                                                       RECENT          PROSPECTIVE      PRO FORMA        COMPANY
                                      WEST COAST   ACQUISITIONS(1)   ACQUISITIONS(1)   ADJUSTMENTS     PRO FORMA(2)
                                      ----------   ---------------   ---------------   -----------     ------------
                                                      ASSETS
Current assets:
  Cash..............................   $  2,335        $   622           $   606        $  (1,202)(3)
                                                                                           23,339(4)
                                                                                          (23,439)(5)    $  2,261
  Accounts and other receivables....      1,470              2                75                            1,547
  Merchandise inventories...........      2,752             20               249                            3,021
  Prepaid expenses and other current
    assets..........................        841              0             4,225           (4,130)(3)         936
                                       --------           ----            ------          -------        --------
    Total current assets............      7,398            644             5,155           (5,432)          7,765
Videocassette rental inventory,
  net...............................     15,265          1,332             3,807           (1,115)(5)      19,289
Furnishings, equipment and leasehold
  improvements, net.................      6,091            565             1,885                            8,541
Other assets........................      1,541            134               496              (63)(3)       2,108
Intangible assets...................     77,197            123                88           32,336(5)
                                                                                             (210)(3)     109,534
                                       --------           ----            ------          -------        --------
    Total assets....................   $107,492        $ 2,798           $11,431        $  25,516        $147,237
                                       ========           ====            ======          =======        ========
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term
    debt............................   $     23        $     0           $ 1,049        $  (1,049)(3)    $     23
  Accounts payable..................      7,947            902             1,639           (1,936)(3)       8,552
  Accrued expenses and other
    liabilities.....................      6,069            179               827             (852)(3)       6,223
  Income taxes......................      1,314              0                37              (37)(3)       1,314
  Advances from stockholders........          0            707               330           (1,037)(3)          --
                                       --------           ----            ------          -------        --------
    Total current liabilities.......     15,353          1,788             3,882           (4,911)         16,112
  Deferred tax liability............        447              0                51              (51)(3)         447
  Long-term debt....................      4,502              0             1,799           (1,799)(3)
                                                                                           23,339(4)       27,841
  Other long-term liabilities.......         48            211               305             (389)(3)         175
                                       --------           ----            ------          -------        --------
    Total liabilities...............     20,350          1,999             6,037           16,189          44,575
Stockholders' equity:
Common stock........................        121            157               227             (369)(5)         136
Preferred stock.....................         --             --                --               --              --
Additional paid-in capital..........     86,397            227             1,381            1,483(3)
                                                                                           12,414(5)      101,902
Treasury stock......................          0           (304)              (81)             385(5)           --
Loans to stockholders...............          0            (62)                0               62(3)           --
Accumulated surplus (deficit).......        624            781             3,867           (4,648)(5)         624
                                       --------           ----            ------          -------        --------
    Total stockholders' equity......     87,142            799             5,394            9,327         102,662
                                       --------           ----            ------          -------        --------
    Total liabilities and
      stockholders' equity..........   $107,492        $ 2,798           $11,431        $  25,516        $147,237
                                       ========           ====            ======          =======        ========

See accompanying Notes to Unaudited Pro Forma Combined Condensed Balance Sheet.

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 JULY 31, 1996

(1) Pro Forma Recent Acquisitions and Pro Forma Prospective Acquisitions include the following (in thousands):

                                                     VIDEOCASSETTE
                                         CURRENT        RENTAL          TOTAL        CURRENT          TOTAL
                                         ASSETS        INVENTORY       ASSETS      LIABILITIES     LIABILITIES
                                         -------     -------------     -------     -----------     -----------
(A) PRO FORMA RECENT ACQUISITIONS (PRO
  FORMA FALL 1996 ACQUISITIONS):
  JJ Video, Inc., Picture Show Video,
     Inc., Picture Show
     Video-Gardenside, Inc., Picture
     Show Video #4, Inc., and Picture
     Show Video-Winchester, Inc. ......  $    69        $   360        $   702       $   970         $   970
                                          ------         ------        -------        ------          ------
  Large Corporation, Lyndhurst Video,
     Inc., Kearny Video, Inc., New
     Milford Video, Inc., Hillside
     Video, Inc., Hack Video, Inc.,
     Bell Video, Inc., Bergen Video,
     Inc., Harris Video, Inc., Rahway
     Video, Inc., Wall Video, Inc.,
     Mont Video, Inc., Super Video of
     Park Ridge, Inc., Emerson Video,
     LLC, and Super Video Mgt. Co. ....      575            972          2,096           818           1,029
                                          ------         ------        -------        ------          ------
TOTAL PRO FORMA FALL 1996
  ACQUISITIONS.........................  $   644        $ 1,332        $ 2,798       $ 1,788         $ 1,999
                                          ======         ======        =======        ======          ======
(B) PRO FORMA PROSPECTIVE ACQUISITIONS:
  5 UNAFFILIATED SELLING GROUPS:
     L.A. Video, Inc. .................  $    10        $   298        $   381       $   116         $   260
                                          ------         ------        -------        ------          ------
     First Choice Video, Inc. .........      100            509            785           306             373
                                          ------         ------        -------        ------          ------
     Ohio Entertainment Corporation....      286            515          1,118           405             580
                                          ------         ------        -------        ------          ------
     Franexco, Inc. and Affiliate......    4,031            231          4,986         1,037           1,216
                                          ------         ------        -------        ------          ------
     Wellesley Entertainment, Inc. ....        9            497            834           945           1,327
                                          ------         ------        -------        ------          ------
WEST COAST FRANCHISEES:
  AFFILIATED GROUP-WEISS:
     Wright Turn Video, Inc. ..........       23            118            374           185             341
     Wright Turn Entertainment,
       Inc. ...........................      202            162            395            99              99
     Wright Turn Entertainment-II,
       Inc. ...........................       33            136            206            86             212
                                          ------         ------        -------        ------          ------
                                             258            416            975           370             652
                                          ------         ------        -------        ------          ------
AFFILIATED GROUP-CURRAN:
     Coventry Video, Inc. and Pottstown
       Video, Inc. ....................      133            112            308           205             307
     Curran, Skypala, Zimmerman W.C.
       Video Group.....................      210            522          1,084           402             966
                                          ------         ------        -------        ------          ------
                                             343            634          1,392           607           1,273
                                          ======         ======        =======        ======          ======
UNAFFILIATED FRANCHISEES:
  Dogwood Hill Enterprises, Inc. ......       33            195            250            49             123
                                          ------         ------        -------        ------          ------
  Alex Jordon, Cochise Corp. and Klye
     David Corp. ......................       57            306            455            45              45
                                          ------         ------        -------        ------          ------
  Broad and Park Video, Inc. ..........       28            206            255             2             188
                                          ------         ------        -------        ------          ------
          TOTAL PRO FORMA PROSPECTIVE
            ACQUISITIONS...............  $ 5,155        $ 3,807        $11,431       $ 3,882         $ 6,037
                                          ======         ======        =======        ======          ======

     See Index to Consolidated Financial Statements set forth in this Registration Statement for cross-reference to historical financial statements of certain of the Sellers.

(2) See the introductory paragraphs under "Unaudited Pro Forma Combined Condensed Financial Statements."

(3) Reflects the elimination of certain assets and liabilities of certain Sellers which, in accordance with the various purchase and sale agreements, was not acquired by the Company, as follows (in thousands):

        Cash.......................................................  $1,202
        Prepaid expenses and other current assets..................   4,130
        Other assets...............................................      63
        Intangible Assets..........................................     210
                                                                     ------
                  Total assets not acquired........................             $5,605
                                                                                ------
        Accounts payable...........................................  $1,936
        Accrued expenses and other liabilities.....................     852
        Income taxes payable.......................................      37
        Current portion of long-term debt..........................   1,049
        Advances from stockholders.................................   1,037
        Deferred tax liability.....................................      51
        Long-term debt.............................................   1,799
        Other long-term liabilities................................     389
                                                                     ------
                  Total liabilities not acquired...................             $7,150
                                                                                ------
                  Net liabilities not acquired.....................             $1,545
                                                                                ======

     The increase of additional paid-in capital of $1.49 million reflects the $1.55 million of net liabilities not acquired less the elimination of loans to stockholders in the amount of $0.06 million.

(4) Reflects the increase in borrowing under the Credit Facility to finance a portion of the purchase price of the Pro Forma Fall 1996 Acquisitions and the Pro Forma Prospective Acquisitions.

(5) Reflects (i) the allocation of purchase price paid in connection with the Acquisitions based on the fair value of the assets and liabilities acquired and (ii) the elimination of historical stockholders' equity relating to the entities acquired in connection with the Pro Forma Fall 1996 Acquisitions and Pro Forma Prospective Acquisitions. The purchase price paid in connection with the Pro Forma Fall 1996 Acquisitions and Pro Forma Prospective Acquisitions is $39.0 million, which consists of: $21.4 million in cash, $15.6 million in Common Stock (1,507,672 shares valued at a price ranging from $9.113 to $11.00 per share) and $2.0 million in acquisition costs (of which $0.1 million had been accrued at July 31, 1996). The pro forma effect of these transactions is as follows (in thousands):

        Cash portion of purchase price...........................  $21,405
                  Fees and expenses paid prior to July 31,
                    1996.........................................    2,034
                                                                   -------
          Net cash change........................................              $23,439
                                                                               =======

At July 31, 1996, other assets included $0.1 million of the unpaid fees and expenses associated with the Acquisitions.

     The allocation of purchase price is as follows (in thousands):

                                                    HISTORICAL VALUE       FAIR       PRO-FORMA
                                                      OF NET ASSETS        VALUE      NET ASSETS
                                                        ACQUIRED        ADJUSTMENT     ACQUIRED
                                                    -----------------   -----------   ----------
     Cash.........................................       $    26                       $     26
     Accounts receivable..........................            77                             77
     Merchandise inventories......................           269                            269
     Prepaid expenses.............................           102                            102
     Videocassette rental inventory...............         5,139           (1,115)        4,024
     Furnishings, equipment and leasehold
       improvements, net..........................         2,450                          2,450
     Other assets.................................           567                            567
     Goodwill.....................................            --           32,336        32,336
                                                          ------          -------       -------
          Total...................................       $ 8,630          $31,221      $ 39,851
     Accounts payable.............................       $   605                       $    605
     Accrued expenses and other liabilities.......           161                            161
     Other long-term liabilities..................           127                            127
                                                          ------          -------       -------
          Total liabilities.......................       $   893               --      $    893
                                                          ------          -------       -------
     Total........................................       $ 7,737          $31,221      $ 38,958
                                                          ======          =======       =======

     These transactions had the following effect on stockholders' equity (in thousands):

                                                            ADDITIONAL
                                                  COMMON      PAID-IN     TREASURY    RETAINED
                                                   STOCK      CAPITAL       STOCK     EARNINGS
                                                  -------   -----------   ---------   ---------
     Elimination of historical stockholders'
       equity...................................   $(384)    $  (1,608)     $ 385      $(4,648)
     Elimination of historical stockholder's
       equity reflected in note(3)..............                (1,483)
     Shares issued as partial consideration for
       Acquisitions.............................      15        15,505
                                                   -----      --------       ----      -------
     Net changes in stockholders' equity........   $(369)    $  12,414      $ 385      $(4,648)
                                                   =====      ========       ====      =======

     UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS(1)(2)
       YEAR ENDED JANUARY 31, 1996 AND THE SIX MONTHS ENDED JULY 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         YEAR ENDED JANUARY 31, 1996(3)
                                                ---------------------------------------------------------------------------------
                                                                      HISTORICAL
                                                -------------------------------------------------------
                                                                             PRO FORMA      PRO FORMA
                                                 WEST           PRIOR          RECENT      PROSPECTIVE     PRO FORMA     COMPANY
                                                COAST        ACQUISITIONS   ACQUISITIONS   ACQUISITIONS   ADJUSTMENTS   PRO FORMA
                                                ------       ------------   ------------   ------------   -----------   ---------
Revenues:
  Rental revenues.............................  $9,209          $    0        $ 65,032       $ 15,033       $  (927)    $ 88,347
  Franchise fees..............................   3,211           3,260           1,475              0        (2,036)       5,910
  Merchandise and other sales.................   2,299             502          10,384          2,629           (54)      15,760
                                                ------          ------         -------         ------       -------      -------
    Total revenue.............................  14,719           3,762          76,891         17,662        (3,017)(4)  110,017
Operating costs and expenses:
  Store operating costs.......................   6,234               0          37,020          8,785        (5,135)(5)   46,904
  Cost of goods sold..........................   1,384             622           9,271          1,343        (2,722)(6)    9,898
  Amortization of videocassette and video game
    rental inventory..........................   1,972               0          17,683          4,699        (3,316)(7)   21,038
  General and administrative..................   3,659           2,728           9,002          2,208        (1,849)(8)   15,748
  Intangible amortization.....................     254               0              67             62         5,315(9)     5,698
                                                ------          ------         -------         ------       -------      -------
    Total operating costs/expenses............  13,503           3,350          73,043         17,097        (7,707)      99,286
                                                ------          ------         -------         ------       -------      -------
Operating income..............................   1,216             412           3,848            565         4,690       10,731
Interest expense..............................     640             213             649            203           255(10)    1,960
Other, net....................................       0               0            (764)          (481)          281(11)     (964)
                                                ------          ------         -------         ------       -------      -------
Income before provision for income taxes and
  extraordinary item..........................     576             199           3,963            843         4,154        9,735
Income taxes..................................     242               0             571             51         3,468(12)    4,332
                                                ------          ------         -------         ------       -------      -------
Income before extraordinary item..............  $  334          $  199        $  3,392       $    792       $   686     $  5,403
                                                ======          ======         =======         ======       =======      =======
Pro forma income before extraordinary item per
  share.......................................  $ 0.06(13)                                                              $   0.39(14)
                                                ======                                                                   =======

                                                                   SIX MONTHS ENDED JULY 31, 1996(3)
                                                  -------------------------------------------------------------------
                                                                 HISTORICAL
                                                  -----------------------------------------
                                                                 PRO FORMA      PRO FORMA
                                                   WEST            RECENT      PROSPECTIVE     PRO FORMA     COMPANY
                                                   COAST        ACQUISITIONS   ACQUISITIONS   ADJUSTMENTS   PRO FORMA
                                                  -------       ------------   ------------   -----------   ---------
Revenues:
  Rental revenues...............................  $17,371         $ 23,233        $8,478        $  (319)     $48,763
  Franchise fees................................    2,310              115             0           (602)       1,823
  Merchandise and other sales...................    2,718            3,784         1,303            (13)       7,792
                                                  -------          -------        ------        -------      -------
    Total revenue...............................   22,399           27,132         9,781           (934)(4)   58,378
Operating costs and expenses:
  Store operating costs.........................    9,004           12,626         4,934         (1,849)(5)   24,797
  Cost of goods sold............................    1,787            3,205           699         (1,202)(6)    4,489
  Amortization of videocassette and video game
    rental inventory............................    3,204            5,767         2,822           (675)(7)   11,118
  General and administrative....................    4,688            2,679         1,116           (334)(8)    8,149
  Intangible amortization.......................      989               34            28          1,818(9)     2,869
                                                  -------          -------        ------        -------      -------
    Total operating costs/expenses..............   19,672           24,313         9,599         (2,242)      51,422
                                                  -------          -------        ------        -------      -------
Operating income................................    2,727            2,819           182          1,308        6,956
Interest expense................................      508              196           108            302(10)    1,116
Other, net......................................      (68)             180          (157)           108(11)      (17)
                                                  -------          -------        ------        -------      -------
Income before provision for income taxes and
  extraordinary item............................    2,287            2,441           231            898        5,857
Income taxes....................................    1,003              383            (3)         1,206        2,589
                                                  -------          -------        ------        -------      -------
Income before extraordinary item................  $ 1,284         $  2,058        $  234        $  (308)     $ 3,268
                                                  =======          =======        ======        =======      =======
Pro forma income before extraordinary item per
  share.........................................  $  0.16(13)                                                $  0.24(14)
                                                  =======                                                    =======

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                       CONDENSED STATEMENTS OF OPERATIONS

(1) Pro Forma Recent Acquisitions and Pro Forma Prospective Acquisitions include the following historical financial data for the year ended January 31, 1996 (in thousands):

                                                                                  OPERATING    NET
                                                    RENTAL     OTHER     TOTAL     INCOME     INCOME
                                                    REVENUE   REVENUE   REVENUE    (LOSS)     (LOSS)
                                                    -------   -------   -------   ---------   ------
(A) PRO FORMA RECENT ACQUISITIONS
(I) PRO FORMA MAY 1996 ACQUISITIONS:
PALMER CORPORATION AND SUBSIDIARIES (Unaudited).... $17,297   $ 6,067   $23,364    $  (166)   $  233
                                                    -------   -------   -------     ------    ------
RED GIRAFFE:
  American Video, Inc. and Red Giraffe Video,
     Inc...........................................   8,557       987     9,544        631       482
  Lancaster Group, Inc.............................   1,239       189     1,428         39         6
                                                    -------   -------   -------     ------    ------
                                                      9,796     1,176    10,972        670       488
                                                    -------   -------   -------     ------    ------
MASSACHUSETTS FRANCHISEES:
  New Age Entertainment, Inc. .....................   3,592       405     3,997         12       (43)
  HB Associates, Inc...............................   2,381       374     2,755         29        (5)
  Best Entertainment, Inc..........................   1,327       225     1,552        271       270
  Video Innovators, Inc............................     774        73       847         69        29
                                                    -------   -------   -------     ------    ------
                                                      8,074     1,077     9,151        381       251
                                                    -------   -------   -------     ------    ------
5 OTHER UNAFFILIATED SELLING GROUPS:
  A-Z Video Systems, Inc. (Unaudited)..............   3,382       178     3,560        213        21
                                                    -------   -------   -------     ------    ------
  Showtime, Inc....................................   3,475       436     3,911        (56)      (63)
                                                    -------   -------   -------     ------    ------
  Video Giant, Inc.................................   4,906       305     5,211        189       110
                                                    -------   -------   -------     ------    ------
VIDEO VIDEO:
  Video Video of Parsippany, Inc., Video Video of
     Chatham, Inc. and Video Video Management
     Corporation (Unaudited).......................   1,078       202     1,280          3       (50)
  Video Video of Westfield, Inc. (Unaudited).......     706       140       846        (91)     (114)
                                                    -------   -------   -------     ------    ------
                                                      1,784       342     2,126        (88)     (164)
                                                    -------   -------   -------     ------    ------
VIDEOLAND:
  Anthony Cocca's Videoland, Inc...................   3,999       484     4,483        532       514
  Vidko, Inc. (Unaudited)..........................     522        27       549        135       135
  Kobie-Co Movie Outlet............................   2,637       306     2,943        499       481
                                                    -------   -------   -------     ------    ------
                                                      7,158       817     7,975      1,166     1,130
                                                    -------   -------   -------     ------    ------
          Total Pro Forma May, 1996 Acquisitions... $55,872   $10,398   $66,270    $ 2,309    $2,006
                                                    -------   -------   -------     ------    ------
(II) PRO FORMA FALL, 1996 ACQUISITIONS:
PICTURE SHOW:
  JJ Video, Inc., Picture Show Video, Inc., Picture
     Show Video-Gardenside, Inc., Picture Show
     Video #4, Inc., and Picture Show
     Video-Winchester, Inc.........................   1,886       177     2,063        275       188
                                                    -------   -------   -------     ------    ------
SUPER VIDEO:
  Large Corporation, Lyndhurst Video Inc., Kearny
     Video Inc., New Milford Video Inc., Hillsdale
     Video Inc., Hack Video Inc., Bell Video Inc.,
     Bergen Video Inc., Harris Video Inc., Rahway
     Video Inc., Wall Video Inc., Mont Video Inc.,
     Super Video of Park Ridge, Inc., Emerson Video
     LLC and Super Video Mgt. Co...................   7,274     1,284     8,558      1,264     1,198
                                                    -------   -------   -------     ------    ------
Total Pro Forma Fall Acquisitions.................. $ 9,160   $ 1,461   $10,621    $ 1,539    $1,386
                                                    -------   -------   -------     ------    ------
TOTAL PRO FORMA RECENT ACQUISITIONS................ $65,032   $11,859   $76,891    $ 3,848    $3,392
                                                    =======   =======   =======     ======    ======

                                                                                  OPERATING    NET
                                                    RENTAL     OTHER     TOTAL     INCOME     INCOME
                                                    REVENUE   REVENUE   REVENUE    (LOSS)     (LOSS)
                                                    -------   -------   -------   ---------   ------
(B) PRO FORMA PROSPECTIVE ACQUISITIONS:
5 UNAFFILIATED SELLING GROUPS:
  L.A. Video Inc...................................     439        49       488         90        71
                                                    -------   -------   -------     ------    ------
  First Choice Video, Inc..........................   1,618       196     1,814        134        96
                                                    -------   -------   -------     ------    ------
  Ohio Entertainment Corporation...................   1,843       166     2,009        209       213
                                                    -------   -------   -------     ------    ------
  Franexco, Inc. and Affiliate.....................   2,687       500     3,187        (80)      264
                                                    -------   -------   -------     ------    ------
  Wellesley Entertainment, Inc.....................   1,956       700     2,657        (71)     (117)
                                                    -------   -------   -------     ------    ------
WEST COAST FRANCHISES:
AFFILIATED GROUP-WEISS:
  Wright Turn Video, Inc...........................     437        75       512         31       (26)
  Wright Turn Entertainment, Inc...................     707        66       773        (47)       (5)
  Wright Turn Entertainment-II, Inc................     480       108       588        (53)      (53)
                                                    -------   -------   -------     ------    ------
                                                      1,624       249     1,873        (69)      (84)
AFFILIATED GROUP-CURRAN:
  Coventry Video, Inc. and Pottstown Video, Inc....     605        83       688        (34)       12
  Curran, Skypala, Zimmerman, W.C. Video Group.....   2,280       364     2,644        295       264
                                                    -------   -------   -------     ------    ------
                                                      2,885       447     3,332        261       276
UNAFFILIATED FRANCHISES:
  Dogwood Hill Enterprises, Inc....................     511        74       584         54        38
                                                    -------   -------   -------     ------    ------
  Alex Jordan, Cochise Corp. and Kyle David
     Corp..........................................     998       214     1,212         27        27
                                                    -------   -------   -------     ------    ------
  Broad and Park Video, Inc........................     472        34       506         10         8
                                                    -------   -------   -------     ------    ------
                                                      1,980       322     2,302         91        73
                                                    -------   -------   -------     ------    ------
TOTAL PRO FORMA PROSPECTIVE ACQUISITIONS            $15,033   $ 2,629   $17,662    $   565    $  792
                                                    =======   =======   =======     ======    ======

---------------
Included within Other Revenue, which consists primarily of merchandise revenue, is royalty and advertising income of $1,446 relating to Palmer Corporation and $29 relating to American Video, Inc. and Red Giraffe Video, Inc.

See historical financial statements of certain Pro Forma Recent Acquisitions and Pro Forma Prospective Acquisitions contained elsewhere in this Prospectus.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                       CONDENSED STATEMENTS OF OPERATIONS

(1) Pro Forma Recent Acquisitions and Pro Forma Prospective Acquisitions include the following unaudited historical financial data for the six month period ended July 31, 1996 (in thousands):

                                                                                  OPERATING     NET
                                                    RENTAL     OTHER     TOTAL     INCOME     INCOME
                                                    REVENUE   REVENUE   REVENUE    (LOSS)     (LOSS)
                                                    -------   -------   -------   ---------   -------
(A) PRO FORMA RECENT ACQUISITIONS:
(I) PRO FORMA MAY, 1996 ACQUISITIONS:
PALMER CORPORATION AND SUBSIDIARIES:............... $ 5,469   $1,584    $ 7,052    $   814    $   121
                                                    -------   ------    -------     ------      -----
RED GIRAFFE:
  American Video, Inc. and Red Giraffe Video,
     Inc...........................................   2,686      260      2,946        164         94
  Lancaster Group, Inc. ...........................     354       53        407         11          2
                                                    -------   ------    -------     ------      -----
                                                      3,040      313      3,353        175         96
                                                    -------   ------    -------     ------      -----
MASSACHUSETTS FRANCHISEES:
  New Age Entertainment, Inc.......................   1,283      125      1,407         81         54
  HB Associates, Inc...............................     814      121        936        168        172
  Best Entertainment, Inc..........................     437       74        510        167        174
  Video Innovators, Inc............................     307       47        355        (13)        (7)
                                                    -------   ------    -------     ------      -----
                                                      2,841      367      3,208        403        393
                                                    -------   ------    -------     ------      -----
3 OTHER UNAFFILIATED SELLING GROUPS:
  A-Z Video Systems, Inc...........................   1,136       50      1,188        252        154
                                                    -------   ------    -------     ------      -----
  Showtime, Inc....................................   1,115      158      1,272         (9)       (12)
                                                    -------   ------    -------     ------      -----
  Video Giant, Inc. ...............................   1,511      160      1,671       (555)      (346)
                                                    -------   ------    -------     ------      -----
VIDEO VIDEO:
  Video Video of Parsippany, Inc., Video Video of
     Chatham, Inc. and Video Video Management
     Corporation...................................     353       61        414         35          4
  Video Video of Westfield, Inc....................     204       32        236         11        (10)
                                                    -------   ------    -------     ------      -----
                                                        557       93        650         46         (6)
                                                    -------   ------    -------     ------      -----
VIDEOLAND:
  Anthony Cocca's Videoland, Inc...................   1,633       66      1,699        345        355
  Vidko, Inc.......................................     175        9        184         65         67
  Kobie-Co Movie Outlet............................     859       95        954        227        226
                                                    -------   ------    -------     ------      -----
                                                      2,667      170      2,837        637        648
                                                    -------   ------    -------     ------      -----
Total Pro Forma May, 1996 Acquisitions............. $18,336   $2,895    $21,231    $ 1,763    $ 1,048
                                                    -------   ------    -------     ------      -----
(II) PRO FORMA FALL ACQUISITIONS:
PICTURE SHOW:
JJ Video, Inc., Picture Show Video, Inc., Picture
  Show Video-Gardenside Inc., Picture Show Video #
  4, Inc., and Picture Show Video-Winchester,
  Inc..............................................     936       75      1,011        126        126
                                                    -------   ------    -------     ------      -----
SUPER VIDEO:
Large Corporation, Lyndhurst Video Inc., Kearny
  Video Inc., New Milford Video Inc., Hillsdale
  Video Inc., Hack Video Inc., Bell Video Inc.,
  Bergen Video Inc., Harris Video Inc., Rahway
  Video Inc., Wall Video Inc., Mont Video Inc.,
  Super Video of Park Ridge, Inc., Emerson Video
  LLC and Super Video Mgt. Co......................   3,961      929      4,890        930        884
                                                    -------   ------    -------     ------      -----
Total Pro Forma Fall 1996 Acquisitions:............ $ 4,897   $1,004    $ 5,901    $ 1,056    $ 1,010
                                                    -------   ------    -------     ------      -----
TOTAL PRO FORMA RECENT ACQUISITIONS................ $23,233   $3,899    $27,132    $ 2,819    $ 2,058
                                                    =======   ======    =======     ======      =====

                                                                                  OPERATING     NET
                                                    RENTAL     OTHER     TOTAL     INCOME     INCOME
                                                    REVENUE   REVENUE   REVENUE    (LOSS)     (LOSS)
                                                    -------   -------   -------   ---------   -------
(B) PRO FORMA PROSPECTIVE ACQUISITIONS:
  5 UNAFFILIATED SELLING GROUPS:
     L.A. Video, Inc............................... $   321   $   36    $   357    $    74    $    64
                                                    -------   ------    -------     ------      -----
     First Choice Video, Inc.......................     846      102        948        (30)       (14)
                                                    -------   ------    -------     ------      -----
     Ohio Entertainment Corporation................   1,366      151      1,517        371        370
                                                    -------   ------    -------     ------      -----
     Franexco, Inc. and Affiliate..................   1,780      318      2,098       (376)      (227)
                                                    -------   ------    -------     ------      -----
     Wellesley Entertainment, Inc..................     995      286      1,281          2        (16)
                                                    -------   ------    -------     ------      -----
WEST COAST FRANCHISEES:
AFFILIATED GROUP WEISS:
  Wright Turn Video, Inc...........................     230       40        270         31         11
  Wright Turn Entertainment, Inc...................     331       34        365         99         24
  Wright Turn Entertainment-II, Inc................     230       49        279         (5)        (5)
                                                    -------   ------    -------     ------      -----
                                                        791      123        914        125         30
                                                    -------   ------    -------     ------      -----
AFFILIATED GROUP-CURRAN:
  Coventry Video, Inc. and Pottstown Video, Inc....     252       28        280        (68)       (47)
  Curran, Skypale, Zimmerman W.C. Video Group......   1,178      113      1,291         77         71
                                                    -------   ------    -------     ------      -----
                                                      1,430      141      1,571          9         24
UNAFFILIATED FRANCHISES:
  Dogwood Hill Enterprises, Inc....................     253       28        281         19         15
                                                    -------   ------    -------     ------      -----
  Alex Jordan, Cochise Corp. and Kyle David
     Corp..........................................     472      100        572        (15)       (15)
                                                    -------   ------    -------     ------      -----
  Broad and Park Video, Inc........................     224       18        242          3          3
                                                    -------   ------    -------     ------      -----
TOTAL PRO FORMA PROSPECTIVE ACQUISITIONS........... $ 8,478   $1,303    $ 9,781    $   182    $   234
                                                    =======   ======    =======     ======      =====

---------------

Included within Other Revenue, which consists primarily of merchandise revenue, is royalty and advertising income of $394 relating to Palmer Corporation and $8 relating to American Video, Inc. and Red Giraffe Video, Inc.

See Index to Consolidated Financial Statements set forth in this Prospectus for cross-reference to historical financial statements.

(2) See the introductory paragraphs under "Unaudited Pro Forma Combined Condensed Financial Statements."

(3) West Coast includes the historical results of operations of the Company. Prior Acquisitions include the results of operations of the WCEI Companies prior to the acquisition thereof by the Company. Pro Forma Recent Acquisitions and Pro Forma Prospective Acquisitions include the historical results of operations of the Sellers.

                                                                       YEAR ENDED       SIX MONTHS
                                                                       JANUARY 31,         ENDED
                                                                          1996         JULY 31,1996
                                                                        PRO FORMA        PRO FORMA
                                                                       ADJUSTMENTS      ADJUSTMENTS
                                                                     ---------------   -------------
 (4)   Adjustment consists of the following (in thousands):
       a.  To record the elimination of franchisee fees recorded by the WCEI Companies received from the Massachusetts
           Franchisees, as such amounts will be considered
           intercompany transactions upon acquisition................     $   915         $   331
       b.  To eliminate rental revenues ($927 for the year ended
           January 31, 1996, and $319 for the six months ended July 31,
           1996) and merchandise sales ($54 for the year ended
           January 31, 1996 and $13 for the six months ended July 31,
           1996) included in the historical financial statements of
           certain Sellers relating to stores not being acquired
           pursuant to the Pro Forma Recent Acquisitions.............         981             332
       c.  To conform the classification used by a Seller for
           advertising reimbursements with those used by the Company (see
           corresponding adjustments 5(f) and 6(b)). ................       1,121             271
                                                                          -------         -------
                                                                          $ 3,017         $   934
                                                                          =======         =======
 (5)   Adjustment consists of the following (in thousands):
       a.  To record the elimination of franchisee fees paid by the
           Massachusetts Franchisees to the WCEI Companies, as such
           amounts will be considered intercompany transactions upon
           acquisition...............................................     $   915         $   331
       b.  To record the change in historical compensation, including fringe benefits related to owners of certain Sellers. (In
           negotiating the Pro Forma Recent Acquisitions and the Pro
           Forma Prospective Acquisitions, employment agreements were entered into in those specific instances where an owner
           was to be retained. In all other situations, the asset
           purchase agreements specifically exclude employment
           reference as such individuals will not be employed by the
           Company. The net adjustment includes $1,468 for the year
           ended January 31, 1996 and $630 for the six months ended
           July 31, 1996 related to those owners to be retained, at
           lower compensation levels, and $1,225 for the year ended
           January 31, 1996 and $536 for the six months ended July
           31, 1996 related to those owners not to be retained.) ....       2,693           1,165
       c.  To eliminate store operating costs included in the
           historical financial statements of the Sellers relating to stores not acquired in association with the Pro Forma
           Recent Acquisitions.......................................         953             373
       d.  To record the reduction in depreciation expense as a
           result of depreciating the acquired furnishings, equipment and leasehold improvements over their estimated remaining
           useful lives..............................................       1,415             368
       e.  To conform the method of accounting for handling fees
           under a revenue sharing agreement with the method used by the
           Company...................................................         148              37
       f.  To conform the classification used by a Seller for fees payable under a revenue sharing agreement with those used by
           the Company (see offsetting adjustment 4(c) and 6(b)). ...        (989)           (425)
                                                                          -------         -------
                                                                          $ 5,135         $ 1,849
                                                                          =======         =======

                                                                       YEAR ENDED       SIX MONTHS
                                                                       JANUARY 31,         ENDED
                                                                          1996         JULY 31,1996
                                                                        PRO FORMA        PRO FORMA
                                                                       ADJUSTMENTS      ADJUSTMENTS
                                                                     ---------------   -------------
 (6)   Adjustment consists of the following (in thousands):
       a.  To eliminate the cost of goods sold included in the
           historical financial statements of the Sellers relating to merchandise sales of the stores not acquired in
           association with the Pro Forma Recent Acquisitions........     $    23         $    14
       b.  To conform the classification used by a Seller for
           advertising reimbursements, fees payable under a revenue
           sharing agreement and cost of previously viewed tape sales with those used by the Company (see corresponding
           adjustments 4(c), 5(f) and 7(g)). ........................       2,699           1,188
                                                                          -------         -------
                                                                          $ 2,722         $ 1,202
                                                                          =======         =======
 (7)   Adjustment consists of the following (in thousands):..........
       a.  To record a decrease in videocassette rental inventory amortization expense resulting from the allocations of
           purchase price to videocassette rental tapes of the
           acquired entities, based on current replacement cost for
           bulk purchases of used tapes, as well as the assignment of a three year amortizable life which serves to extend the
           remaining economic useful lives of videocassette rental
           tapes acquired. Replacement cost for bulk purchases of
           used tapes is significantly less than the cost of new tape purchases. As a result, future amortization relating to
           these tapes, on a per tape basis, will be significantly
           less than the amortization relating to new tape purchases.
           In addition, to the extent the acquired tapes have book
           values lower than newly purchased tapes, sales of the
           acquired tapes should result in higher operating income
           than sales of new tape purchases. These favorable effects
           resulting from purchase accounting will diminish with the
           passage of time and will not extend beyond the three year
           period subsequent to acquisition which is the period over
           which these tapes will be amortized. The Company believes
           that there will be no changes to future revenue associated with base stock inventory acquired and therefore there is
           no corresponding pro forma adjustment to revenue
           necessary. The Company believes that its method of
           amortization, as well as that of the entities being
           acquired, results in an appropriate matching of tape
           amortization expense with the revenue received from the
           associated rental of such tapes...........................       3,905           1,167
       b.  To conform classification used by a Seller for cost of previously viewed tape sales with those used by the Company
           (see corresponding adjustment 6(b)).......................        (589)           (492)
                                                                          -------         -------
                                                                          $ 3,316         $   675
                                                                          =======         =======

                                                                       YEAR ENDED       SIX MONTHS
                                                                       JANUARY 31,         ENDED
                                                                          1996         JULY 31,1996
                                                                        PRO FORMA        PRO FORMA
                                                                       ADJUSTMENTS      ADJUSTMENTS
                                                                     ---------------   -------------
 (8)   Adjustment consists of the following (in thousands):..........
       a.  To record the change in historical compensation, including fringe benefits related to owners of certain entities to be acquired. (In negotiating the Pro Forma Recent
           Acquisitions, employment agreements were entered into in
           those specific instances where an owner was to be
           retained. In all other situations, the asset purchase
           agreements specifically exclude employment reference as
           such individuals will not be employed by the Company. The
           net adjustment includes $330 for the year ended January
           31, 1996 and $75 for the six months ended July 31, 1996
           related to those owners to be retained at lower
           compensation levels and $215 for the year ended January
           31, 1996 and $0 for the six months ended July 31, 1996
           related to those owners not to be retained.) .............     $   545         $    75
                                                                          -------         -------
       b.  To record the elimination of historical compensation and related fringe benefits totaling $1,047 for the year ended
           January 31, 1996 and $248 for the six months ended July
           31, 1996, and lease expense totaling $201 for the year
           ended January 31, 1996 and $11 for the six months ended
           July 31, 1996. (The Company believes its pre-existing
           corporate infrastructure is sufficient to handle the
           operations being acquired without retaining certain
           general and administrative employees of certain entities
           to be acquired. As a result, the Company entered into
           agreements with certain Sellers relating to the
           termination of existing employees and the assumption of a
           lease arrangement by the former owners upon
           acquisition.) ............................................       1,248             259
       c.  To eliminate general and administrative costs included in the historical financial statements of the Sellers relating to a business not acquired in association with the Prior
           Acquisitions..............................................          56              --
                                                                          -------         -------
                                                                          $ 1,849         $   334
                                                                          =======         =======
 (9)   Adjustment consists of the following (in thousands):
       a.  To record goodwill amortization relating to the excess of the estimated purchase price, including related acquisition costs, over the estimated fair value of assets acquired in the Recent Acquisitions and the Pro Forma Prospective
           Acquisition, (20 years on a straight-line basis)..........     $ 5,125         $ 1,818
       b.  To record the amortization of intangibles, principally franchise agreements, resulting from the acquisition of the
           WCEI Companies (15 years on a straight-line basis)........         190              --
                                                                          -------         -------
                                                                          $ 5,315         $ 1,818
                                                                          =======         =======
(10)   Adjustment consists of the following (in thousands):
       a.  To eliminate historical interest expense due to the
           partial use of offering proceeds to extinguish outstanding
           borrowings................................................     $ 1,705         $   678
       b.  To record interest expense related to borrowings under the
           Credit Facility at the lending bank's base rate (7% at January
           31, 1996 and July 31, 1996)...............................      (1,960)           (980)
                                                                          -------         -------
                                                                          $  (255)        $  (302)
                                                                          =======         =======

                                                                       YEAR ENDED       SIX MONTHS
                                                                       JANUARY 31,         ENDED
                                                                          1996         JULY 31,1996
                                                                        PRO FORMA        PRO FORMA
                                                                       ADJUSTMENTS      ADJUSTMENTS
                                                                     ---------------   -------------
(11)   Adjustment consists of the following (in thousands):
       a.  To eliminate minority shareholder interest acquired as
           part of the Pro Forma Recent Acquisitions.................     $    62         $    27
       b.  To eliminate investment income generated from investments
           not acquired (in thousands)...............................        (343)           (135)
                                                                          -------         -------
                                                                          $  (281)        $  (108)
                                                                          =======         =======
(12)   Adjustment consists of the following (in thousands):
       a.  To reflect the estimated effect on the income tax
           provision as if the Prior, Pro Forma Recent and Pro Forma
           Prospective Acquisitions had been taxed as C
           corporations. ............................................     $ 1,306         $   812
       b.  To reflect the income tax effect on the pro forma
           adjustments (4) through (11) above at an effective tax rate of 39%, exclusive of non-deductible goodwill totaling
           $1,389 for the year ended January 31, 1996 and $695 for the
           six months end July 31, 1996 ..............................      2,162             394
                                                                          -------         -------
                                                                          $ 3,468         $ 1,206
                                                                          =======         =======
(13)   Unaudited pro forma income before extraordinary item per share has been calculated for the year ended January 31, 1996 and the six month period ended July 31, 1996 by dividing the
       unaudited pro forma income before extraordinary item amount by the weighted average number of shares of common stock
       outstanding (4,756,000 at January 31, 1996 and (7,957,000)
       July 31, 1996). Unaudited pro forma income before
       extraordinary item reflects an adjustment to the consolidated statement of operations to give effect to the Merger and the
       0.340-for-1 reverse stock split as if they had occurred as of
       February 1, 1992. Accordingly, the pro forma income tax
       provision and pro forma income before extraordinary item have been calculated as if each entity included in the consolidated statement of operations had been included in the Company's consolidated income tax returns and subject to corporate
       income taxation as a C Corporation during all periods
       presented. In addition, shares to be issued as contingent
       consideration in conjunction with the May 1996 Acquisitions have been considered outstanding since May 17, 1996.

(14)   Unaudited pro forma income per share for the year ended
       January 31, 1996 and the six month period ended July 31, 1996 have been calculated by dividing unaudited pro forma income by the pro forma weighted average number of shares of Common
       Stock outstanding after giving effect to (i) the Merger, (ii) the issuance of shares upon formation of the Company, (iii) the 0.340-for-1 reverse stock split and the shares issued in conjunction with the Public Offering, (iv) the shares issued and to be issued in conjunction with the Pro Forma Recent
       Acquisitions, (v) repayment of all existing outstanding debt,
       (vi) borrowings under the Credit Facility, (vii) the impact of the Warrant and a portion of the Convertible Note, and (viii) issuance of shares in connection with the Pro Forma
       Prospective Acquisitions, as if all activity occurred as of February 1, 1995. See Notes 1 and 7 to the Company's consolidated financial statements. The pro forma weighted average number of common shares used to calculate pro forma income per share at January 31, 1996 and July 31, 1996, was 13,829,748.

           SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

     The selected historical financial data presented under the captions Statement of Operations Data for the six month periods ended July 31, 1995 and 1996, and Balance Sheet data at July 31, 1996 have been derived from unaudited consolidated financial statements of the Company, appearing elsewhere herein. The selected historical financial data presented under the captions Statement of Operations Data for the three years ended January 31, 1996, and Balance Sheet Data at January 31, 1996 and January 31, 1995 have been derived from the Company's consolidated financial statements, appearing elsewhere in the Prospectus, which were audited by Price Waterhouse LLP. The selected historical financial data presented under the captions Statement of Operations Data for the year ended January 31, 1993 and Balance Sheet Data at January 31, 1994 and January 31, 1993, have been derived from the Company's consolidated statement of operations and balance sheet, which were audited by Price Waterhouse LLP and not included in this Prospectus. The selected historical financial data presented under the captions Statement of Operations Data and Balance Sheet Data at and for the year ended January 31, 1992 have been derived from unaudited financial statements of the Company which have not been included in this Prospectus. The unaudited pro forma financial data presented under the captions Statement of Operations Data and Balance Sheet Data at and for the year ended January 31, 1996, and at and for the six month period ended July 31, 1996 have been derived from the unaudited pro forma combined condensed financial statements, appear elsewhere herein. The unaudited pro forma combined financial data do not purport to represent what the Company's results of operations and financial position would actually have been had the Pro Forma Recent Acquisitions, the Public Offering, or the Pro Forma Prospective Acquisitions actually occurred at the dates indicated, or to project the Company's results of operations or financial position for any future period. The Selected Historical and Pro Forma Combined Financial Data set forth below should be read in conjunction with the financial statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Unaudited Pro Forma Combined Condensed Financial Statements" included elsewhere in this Prospectus.

                                                                             HISTORICAL
                                           -------------------------------------------------------------------------------
                                                                                                           SIX MONTHS
                                                           YEAR ENDED JANUARY 31,                         ENDED JULY 31
                                           ------------------------------------------------------      -------------------
                                            1992        1993        1994        1995       1996         1995        1996
                                           ------      ------      ------      ------     -------      ------      -------
                                                           (IN THOUSANDS, EXCEPT STORE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
 Revenue.................................  $  921      $1,120      $2,520      $6,503     $14,719      $5,510      $22,399
 Operating costs and expenses............     995       1,225       2,564       6,118      13,503       5,113       19,672
                                            -----       -----      ------      ------     -------      ------       ------
 Operating income (loss).................     (74)       (105)        (44)        385       1,216         397        2,727
 Interest expense, net and other.........      26          45          42         118         640         137          440
                                            -----       -----      ------      ------     -------      ------       ------
 Income (loss) before income taxes and
   extraordinary item....................    (100)       (150)        (86)        267         576         260        2,287
 Income taxes (benefit)..................      --          --         (14)         63         242          96        1,003
                                            -----       -----      ------      ------     -------      ------       ------
 Income (loss) before extraordinary
   item..................................  $ (100)     $ (150)     $  (72)     $  204     $   334      $  164      $ 1,284
                                            =====       =====      ======      ======     =======      ======       ======
 Pro forma income (loss) before
   extraordinary item per share..........  $(0.35)(2)  $(0.36)(2)  $(0.07)(2)  $ 0.12(2)  $  0.06(2)   $ 0.16(2)   $  0.03(2)
OTHER DATA:
 Depreciation and amortization(4)........  $  512      $  418      $  870      $1,628     $ 2,585      $1,187      $ 4,563
 Purchases of videocassette rental
   inventory.............................     232         471         685       1,430       2,002       1,065        5,395
STORE DATA:
 Increase (decrease) in same store
   revenue(5)............................      --        14.9%       (6.1)%      14.2%        4.8%        0.5%         0.6%
 Company-owned stores at end of period...       6           8          14          28          28          28          201
 Franchised stores at end of period......      --          --          --          --         304         307          295
                                            -----       -----      ------      ------     -------      ------       ------
 Total stores at end of period...........       6           8          14          28         332         335          496
                                            =====       =====      ======      ======     =======      ======       ======


                                                    PRO FORMA(1)
                                           -------------------------------
                                                              SIX MONTHS
                                            YEAR ENDED           ENDED
                                           JAN. 31, 1996     JULY 31, 1996
                                           -------------     -------------

STATEMENT OF OPERATIONS DATA:
 Revenue.................................    $ 110,017          $58,378
 Operating costs and expenses............       99,286           51,422
                                               -------         --------
 Operating income (loss).................       10,731            6,956
 Interest expense, net and other.........          996            1,099
                                               -------         --------
 Income (loss) before income taxes and
   extraordinary item....................        9,735            5,857
 Income taxes (benefit)..................        4,332            2,589
                                               -------         --------
 Income (loss) before extraordinary
   item..................................    $   5,403            3,268
                                               =======         ========
 Pro forma income (loss) before
   extraordinary item per share..........    $    0.39(3)       $  0.24(3)
OTHER DATA:
 Depreciation and amortization(4)........    $  28,081          $14,494
 Purchases of videocassette rental
   inventory.............................       25,147           14,352
STORE DATA:
 Increase (decrease) in same store
   revenue(5)............................          0.9%             0.1%
 Company-owned stores at end of period...          265              269
 Franchised stores at end of period......          291              276
                                               -------         --------
 Total stores at end of period...........          556              545
                                               =======         ========

                                                   (footnotes on following page)


                                                               HISTORICAL
                                      -------------------------------------------------------------     PRO FORMA(1)
                                                        JANUARY 31,                                     ------------
                                      ------------------------------------------------     JULY 31,       JULY 31,
                                      1992      1993      1994       1995       1996         1996           1996
                                      -----     -----     -----     ------     -------     --------     ------------
                                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.........  $  --     $  23     $  12     $   45     $   611     $  2,335       $  2,261
  Videocassette rental inventory,
    net.............................     67       162       388      1,464       1,509       15,265         19,289
  Total assets......................    216       360       770      3,631      16,515      107,492        147,237
  Long-term debt, less current
    portion.........................    328       302       332        738       7,101        4,502         27,841
  Total liabilities.................    656       906     1,338      3,266      15,972       20,350         44,575
  Stockholders' equity..............   (440)     (546)     (568)       365         543       87,142        102,662

---------------
(1) For a discussion of the assumptions and adjustments underlying the unaudited pro forma combined financial data, see "Unaudited Pro Forma Combined Condensed Financial Statements."

(2) Unaudited pro forma income (loss) before extraordinary item per share has been calculated for each of the years in the five year period ended January 31, 1996 and for each of the six month periods ended July 31, 1995 and 1996 by dividing the respective unaudited pro forma income (loss) before extraordinary item amounts by the weighted average number of shares of common stock outstanding (289,000, 418,000, 843,000, 1,693,000 and
    4,756,000, as of January 31, 1992, 1993, 1994, 1995 and 1996, respectively and 4,756,000 as of July 31, 1995 and 1996). Unaudited pro forma income
    (loss) before extraordinary item reflects an adjustment to the consolidated statement of operations to give effect to the Merger and the 0.340-for-1 reverse stock split as if they had occurred as of February 1, 1992. Accordingly, the pro forma income tax provision (benefit) and pro forma income (loss) before extraordinary item have been calculated as if each entity included in the consolidated statement of operations had been included in the Company's consolidated income tax returns and subject to corporate income taxation as a C Corporation during all periods presented.

(3) Unaudited pro forma income (loss) before extraordinary item per share for the year ended January 31, 1996 and the six month period ended July 31, 1996 have been calculated by dividing unaudited pro forma income by the pro forma weighted average number of shares of Common Stock outstanding after giving effect to (i) the Merger, (ii) the issuance of shares upon formation of the Company, (iii) the 0.340-for-1 reverse stock split and the shares issued in conjunction with the Public Offering, (iv) the shares issued and to be issued in conjunction with the Recent Acquisitions, (v) repayment of all existing outstanding debt, (vi) borrowings under the Credit Facility, (vii) the impact of the Warrant and a portion of the Convertible Note and (viii) the issuance of shares in connection with the Pro Forma Prospective Acquisition (as defined under "Unaudited Pro Forma Combined Condensed Financial Statements"), as if all activity occurred as of February 1, 1995. See Notes 1 and 7 to the Company's consolidated financial statements. The pro forma weighted average number of common shares used to calculate pro forma income per share at January 31, 1996 and July 31, 1996, was 13,829,748.

(4) The Company's policy is that videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New releases are amortized as follows: the first through third copies of each title per store are amortized as base stock and succeeding copies of each title per store are amortized over nine months on a straight-line basis.

(5) Same store revenue is defined as the aggregate revenues from Company-owned stores open for the entirety of the periods being compared. Increase (decrease) reflects change from prior fiscal year.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Company has experienced rapid growth in revenue primarily as a result of acquiring video specialty store chains, opening new stores and increasing existing store revenues. The number of stores owned and operated by the Company increased from one at June 30, 1989 to 28 at January 31, 1996, while during the same period the number of franchised stores increased from none to 304. Until 1993, all of the Company's stores were located in Ohio. After acquiring the Videosmith(R) chain in 1994, the Company owned and operated stores in Ohio and Massachusetts. In 1995, the acquisition of the franchise-related operating assets of the WCEI Companies provided the Company with 305 franchised stores located principally in Pennsylvania, New Jersey, Illinois, Maryland, Massachusetts, Ohio and Florida as well as purchasing, management information and retail operations systems developed specifically to manage video specialty stores. On October 1, 1996, after giving effect to consummation of the Recent Acquisitions, the Company owned and operated 219 stores and was the franchisor of 286 stores. The Recent Acquisitions significantly increased the number of stores in Pennsylvania, Ohio, New Jersey and New York and expanded the Company's stores to a total of 24 states. Consummation of the Prospective Acquisitions in November 1996 will increase the number of stores in New Jersey, Ohio, Pennsylvania, Massachusetts, Louisiana, Florida and New York.

     Historically, the Company's revenues have been derived primarily from the rental of videocassettes and video games together with sales of previously viewed videocassettes, ("rental revenues"), while lesser amounts have been derived from payments from franchisees ("franchise fees") and sales of videocassettes, miscellaneous merchandise and other sales ("merchandise and other sales"). Acquisitions of franchised stores and stores with differing levels of merchandise and other sales compared with rental revenues have had, and may in the future have, an effect on the Company's mix of revenue components. See "-- Pro Forma Results of Operations." The Company believes that convenience, selection, customer service, weather and, to a lesser extent, price are the most significant factors in determining rental volumes. Significant increases in rental revenues largely depend upon the appeal of new releases coming from motion picture producers and video game developers. Management plans and executes various buying, marketing and operating strategies so as to take maximum advantage of those competitive factors which are under its control. The Franchise arrangement calls for the Company to receive franchise fee payments monthly in arrears from its approximately 300 franchised stores. The franchise fee payment due from each franchisee is equal to 7% of the aggregate revenues from all of the franchisee's stores for the prior month, of which 2% of such aggregate revenues has been devoted to paying marketing and advertising costs. Merchandise and other sales are derived primarily from new videocassettes sold directly to customers, sales of supplies to franchisees, video game sales and the sale of confectionery and other movie-related merchandise.

     Store operating expenses generally consist of expenses incurred at the store level, including amortization of videocassette and video game rental inventory, personnel expense, lease expense and utility expense and depreciation. For purposes of this "Management's Discussion and Analysis of Financial Condition and Results of Operations," videocassette and video game rental inventory amortization expense has been removed from store operating expenses and discussed separately. Videocassette and video game rental inventory amortization expense is a substantial component of total expenses and will vary depending on the amortization policy adopted. The Company's policy is to state videocassette rental inventory, which includes video games, at cost and amortize inventory over its estimated economic life with no provision for salvage value. Videocassettes that are base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The Company believes that its method of amortization, as well as that of the entities being acquired, results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes.

     Cost of sales is a smaller component of total expenses consisting primarily of costs associated with purchasing videocassettes to be sold directly to customers, supplies to be sold to franchisees, video games and confectionery items. General and administrative expenses are non-store level expenses and include general corporate expenses such as marketing and advertising, personnel, administration, legal and accounting and amortization expenses. These functions are primarily performed at the Company's headquarters in Philadelphia, Pennsylvania.

     Intangible assets are primarily comprised of franchise rights and goodwill. Franchise rights are amortized on a straight-line basis over 15 years, the estimated remaining economic life of such rights. Goodwill is amortized on a straight-line basis over 20 years.

RESULTS OF OPERATIONS

     The following table sets forth for the periods indicated, on a historical basis and on a pro forma basis, statement of operations data and other data expressed as a percentage of total revenue and the number of stores open at the end of each period.

                                                         HISTORICAL
                                         ------------------------------------------             PRO FORMA
                                                                       SIX MONTHS      ---------------------------
                                                                         ENDED                         SIX MONTHS
                                          YEAR ENDED JANUARY 31,        JULY 31,       YEAR ENDED      ENDED JULY
                                         ------------------------    --------------    JANUARY 31,        31,
                                         1994      1995     1996     1995     1996        1996            1996
                                         -----     -----    -----    -----    -----    -----------    ------------
STATEMENT OF OPERATIONS DATA:
  Revenues:
  Rental revenues......................   89.2%     86.2%    62.6%    81.9%    77.6%       80.3%           83.5%
  Franchise fees.......................     --        --     21.8      6.1     10.3         5.4             3.1
  Merchandise and other sales..........   10.8      13.8     15.6     12.0     12.1        14.3            13.4
                                         -----     -----    -----    -----    -----       -----           -----
    Total..............................  100.0     100.0    100.0    100.0    100.0       100.0           100.0
                                         -----     -----    -----    -----    -----       -----           -----
  Operating costs and expenses:
  Store operating expenses(1)..........   51.7      52.7     42.3     55.6     40.2        42.6            42.5
  Cost of sales........................    1.7       5.9      9.4      5.1      8.0         9.0             7.7
  Amortization of videocassette and
    video game rental inventory(2).....   31.1      22.1     13.4     17.6     14.3        19.1            19.0
  General and administrative...........   17.2      13.4     24.9     14.1     20.9        14.3            14.0
  Intangible amortization..............     --        --      1.7       .4      4.4         5.2             4.9
                                         -----     -----    -----    -----    -----       -----           -----
    Total..............................  101.7      94.1     91.7     92.8     87.8        90.2            88.1
                                         -----     -----    -----    -----    -----       -----           -----
  Operating income (loss)..............   (1.7)      5.9      8.3      7.2     12.2         9.8            11.9
  Non-operating (income) expense,
    net................................    1.7       1.8      4.4      2.5      2.0         0.9             1.9
                                         -----     -----    -----    -----    -----       -----           -----
  Income (loss) before income taxes and
    extraordinary item.................   (3.4)      4.1      3.9      4.7     10.2         8.9            10.0
  Provision (benefit) for income
    taxes..............................   (0.5)      1.0      1.6      1.7      4.5         4.0             4.4
                                         -----     -----    -----    -----    -----       -----           -----
  Income (loss) before extraordinary
    item...............................   (2.9)%     3.1%     2.3%     3.0%     5.7%        4.9%            5.6%
                                         =====     =====    =====    =====    =====       =====           =====
OTHER DATA:
  Purchases of videocassette rental
    inventory..........................   27.2%     22.0%    13.6%    19.3%    24.1%       22.9%           24.6%
STORE DATA:
  Increase (decrease) in same store
    revenue(3).........................   (6.1)%    14.2%     4.8%     0.5%     0.6%        0.9%            0.1%
  Company-owned stores open at end of
    period.............................     14        28       28       28      201         265             269
  Franchised stores open at end of
    period.............................     --        --      304      307      295         291             276
                                         -----     -----    -----    -----    -----       -----           -----
  Total stores open at end of period...     14        28      332      335      496         556             545
                                         =====     =====    =====    =====    =====       =====           =====

---------------
(1) Exclusive of amortization of videocassette and video game rental inventory.

(2) The Company's tape amortization policy requires that videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New releases are amortized as follows: the first through third copies of each title per store are amortized as base stock and succeeding copies of each title per store are amortized over nine months on a straight-line basis.

(3) Same store revenue is defined as the aggregate revenues from Company-owned stores open for the entirety of the periods being compared. Increase (decrease) reflects change from prior fiscal year, or equivalent three month period.

PRO FORMA RESULTS OF OPERATIONS

     Pro forma results of operations are not necessarily indicative of what the Company's results of operations would have been had the Company actually made the Pro Forma Recent Acquisitions or the Pro Forma Prospective Acquisitions reflected in the Pro Forma Statement of Operations Data on the dates indicated, nor do they purport to project future results of operations. Any significant acquisitions in future periods could impact the future mix of rental revenues, franchise fees and merchandise and other sales and (because each such component of revenues involves different types of expenses) the future mix of expenses and the Company's operating margins. See "Risk Factors -- Acquisition Risks."

     Revenues. Rental revenues represented 80.3% and 83.5% of pro forma total revenues for the year ended January 31, 1996 and for the six months ended July 31, 1996, respectively, as compared with 62.6% and 77.6% of historical total revenues for the same periods. Merchandise and other sales represented 14.3% and 13.4%, respectively, of total revenues for the year ended January 31, 1996 and for the six months ended July 31, 1996, respectively, on a pro forma basis as compared with 15.6% and 12.1%, respectively, on a historical basis and franchise fees represented 5.4% and 3.1% of total revenues on a pro forma basis for the year ended January 31, 1996 and for the six months ended July 31, 1996, respectively, as compared with 21.8% and 10.3%, respectively, on a historical basis. These differences reflect the fact that the primary revenue source for the businesses acquired in the May, 1996 Acquisitions and the Pro Forma Fall 1996 Acquisitions and the businesses to be acquired in the Pro Forma Prospective Acquisitions is rental revenue. The Company believes that future Acquisitions, if any, of owned and operated stores (particularly Acquisitions of existing West Coast Video(@) franchised stores) should increase rental revenues as a percentage of total revenues.

     Store Operating Expenses. Store operating expenses represented 42.6% and 42.5%, respectively, of pro forma total revenues for the year ended January 31, 1996 and for the six months ended July 31, 1996, respectively, as compared with 42.3% and 40.2%, respectively, of historical total revenues for the same periods. In the future, a change in the mix of the number of Company-owned and franchised stores should result in a change in store operating expenses as a percentage of total revenues, since franchising operations involve no store operating expenses.

     Amortization of Videocassette and Video Game Rental
Inventory. Amortization of videocassette and video game inventory was 19.1% and 19.0% of total pro forma revenues for the year ended January 31, 1996 and for the six months ended July 31, 1996, respectively, compared to 13.4% and 14.3%, respectively, of historical total revenues for the same periods, because the rental of purchased stocks of videocassettes and video games constitutes a larger component of the Company's business on a pro forma basis than on an historical basis. Pro forma and historical amortization of videocassette and video game rental inventory as a percentage of rental revenue were approximately the same within each period.

     General and Administrative Expenses. General and administrative expenses were 14.3% and 14.0% of pro forma total revenues for the year ended January 31, 1996 and for the six months ended July 31, 1996, respectively, as compared with 24.9% and 20.9%, respectively, of total historical revenues during the same periods. This difference was due primarily to a consolidation of the administrative function on a pro forma basis so that the incremental increase in revenues was greater than the incremental increase in general and administrative costs. The Company believes that its current general and administrative infrastructure can support additional Acquisitions without major augmentation which should result in improving general and administrative expense margins.

     Income before extraordinary item. Income before extraordinary item was 4.9% and 5.6% of revenues on a pro forma basis for the year ended January 31, 1996 and for the six months ended July 31, 1996, respectively, as compared with 2.3% and 5.7%, respectively, for the Company historically during the same periods.

HISTORICAL RESULTS OF OPERATIONS FOR THE COMPANY

     The Company's revenues constituted 13.4% and 38.4% of pro forma combined total revenues for the fiscal year ended January 31, 1996 and for the six months ended July 31, 1996, respectively.

SIX MONTHS ENDED JULY 31, 1996 COMPARED TO SIX MONTHS ENDED JULY 31, 1995

     Revenues. Revenues increased $16.9 million, or 307.3%, from $5.5 million for the six months ended July 31, 1995 to $22.4 million for the six months ended July 31, 1996. Of this increase approximately $2.9 million was contributed by the franchise business which was acquired by the Company on July 12, 1995 and which was therefore included in the Company's accounts for all six months of 1996 but less than one month in 1995. An additional $13.7 million of revenues was contributed by the 172 video rental stores purchased on May 17, 1996 from the proceeds of the Offering. The remaining increase of $0.3 million of revenues is due to sales increases in stores owned by the Company prior to the 172 stores acquired on May 17, 1996.

     Rental revenues increased $12.9 million, or 286.7%, from $4.5 million for the six months ended July 31, 1995 to $17.4 million for the six months ended July 31, 1996, primarily due to $12.6 million of rental revenues contributed by the 172 video rental stores purchased on May 17, 1996. The remaining increase in rental revenues of $0.3 million is due to rental increases of the stores owned by the Company prior to the 172 stores acquired on May 17, 1996 for a full six months in both 1995 and 1996.

     Franchise fee revenues increased $2.0 million, or 666.7%, from $0.3 million for the six months ended July 31, 1995 to $2.3 million for the six months ended July 31, 1996 due to the acquisition of the franchise business on July 12, 1995 and which was therefore included in the Company's accounts for all six months in 1996 but only for 19 days in 1995.

     Merchandise and other sales increased $2.0 million, or 285.7%, from $0.7 million for the six months ended July 31, 1995 to $2.7 million for the six months ended July 31, 1996, primarily due to $1.1 million of merchandise and other sales contributed by the 172 video rental stores purchased on May 17, 1996. The remaining difference of $0.9 million relates to the franchise business whose merchandise and other sales only contributed 19 days of revenues in 1995 as compared to all 6 months in 1996.

     Store Operating Expenses. Store operating expenses net of amortization of videocassette rental inventory increased $6.0 million, or 200.0%, from $3.0 million for the six months ended July 31, 1995 to $9.0 million for the six months ended July 31, 1996. As a percentage of total revenues, store operating expenses decreased 14.3 percentage points from 54.5% for the six months ended July 31, 1995 to 40.2% for the six months ended July 31, 1996. In addition, as a percentage of rental revenues and merchandise and other sales (excluding franchise fees), store operating costs decreased 12.9 percentage points from 57.7% for the six months ended July 31, 1995 to 44.0% for the six months ended July 31, 1996. This reflects lower operating costs as a percent of revenue for the 172 video rental stores purchased on May 17, 1996. In addition, the franchise business contributed $3.2 million of total revenues ($2.3 million of franchise fees and $0.9 million of merchandise and other sales) during the period which involve virtually no store operating expenses.

     Cost of Sales. Cost of sales increased $1.5 million, or 500.0%, from $0.3 million for the six months ended July 31, 1995 to $1.8 million for the six months ended July 31, 1996, primarily as a result of an increase in sales of merchandise and other sales due to the acquisition of the franchise business on July 12, 1995 and the acquisition on May 17, 1996 of 172 video rental stores. As a percentage of merchandise and other sales, cost of sales increased by 23.8 percentage points from 42.9% for the six months ended July 31, 1995 to 66.7% for the six months ended July 31, 1996. This was primarily due to the acquisition of the franchise business which had an increase in merchandise sales of $0.9 million for the six month period ended July 31, 1996 as compared to the 19 days the franchise business was owned during the six month period ended July 31, 1995. Sales to franchisees are made at substantially lower margins. For the six months ended July 31, 1996, sales to franchisees represented 34.4% of all merchandise and other sales as compared to 4.8% for the six months ended July 31, 1995.

     Amortization of Videocassette and Video Game Rental
Inventory. Amortization of videocassette and video game rental inventory increased by $2.2 million, or 220.0%, from $1.0 million for the six months ended July 31, 1995 to $3.2 million for the six months ended July 31, 1996, primarily as a result of the acquisition of the 172 video rental stores which were acquired on May 17, 1996. As a percentage of rental revenues this amortization decreased 3.8 percentage points from 22.2% for the six months ended July 31, 1995 to 18.4% for the six months ended July 31, 1996. This is primarily due to the bulk purchases of used tapes acquired in conjunction with the 172 video rental stores acquired on May 17, 1996 as more fully explained in Note 4 to the Consolidated Financial Statements.

     General and Administrative Expense. General and administrative expenses, including intangible amortization, increased $4.9 million, or 612.5%, from $0.8 million for the six months ended July 31, 1995 to $5.7 million for the six months ended July 31, 1996. As a percentage of total revenues, general and administrative expenses increased 10.9 percentage points from 14.5% for the six months ended July 31, 1995 to 25.4% for the six months ended July 31, 1996. A significant part of the increases both in dollars and percentage of sales is due to $1.0 million or a 0.5% increase in amortization of goodwill associated with the July, 1995 acquisition of the franchise business and the May, 1996 acquisition of 172 video rental stores. The remaining dollar and percentage increases are primarily related to the additional personnel and non-store operating costs which were absorbed from the acquisitions of the 172 video rental stores and the franchise business. General and administrative expenses of the franchise business are historically higher than the video rental store business because the principal cost of its business is the administrative cost of providing support services to franchisees.

     Non-Operating Expense. Net non-operating expense increased $0.3 million, or 300.0%, from $0.1 million for the six months ended July 31, 1995 to $0.4 million for the six months ended July 31, 1996. Interest expense comprises almost all of this net amount. As a percentage of total revenues, interest expense increased 0.4 percentage points from 1.8% for the six months ended July 31, 1995 to 2.2% for the six months ended July 31, 1996. This increase is attributable to additional interest expense incurred in connection with the acquisitions of the franchise business and the acquisition of the 172 video rental stores.

     Extraordinary Item. For the six months ended July 31, 1996, the extraordinary item increased $0.4 million ($0.2 million net of taxes) to $0.4 million. In conjunction with the early extinguishment of a portion of the previously outstanding subordinated debt the Company was required by terms of the note upon completion of the Offering to pay a prepayment penalty of $0.4 million.

     Net Income. As a result of the foregoing, net income increased $0.8 million, or 400.0%, for the six months ended July 31, 1996 from $0.2 million for the six months ended July 31, 1995.

  YEAR ENDED JANUARY 31, 1996 COMPARED TO YEAR ENDED JANUARY 31, 1995

     Revenues. Revenues increased $8.2 million, or 126.2%, from $6.5 million for the year ended January 31, 1995 to $14.7 million for the year ended January 31, 1996. Of this increase, approximately $4.2 million was contributed by the 14 Boston-based Videosmith(R) stores, which were acquired by the Company on August 5, 1994 and were therefore included in the Company's accounts for all 12 months of the fiscal year ended January 31, 1996 but less than six months of the fiscal year ended January 31, 1995. An additional $3.2 million of franchise fees and $0.7 million of associated product sales were contributed by the Company's franchise-related operations following the acquisition on July 12, 1995 of the franchise business. The video game store acquired from the WCEI Companies contributed an additional $0.3 million of merchandise and other sales. Revenues from the Company's other video stores decreased $0.2 million reflecting the closing of one store, a delay in opening another store and changes in sources of supply.

     Rental revenues increased $3.6 million, or 64.3%, from $5.6 million for the year ended January 31, 1995 to $9.2 million for the year ended January 31, 1996, due primarily to having 12 months of revenues, as compared to less than six months of revenues, from the Videosmith(R) stores and also to an increase of $0.2 million in revenues from the Company's stores. Increases occurred primarily in Videosmith(R) stores, principally as a result of continuing growth in two stores, the elimination of a closely situated competitor from one market and a change of management personnel early in 1995 in a third store. During the last six and one half months of the year ended January 31, 1996, as a result of the acquisition of the franchise business, franchise fees became, for the first time, a source of revenue for the Company and generated 21.8% of total revenues for the entire period. Merchandise and other sales increased $1.4 million, or 156.3%, from $0.9 million for the year ended January 31, 1995 to $2.3 million for the year ended January 31, 1996. In the six and one half months following the Company's acquisition of the franchise business, sales of supplies to franchisees amounted to $0.7 million and retail sales at the video game store acquired from the WCEI Companies amounted to an additional $0.3 million. Merchandise and other sales also grew faster than rental revenues during the period because the Company owned the Videosmith(R) stores for all 12 months of the year (compared to less than six months of the prior year) and merchandise and other sales accounted for a larger percentage of total revenues for the Videosmith(R) stores (14.7%) than for the Company's other video specialty stores (6.3%) due to Videosmith(R)'s historical emphasis on merchandise and other sales in comparison with most other chains in the industry.

     Store Operating Expenses. Store operating expenses net of amortization of videocassette rental inventory increased $2.8 million, or 81.7%, from $3.4 million for the fiscal year ended January 31, 1995 to $6.2 million for the fiscal year ended January 31, 1996, reflecting 12 months of operations for the Videosmith(R) stores and the acquisition of the video game store for six and one half months. As a percentage of total revenues, store operating expenses decreased 10.4 percentage points from 52.7% for the fiscal year ended January 31, 1995 to 42.3% for the fiscal year ended January 31, 1996. This decrease was primarily an effect of the acquisition of the franchise business, which contributed $3.9 million of revenues during the period but involved no store operating expenses. As a percentage of rental revenues and merchandise and other sales (excluding franchise fees), store operating costs increased 1.5 percentage points, from 52.7% for the year ended January 31, 1995 to 54.2% for the year ended January 31, 1996, due primarily to higher occupancy and payroll costs per store in metropolitan Boston as compared to Ohio.

     Cost of Sales. Cost of sales increased $1.0 million, or 262.3%, from $0.4 million for the year ended January 31, 1995 to $1.4 million for the year ended January 31, 1996, primarily as a result of the acquisition of the franchise business (which accounted for $0.8 million of the increase) and the expansion of the Company's product sales resulting from the Videosmith(R) acquisition (which accounted for $0.1 million of the increase). As a percentage of total revenues, cost of sales increased by 3.5 percentage points, from 5.9% for the year ended January 31, 1995 to 9.4% for the year ended January 31, 1996, due primarily to a change in the mix of total revenues in favor of merchandise and other sales and the acquisition of the franchise business. The franchise business had merchandise and other sales that were 24.0% of its total revenues, which is higher than the comparable percentage for the Company historically. As a percentage of merchandise and other sales, cost of sales increased by 17.6 percentage points, from 42.6% for the year ended January 31, 1995 to 60.2% for the year ended January 31, 1996, primarily because sales to franchisees (which represent 69.0% of the total merchandise and other sales of the franchise business) are made at substantially lower margins.

     Amortization of Videocassette and Video Game Rental Inventory.
Amortization of videocassette and video game rental inventory increased $0.6 million, or 37.3%, from $1.4 million for the fiscal year ended January 31, 1995 to $2.0 million for the fiscal year ended January 31, 1996, due to the expansion of the Company's rental business through the Videosmith(R) acquisition which occurred on August 5, 1994. As a percentage of total revenues, amortization of videocassette and video game rental inventory decreased 8.7 percentage points from 22.1% for the fiscal year ended January 31, 1995 to 13.4% for the fiscal year ended January 31, 1996 primarily as a result of a change in the mix of total revenues in favor of franchise fees and merchandise and other sales. As a percentage of rental revenues, amortization of videocassette and video game rental inventory decreased 4.2 percentage points from 25.6% for the year ended January 31, 1995 to 21.4% for the year ended January 31, 1996, due primarily to the difference in the ratio of videocassette purchases to rental revenues between the Videosmith(R) stores (a ratio of approximately 18%) and the Company's other stores (a ratio of approximately 27%), which reflects the greater than industry-average demand for the rental of film classics and other catalog titles, as compared to new releases and video games, at Videosmith(R) stores.

     General and Administrative Expenses. General and administrative expenses, including intangible amortization, increased $3.1 million, or 349.8%, from $0.9 million for the fiscal year ended January 31, 1995 to $4.0 million for the fiscal year ended January 31, 1996, reflecting increased head count and non-store operating costs acquired from the WCEI Companies of $2.8 million and approximately $0.4 million of general and administrative expenses attributable to including 12 months (rather than less than six months), of Videosmith(R) operations. As a percentage of total revenues, general and administrative expenses increased 13.2 percentage points from 13.4% for the fiscal year ended January 31, 1995 to 26.6% for the fiscal year ended January 31, 1996, primarily as a result of the acquisition of the franchise business, whose general and administrative expenses equalled 65.8% of its total revenues because the principal cost of this business is the administrative cost of providing support services to franchisees.

     Non-Operating Expense, Net. Non-operating expense, net, increased $0.5 million, or 442.4%, from $0.1 million for the fiscal year ended January 31, 1995 to $0.6 million for the fiscal year ended January 31, 1996. As a percentage of total revenues, non-operating expense, net, increased 2.6 percentage points from 1.8% for the fiscal year ended January 31, 1995 to 4.4% for the fiscal year ended January 31, 1996 due to approximately $0.5 million of additional interest expense incurred in connection with the Videosmith(R) acquisition and the acquisition of the franchise business from the WCEI Companies.

     Net Income. As a result of the foregoing, particularly the acquisition of the franchise business and the inclusion of 12 months of Videosmith(R) operations, net income increased $0.1 million, from $0.2 million for the year ended January 31, 1995 to $0.3 million for the year ended January 31, 1996.

  YEAR ENDED JANUARY 31, 1995 COMPARED TO YEAR ENDED JANUARY 31, 1994

     Revenues. Revenues increased $4.0 million, or 158.1%, from $2.5 million for the year ended January 31, 1994 to $6.5 million for the year ended January 31, 1995. Of this increase, approximately $3.8 million was a result of the Company's acquisition of the 14 Videosmith(R) stores on August 5, 1994. The remaining $0.2 million is attributable to revenue increases at the Company's Nostalgia Ventures stores.

     Rental revenues accounted for 86.2%, and merchandise and other sales accounted for 13.8%, of total revenues for the year ended January 31, 1995, compared with 89.2% and 10.8%, respectively, for the year ended January 31, 1994. The Company had no franchise fee revenues during either year. Merchandise and other sales increased faster than rental revenues because the Videosmith(R) stores had a higher ratio of merchandise and other sales to rental revenues than the Company's other stores due to Videosmith(R)'s historical emphasis on merchandise and other sales in comparison with most other chains in the industry.

     Store Operating Expenses. Store operating expenses increased $2.1 million, or 163.4%, from $1.3 million in the year ended January 31, 1994 to $3.4 million in the year ended January 31, 1995, reflecting the inclusion of the store operating expenses of the 14 Videosmith(R) stores for six months in the year ended January 31, 1995 (as compared to no portion of the year ended January 31, 1994). As a percentage of total revenues, store operating expenses increased 1.0 percentage point from 51.7% in the year ended January 31, 1994 to 52.7% in the year ended January 31, 1995. This increase was primarily the result of higher occupancy and payroll costs per store in metropolitan Boston as compared with Ohio.

     Cost of Sales. Cost of sales increased $0.4 million, or 768.2%, from $0.04 million for the year ended January 31, 1994 to $0.4 million for the year ended January 31, 1995, reflecting the sales activities of the Videosmith(R) stores. As a percentage of total revenues, cost of sales increased by 4.2 percentage points, from 1.7% for the year ended January 31, 1994 to 5.9% for the year ended January 31, 1995, due primarily to a change in the mix of total revenues in favor of merchandise and other sales in accordance with Videosmith(R)'s historical emphasis on such sales. As a percentage of merchandise and other sales, cost of sales increased by 26.4 percentage points, from 16.2% for the year ended January 31, 1994 to 42.6% for the year ended January 31, 1995, due primarily to differences in product mix between the Videosmith(R) stores and the Company's other stores.

     Amortization of Videocassette and Video Game Rental
Inventory. Amortization of videocassette and video game rental inventory increased $0.6 million, or 83.2%, from $0.8 million in the year ended January 31, 1994 to $1.4 million in the year ended January 31, 1995, reflecting the rental activities of the Videosmith(R) stores that were acquired in August 1994. As a percentage of total revenues, amortization of videocassette and video game rental inventory decreased 9.0 percentage points from 31.1% in the year ended January 31, 1994 to 22.1% in the year ended January 31, 1995, and as a percentage of rental revenues, amortization of videocassette and video game rental inventory decreased 9.3 percentage points, from 34.9% for the year ended January 31, 1994 to 25.6% for the year ended January 31, 1995. These decreases were primarily due to the lower ratio of videocassette purchases to videocassette rental revenue between the Videosmith(R) stores during such period (a ratio of approximately 15%) and the Company's other stores (a ratio of approximately 35%), which reflects the greater than industry-average demand for the rental of film classics and other catalog titles, as compared to new releases and video games, at Videosmith(R) stores.

     General and Administrative Expenses. General and administrative expenses increased $0.5 million, or 101%, from $0.4 million in the year ended January 31, 1994 to $0.9 million in the year ended January 31,

1995. As percentage of total revenues, general and administrative expenses decreased 3.8 percentage points from 17.2% of revenues in the year ended January 31, 1994 to 13.4% in the year ended January 31, 1995, primarily as a result of reduced legal expenses. The Videosmith(R) stores had general and administrative expenses of 13.8% of revenues in the year ended January 31, 1995.

     Non-Operating Expense, Net. Non-operating expense, net, increased $0.06 million from $0.04 million in the fiscal year ended January 31, 1994 to $0.1 million in the fiscal year ended January 31, 1995. As a percentage of total revenues, non-operating expense, net, increased 0.1 percentage points from 1.7% of revenues during the year ended January 31, 1994 to 1.8% during the year ended January 31, 1995 as a result of the additional interest expense incurred in connection with the Videosmith(R) acquisition.

     Net Income. As a result of the foregoing, particularly the Videosmith(R) acquisition, net income increased $0.3 million, or 300.0%, from a loss of $0.1 million in the year ended January 31, 1994 to a profit of $0.2 million in the year ended January 31, 1995.

HISTORICAL RESULTS OF OPERATIONS FOR PALMER VIDEO

     Palmer Video's revenues constituted 21.2% and 12.1% of pro forma combined total revenues for the fiscal year ended January 31, 1996 and for the six months ended July 31, 1996, respectively.

  YEAR ENDED MARCH 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1995

     Revenues. Revenues increased $1.1 million, or 4.9% from $22.5 million for the year ended March 31, 1995 to $23.6 million for the year ended March 31, 1996, primarily due to an increase in rental revenues offset by a decrease in wholesale revenue. Rental revenue increased $1.4 million or 8.6% from $16.3 million for the year ended March 31, 1995 to $17.7 million for the year ended March 31, 1996. This increase was due to an increase in same store rental revenues. Merchandise sales decreased $0.4 million or 8.3% from $4.8 million for the year ended March 31, 1995 to $4.4 million for the year ended March 31, 1996. This decrease resulted from a decrease in wholesale sales to franchisees of $0.5 million partially offset by an increase in retail sales of $0.1 million. Royalty and other revenue (which consists primarily of franchise royalties and advertising revenue) increased $0.1 million or 7.1% from $1.4 million for the year ended March 31, 1995 to $1.5 million for the year ended March 31, 1996 primarily due to an increase in advertising revenue.

     Store Operating Expenses. Store operating expenses increased $0.8 million or 7.5% from $10.7 million for the year ended March 31, 1995 to $11.5 million for the year ended March 31, 1996. As a percentage of total revenues, store operating expenses increased 1.1 percentage points from 47.6% for the year ended March 31, 1995 to 48.7% for the year ended March 31, 1996. This increase was primarily due to payroll, advertising, supplies and other costs associated with opening of new stores which are expensed in the period incurred.

     Cost of Sales. Cost of sales increased $0.7 million or 16.7% from $4.2 million for the year ended March 31, 1995 to $4.9 million for the year ended March 31, 1996. As a percentage of total revenues, cost of sales increased 2.1 percentage points from 18.7% for the year ended March 31, 1995 to 20.8% for the year ended March 31, 1996. This increase was primarily due to an increase in revenue-sharing videocassette leasing fees, which are included in cost of sales rather than in purchases of videocassettes or the amortization of such purchases.

     Amortization of Videocassette and Video Game Rental
Inventory. Amortization of videocassette and video game rental inventory decreased $0.5 million, or 12.2% from $4.1 million for the year ended March 31, 1995 to $3.6 million for the year ended March 31, 1996. As a percentage of total revenues, amortization of videocassette and video game rental inventory decreased 2.9 percentage points from 18.2% for the year ended March 31, 1995 to 15.3% for the year ended March 31, 1996. This decrease in total amortization expense was primarily a result of increased revenue-sharing videocassette leasing fees (which increased cost of sales) and a decrease in videocassettes purchased.

     General and Administrative Expenses. General and administrative expenses decreased $0.2 million or 6.1% from $3.3 million for the year ended March 31, 1995 to $3.1 million for the year ended March 31, 1996.

As a percentage of total revenues, general and administrative expenses decreased
1.6 percentage points from 14.7% for the year ended March 31, 1995 to 13.1% for the year ended March 31, 1996. This decrease was primarily due to reducing general and administrative employees head count while revenues increased.

     Non-Operating Income, Net. Non-operating income, net, increased $0.8 million, from a loss of $0.2 million for the year ended March 31, 1995 to $0.6 million for the year ended March 31, 1996. This increase was primarily due to a settlement of bank debt of $0.8 million.

     Net Income. As a result of the foregoing, net income increased $0.8 million, from a loss of $0.3 million for the year ended March 31, 1995 to $0.5 million for the year ended March 31, 1996.

  YEAR ENDED MARCH 31, 1995 COMPARED TO YEAR ENDED MARCH 31, 1994

     Revenues. Revenues increased $0.3 million, or 1.4%, from $22.2 million for the year ended March 31, 1994 to $22.5 million for the year ended March 31, 1995. This increase was primarily due to an increase in merchandise sales and royalty revenue offset by a decrease in rental revenue. Rental revenue decreased $0.4 million, or 2.4%, from $16.7 million for the year ended March 31, 1994 to $16.3 million for the year ended March 31, 1995, reflecting a decrease in revenues per store. Merchandise sales increased $0.5 million, or 11.6%, from $4.3 million for the year ended March 31, 1994 to $4.8 million for the year ended March 31, 1995. This increase was primarily due to an increase in retail sales of $0.3 million and an increase in wholesale sales of $0.2 million. Royalty and other revenue increased $0.2 million, or 16.7%, from $1.2 million for the year ended March 31, 1994 to $1.4 million for the year ended March 31, 1995. This increase consisted primarily of a $0.1 million increase in royalty revenue due to the receipt of past due royalties from franchisees.

     Store Operating Expenses. Store operating expenses increased $0.3 million, or 2.9%, from $10.4 million for the year ended March 31, 1994 to $10.7 million for the year ended March 31, 1995. As a percentage of total revenues, store operating expenses increased 0.8 percentage points from 46.8% for the year ended March 31, 1994 to 47.6% for the year ended March 31, 1995. This increase was primarily due to store closings and new store start-up and operating expenses of new stores.

     Cost of Sales. Cost of sales decreased $0.4 million, or 8.7% from $4.6 million for the year ended March 31, 1994 to $4.2 million for the year ended March 31, 1995. As a percentage of total revenues, cost of sales decreased 2.0 percentage points from 20.7% for the year ended March 31, 1994 to 18.7% for the year ended March 31, 1995. This decrease was primarily due to a decrease in revenue-sharing videocassette leasing fees which are included in cost of sales.

     Amortization of Videocassette and Video Game Rental
Inventory. Amortization of videocassette and video game rental inventory decreased $0.3 million, or 6.8%, from $4.4 million for the year ended March 31, 1994 to $4.1 million for the year ended March 31, 1995. As a percentage of total revenues, amortization of videocassette and video game rental inventory decreased 1.6 percentage points from 19.8% for the year ended March 31, 1994 to 18.2% for the year ended March 31, 1995. This decrease in total amortization expense was primarily the result in a decrease in videocassettes purchased.

     General and Administrative Expenses. General and administrative expenses decreased $0.4 million, or 10.8%, from $3.7 million for the year ended March 31, 1994 to $3.3 million for the year ended March 31, 1995. As a percentage of total revenues, general and administrative expenses decreased 2.0 percentage points from 16.7% for the year ended March 31, 1994 to 14.7% for the year ended March 31, 1995. This decrease was primarily due to a reduction in salaries, insurance premiums and bad debt expenses and generally greater cost efficiencies.

     Non-Operating Expense, Net. Non-operating expense, net, remained relatively constant at $0.2 million for the year ended March 31, 1994 and for the year ended March 31, 1995.

     Net Income. As a result of the foregoing, net loss decreased $0.5 million, from a loss of $0.8 million for the year ended March 31, 1994 to a loss of $0.3 million for the year ended March 31, 1995.

HISTORICAL RESULTS OF OPERATIONS FOR RED GIRAFFE

     The consolidated pro forma revenues of American Video, Inc. and Red Giraffe Video, Inc. (as used in this section, "Red Giraffe") constituted 10.0% and 5.7% of pro forma combined total revenues for the year ended January 31, 1996 and for the six months ended July 31, 1996, respectively.

     THREE MONTHS ENDED APRIL 3, 1996 COMPARED TO THREE MONTHS ENDED MARCH 29, 1995.

     Revenues. Rental and product sale revenues increased $0.2 million and $0.005 million, respectively, or 9% and 2%, respectively, from $2.2 million and $0.215 million, respectively, for the quarter ended March 29, 1995 to $2.4 million and $0.220 million, respectively, for the quarter ended April 3, 1996. The increase in rental revenue for the quarter ended April 3, 1996 is attributable to the opening of five new stores, one each in September, November and December 1995 and January and February 1996. The increase in product sales resulted from the opening of such five new stores. This increase, however, was offset in part by a decline in same store sales (stores open the entire period of both quarters) of 10%, 2% of which is attributable to the inclusion of New Year's Eve and New Year's Day in the first quarter of 1995 but not 1996, and the remainder is due to competitive factors and unusually strong revenues during the quarter ended March 29, 1995.

     Store Operating Expenses. Store operating expenses increased $0.3 million, or 25%, from $1.2 million for the three months ended March 29, 1995 to $1.5 million for the three months ended April 3, 1996. As a percentage of total revenues, store operating expenses increased 7.7 percentage points from 50% for the three months ended March 29, 1995 to 57.7% for the three months ended April 3, 1996. These increases were primarily attributable to additional labor and occupancy costs associated with new store development and to increased participation in a revenue-sharing videocassette leasing program during 1996 when compared to 1995.

     Cost of Sales. Cost of sales increased $0.01 million, or 6.3%, from $0.16 million for the three months ended March 29, 1995 to $0.17 million for the three months ended April 3, 1996. As a percentage of product sales, cost of sales increased 4.6 percentage points, from 72.7% for the three months ended March 29, 1995 to 77.3% for the three months ended April 3, 1996. This change resulted principally from price reductions put in place by management to increase sales volume.

     Amortization of Videocassette and Video Game Rental
Inventory. Amortization of videocassette and video game rental inventory increased $0.04 million, or 6.7%, from $0.60 million for the three months ended March 29, 1995 to $0.64 million for the three months ended April 3, 1996. As a percentage of total revenues, amortization of videocassette and video game rental inventory declined 0.4 percentage from 25.0% for the three months ended March 29, 1995 to 24.6% for the three months ended April 3 ,1996, primarily due to increased revenues, along with an increased percentage of base stock amortization created by new store development.

     General and Administrative Expenses. General and administrative expenses increased $0.05 million or 25% from $0.15 million for the three months ended March 29, 1995 to $0.20 million for the three months ended April 3, 1996. As a percentage of total revenues, general and administrative expenses increased 1.6 percentage points, from 6.2% for the three months ended March 29, 1995 to 7.8% for the three months ended April 3, 1996. This was primarily due to approximately $37,000 of non-recurring legal and accounting costs associated with the proposed sale of the Company's assets to West Coast and a previously considered acquisition.

     Non-Operating Expenses, Net. Non-operating expense, comprised principally of interest expense, increased $0.012 million or 30.8%, from $0.039 million for the three months ended March 29, 1995 to $0.051 million for the three months ended April 3, 1996. As a percentage of total revenues, non-operating expense increased 0.4 percentage points, from 1.6% for the three months ended March 29, 1995 to 2.0% for the three months ended April 3, 1996, as a result of increased borrowings to finance the acquisition of additional inventory and equipment.

     Net Income. As a result of the foregoing, net income decreased $0.2 million or 66.7%, from $0.3 million for the three months ended March 29, 1995 to $0.1 million for the three months ended April 3, 1996.

  YEAR ENDED JANUARY 3, 1996 COMPARED TO YEAR ENDED DECEMBER 28, 1994

     Revenues. Rental and product sale revenues increased $0.9 million and $0.3 million, respectively, or 11.7% and 55.6%, respectively, from $7.7 million and $0.6 million, respectively, for the year ended December 28, 1994 to $8.6 million and $0.9 million, respectively, for the year ended January 3, 1996. The increase in rental revenues for the year ended January 3, 1996 is attributable to the opening of five new stores, one each in October 1994 and February, September, November and December 1995. The increase in product sales resulted from the opening of such five new stores as well as from the continuing increased emphasis on such sales by management. The decrease in rental revenues from 93% of total revenues for the year ended December 28, 1994 to 90% for the year ended January 3, 1996 resulted from the continuing initiative undertaken by management to increase product sale revenues which caused product sale revenues to increase more than rental revenues.

     Store Operating Expenses. Store operating expenses increased $0.8 million, or 18.3%, from $4.5 million for the year ended December 28, 1994 to $5.3 million for the year ended January 3, 1996, due primarily to an increased participation in a revenue-sharing videocassette leasing program during 1995. As a percentage of total revenues, store operating expenses increased 1.4 percentage points from 53.9% for the year ended December 28, 1994 to 55.3% for the year ended January 3, 1996. Excluding the effect of participation in a revenue-sharing videocassette leasing program, store operating costs would have declined as a percentage of revenues from 53.6% in the fiscal year ended December 28, 1994 to 52.7% in the fiscal year ended January 3, 1996.

     Cost of Sales. Cost of sales increased $0.1 million, or 61.8%, from $0.3 million for the year ended December 28, 1994 to $0.4 million for the year ended January 3, 1996. As a percentage of product revenues, cost of sales increased
1.7 percentage points from 43.4% for the year ended December 28, 1994 to 45.1% for the year ended January 3, 1996. The increase in the percentage resulted principally from price reductions put in place by management in connection with the increased emphasis on such sales as previously discussed.

     Amortization of Videocassette and Video Game Rental
Inventory. Amortization of videocassette and video game rental inventory increased $0.2 million, or 8.3%, from $2.2 million for the year ended December 28, 1994 to $2.4 million for the year ended January 31, 1996, primarily due to the addition of four new stores in 1995. As a percentage of total revenues, amortization of videocassette and video game rental inventory declined 1.6 percentage points from 26.6% for the year ended December 28, 1994 to 25.0% for the year ended January 3, 1996, primarily due to increased revenues, along with an increased percentage of base stock amortization created by new store development.

     General and Administrative Expenses. General and administrative expenses increased $0.2 million, or 25.7%, from $0.6 million for the year ended December 28, 1994 to $0.8 million for the year ended January 3, 1996. As a percentage of total revenues, general and administrative expenses increased 0.7 percentage points, from 7.9% for the year ended December 28, 1994 to 8.6% for the year ended January 3, 1996. This was due primarily to approximately $100,000 of nonrecurring legal and accounting costs associated with the proposed sale of the Company's assets to West Coast and a previously considered acquisition. If these nonrecurring costs had not been incurred, general and administrative expenses would have decreased as a percentage of revenues.

     Non-Operating Expense, Net. Non-operating expense, net, remained constant from the year ended December 28, 1994 to the year ended January 3, 1996.

     Net Income. As a result of the foregoing, net income decreased $0.1 million, or 15%, from $0.6 million for the year ended December 28, 1994 to $0.5 million for the year ended January 3, 1996.

  YEAR ENDED DECEMBER 28, 1994 COMPARED TO YEAR ENDED DECEMBER 29, 1993

     Revenues. Rental and product sale revenues increased $0.7 million and $0.2 million, respectively, or 9.5% and 38.5%, respectively, from $7.0 million and $0.4 million, respectively, for the year ended December 29, 1993 to $7.7 million and $0.6 million, respectively, for the year ended December 28, 1994. The increase in rental revenues was primarily attributable to an increase in the average number of stores being operated by the Company and a 1.1% increase in same store volume. The increase in product sales principally related to the increase in the average number of stores in operation as previously discussed, coupled with the increased emphasis on such sales by management. The decrease in rental revenues from 94.0% of total revenues for the year ended December 29, 1993 to 92.6% for the year ended December 28, 1994 resulted from the initiative implemented by management to increase the level of product sales.

     Store Operating Expenses. Store operating expenses increased $0.3 million, or 6.9%, from $4.2 million for the year ended December 29, 1993 to $4.5 million for the year ended December 28, 1994. As a percentage of revenues, store operating expenses decreased 2.2 percentage points from 56.1% for the year ended December 29, 1993 to 53.9% for the year ended December 28, 1994. This was due primarily to increased efficiencies from higher store volumes and a decreased participation in a revenue-sharing videocassette leasing program as compared to 1993.

     Cost of Sales. Cost of sales increased slightly in total dollars for the year ended December 29, 1993 when compared to the year ended December 28, 1994 and increased as a percentage of total revenues from 2.9% for the fiscal year ended December 29, 1993 to 3.2% for the fiscal year ended December 28, 1994. As a percentage of total product sale revenues, cost of sales decreased 5.2 percentage points from 48.6% for the year ended December 29, 1993 to 43.4% for the year ended December 28, 1994. This decrease was primarily the result of a shift in sales mix, particularly an increased emphasis on previously viewed movies and concessions from the fiscal year ended December 29, 1993 to the fiscal year ended December 28, 1994 causing a corresponding shift in costs.

     Amortization of Videocassette and Video Game Rental
Inventory. Amortization of videocassette and video game rental inventory increased $0.4 million, or 19.2%, from $1.8 million for the year ended December 29, 1993 to $2.2 million for the year ended December 28, 1994. As a percentage of revenues, amortization of videocassette and video game rental inventory increased 2.6 percentage points from 24.8% in the year ended December 29, 1993 to 26.6% for the year ended December 28, 1994 primarily as a result of the significant increase in the level of purchases of videocassette rental inventory.

     General and Administrative Expenses. General and administrative expenses decreased $0.02 million, or 2.3%, from $0.7 million for the year ended December 29, 1993 to $0.6 million for the year ended December 28, 1994. As a percentage of total revenues, general and administrative expenses decreased from 8.9% for the year ended December 29, 1993 to 7.9% for the year ended December 28, 1994. This occurred primarily as a result of the revenue growth previously discussed without a corresponding increase in general and administrative expenses.

     Non-Operating Expense, Net. Non-operating expense, net, remained relatively constant during the year ended December 28, 1994 and the year ended December 29, 1993.

     Net Income. As a result of the foregoing, net income increased $0.2 million, or 52.5%, from $0.4 million for the year ended December 29, 1993 to $0.6 million for the year ended December 28, 1994 primarily due to increased revenues without a proportionate increase in costs.

LIQUIDITY AND CAPITAL RESOURCES

  THE COMPANY

     For the fiscal year ended January 31, 1996, the Company had net cash provided by operating activities of $3.1 million, net cash used in investing activities of $5.6 million (consisting primarily of cash used to acquire businesses of $3.5 million and cash used to purchase videocassette rental inventory of $2.0 million) and net cash provided by financing activities of $3.0 million, resulting in a net increase in cash and cash equivalents of $0.6 million.

     For the six months ended July 31, 1996, the Company had net cash provided by operating activities of $4.9 million, net cash used in investing activities of $60.5 million (consisting primarily of cash used to purchase videocassette rental inventory of $5.4 million, and $54.9 million of net cash paid for the acquisitions of new video rental stores acquired on May 17, 1996) and net cash provided by financing activities of $57.7 million (consisting of net repayment of debt of $9.2 million offset by $4.5 million net borrowings from the Credit Facility (as described below), $0.7 million in fees paid relating the Credit Facility and $63.1 million in net proceeds from the issuance of Common Stock (in the Public Offering on May 17, 1996) resulting in a net increase in cash and cash equivalents of $1.7 million.

     Prior to May 1996, the Company funded its operations and acquisitions through cash provided by operating activities, bank loans guaranteed by its existing stockholders, loans and lines of credit from videocassette and interactive electronic entertainment products suppliers, and financing provided by sellers in connection with certain acquisitions. On May 17, 1996 the Company raised net proceeds of $63.1 million in the Offering, refinanced its outstanding bank debt through the $65 million Credit Facility, paid down all of its other outstanding indebtedness, and consummated the Recent Acquisitions (see "Business -- Recent Acquisitions"), which it expects will increase its future flows of cash provided by operating activities. The Company expects to meet its short-term liquidity requirements through net cash provided by operations and borrowings under the Credit Facility. Management believes that these sources of cash will be sufficient to meet the Company's operating needs for at least the next 12 months.

     The Company expects to finance the acquisition and development of additional stores and the build-out of new stores and leasehold improvements in acquired and new stores with cash provided by operations, seller financing, issuance of additional equity shares and by accessing proceeds of the $65 million Credit Facility from PNC Bank, National Association ("PNC Bank") (see "Risk Factors -- Acquisition Risks -- Financing Growth Strategy"). The Company expects to fund the Prospective Acquisitions by issuing approximately 1,047,973 shares of Common Stock at an assumed formula price of $10.71 per share, subject to increase or decrease if the price determined under the pricing formula is less or more than $10.71 per share, and by borrowing approximately $13.6 million under the Credit Facility. The Credit Facility consists of a two-year revolving credit facility followed by a three-year term loan. Borrowings under the facility are available for working capital, capital expenditures, refinancing of existing indebtedness and for certain permitted acquisition financing. The maximum amount available for borrowing at any time will equal 2.75 times the Company's operating cash flow (as defined for the purposes of the Credit Facility) during the previous four quarters. At the Company's option, interest rates will vary from either PNC Bank's base rate, as defined, to 1% above such base rate, or from the Eurodollar rate, as defined, to 2.5% above such Eurodollar rate, in each case depending on the ratio of the Company's total debt to operating cash flow, as defined. Borrowings are secured by a first security interest in substantially all of the Company's assets, including the stock of its subsidiaries. Borrowings are subject to various conditions including compliance with certain financial tests and ratios.

     Build-out costs for new stores are expected to range from $200,000 to $250,000 per store. The aggregate costs of converting acquired stores to West Coast signage and format are expected to be approximately $3.2 million over an 18-month period ending in November 1997, with respect to the Recent Acquisitions made in May, 1996, and in the case of the Pro Forma Fall 1996 Acquisitions and the Prospective Acquisitions are expected to be approximately $0.3 million over the 18-month periods following consummation of the Pro Forma Fall 1996 Acquisition and the Prospective Acquisitions. The aggregate costs of upgrading West Coast's management information systems and integrating acquired stores onto such systems are expected to be approximately $0.9 million over the 18-month period ending in November 1997. Over the next two years the Company will make additional payments of cash and Common Stock, currently estimated for the purpose of the Company's pro forma financial statements at $2.6 million in the aggregate, to the sellers of 19 stores purchased in connection with the Recent Acquisitions at formulaic purchase prices based on certain financial measurements for such stores in future periods. The Company has options to purchase an additional four stores at similar formulaic prices. Under certain cross-purchase and area development and option agreements described in this Supplement under "Prospective Acquisitions" and "Business -- Franchising," the Company will be entitled to acquire (and, subject to certain conditions, will be required to acquire, if the owners so elect) all of the assets of up to 35 stores operated or to be operated by such owners during a period commencing in 1997 and ending in 2001. The purchase prices will be equal to specified multiples of the stores' net operating cash flow; the purchase prices of four such stores will be payable in shares of Common Stock and the other purchase prices will be payable partly in cash, and the balance, at the Company's election, in cash or in shares of Common Stock.

     The Company may also seek additional debt financing or equity capital through private or public offerings of securities. The availability of debt financing or equity capital will depend upon prevailing market conditions, the market price of the Common Stock and other factors over which the Company has no control, as well as the Company's financial condition and results of operations. The number of shares of Common Stock to be issued in connection with the Prospective Acquisition will also be affected by such factors, since such number will be determined in accordance with a formula based on trading prices of the Common Stock. There can be no assurance that funds will be available in sufficient amounts to finance the acquisition or opening of enough video specialty stores to sustain the Company's recent rates of growth.

     Videocassette and interactive electronic entertainment product rental inventories are treated as noncurrent assets under generally accepted accounting principles because they are not assets which are reasonably expected to be completely realized in cash or sold in the normal business cycle. Although the rental of this inventory generates the major portion of the Company's revenue, the classification of these assets as noncurrent results in their exclusion from working capital. The aggregate amount payable for this inventory, however, is reported as a current liability until paid and, accordingly, is included in the computation of working capital. Consequently, the Company believes working capital is not an appropriate measure of its liquidity. Due to the accounting treatment of videocassette and interactive electronic entertainment products rental inventory as a noncurrent asset, the Company expects to operate with a working capital deficit following this offering.

  PALMER VIDEO

     Prior to its acquisition by West Coast in May 1996, Palmer Video financed its operations primarily from internal cash flow and bank debt. The Company assumed and repaid $0.9 million of outstanding liabilities of Palmer Video upon consummation of the Recent Acquisition of Palmer Video.

  RED GIRAFFE

     Prior to its acquisition by West Coast in May 1996, Red Giraffe financed its operations primarily from cash flows from operations and bank financing. The Company assumed and repaid $2.7 million of Red Giraffe's outstanding long-term debt upon consummation of the Recent Acquisition of Red Giraffe.

GENERAL ECONOMIC TRENDS, QUARTERLY RESULTS AND SEASONALITY

     The Company's results of operations are generally affected by economic trends in its market area but results to date have not been impacted by inflation. If a period of high inflation is encountered, the Company believes that it will be able to pass on its higher costs to its customers.

     A concentration of new store openings and the related pre-opening costs in any particular fiscal quarter could have an adverse impact on the financial results for that quarter, leading to fluctuating quarterly financial results, which could adversely impact the Company's Common Stock price.

     The videocassette and interactive electronic entertainment products rental business is somewhat seasonal, with revenues in early Spring generally being lower due in part to the change in Daylight Savings Time and improved weather, and revenues in early Fall generally being lower due in part to the start of school, the football season and the new television season.

                            VIDEO INDUSTRY OVERVIEW

     According to Kagan Associates, domestic video retail industry revenues exceeded $14 billion in 1994, with industry revenues projected to grow to approximately $22 billion by 2005. Of the total domestic revenues in 1994, video rental revenues were approximately $9.4 billion and video sales revenues were approximately $4.6 billion.

     The industry is characterized by a high degree of fragmentation, with only nine chains in 1995, including the Company, reported to be operating in excess of 100 video specialty stores, and the average chain operating fewer than 50 stores. In recent years the video retail industry has begun to consolidate as regional chains and smaller video specialty store operations are acquired by operators with greater access to capital. The Company believes that although video specialty store revenues will continue to grow as consumers rent and purchase prerecorded videos, a greater rate of growth will occur among video specialty store operators engaged in a program of acquiring competitors.

     In 1995, according to Kagan Associates, the home video market was the largest single source of revenue to movie distributors, accounting for approximately 46.2% of movie distributors' worldwide revenues in 1994. Due to the high production cost of films today, the Company believes that without home video revenues, most films would have been unprofitable. Furthermore, in order to quickly recoup the large theatrical marketing budgets that often exceed a film's production cost, most films are released simultaneously in a large number of theaters. This broad exposure usually results in most theaters playing the film only for a few weeks before replacing it with another release.

     Movie studios seek to maximize their revenues by releasing movies in sequential release date windows to various movie distribution channels. These distribution channels currently include, in release date order (with approximate 1994 revenues to the motion picture distributors shown in parentheses), movie theaters ($5.7 billion), video specialty stores ($8.1 billion) and other media including Pay-Per-View and similar services ($0.2 billion), pay television ($1.7 billion), domestic basic cable television ($0.4 billion) and domestic network and syndicated television ($0.5 billion).

     Sales of prerecorded videos have grown at a cumulative annual growth rate of 9.9% for the three-year period ending December 31, 1995, but in 1995 still only represented approximately 33% of video retail industry revenues from all distribution channels. Movie studios influence the relative levels of video rentals versus sales by setting wholesale video prices. The movie studios typically set the initial wholesale price of prerecorded videos at between $50 and $65, which encourages rental rather than sale. In order to maximize revenues to the studios, after approximately six to twelve months the studios will often lower the price of these same videos to between $15 and $20, which encourages their purchase. In addition, a relatively small number of titles that are believed to have broader consumer appeal, such as Toy Story, Twister and Independence Day, are wholesaled initially by the studios at between $12 and $17, which also encourages their purchase rather than rental. While much of this type of product is heavily promoted as "sell-through" titles by all types of mass market retailers, the video specialty stores offer this product both for sale and rental and thus also attract the customer who prefers to rent rather than buy despite a title's relatively low purchase price.

     The Company believes, based on its own practices and information provided by the sellers in the Recent Acquisitions, that video specialty stores typically purchase a majority of the films that were released in the box office regardless of their success in attracting theatre viewers. The Company believes that many of its customers are predisposed to view a specific film as a result of its marketing campaign, but due to its short playing time at a local theater, they will often rent or purchase the prerecorded home video version of that film. In addition, the Company believes consumers are more apt to view films that were not box office hits on rented videos than on any other medium because video specialty stores provide the opportunity to browse and make an impulse choice among a very broad selection of film titles at a low price. Therefore, video specialty stores represent a reliable revenue source for a majority of the film output of the major movie studios.

     The Company believes that it will become increasingly likely that certain major studios will begin to release their films on new digital video discs ("DVD") within the next three to six months. Video discs and video disc players function like videocassettes and VCRs but provide a higher quality video image by using digital technology. To the extent that this format becomes popular with consumers, the video retail industry could also carry film titles in this format for both rental and sale, thereby creating an additional revenue base.

                                    BUSINESS

GENERAL

     On October 1, 1996, after giving effect to consummation of the Recent Acquisitions, West Coast owned and operated 219 video specialty stores and franchised 286 video specialty stores located in 24 states, principally in the Northeast and Midwest, and three foreign countries. The Company believes that it is among the largest video specialty retailers in the United States in terms of pro forma system-wide revenues, number of franchised stores and total franchised store revenues. The Company competes directly against major regional and national video rental stores in most of its markets and believes it is a leading video rental operator, in terms of number of stores, in all of the major markets in which Company-owned stores operate. In addition, the Company believes it is one of only two domestic video specialty franchisors that has existing franchised stores outside North America. Prior to May 17, 1996, the Company owned and operated 28 stores and was the franchisor of another 296 stores; the Recent Acquisitions involved an additional 193 owned and operated stores (including 14 stores which were theretofore owned by franchisees of the Company) plus the rights of one of the acquired companies as franchisor of 20 franchised stores. See "-- Recent Acquisitions." System-wide, approximately 60% of the Company's stores, exclusive of stores to be acquired in the Prospective Acquisitions, are currently operated under the West Coast Video(R) name and the remainder are operated under such names as Videosmith(R) and Palmer Video(TM). The Company intends to extend the West Coast Video(R) name and logo and its registered trademark The Movie Buff's Movie Store(R), as soon as practicable, to those stores which currently operate under other trade names. For the fiscal year ended January 31, 1996, the Company's pro forma revenues were $110.0 million and pro forma net income was $5.4 million. For the six months ended July 31, 1996, the Company's pro forma revenues were $58.4 million and pro forma net income was $3.3 million. See "Selected Historical and Pro Forma Combined Financial Data."

     The Company's stores are designed and managed to create an atmosphere that enhances the appreciation of movies, children's video programming and interactive electronic entertainment products. To achieve this, the Company has developed several store format templates in order to appeal to the varying demographic preferences of its customers. These formats take into account the population density and demographic profile of each store's targeted geographic region. Each of the Company's stores rents and sells videocassettes and interactive electronic game products and also sells certain popular electronic accessories and a variety of confectionery items. Sites for the Company's stores within each designated trade area are selected on the basis of such factors as visibility, ready accessibility (particularly for evening drivetime parking), signage and adaptability of existing structures to the Company's requirements, as well as cost considerations.

     The Company has grown to its present size primarily through the acquisitions of the Premiere Video/Nostalgia Ventures and Videosmith(R) specialty store chains in April 1993 and August 1994, respectively, through the acquisition of its West Coast Video(R) operating assets and franchising capability in July 1995 and through the Recent Acquisitions in May 1996 and thereafter. See "-- Development of the Company," and "-- Recent Acquisitions." Although single stores and small chains, as a whole, currently have the largest share of the video retail market, the Company believes that large regional and national chains will substantially increase their market share and account for the majority of future industry growth due to their greater capital resources, their ability to achieve economies of scale in areas such as purchasing, advertising and administration and their announced expansion plans.

     The Company believes that there are a significant number of attractive acquisition targets, including West Coast Video(R) franchisees, and/or store sites available in its selected markets. The Company also believes that the net proceeds of the Public Offering have enabled it to accelerate its planned expansion, enhance its ability to complete acquisitions and permit it to negotiate favorable terms for store acquisitions and new store openings. The key factors that the Company considers in determining its rate of expansion include store location and historical or projected profitability of stores as well as the availability of adequate financing.

     On June 19, 1996, the Company announced that it had reached agreements in principle with the owners of a total of 72 video retail stores, subject to completion of due diligence and other closing conditions and regulatory approvals. The Company has since acquired a total of 21 video retail stores. It expects to acquire an additional 49 stores in the Prospective Acquisitions in November 1996 and thereafter (including 19 stores owned by West Coast Video(R) franchisees). Except as described in the Supplements, the Company has not entered into definitive agreements in regard to the acquisition of any stores, and there can be no assurance that it will do so.

RECENT ACQUISITIONS

     On May 17, 1996, the Company acquired from seven selling groups and four West Coast Video(R) franchisees a total of 172 video specialty stores (including 13 stores owned by franchisees of the Company), plus franchisor's rights in regard to 20 franchised stores (the "May 1996 Acquisitions"). Between August 26 and October 23, 1996, the Company acquired from four selling groups a total of 21 video specialty stores, including one store owned by a Company franchisee (the "Fall 1996 Acquisitions;" the May 1996 Acquisitions and the Fall 1996 Acquisitions together comprise the Recent Acquisitions).

     The Company intends to extend the West Coast Video(R) name and logo and its registered trademark The Movie Buff's Movie Store(R), as soon as practicable, to the acquired stores (other than the 14 West Coast Video(R) franchised stores, which already operate under the West Coast Video(R) trade name).

     The Company also intends to integrate the acquired stores into the Company's management information, telecommunications, management, marketing, finance and accounting, entertainment purchasing, distribution, retail operations and merchandising systems as soon as is feasible, at an estimated cost of $0.9 million over an 18 month period following closing of the Recent Acquisitions. The Company expects the aggregate costs of converting the acquired stores to West Coast signage and format to be approximately $3.2 million through March 1998.

     The terms of the Recent Acquisitions were negotiated at arm's length. In connection with the Recent Acquisitions, certain of the Sellers and their affiliates entered into consulting and/or employment agreements with the Company. These include one person who has become Executive Vice
President -- Corporate Retail Operations and Development and a director of the Company and nine other persons who have become Vice Presidents or Regional Vice Presidents, but have not become executive officers or directors, at annual salaries ranging from $82,500 to $210,000.

     May 1996 Acquisitions. Set forth below is a brief description of each of the May 1996 Acquisitions:

                                           NUMBER OF OWNED
           NAME OF SELLER(S)             AND OPERATED STORES                 LOCATIONS
           -----------------             -------------------                 ---------
Palmer Corporation and certain
  affiliates ("Palmer Video")..........           43(1)          New York and New Jersey
American Video, Inc. and certain
  affiliates (collectively, "Red
  Giraffe")............................           31             Indiana, Kentucky and Ohio
4 unaffiliated West Coast Video(R)
  franchisees (the "Massachusetts
  Franchisees")........................           13(2)(3)       Massachusetts
5 other unaffiliated selling groups....           85(4)          Pennsylvania, Ohio, New Jersey,
                                                                 Virginia, Arkansas, Oklahoma,
                                                                 Texas, Louisiana and Florida
                                                 ---
          Total........................          172
                                                 ===

---------------
(1) Includes (a) one store owned by 142nd Retail Associates, a partnership in which the Company acquired the 51% partnership interest theretofore owned by a subsidiary of Palmer Corporation while the remaining 49% partnership interests continue to be owned by their present owners, William J. Krasny and Cosmo Robles, neither of whom is affiliated with Palmer Corporation or the Company, and (b) one store owned by 38th Retail Associates Limited Partnership, in which the Company acquired the 50% general partnership interest theretofore owned by a subsidiary of Palmer Corporation while the remaining 50% limited partnership interest continues to be owned by the estate of Abraham Stelnik, which is not affiliated with Palmer Corporation or the Company.

(2) Includes four stores owned by HB Associates, Inc., two stores owned by Best Entertainment, Inc., six stores owned by New Age Entertainment, Inc. and one store owned by Video Innovators, Inc.

(3) Excludes four Massachusetts Franchisee stores which the Company has an option to purchase in or before August 1996, January 1997, March 1997 and July 1997, respectively.

(4) Consists of 46 stores owned by Vidko, Inc., Kobie-Co Movie Outlet and Anthony Cocca's Videoland, Inc. (collectively, "Videoland"), 12 stores owned by Video Giant, Inc. ("Video Giant"), 12 stores owned by A-Z Video Systems, Inc. ("A-Z Video"), 12 stores owned by Showtime, Inc. ("Showtime Video") and three stores owned by certain corporations under common control ("Video Video").

     Financial statements for certain of the sellers named above are contained in this Prospectus.

     Fall 1996 Acquisitions. Set forth below is a brief description of each of the Fall 1996 Acquisitions:

                                        NUMBER OF OWNED
                                         AND OPERATED
          NAME OF SELLER(S)                 STORES                       LOCATIONS
--------------------------------------  ---------------    --------------------------------------
JJ Video Inc., Picture Show Video,                         Cincinnati, Ohio (2 stores),
  Inc., Picture Show Video #4, Inc.,                       Lexington, Kentucky (2 stores) and
  Picture Show Video-Gardenside, Inc.                      Winchester, Kentucky (1 store)
  and Picture Show Video-Winchester,
  Inc. ("Picture Show")...............          5
Group of 15 entities under common                          Lyndhurst, Kearny, New Milford,
  control, each doing business under                       Hillsdale, Hackensack, Wayne,
  the name Super Video Stores ("Super                      Bergenfield, Belleville, Harrison,
  Video").............................         14          Rahway, Wallington, Montclair, Park
                                                           Ridge and Emerson, New Jersey
Reel Entertainment, Inc. ("Reel
  Entertainment").....................          1          Baton Rouge, Louisiana
One West Coast Video(R) franchisee
  (the "Columbus Franchisee")*........          1*         Columbus, Ohio
                                               --
          Total.......................         21
                                               ==

---------------
* This former West Coast Video(R) franchised store is expected to be reopened for business as an owned and operated store during the fourth quarter of 1996.

     The 21 stores typically range in size from 2,300 to 5,800 square feet and employ approximately 41 persons full-time and approximately 175 persons part-time. The leases for the stores generally do not vary in important respects from the typical lease for the Company's existing stores.

     After making the Fall 1996 Acquisitions, the Company has 219 owned and operated stores and 286 franchised stores located in 25 states and three foreign countries.

     Consideration Paid. In connection with the Recent Acquisitions, the Company paid or undertook to pay aggregate consideration (excluding related costs and certain contingent consideration, and subject to various adjustments and elections) of $90.2 million, which is expected to consist of $60.7 million paid in cash and $29.5 million paid or to be paid in shares of Common Stock (2.4 million shares valued for this purpose at an average of $12.16 per share, reflecting average trading prices at the times of the respective closings.).

     May 1996 Acquisitions. The following table sets forth the consideration paid for the stores acquired in connection with the May 1996 Acquisitions and the related indebtedness for borrowed money of the Sellers that was assumed and repaid by the Company concurrently with the closing of the May 1996
Acquisitions:

                                              CASH                 COMMON STOCK
                                      --------------------     --------------------                             TYPE OF
                                        AMOUNT        %(1)       AMOUNT        %(1)      TOTAL(2)             ACQUISITION
                                      -----------     ----     -----------     ----     -----------         ---------------
Palmer Video......................... $10,039,444      50 %    $10,039,484      50%     $20,078,928(3)      Merger
Red Giraffe..........................  11,486,250(4)   70 %      4,838,886      30%      16,325,136(4)(5)   Asset Purchase
4 Massachusetts Franchisees..........  11,675,000(6)  100 %                              11,675,000(6)      Asset Purchase
5 Other Unaffiliated Selling Groups:
  A-Z Video(7).......................   4,300,000     100 %                               4,300,000         Asset Purchase
  Showtime Video.....................   3,500,000     100 %                               3,500,000(5)      Stock Purchase
  Video Giant........................   1,738,547      18 %      7,932,067      82%       9,670,614(5)      Merger
  Video Video........................   2,500,000     100 %                               2,500,000         Asset Purchase
  Videoland..........................   7,200,000      80 %      1,800,006      20%       9,000,006(5)      Asset Purchase
                                      -----------              -----------              -----------
    Total............................ $53,439,241              $24,610,443              $77,049,684
                                      ===========              ===========              ===========

---------------
(1) Percentage of total consideration for each of the May 1996 Acquisitions represented by the cash component and by the stock component (if any), respectively.

(2) Subject to subsequent post-closing adjustment based upon the amount by which each Seller's working capital, as defined, or cash available at closing, or the amount of sick pay and vacation pay then accrued, exceeded or was less than a specified amount and the amount of certain prepaid rentals, insurance premiums and other prepaid expenses. Management believes that these adjustments will not be material. A portion of the total purchase price was used to pay certain outstanding accounts payable of certain Sellers.

(3) Excludes approximately $921,000 of liabilities of this Seller paid at closing by the Company in accordance with the terms of the Merger Agreement.

(4) Includes $2.7 million of indebtedness for borrowed money of the Red Giraffe group which was assumed and repaid by the Company.

(5) Includes certain payments of cash and/or Common Stock to be made to these Sellers at specified times following the respective opening dates of certain newly opened stores included in the May 1996 Acquisitions (four Red Giraffe stores, two Showtime Video stores, one Video Giant store and 12 Videoland stores) in an amount determined on the basis of certain financial measurements for such stores for specified 12-month or other periods. The amount to be paid for the Video Giant store has been determined to be $670,614, consisting of $28,531 paid in cash and $642,083 paid in shares of Common Stock (49,391 shares valued for this purpose at the initial public offering price in the Public Offering of $13.00 per share). In addition to the amounts described above, in preparing the pro forma financial statements contained herein, the Company estimated the total of all such contingent payments for the remaining 18 stores at $2.6 million. Upon consummation of the May 1996 Acquisition of Showtime Video, the Company advanced $250,000 to such Seller to defray certain build-out and operating expenses of these stores; such advances will be applied as an offset against payments, if any, made in respect of newly opened stores.

(6) Excludes $1,295,925 (11.1% of the purchase price payable to the Sellers in these Recent Acquisitions) paid to the former owner of the WCEI Companies and Jules E. Gardner and Kenneth R. Graffeo, two former executive officers of the WCEI Companies (who are now executive officers of the Company), pursuant to the terms of the acquisition by the Company of the franchise-related operating assets of the WCEI Companies in July 1995.

(7) An executive officer of the Company, Donald R. Thomas, was an executive of, and had a 2% equity interest in, this seller.

     A portion of the net proceeds of the Public Offering, together with $1.7 million of borrowings under the Credit Facility, was used to finance the cash portion of the purchase price of the May 1996 Acquisitions ($53.4 million, subject to adjustment as described in the notes to the above table) and approximately

$3.5 million of acquisition costs and $0.3 million relating to the acceleration of obligations to the former owners of the WCEI Companies (including the amounts described in note (6) to the above table).

     Fall 1996 Acquisitions. In connection with the Fall 1996 Acquisitions, the Company paid or undertook to pay aggregate consideration (excluding costs related to the Fall 1996 Acquisitions, and subject to various adjustments and elections) of $13,105,182, which is expected to consist of $8,221,182 paid or to be paid in cash and $4,884,000 paid or to be paid in shares of Common Stock valued in accordance with the average of either the closing or the bid and asked prices of Common Stock on Nasdaq over a 15 trading-day period ending one to three trading days before the closing date (92,176 shares at an average formula price of $9.113 per share, in the case of Picture Show, 427,046 shares at an average formula price of $9.177 per share, in the case of Super Video, and 13,624 shares at any average formula price of $9.175 per share, in the case of Reel Entertainment, for a total of 532,846 shares at a weighted average formula price of $9.166 per share). The cash portion of the purchase price was financed with borrowings under the Company's credit facility.

     The following table sets forth the consideration paid for the assets of each chain of stores acquired in connection with the Fall 1996 Acquisitions:

                                                CASH                COMMON STOCK
                                        --------------------     -------------------
          PROSPECTIVE SELLER              AMOUNT       %(1)        AMOUNT       %(1)        TOTAL
--------------------------------------  ----------     -----     ----------     ----     -----------
Picture Show..........................  $1,240,000      59.6%    $  840,000(2)  40.4%    $ 2,080,000
Super Video...........................   6,640,982(3)   62.9%     3,919,000(4)  37.1%     10,559,982
Reel Entertainment....................     300,000      70.6%       125,000     29.4%        425,000(5)
Columbus Franchisee...................      40,200     100.0%                                 40,200
                                        ----------               ----------               ----------
          Total.......................  $8,221,182               $4,884,000              $13,105,182
                                        ==========               ==========               ==========

---------------
(1) Percentage of total consideration for each Fall 1996 Acquisition represented by the cash component and by the stock component, respectively.

(2) These 92,176 shares will be delivered on August 26, 1997.

(3) Includes $399,982 of liabilities assumed by the Company and adjustments for certain prepaid expenses.

(4) One-third, or 142,349, of these shares will be delivered on March 30, 1997, another one-third on September 30, 1997, and the remaining one-third on March 30, 1998. The consideration payable on March 30, 1997, as well as half of the consideration payable on September 30, 1997, will be subject to redetermination based on the closing price of Common Stock on Nasdaq on each such issuance date, if such closing price is less than the originally determined average price ($9.177 per share). The additional consideration to be paid to this Fall 1996 Seller in such event would be payable, at the Company's election, in cash and/or in shares of Common Stock valued for this purpose on the basis of the subsequent closing price.

(5) Subject to subsequent adjustment based upon proration for rental prepayments and other prepaid expenses.

BUSINESS STRATEGY

     The key elements of the Company's business strategy are as follows:

     Achieve or Maintain Market Dominance. On October 1, after giving effect to the Recent Acquisitions, the Company operated or franchised 505 video specialty stores located principally in the Northeast and Midwest. The Company intends to initially focus its acquisition, store expansion and franchising efforts primarily in those areas where its stores are currently located so as to maximize market share. The Company believes that by achieving or maintaining market leadership positions or positions of significant concentration within the regions in which it presently competes, the Company will be able to maximize operating efficiencies in inventory management, marketing, distribution, training and store supervision.

     Realize Cost Savings By Integrating Stores Using Proven Management Operating Systems. The Company intends to realize greater cost savings and efficiencies by integrating the stores acquired, developed or franchised using proven management systems. The Company has developed software systems for the purposes of monitoring and managing store inventory, sales, purchases and customer membership. These proven systems allow the Company to facilitate the integration of stores the Company acquired in the Recent Acquisitions and additional stores it acquires, builds or franchises. In addition, such systems allow the Company to monitor rental trends and manage sales and rental turnover so as to satisfy customer demand for an extensive selection of new releases as well as catalog titles while maximizing store profitability. By coordinating all buying decisions through its software systems, the Company obtains volume discounts and cooperative advertising credits that would otherwise be unavailable to its individual stores. To increase customer satisfaction and store profitability, rentals and sales are then monitored on a regular basis utilizing the Company's point-of-sale ("POS") management information system which enables the Company to reallocate videocassettes and interactive electronic entertainment products among stores. See "Risk Factors -- Acquisition Risks -- Integration."

     Operate Differentiated Store Formats. The Company has developed several store formats designed to appeal to the varying demographic preferences of its customers and to meet varying real estate market conditions. These formats vary in terms of square footage, store design and lay-out. While several of its competitors have chosen uniform, chain-wide store formats and locations, the Company believes that having available store formats that take into account population density and other demographic characteristics is critical in allowing penetration into market areas that do not conform to uniform, chain-wide standards. Most of the Company's stores are superstores with over 4,000 square feet per store, although some are smaller, custom-designed stores, including some which are formatted as urban boutiques containing a wide variety of catalog titles. The Company's stores carry between 7,000 and 17,000 videocassettes.

     The Company has developed an innovative template and proprietary support system that operates as a store within a store under the Game Power HeadquartersSM trade name. These interactive electronic departments range from 400 square feet to 1,800 square feet and allow the stores to rent, sell, buy and trade interactive electronic entertainment software for various game cartridge platforms and personal computers. The departments also have kiosks providing a "Try Before You Buy" entertainment environment while promoting new game hardware formats and software introductions.

     Provide Superior Customer Service. The Company believes its sales force's appreciation and understanding of movies, children's video programming and interactive electronic entertainment products can result in a higher level of service than most of its competitors. One criterion used in the Company's recruitment and selection of employees is their general knowledge in regard to movies and electronic games. In addition, employees undergo continuous training to increase their knowledge about the store's video titles and about cinema and electronic games in general. The Company believes that the implementation of this strategy in the stores which it acquires can result in higher sales per customer, higher overall customer satisfaction, higher customer loyalty, lower employee turnover levels and higher catalog title inventory turnover.

GROWTH STRATEGY

     Historically, the Company's growth has resulted from the acquisition of existing video retail store chains and the opening and franchising of new stores, as well as increases in existing store sales. The key elements of the Company's growth strategy are as follows:

     Pursue Acquisitions in Highly Fragmented Industry. The Company acquired two video specialty store chains in 1993 and 1994, the operating assets of the nation's second-largest franchisor of video specialty stores in 1995 and 193 additional owned and operated stores and franchisor's rights with respect to 20 franchised stores in 1996. It believes that its most significant opportunity for growth over the next several years will continue to be the acquisition of existing video retailers. The industry remains highly fragmented with approximately 28,000 video retailers in the United States, approximately half of which are operated by operators of one or two stores. Existing video retailers typically have an established customer base and favorable location. The criteria for acquisition candidates includes store location and demographics, profitabil-ity, store sales volume, store size and store management personnel. In addition, the Company seeks acquisition candidates that can realize expense reductions and more efficient store management through integration into the Company's information and inventory management systems and marketing and advertising programs. The Company has already had preliminary discussions with numerous video retail store owners at various times regarding the potential acquisition of their stores. Management expects that some of these discussions will result in new Acquisitions, although the Company has no agreements or commitments to acquire stores other than as described herein. On June 19, 1996, the Company announced that it had reached agreements in principle with the owners of a total of 72 video retail stores, subject to completion of due diligence and other closing conditions and regulatory approvals. The Company has since acquired a total of 21 video retail stores. It expects to acquire an additional 49 stores in the Prospective Acquisitions in November 1996 and thereafter (including 19 stores owned by West Coast Video(R) franchisees). Except as described herein or in the Supplements, the Company has not entered into definitive agreements in regard to the acquisition of any stores, and there can be no assurance that it will do so.

     Continue to Acquire West Coast Franchisee Stores. The Company intends to pursue the acquisition of individual or small chains of video specialty stores within the West Coast Video(R) franchising system. As franchisor, the Company maintains a right of first refusal to purchase these stores and intends to selectively acquire these stores in the future at prices which it considers to be reasonable where it believes that it can increase store revenues by deploying its own capital, human and other resources and can achieve a higher return to the Company on store operations by fully integrating the stores into the Company's operating systems, thereby managing costs and generating operating profits that exceed the Company's franchise royalty fees from such stores. West Coast Video(R) franchisee-owned stores are typically of high quality and conform with the Company's own video retail strategy. Consistent with this strategy, as part of the Recent Acquisitions, the Company acquired 14 video retail stores located in Massachusetts and Ohio which had theretofore been owned and operated by unaffiliated franchisees and expects to acquire an additional 19 stores from franchisees in the Prospective Acquisitions.

     Selectively Develop New Stores. The Company plans to open new video retail stores in locations where acquisition of existing stores is impracticable but favorable store location studies indicate a substantial probability of success for a new store. In addition, the Company plans to grow in certain geographic areas, including internationally, through franchising and believes that its existing operating systems can be successfully applied to numerous other franchisees. The Company currently has 9 franchised stores in Canada, one in Curacao and two in Peru and has another store under development out of a planned 20 additional stores in Peru and certain neighboring countries pursuant to an area development agreement.

     See "Risk Factors -- Acquisition Risks."

MANAGEMENT OPERATING SYSTEMS

     The Company's management operating systems have been developed and tested over years of franchise experience. Management believes that these systems, whose costs are already being met by franchise royalty payments, will allow the Company to grow at considerably less incremental general and administrative expense than would otherwise ordinarily be incurred. At October 1, 1996 the West Coast corporate staff included 69 professionals working in the following capacities:

                                                                                NUMBER OF
                                    DEPARTMENT                                  EMPLOYEES
    --------------------------------------------------------------------------  ---------
    Marketing/Movie Management................................................      16
    Purchasing/Materials Management...........................................       4
    M.I.S./Telecommunications.................................................       5
    Retail Operations/Store Development.......................................      12
    Accounting................................................................      19
    Distribution Services.....................................................       5
    Executive Administration..................................................       6
    Corporate Office Services.................................................       2
                                                                                    --
              Total...........................................................      69
                                                                                    ==

     Marketing/Movie Management. The Company currently has in place a centralized professional marketing department supporting all of the Company's video specialty stores. The Company's in-house art department provides the resources of a full service agency and utilizes an integrated computerized system for in-house scanning, page layout and mechanical production, illustrations and color printing. Management believes this in-house creative development has resulted in substantial cost savings and enhanced production efficiencies for the Company's owned and operated stores and franchised stores.

     The Company develops an extensive semi-annual marketing campaign several months in advance of its six-month implementation period. The store managers' kits for these campaigns provide national and regional promotions and media flight schedules in a format that is designed to facilitate local store customization. The campaigns have earned a wide variety of national awards from the Video Software Dealers Association in the past five years, including "Best Overall Campaign," "Best Community Service" and "Best Special Media/Special Events." These campaigns have increased the familiarity of existing and potential customers with the Company and are also intended to increase customer rental and purchase transactions and frequency of visits.

     The Company uses radio and newspaper advertising and direct mail solicitation to promote its business in the markets in which the Company competes and uses television advertising in those metropolitan areas where the Company is a dominant player. The marketing department has a dedicated staff that publishes and distributes a proprietary, full color monthly consumer magazine, "Spotlight on Video(TM)," which promotes new releases and special offers exclusive to the Company.

     The costs of the Company's marketing department are funded in part by a contribution from West Coast's franchisees that is earmarked for advertising and marketing. Such contribution is equal to 1% of the franchisees' gross revenues. Another 1% contribution is spent on local advertising. In addition to these contributions, the Company offsets the costs of its advertising with cooperative advertising funds and market development funds made available by movie studios and suppliers to promote certain videocassettes. The Company expects that it will receive increased amounts of these third-party funds as the Company grows.

     Purchasing. The Company believes that the consistent selection of movies that appeal to the consumer is a significant feature of its operations. The Company's movie and electronic entertainment purchasers each have, on average, eight years of industry experience, including Videosmith's purchaser of "sell-through" video titles who has five years of experience in that capacity. The rental entertainment purchasers use computerized purchasing models that analyze data in regard to the sales and rental performance of individual titles from the Company's stores on-line through the Company's POS systems. The Company also publishes a proprietary monthly publication, "The Projector(TM)," for owned and operated stores and franchised stores that projects suggested purchase quantities on a title-by-title basis for stores of varying demographic profiles and rental volume levels. The Company believes its purchasing department has considerable specific expertise in evaluating, finding distribution sources for and purchasing independent, arthouse, foreign and other highly entertaining films that are frequently not noticed or are ignored by other video specialty chains.

     M.I.S./Telecommunications. The Company has developed, at considerable expense, proprietary POS software with continuous inventory and customer database and extensive management reporting capabilities. Nearly all of its franchisees utilize such POS software. In addition, the Management Information Systems department provides a broad range of services to management as well as to owned and operated stores and franchised stores. Such services include: management of various relational databases which aid in movie and interactive electronic entertainment products purchasing, store site evaluation and selection and customer profiling and targeting; on-line POS and other store and corporate software maintenance, service and repair; technical support for the installation of store computer hardware and software; maintenance of hardware support agreements; on-line verification of franchisee revenues for royalty audit purposes; Company and franchisee staff POS system training; and enhancement and upgrading of POS software.

     Retail Operations. The Company has developed, at considerable time and expense, comprehensive retail operations policy and procedure manuals to achieve standardization among its Company-owned stores, as well as its franchisees. In addition, the Company's retail operations group works directly with both corporate and franchisee stores to provide assistance on a broad range of operational issues including: competitive strategies; product pricing; revenue enhancement; expense management; risk management; loss prevention for security and safety systems; new site analysis and selection; remerchandising and renovation plans and analysis. The retail operations group provides training and orientation to new franchisees as well as ongoing training programs. The retail operations group has also developed a detailed timetable and manual and provides direct assistance in the opening of new franchised stores as well as owned and operated stores, including obtaining permits/licenses, financing equipment, providing opening checklists and store configuration options, formulating construction guidelines, initiating vendor contacts, helping to manage and meet exterior signage specifications and wage and hiring guidelines, and developing professional service and vendor contacts.

STORE LOCATIONS

     The following table lists the number of stores owned and franchised by the Company in each state or foreign country at October 1, 1996, including the stores acquired through the Recent Acquisitions but excluding the stores to be acquired in the Prospective Acquisitions. More than 80% of the Company's owned and operated stores, and more than 80% of its franchised stores, are located in the Northeast and Midwest.

                                                           NUMBER OF
                                                           OWNED AND            NUMBER OF         TOTAL
               STATE OR FOREIGN COUNTRY                 OPERATED STORES     FRANCHISED STORES     STORES
------------------------------------------------------  ---------------     -----------------     ------
Ohio..................................................         38                   12               50
Pennsylvania..........................................         36                  104              140
New Jersey............................................         47                   69              116
Massachusetts.........................................         27                   14               41
Kentucky..............................................         17                   --               17
New York..............................................         16                    5               21
Indiana...............................................         13                    1               14
Virginia..............................................         12                    2               14
Arkansas..............................................          4                   --                4
Oklahoma..............................................          3                   --                3
Texas.................................................          2                    3                5
Louisiana.............................................          3                    3                6
Florida...............................................          1                   13               14
Illinois..............................................         --                   15               15
Maryland..............................................         --                   13               13
California............................................         --                    5                5
Delaware..............................................         --                    4                4
Minnesota.............................................         --                    3                3

                                                           NUMBER OF
                                                           OWNED AND            NUMBER OF         TOTAL
               STATE OR FOREIGN COUNTRY                 OPERATED STORES     FRANCHISED STORES     STORES
------------------------------------------------------  ---------------     -----------------     ------
Arizona...............................................         --                    2                2
Oregon................................................         --                    2                2
Connecticut...........................................         --                    1                1
Maine.................................................         --                    1                1
Michigan..............................................         --                    1                1
Tennessee.............................................         --                    1                1
Canada................................................         --                    9                9
Curacao...............................................         --                    1                1
Peru..................................................         --                    2                2
                                                              ---                  ---              ---
          Total.......................................        219                  286              505
                                                              ===                  ===              ===

PRODUCTS

     The Company's primary source of revenue is the rental of videocassettes. The Company's stores feature between 7,000 and 17,000 videocassettes. At present, the Company generally rents new release titles for $2.00 to $3.00 for one day, depending on the age and popularity of the title, while catalog titles rent for $1.00 to $2.00 for one day. Video games generally rent for $3.00 for one day. The Company regularly reviews and determines its rental prices for titles based on the length of time each title has been available on videocassette and the frequency of rentals for each title. Movie titles are classified into a variety of thematic categories, including certain categories which are custom tailored to local tastes and demographic profiles, and are displayed alphabetically within those categories. The Company attempts to keep available within each store sufficient numbers of current popular titles, as well as a significant selection of catalog titles, to satisfy customer demand.

     West Coast also offers videocassettes for sale. Generally, previously viewed videocassettes are sold for $7.99 to $11.99 beginning 12 weeks after a new title is released to video specialty stores. Sales of new videocassettes consist primarily of children's and family titles generally priced at $15.99 to $20.99. Based on anticipated growth in the overall market for videocassette sales, planned improvements in the Company's videocassette sales merchandising and the reported revenue mix of other video retailers, the Company expects its per store sales of new (and, to a lesser extent, used) videocassettes to increase.

     In addition to video rentals and sales, West Coast also rents and sells interactive electronic entertainment products compatible with various game hardware platforms and personal computers. Kagan Associates estimates that domestic interactive electronic entertainment software revenue will increase from approximately $5.7 billion in 1995 to approximately $8.8 billion in 2002. The Company expects per store rental revenue of interactive electronic entertainment products to increase because of an overall rise in the popularity of CD-ROM and new hardware formats. As a result, the Company believes that its Game Power HeadquartersSM format will experience significant growth in the next several years.

SUPPLIERS

     The Company's suppliers of rental videocassette and interactive electronic entertainment products include Ingram Entertainment, Inc. ("Ingram"), Waxworks, Inc., Rentrak Corporation, Star Video Entertainment, Inc. and Baker and Taylor Information and Entertainment Services. Prior to consummation of the Recent Acquisitions, West Coast purchased approximately 50% of its rental videocassette products from Ingram under a contract that expires in July 2002. Under this contract, following the Recent Acquisitions the Company must purchase at least 50% of its annual requirements for such products during each of the first two years of the contract, the lesser of 30% of its annual requirements or $25 million during the third through fifth years of the contract and the lesser of 25% of its annual requirements or $25 million during the last two years of the contract.

     The Company currently receives marketing funds and an advertising allowance from Ingram based upon a percentage of its videocassette and interactive electronic entertainment products purchases. In addition, the Company currently has an unsecured open account with outstanding amounts due 60 days from invoice for all rental, sell-through and game product purchases and 90 days from invoice for all sell-through product intended for new store openings and Christmas catalog product. If the relationship with Ingram were terminated, the Company believes that it could readily obtain its required inventory of videocassette and interactive electronic entertainment products from alternative suppliers at prices and on terms comparable to those with Ingram.

FRANCHISING

     The Company currently receives franchise fees from West Coast Video(R) franchisees equal to approximately 7% of each franchisee's monthly gross revenues, subject to stated monthly minimum royalties. Of this amount, the Company has devoted an amount equal to 2% of such monthly gross revenues to direct and indirect advertising and marketing programs. The Company also receives a one-time fee upon execution of the franchise agreement. Franchisees are not required to purchase their initial inventory or supplies from the Company, although they sometimes do so. Thereafter, franchisees purchase virtually all of their movie and interactive game product from unaffiliated suppliers.

     Franchisees are entitled to develop West Coast Video(R) stores at approved locations within a specified geographic area under the terms of a standard franchise agreement. The exclusivity accorded to a franchisee generally does not extend beyond a radius of three miles from each franchised location, with franchisees in urban locations often being limited to a one-half to one mile radius. Franchises are typically awarded for a term of ten years, subject to the franchisee's right to renew for additional ten-year periods.

     The Company provides training for the franchisee's managers and other store personnel. Franchisees are required to meet the Company's quality control standards in regard to store appearance and size of videocassette inventory, among other things. The Company provides advice about title selection, initial promotional advertising, posters and brochures.

     Each franchise owner has sole responsibility for all operational decisions and financing commitments relating to the store, including monthly rent, utilities and payroll. Franchisees are required to indemnify West Coast against claims arising from the franchisee's operations and to provide specified amounts of insurance coverage. The Company does not currently provide any form of credit enhancement for any of its franchisees' operations.

     The franchise agreement requires the Company's express written agreement to any transfer of a franchise or any sale of a controlling interest in a franchisee. The agreement also authorizes the Company at any time to inspect and monitor the franchisee's operations and audit its books and records. The Company is entitled to terminate a franchise for a material breach of the terms of the franchise agreement, subject to compliance with certain state laws regarding termination for cause, prior notice and similar matters. Between acquiring the assets of WC Franchise in July 1995 and September 30, 1996, the Company terminated 35 franchisees.

     Under the terms of an area development agreement with respect to Peru and certain contiguous South American countries, the area developer will pay the Company a development fee of up to $175,000 over a five-year period, based on the achievement of certain specified milestones, as well as license fees equal to 3% of the revenues of each of its franchised stores.

     On October 1, 1996 the Company and the seller of the Reel Entertainment stores entered into an area development agreement and a related option agreement with respect to a total of up to 31 franchised stores to be located in Louisiana and portions of southern Mississippi. The developer, which will have exclusive rights to a defined territory in the Louisiana area, paid the Company $100,000 upon execution of the agreements, will pay an additional $69,000 on October 1, 1997 and an additional $25,000 on October 1, 1998 and will pay up to an additional $31,000 as stores are opened. The option agreement gives the Company the right to acquire, at specified times, the assets of specified numbers of the franchised stores, during a 39-month period commencing on October 1, 1998, at a purchase price equal to approximately 4.5 times the stores' aggregate net operating cash flow, as defined in the option agreement. A portion of the purchase price of each tranche of eight or more stores, equal to the lesser of $2.0 million or 50% of such purchase price, will be payable in cash and the balance will be payable, at the Company's election, in cash or in shares of Common Stock. The price to be used in calculating the number of shares to be issued will be the average closing price of Common Stock over the 15 trading-day period ending on the third trading day prior to the closing date of the store in question. The purchase price for the first tranche of stores may be reduced or increased based upon the Net Operating Cash Flow (as defined) for the four stores acquired or to be acquired from Reel Entertainment under the Asset Purchase Agreement dated October 1, 1996. Subject to the satisfaction of certain conditions, the area development agreement also gives the franchisee the right, during a 39-month period commencing on April 1, 1998, to require the Company to acquire between eight and 31 of such stores at specified times at the same price and on the same terms as described above, as well as any additional stores acquired by the franchisee, the acquisition of which was approved by the Company.

     See "Risk Factors -- Risks Associated with Franchise Operations."

COMPETITION

     The video retail industry is highly competitive. The Company competes with other video specialty stores, including stores operated by regional and national chains, such as Blockbuster, and with other businesses, such as supermarkets, pharmacies, convenience stores, bookstores, mass merchants, mail order operations and other retailers, that offer videos and interactive electronic entertainment products. Certain of the Company's competitors, including Blockbuster, have significantly greater financial and marketing resources, market share and name recognition than the Company. The Company believes that, apart from Blockbuster, neither the Company nor any other video specialty store chain accounts for 2% or more of industry-wide revenues. In addition, the Company's stores compete with other leisure-time activities, including movie theaters, network and cable television, live theater, sporting events and family entertainment centers. However, many of these have a higher per person cost than the rental of a video.

     The Company believes the principal competitive factors among participants in the video retail industry are store location and visibility, title selection, the number of copies of each new release available and customer service. While the Company does not believe that price is a significant competitive factor among video retailers, it is a significant factor relative to competition with movie theaters and other forms of entertainment. The Company's goal is to offer a higher level of service, greater title selection and more copies of new releases than its competitors to foster more frequent visits and video rentals by customers.

     The Company's stores also compete with Pay-Per-View cable television systems, in which home subscribers pay a fee to see programming selected by the subscriber. Existing Pay-Per-View services offer a limited number of channels and programming and are generally available only to households with a converter to unscramble incoming signals. While recently developed technologies permit certain telecommunications companies to transmit a much greater number of movies to homes in more markets as frequently as every five minutes, the Company believes that substantial technological developments will be necessary to allow such alternatives to match the low price, viewing convenience (in terms of stopping, restarting and rerunning the programs) and selection available through video rental. Furthermore, the Company believes that movie studios have a significant interest in maintaining the movie rental business because the sale of video rental units typically represents the studios' largest source of revenues. According to Kagan Associates, the home video market was the largest single source of revenue to movie distributors, accounting for approximately 46.1% of movie distributors' worldwide revenues in 1994. For further information concerning competition within the industry, see "Video Industry Overview."

EMPLOYEES

     At October 1, 1996, the Company had 2,793 employees, including 2,665 in retail stores and the remainder in corporate administrative and warehousing operations. Of such employees, 612 were full-time and 2,181 were part-time. Staffing requirements for West Coast stores range from six to 12 employees, depending on size, and typically include one store manager and one or two assistant managers. Store managers report directly either to a Regional Vice President (of which the Company currently has seven and soon to be increased to eight due to the Prospective Acquisitions) or, in regions with many stores, to a district manager who, in turn, reports to a Regional Vice President. The Company believes that its employee relations are good. None of the Company's employees is represented by a labor union. Consummation of the Prospective Acquisitions is expected to add approximately 104 full-time and 360 part-time employees.

PROPERTIES

     The Company's corporate headquarters is located in Philadelphia, Pennsylvania, at 9990 Global Road and in an adjacent building at 490 Red Lion Road and consists of approximately 10,500 square feet in the Global Road building and 6,500 square feet on the second floor of the Red Lion Road building. Approximately 11,000 square feet of warehouse space is located at the Red Lion Road building. Currently, annual rentals for these facilities are $53,000, $32,824 and $28,176, respectively, plus taxes, insurance and utilities. These facilities are leased pursuant to an agreement which expires on December 31, 1996, with an option to renew for an additional three-month period. The Company is currently negotiating for a more centralized facility to which to relocate the corporate office, outside of the Philadelphia city limits but within reasonable commuting distance for its employees.

     The Company also rents 1,250 square feet of office space at 685 Delaware Avenue, Suite 115, Marion, Ohio for its Ohio operations, under a lease for the period ending December 31, 1996 (which is currently expected to be extended for an additional year) for an annual rental of $12,000, plus taxes, insurance and utilities, and 2,400 square feet of office space at 1266 Commonwealth Avenue, Boston, Massachusetts for its Massachusetts operations, with a lease for the period ending August 31, 1997, for an annual rental of $31,500, plus taxes, insurance and utilities, with two five-year renewal options. Office and warehouse facilities for Regional Vice Presidents' operations is typically located in premises leased by a conveniently located store within each region. The Company believes that such facilities are adequate for current and future operations.

     The Company leases all of its video specialty stores. The leases for the Company's stores generally have an initial term of five to ten years or more and provide one or more options to renew for additional terms of similar lengths. The leases with respect to the remaining stores generally have an initial term of five years and provide one or two options to renew for an additional term of three to five years. Rents for the renewal terms are typically at pre-negotiated rates. The majority of the leases contain percentage rental provisions which only apply based upon high thresholds of in-store gross sales revenues. The Company has not to date paid material amounts of percentage rentals. The Company is responsible for taxes, insurance and utilities under most leases. The Company expects that future stores will also occupy leased premises.

INTELLECTUAL PROPERTY

     The Company owns a number of trademarks, trade names and service marks including West Coast Video(R), The Movie Buff's Movie Store(R), Game Power HeadquartersSM, The ProjectorTM, Spotlight on VideoTM and Videosmith(R), as well as Palmer Video, Red Giraffe and other trade names under which certain recently acquired stores are currently conducting business pending their transition to the West Coast Video(R) name and signage. The Company also owns its own IRIS version and source code of the West Coast Video(R) and Game Power HeadquartersSM software.

LEGAL PROCEEDINGS

     The Company was served with a Demand for Arbitration (the "Demand") by a Game Power Headquarters(SM) franchisee on January 22, 1996 (Interactive Associates, L.C., Inter Active Electronics Corporation, BSMS Acquisitions, Inc. and RKT Acquisitions Company, American Arbitration Association, Case No. 54 114 000 33 96). The Demand alleges that one of the WCEI Companies, as predecessor franchisor of video game stores, engaged in acts of fraud and misrepresentation, breach of contract and unfair and deceptive trade practices, first by misstating its intentions in regard to developing and supporting a network of stand-alone video game stores, thereby inducing the franchisee to incur substantial development expenses, and then by failing to deliver promised support, including design plans and specifications, opening inventory and computer hardware and software. The Demand seeks compensatory damages in excess of $355,000. The Company has denied the material allegations of the Demand and intends to vigorously defend against this action.

     On March 20, 1996, a Complaint was filed against the Company in the Superior Court of the State of California in and for the City and County of Santa Clara, Anderson & Wells, Sundance Venture Partners, L.P., and Murphy's Express v. R.K.T. Acquisition Co., West Coast Entertainment Corporation, and Does 1 through 10 (Case No. CV756743). Plaintiffs claim that the Company failed to close an $800,000 bridge financing loan from Sundance Venture Partners, L.P. ("Sundance") which plaintiffs allege would have entitled Sundance, as lender, to warrants for Company common stock worth $420,000 (valued at a share price equivalent to the price at which the Company subsequently offered its stock in a public offering) and Anderson & Wells to a $60,000 placement fee. Based on these assertions, the Complaint alleges breach of contract, breach of the covenant of good faith and fair dealing and interference with economic relations against the Company due to its purported failure to close the loan. The Company has denied the material allegations in the Complaint and plans to defend vigorously against plaintiffs' claims.

     The Company is a defendant, together with Ralph W. Standley III and T. Kyle Standley, in a lawsuit brought in the United States District Court for the Eastern District of Pennsylvania on July 3, 1995 entitled Salvador v. R.K.T. Acquisitions, Inc. (No. 95-6241). The plaintiff claims that he was offered employment by the Company and is entitled to a salary and various types of finder's fees and other incentives. On the basis of discovery to date, the suit seeks to recover employee compensation in excess of $750,000, finder's fees in excess of $1,250,000, and punitive damages in an unspecified amount. The matter has been set for trial in early November 1996. The Company has denied the material allegations in this matter and plans to defend vigorously against plaintiff's claims.

DEVELOPMENT OF THE COMPANY

     West Coast Entertainment Corporation is a Delaware corporation established by Ralph W. Standley III and T. Kyle Standley in February 1995 (originally under the name RKT Acquisition Co.) for two purposes: (i) to combine four corporations (the "Predecessor Corporations") through which the Standley family had theretofore conducted their video store business and (ii) to acquire substantially all of the operating assets relating to franchise operations of West Coast Video Entertainment, Inc., an unrelated third party, and its four affiliated corporations. In July 1995 each of the four Predecessor Corporations, Giant Video Corporation ("GVC"), Nostalgia Ventures, Inc. ("NVI"), G.V. Management Corp. ("GVMC") and Videosmith (DE) Incorporated ("VDI"), merged with and into the Company in the Merger. As a result of the Merger, the former stockholders of the four Predecessor Corporations became stockholders of the Company. Simultaneously, the Company, through its wholly-owned subsidiary WC Franchise, a Delaware corporation, acquired substantially all of the franchise-related operating assets of the WCEI Companies for $4.0 million in cash and $4.4 million principal amount of promissory notes and also agreed to make $500,000 of noncompetition payments and pay certain subsequent fees as described under "-- Recent Acquisitions."

     The Company's growth since 1995 is described under "-- Recent
Acquisitions."

     The four Predecessor Corporations that were merged into the Company had previously conducted their respective operations under substantially common ownership. See Notes 1 and 11 to the Company's consolidated financial statements. GVC, an Ohio corporation, was incorporated in 1989 and opened its first video specialty store in Dayton, Ohio in June 1989. In April 1993 all of the outstanding stock of NVI, an Ohio corporation with seven stores in the Greater Dayton area, was acquired by the controlling stockholders of GVC from unrelated third parties for $100,000 in cash and $108,000 principal amount of promissory notes accompanied by a $256,000 noncompetition payment. In August 1994 the controlling stockholders of NVI, together with certain other investors, acquired from an unrelated third party through VS Acquisition Corp., a newly formed Delaware corporation ("VSAC"), all of the outstanding stock of VDI, the parent of Videosmith Incorporated, a Massachusetts corporation with 14 stores in Massachusetts, for $1.9 million in cash. Shortly thereafter, VSAC merged with and into VDI. In May 1992 the controlling stockholders of GVC formed an Ohio corporation, GVMC, which provided management services to certain of the other corporations. In February 1992 over three years prior to the acquisition of its franchise-related operating assets by the Company, one of the WCEI Companies filed for protection under Chapter 11 of the Federal Bankruptcy Code due to the financial condition of its owned and operated video specialty stores, as distinct from its franchising operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers, other key executives and directors of the Company are as follows:

                  NAME                    AGE                       POSITION
----------------------------------------  ----    ---------------------------------------------
Ralph W. Standley, III(1)...............    58    Chairman of the Board of Directors
T. Kyle Standley(1).....................    33    President, Chief Executive Officer and
                                                  Director
Donald R. Thomas........................    52    Chief Operating Officer and Director
Kenneth R. Graffeo......................    38    Executive Vice President-Marketing
Peter Balner............................    49    Executive Vice President-Corporate Retail
                                                  Operations and Development and Director
Jules E. Gardner........................    35    Executive Vice President-Franchise Operations
Richard G. Kelly........................    42    Executive Vice President, Chief Financial
                                                  Officer
Donald Weiss............................    54    Executive Vice President-Business Development
Jerry L. Misterman......................    50    Vice President, Chief Accounting Officer
M. Trent Standley.......................    32    Vice President, Secretary and Director
James B. Dinneen, Jr.(2)................    34    Director
C. Stewart Forbes(3)....................    56    Director
Wesley F. Hoag(1)(2)(3).................    39    Director

---------------
(1) Member of the Acquisitions Committee

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

     Ralph W. Standley III has served as the Chairman of the Board of West Coast and its principal predecessors for the past five years. He also served as President of two such predecessors, NVI and VDI, and as Secretary of two other predecessors, GVI and GVMC, from the date of their inception or acquisition by West Coast through July 1995. Ralph W. Standley III is the father of T. Kyle Standley and M. Trent Standley.

     T. Kyle Standley has served as the President and Chief Executive Officer and a Director of West Coast and its predecessors since its inception in February 1995. Previously, he served as an executive officer of two of West Coast's predecessors, GVC and GVMC, commencing in 1991. Mr. Standley was director of research at Colliers International Property Consultants from 1989 to 1991, and prior thereto was a financial analyst at Paine Webber Incorporated.

     Mr. Thomas has served as Chief Operating Officer since he joined the Company in May 1995. Mr. Thomas has also served as Chairman of the Board of Directors and Executive Consultant since 1985 to A-Z Video, a chain of 12 company-owned and 21 licensed video specialty stores; Chairman of the Board of Directors, President and Chief Executive Officer of Club Donatello Owners Association, a hotel-condominium owners association in San Francisco, since early 1994; and as President of D.R. Thomas Enterprises, Ltd., a management consulting firm, since 1991. From 1990 through 1992, Mr. Thomas also served as Senior Vice President of Creative Strategies Research International, Inc., a high-technology market research and management consulting firm.

     Mr. Graffeo has served as Executive Vice President-Marketing since he joined the Company in July 1995 in connection with the acquisition by WC Franchise of certain franchise-related operating assets. Prior thereto, Mr. Graffeo served West Coast Entertainment, Inc. as its Executive Vice President from December 1993 until July 1995 and as Vice President-Marketing from December 1992 through December 1993. From July 1990 through December 1992, Mr. Graffeo served as Director of Marketing for West Coast Video Enterprises, Inc. Both West Coast Entertainment, Inc. and West Coast Video Enterprises, Inc. were WCEI Companies previously engaged in the franchising and ownership and operation of video specialty stores. From 1986 to 1990, Mr. Graffeo served as a Vice-President of Marketing Services for Geographic Marketing Group, a BBDO/Tracy Locke Company, a domestic marketing group, with direct responsibility for the marketing campaigns of brands such as Kraft General Foods and Pepsi-Cola. From 1980 to 1986, Mr. Graffeo was employed by Coca-Cola Co. Inc., where he served in various marketing and brand management positions.

     Mr. Balner has served as President and Chief Executive Officer of Palmer Video, a rental video retailer, since December 1981. Mr. Balner has received numerous awards, including "Retailer of the Year" in 1989 and 1993 and "Video Man of the Year" in 1989, and was inducted into the "Video Hall of Fame" in 1992. Mr. Balner has served on the Board of Directors of the Video Software Dealers Association since 1993.

     Mr. Gardner has served as Executive Vice President-Franchise Operations since he joined the Company in July 1995 in connection with the acquisition by WC Franchise of certain franchise-related operating assets, and has served as President of WC Franchise Company since July, 1995. Prior to July 1995, Mr. Gardner served as Chief Operating Officer for West Coast Entertainment, Inc. from November 1992. From July 1990 through November 1992, Mr. Gardner was a Vice President of West Coast Video Enterprises, Inc. with responsibility for marketing video specialty store franchises. On February 25, 1992, West Coast Video Enterprises, Inc., of which Mr. Gardner was an executive officer, filed for protection under Chapter 11 of the Federal Bankruptcy Code. Prior to 1990, Mr. Gardner also coordinated the national sales and distribution efforts of Sorbee International, a manufacturer of sugar-free candies.

     Mr. Kelly joined the Company in July, 1996. Previously he was a director of Moore, Stephens, Reilly, P.C. for the past three years, and, since 1990, a director of Gillis & Kelly, P.C. which was merged with Moore, Stephens, Reilly, P.C. Mr. Kelly is a Certified Public Accountant whose responsibilities at such firms included the direction of the mergers and acquisitions group.

     Mr. Weiss has served as Executive Vice President-Business Development of the Company since September 1996. From May 1996 to August 1996, Mr. Weiss served as Vice President-Franchise Development of the Company. From November of 1992 until April 1996, he served as Vice President-
Franchising Development of WCEI. From August 1991 to October 1992, Mr. Weiss served as Vice President-Franchising Development of West Coast Enterprises, Inc., and from March 1989 to July 1991, he served as Executive Director of Franchise Development of West Coast Enterprises, Inc.

     Mr. Misterman has served as Vice President-Finance of the Company since mid-July 1995 and as Chief Financial Officer of WC Franchise, a wholly owned subsidiary of the Company, since the acquisition by WC Franchise of certain franchise-related operating assets in July 1995. Prior to and until July 1995, Mr. Misterman served as Chief Financial Officer of each of the WCEI Companies, of Sorbee International, a manufacturer of sugar-free candies, from March 1989, and of Medical Products Labs, a manufacturer and distributor of fluoride-related sugar-free dental products, from March 1990. Prior to 1990, Mr. Misterman's experience included serving as the Chief Financial Officer of the Seven-Up Bottling Group of Philadelphia Inc., Corporate Controller and Assistant Treasurer of Aydin Corporation, a manufacturer of electronic communications systems and equipment, and also as Chief Financial Officer of Providers Benefit Company, a manager and operator of several primary health care facilities and a finance company. On February 25, 1992, West Coast Video Enterprises, Inc., of which Mr. Misterman was an executive officer, filed for protection under Chapter 11 of the Federal Bankruptcy Code.

     M. Trent Standley has served as a Vice President, Secretary and a Director of West Coast since May 1995. He also served as President of one of West Coast's predecessors, GVI, from 1989 to 1995, as Vice President of two other predecessors, VDI from 1994 to 1995 and GVMC from 1992 to 1995, and as Secretary of a fourth predecessor, NVI, from 1993 to 1995.

     Mr. Dinneen has served the Company as a Director since August 1995. Since January 1995, Mr. Dinneen has served as Managing Director of Merion Capital Management, LLC, an investment management company. From 1991 to 1994, Mr. Dinneen served as Assistant to the President of WSR Corporation, an auto parts retailer, with responsibility for general management and strategic planning functions. Prior to 1991, Mr. Dinneen served as a financial analyst for Merrill Lynch Capital Partners, Inc.

     Mr. Forbes has served as President of Colliers International Property Consultants since 1979.

     Mr. Hoag has served as General Counsel and Chief Operating Officer of R. Meeder & Associates, Inc., a registered investment adviser ("Meeder"), since July 1993, and since April 1994 has served as Vice President of The Flex-Funds and The Flex-Partners, investment companies sponsored by Meeder. From 1984 to 1993, Mr. Hoag was an attorney at the law firm of Porter, Wright, Morris & Arthur.

     Executive officers of the Company are generally elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors. Directors serve for one-year terms, until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

     Mr. Dinneen has been elected as a director of the Company pursuant to an agreement with the former stockholders (other than members of the Standley Family) of VDI and NVI (the "Non-Standley Investors") in connection with the merger of each of VDI and NVI with and into the Company in July 1995. The agreement will terminate when the Non-Standley Investors own less than 475,469 shares, which equals one half of the shares of Common Stock acquired by them in the merger.

DIRECTOR COMPENSATION

     Non-employee directors of the Company receive an annual stipend of $10,000 and all directors are reimbursed for their out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings.

     Under the Company's 1995 Director Stock Option Plan (the "Director Option Plan"), upon the consummation of the Public Offering, each of Messrs. Dinneen, Forbes and Hoag, the Company's non-employee directors, was granted an option to purchase 3,000 shares of Common Stock at an exercise price per share equal to the public offering price. In addition, each non-employee director initially elected to the Board of Directors in the future will be granted an option, upon his or her initial election as a director, to purchase 3,000 shares of Common Stock. Each non-employee director will also receive a subsequent grant of an option for 1,000 shares on the date of each Annual Meeting of Stockholders at which such director is reelected as a director of the Company, beginning with the Annual Meeting for the year ending January 31, 1997. All options granted under the Director Option Plan have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant, will vest over a three-year period, provided the optionholder continues to serve as a director of the Company, and will expire ten years from the date of grant (subject to earlier termination in the event the optionee ceases to serve as a director of the Company). The total number of shares of Common Stock that may be issued under the Director Option Plan is 50,000 shares.

EXECUTIVE COMPENSATION

  Summary Compensation

     The following table sets forth certain information concerning the annual and long-term remuneration paid to or accrued for the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 for services rendered during the year ended January 31, 1996 (the "Named Executives") together with similar information in regard to such remuneration paid to or accrued for the Named Executives for services rendered during the year ended January 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                 ANNUAL
                                                                             COMPENSATION(1)
                                                    FISCAL YEAR ENDED     ---------------------
          NAME AND PRINCIPAL POSITION                  JANUARY 31,         SALARY       BONUS
------------------------------------------------    -----------------     --------     --------
Ralph W. Standley III                                      1996           $117,923
  Chairman of the Board.........................           1995           $ 52,000     $ 34,000
T. Kyle Standley                                           1996           $ 43,795
  President and Chief Executive Officer.........           1995           $ 26,000     $ 30,000
Kenneth R. Graffeo(2)
  Executive Vice President......................           1996           $200,000
Jules E. Gardner(2)
  Executive Vice President......................           1996           $200,000
Jerry L. Misterman(2)
  Vice President-Finance........................           1996           $118,750

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the executive officer for the fiscal year.

(2) This executive officer joined the Company in July 1995.

     The Company expects to pay higher amounts of executive compensation to Ralph W. Standley III and T. Kyle Standley in the year ending January 31, 1997 and subsequent years as its operations expand. Estimates of such amounts have been reflected in the pro forma combined financial data set forth elsewhere in this Prospectus.

  Option Grants and Year-End Option Values

     To date, the Company has not granted any employee stock options. Future grants will be made at the discretion of the Compensation Committee.

  Employment Agreements

     In connection with the purchase by WC Franchise of substantially all the operating assets pertaining to franchising operations of the WCEI Companies, WC Franchise entered into employment agreements with each of Messrs. Gardner, Graffeo and Misterman. Each of these agreements has a two-year term which expires in July 1997. Under such agreements, these employees serve WC Franchise as its President, Executive Vice President-Marketing and Vice President-Finance, respectively. Messrs. Gardner, Graffeo and Misterman are also executive officers of the Company.

     These agreements provide for annual salaries of $200,000 to each of Messrs. Gardner and Graffeo, and $118,750 to Mr. Misterman. All reasonable travel, entertainment and other expenses incurred in connection with the performance of their employment duties are reimbursable by the Company.

     Under each agreement, the employee's employment may be terminated by the Company in the event that the employee fails to perform his respective duties for a certain period of time, for cause, upon the death or disability of the employee or at the election of the employee upon two months' written notice provided to the Company. In the event that the Company moves the employee's primary place of employment to a location beyond a 40 mile radius of its present Philadelphia site and the employee elects to terminate his employment for such reason, then the Company is obligated to pay each such terminating employee the balance of any salary and benefits which he would have been entitled to receive had he remained employed for the remainder of the term of the respective agreement.

     The Company has entered into a one-year employment agreement with Mr. Balner which became effective upon consummation of the Acquisition of Palmer Video, pursuant to which Mr. Balner serves as Executive Vice President-Corporate Retail Operations and Development at an annual salary of $210,000.

Except that Mr. Balner's agreement does not provide for termination benefits if his primary place of employment is moved, such agreement is substantially similar in all other material respects to those of Messrs. Gardner, Graffeo and Misterman.

     The agreements generally prohibit each employee from competing with the Company during his term of employment by the Company and for two years thereafter, and contain customary confidentiality and invention assignment provisions in favor of the Company. The agreements require the Company to indemnify each employee to the fullest extent permitted under the Delaware General Corporation Law for liabilities incurred by each employee in the performance of his duties.

EMPLOYEE STOCK PLANS

     1995 Equity Incentive Plan. The Company's 1995 Equity Incentive Plan (the "Equity Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in July 1995. The Equity Plan enables the Company to grant options to purchase Common Stock, to make awards of restricted Common Stock, and to issue certain other equity-related securities of the Company to employees of and consultants to the Company. The total number of shares of Common Stock which may be issued under the Equity Plan is 350,000 shares. Stock options entitle the optionee to purchase Common Stock from the Company for a specified exercise price as determined by the Board of Directors, during a period specified in the applicable option agreement. Restricted stock awards entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right of repurchase in favor of the Company with respect to the unvested portion of the Common Stock subject to the award upon the termination of the recipient's employment or other relationship with the Company. The maximum number of shares with respect to which options or awards may be granted to any employee under the Equity Plan may not exceed 90,000 shares of Common Stock during any calendar year.

     Under the Equity Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive stock options"), or options not intended to qualify as incentive stock options ("nonstatutory options"). Incentive stock options may only be granted to employees of the Company. Stock options granted under the Equity Plan will be nontransferable, and it is expected that they will generally become exercisable over a four-year period and expire ten years after the date of grant (subject to earlier termination in the event of the termination of the optionee's employment with the Company).

     The Equity Plan is administered by the Compensation Committee of the Board of Directors, which selects the persons to whom stock options and restricted stock awards are granted and determines the number of shares of Common Stock covered by the option or award, its exercise price or purchase price, its vesting schedule and (in the case of stock options) its expiration date.

     1995 Employee Stock Purchase Plan. The Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in November 1995. The Purchase Plan authorizes the issuance of up to a total of 125,000 shares of Common Stock to participating employees through a series of semiannual offerings. Offering periods will commence on each November 1, beginning November 1, 1996, and May 1 and terminate on the following April 30 and October 31, respectively. The maximum number of shares available in each offering is 25,000 shares. The Purchase Plan will terminate when the maximum number of shares issuable under the Purchase Plan has been purchased by participating employees. Any employee, including an employee who is a director, of the Company or a participating subsidiary is eligible to participate in an offering if, on the first day of the applicable offering, he or she is regularly employed by the Company or the subsidiary for more than 20 hours a week and has been so employed for more than five months in a calendar year. The price at which employees may purchase Common Stock in an offering is 85% of the closing price of the Common Stock on the Nasdaq National Market on the day the offering commences or on the day the offering terminates, whichever is lower. An employee may elect to have up to 10% of his or her qualifying compensation withheld for the purpose of purchasing stock under the Purchase Plan. On the date an offering commences, each participating employee is deemed to have been granted an option to purchase up to the number of whole shares determined by dividing 12% of such employee's compensation for the immediately prior six-month period by 85% of the fair market value of the Common Stock on the date the offering commences. Unless the participant elects to withdraw from the offering, each participant who continues to be employed by the Company on the date such offering terminates is deemed to have exercised the option and purchased on such date such number of shares (subject to the maximum number covered by his or her option) as may be purchased with the amount of his or her payroll deductions at the offering price. If the total number of shares of Common Stock that would otherwise be purchased in the offering with the accumulated payroll deductions exceeds the number of shares available during the offering, the available shares will be allocated on a pro rata basis to participating employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Immediately following the completion of the Public Offering, the Company established a Compensation Committee consisting of Messrs. Forbes and Hoag. The Board of Directors did not previously have a Compensation Committee; instead, the functions of the Compensation Committee were performed by the Board of Directors as a whole. For information concerning certain transactions and relationships among the Company and the members of the Board of Directors, see "Certain Transactions."

                              CERTAIN TRANSACTIONS

     In July 1994, in connection with its formation, VSAC, one of the Company's predecessors, issued 13 shares of its Common Stock to each of Ralph W. Standley III, T. Kyle Standley and M. Trent Standley for cash payments of $2,000 each. In August 1994, in connection with the acquisition by VSAC of all of the capital stock of VDI, VSAC issued (i) an additional 414 shares of its Common Stock to Ralph W. Standley III and an additional 402 shares of its Common Stock to each of T. Kyle Standley and M. Trent Standley for an aggregate cash payment of $194,000 each and (ii) 279 shares of its Series A Convertible Preferred Stock to James B. Dinneen, Jr. for a cash payment of $100,000. In September 1994, VSAC was merged with and into VDI and VDI issued shares of its Common Stock and Series A Convertible Preferred Stock to the stockholders of VSAC in consideration for the cancellation of their capital stock of VSAC.

     In February 1995, in connection with its formation and initial capitalization, the Company issued a total of 1,028,460 shares of Common Stock to Ralph W. Standley III (342,840 of which shares Mr. Standley subsequently transferred to the Ralph W. Standley III Irrevocable Trust), 1,028,460 shares of Common Stock to T. Kyle Standley and 228,547 shares of Common Stock to M. Trent Standley for cash payments of $4,500, $4,500 and $1,000, respectively.

     In July 1995, in connection with the merger of NVI, GVC, GVMC and VDI into the Company, the Company issued a total of 611,379 shares of Common Stock to Ralph W. Standley III, 64,304 shares of Common Stock to Ralph W. Standley III's wife, 407,465 shares of Common Stock to T. Kyle Standley, 436,411 shares of Common Stock to M. Trent Standley and 172,956 shares of Common Stock to Mr. Dinneen, reflecting the value of each such person's stockholdings in such four entities, in consideration for cancellation of their capital stock in such four entities.

     The Company has entered into employment agreements with Messrs. Graffeo, Gardner, Misterman and Balner. See "Management -- Employment Agreements."

     Two corporations, 51% of whose outstanding stock was owned by Mr. Gardner and 40% by Mr. Graffeo, operated two West Coast Video(R) stores from July 1991 through October 1993 and October 1995, respectively, under royalty-free license agreements from the WCEI Companies (prior to July 1995) and WC Franchise (thereafter). Had standard royalties and advertising fees not been waived, such stores would have paid the franchisors approximately $59,800 during fiscal 1992, approximately $64,480 during fiscal 1993, approximately $34,800 during fiscal 1994 and $33,280 during fiscal 1995. The two stores were sold to unrelated third parties which had already become West Coast Video(R) franchisees.

     For a description of the agreement with the Non-Standley Investors, pursuant to which Mr. Dinneen has been elected a director of the Company, see "Management -- Executive Officers and Directors." For a description of a registration rights agreement to which Mr. Dinneen is a party, see "Description of Capital Stock -- Registration Rights."

     In May 1996, the Company granted certain stock options to Messrs. Dinneen, Forbes and Hoag under the Director Option Plan. See "Management -- Director Compensation."

     The Company paid an aggregate purchase price of $9,156,781, consisting of $4,578,391 in cash and 352,184 shares of Common Stock, to Peter Balner in connection with the Recent Acquisition by the Company of all outstanding stock of Palmer Video owned by him, together with an additional $2,289,196, consisting of $436,686 in cash and 142,501 shares of Common Stock, payable to two family trusts of which Mr. Balner is trustee.

     The Company paid an aggregate purchase price of $4,300,000 in cash to A-Z Video in connection with the Recent Acquisition of 12 video specialty stores. Mr. Thomas, the Chief Operating Officer and a Director of the Company, was Chairman of the Board of A-Z Video and owned 2% of its outstanding capital stock.

     In May 1996, the Company repaid approximately $3.1 million of indebtedness to a financial institution, all of which had been guaranteed by Ralph W. Standley III, T. Kyle Standley and M. Trent Standley.

     In May 1996, the Company repaid $216,781 of principal of and accrued interest on a convertible note to Mr. Gardner. Mr. Graffeo elected to convert an additional $216,781 of principal and accrued interest into 20,844 shares of Common Stock. Each of Messrs. Graffeo and Gardner had a 10% interest in such note, which was issued to West Coast Video Enterprises, Inc. in July 1995 as part of the purchase price for the franchise-related assets of that corporation which were acquired by the Company's wholly owned subsidiary, WC Franchise.

     In July 1995, the Company also agreed to pay to each of Messrs. Graffeo and Gardner 1.11% (and the WCEI Companies 8.88%) of the total purchase price paid by the Company to the seller in connection with the acquisition of the stock or assets of any company which was a West Coast Video(R) franchisee as of July 12, 1995. Under this agreement, the Recent Acquisition of stores from the Massachusetts Franchisees resulted in a payment of approximately $130,000 to each such individual. Information about any such fees payable in connection with the Prospective Acquisitions or future Acquisitions may be found under "Prospective Acquisitions" or in the Supplements.

     The Company expects to pay an aggregate purchase price of $2,700,000 to the sellers of the Weiss stores in one of the Prospective Acquisitions. Mr. Weiss, an Executive Vice President of the Company, is an investor in, and director of, such sellers of the Weiss stores and will receive $1,100,000 of such consideration.

     The Company has adopted a policy requiring all future transactions between the Company and its officers, directors and affiliates to be on terms no less favorable to the Company than could be obtained from unrelated third parties and to be approved by a majority of the disinterested members of the Company's Board of Directors.

                     PRICE RANGE OF COMMON STOCK; DIVIDENDS

     The Company's Common Stock has traded on Nasdaq's National Market System under the symbol "WCEC" since May 14, 1996. The Company believes that approximately three dealers are engaged in making a market in the Company's Common Stock. The following table sets forth, for the fiscal period indicated, the high and low sales prices for the Company's Common Stock as reported by Nasdaq.

                                                                             SALE PRICES
                                                                            -------------
                     FISCAL YEAR ENDING JANUARY 31, 1997                    HIGH     LOW
    ----------------------------------------------------------------------  ----     ----
    Second Quarter
      (from May 14, 1996 through July 31, 1996)...........................  13 1/2   9 1/4
    Third Quarter
      (from August 1, 1996 through October 21, 1996)......................  11 1/2   7 5/8

     There were approximately 52 record owners of the Company's Common Stock as of October 1, 1996. The last reported sales price for the Common Stock on Nasdaq
on October   , 1996 was $     per share.

     For the foreseeable future, the Company expects to retain its earnings to finance the expansion and development of its business. The payment of dividends is within the discretion of the Company's Board of Directors and will depend on the earnings, capital requirements, restrictions in future credit agreements and the operating and financial condition of the Company, among other factors. The Credit Facility contains a covenant prohibiting the payment of dividends without the lender's consent. There can be no assurance that the Company will ever pay dividends in the future.

                              PLAN OF DISTRIBUTION

     Shares of common stock will be offered in connection with West Coast's (or a subsidiary's) acquisition of businesses, properties or equity and/or debt securities in business combination transactions from time to time. A maximum of 5,000,000 shares of common stock may be issued and sold pursuant to this prospectus. These shares will ordinarily represent consideration paid directly upon the acquisition of businesses, properties or securities, in some cases together with additional consideration consisting of cash, debt or other securities (which may be convertible into shares covered by this Prospectus) or assumption by the Company of liabilities of the businesses being acquired, or a combination thereof. The shares may also include shares to be delivered upon the exercise or satisfaction of conversion or purchase rights which are created in connection with acquisitions or which were previously created or assumed by the companies whose businesses or properties are acquired by West Coast (or a subsidiary).

     For a description of the businesses and assets to be acquired in the Prospective Acquisitions, see "Prospective Acquisitions" and the Supplements.

                                    RESALES

     Shares offered hereby may generally be resold by the persons acquiring them without further registration under the Securities Act of 1933 (the "Act"), unless such persons are "affiliates" or "underwriters" within the meaning of the Act. Such transfer restrictions are distinct from and in addition to any transfer restrictions which may be contained in the acquisition agreements for all or some future acquisitions. The Company intends to seek the agreement of recipients of shares of Common Stock in Acquisitions to restrictions on their transfer of such shares for periods ranging from six to 18 months or to structure such transactions to provide for issuance of shares on a deferred basis over periods of six to 18 months.

     The shares to be issued at the closing of the Ohio Entertainment Acquisition can be resold only in accordance with the following schedule: one-third commencing six months after the closing date, an additional one-third commencing twelve months after the closing date and the remaining one-third commencing 18 months after the closing date. The shares to be issued at the closings of each of the Wellesley Entertainment, Curran, DeCaro, Weiss, Knight, Patel, and Weisburg Acquisitions can be resold only in accordance with the following schedule: 40% commencing twelve months after the closing date and the remaining 60% commencing 18 months after the closing date. The shares to be issued at the closing of the Great American Acquisition will become freely tradable twelve months after the closing date.

     The shares issued to Reel Entertainment, Inc. on October 1, 1996 will become freely tradable on April 1, 1997. The shares to be issued at the three successive closings of the Prospective Acquisition of Reel Entertainment will be subject to restrictions on resale for three, six and three months, respectively, so that such shares are currently expected to become freely tradable in equal installments on or about March 2, August 1 and September 3, 1997.

     All Installment Shares to be issued in connection with the Recent Acquisitions of Super Video and Picture Show will be issued in installments ranging from six to 18 months following closing and may be freely resold commencing on the respective dates of issuance.

     Any shares to be issued upon consummation of the purchase of any of up to 31 stores pursuant to the option agreement with Reel Entertainment will become freely tradable in six equal installments on the closing date for such stores and three, six, nine, twelve and 15 months thereafter. The shares to be issued in connection with each of the First Choice Acquisition and the LA Video Acquisition will be issued in installments on the twelfth and eighteenth months after the closing, and may be freely resold commencing on the respective dates of issuance.

     Any person receiving shares offered hereby who is an "affiliate" of West Coast may be subject to certain limitations on resale. An "affiliate" is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company. In the absence of a special relationship between West Coast and a person who receives shares from West Coast in an acquisition transaction (such as election of such person to West Coast's board of directors or ownership by such person of a significant percentage of West Coast's outstanding common stock), such a person generally would not be considered an "affiliate" of West Coast within the meaning of the Act. Therefore, the limitations on resale applicable to affiliates would not apply to such person.

     Any person receiving shares offered hereby who is an "underwriter" of West Coast may also be subject to certain limitations upon resale. An "underwriter" includes a person who purchases West Coast shares with a view to the distribution of such shares, or an affiliate of a company or business acquired by West Coast. Although an "underwriter" may otherwise be subject to certain resale limitations, if such person complies with the "safe harbor" provisions of Rule 145(d), he or she may freely resell shares so long as certain conditions are met. For example, a person who receives common shares from West Coast in a typical acquisition transaction is deemed to be an "underwriter" as defined by the Act, but such person is generally free under the Securities Act to sell such shares at any time by complying with Rule 145(d), which requires that the amount of common shares which may be sold by such person in any three-month period may not exceed the greater of (i) 1% of the West Coast common shares outstanding as shown by the most recent report or statement published by West Coast, or (ii) the average weekly trading volume in West Coast common shares reported on Nasdaq during the four calendar weeks preceding the order to sell. Such sales must also be made in "brokers' transactions," which are ordinary sales through a broker acting as agent without special commission arrangements or selling efforts. Persons receiving shares in connection with acquisitions may also be subject to contractual restrictions on resale entered into in connection with such acquisitions.

     In order for affiliates or underwriters not protected by Rule 145(d) to resell shares offered hereby, West Coast would have to agree (i) to provide an opinion to the effect that an exemption applies to such resale, (ii) to amend the registration statement of which this prospectus is a part to permit such resales, or (iii) to file a new registration statement which includes the shares proposed to be resold. Unless a written agreement obligates West Coast to do so, it does not expect that it will agree to provide such opinion, amendment or registration.

                                USE OF PROCEEDS

     The proceeds of the sale of shares offered hereby, to the extent such proceeds consist of the assets of acquired businesses, will be added to the assets of West Coast. Cash proceeds, if any, will be added to the general funds of West Coast and may be used for general corporate purposes, including capital expenditures and working capital requirements.

     For a description of the businesses and assets to be acquired in the Prospective Acquisitions, see "Prospective Acquisitions" and the Supplements.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 1, 1996 by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee, (iii) each Named Executive and (iv) all directors and executive officers as a group.

                                                                          SHARES BENEFICIALLY
                                                                                OWNED(1)
NAME AND ADDRESS OF                                                     ------------------------
BENEFICIAL OWNER                                                         NUMBER       PERCENT(2)
--------------------------------------------------------------------    ---------     ----------
5% STOCKHOLDERS:
  Ralph W. Standley III(3)(4)(5)....................................    1,361,322        11.3%
  Ralph W. Standley III Irrevocable Trust(3)(5).....................      342,819         2.8
  T. Kyle Standley(3)(5)............................................    1,435,934        11.9
  M. Trent Standley(3)..............................................      664,958         5.5
OTHER EXECUTIVE OFFICERS:
  Peter Balner(6)...................................................      352,184         2.9
     Palmer Corporation
     1767 Morris Avenue
     Union, NJ 07083-3598
  Jules E. Gardner(3)...............................................           --          --
  Kenneth R. Graffeo(3).............................................       20,844        *
  Donald R. Thomas(3)...............................................           --          --
  Richard G. Kelly(3)...............................................           --          --
  Donald Weiss(3)(7)................................................           --          --
OTHER DIRECTORS:
  James B. Dinneen, Jr.(8)..........................................      172,955         1.4
     Merion Capital Management
     767 Third Avenue, 27th Floor
     New York, NY 10017
  C. Stewart Forbes.................................................           --          --
     Colliers International
     84 State Street, 5th Floor
     Boston, MA 02109
  Wesley F. Hoag....................................................           --          --
     R. Meeder & Associates
     P.O. Box 7177
     Dublin, OH 43017
All directors and executive officers as a group
  (13 persons)(4)(5)(6).............................................    4,351,016        36.0

---------------
 *  Less than 1%

(1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated. In accordance with the rules of the Securities and Exchange Commission, each stockholder is deemed to beneficially own any shares subject to stock options or warrants which are currently exercisable or which become exercisable, or convertible securities which are currently exercisable or which become exercisable, within 60 days after October 1, 1996, and any reference in these footnotes to shares subject to stock options held by the person or entity in question refers to stock options which are currently exercisable or which become exercisable within 60 days after October 1, 1996. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership. The number and percentage of outstanding shares owned after this offering assumes none of the listed stockholders will purchase additional shares in this offering.

(2) Number of shares deemed outstanding includes shares outstanding as of October 1, 1996 and any shares subject to stock options held by the person or entity in question that are currently exercisable or exercisable within 60 days following October 1, 1996.

(3) These holders have an address c/o the Company, 9990 Global Road, Philadelphia, Pennsylvania 19115.

(4) Includes 1,297,018 shares held by a revocable trust over which this stockholder has sole voting and dispositive power; also includes 64,304 shares owned by this stockholder's wife as to which this stockholder disclaims beneficial ownership.

(5) Voting and dispositive power over 342,820 shares owned by this trust is shared by T. Kyle Standley and John H. Chory, Esq., as co-trustees. The beneficiaries of the trust are Ralph W. Standley III's issue, who include T. Kyle Standley and M. Trent Standley. The number of shares in the column next to Ralph W. Standley III's name excludes these shares.

(6) Excludes 142,501 shares of Common Stock to be acquired by two family trusts, over which Mr. Balner has no voting or dispositive power, in connection with the Acquisition of Palmer Video by the Company.

(7) Excludes an estimated 40,000 shares ($440,000 at $11.00 per share) to be issued to Mr. Weiss upon the closing of a Prospective Acquisition.

(8) All of these shares are held by a charitable remainder trust, over which Mr. Dinneen shares voting power, and is the sole income beneficiary.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. As of October 1, 1996, there were outstanding (i) 12,083,863 shares of Common Stock held by approximately 52 stockholders of record, (ii) the Warrant, which provides for the purchase of 192,308 shares of Common Stock and (iii) options issued pursuant to the Director Option Plan to purchase a total of 9,000 shares of Common Stock. The Company is also obligated under the terms of the acquisition agreements for certain Recent Acquisitions to issue an estimated 519,222 Installment Shares (subject to certain adjustments and elections, as described under "Business -- Recent Acquisitions") to certain Sellers between March 30, 1997 and March 30, 1998.

     The following summary of certain provisions of the Company's Common Stock, Preferred Stock, Certificate of Incorporation, as amended (the "Certificate of Incorporation") and Restated By-laws (the "By-Laws") is believed to be complete in all material respects. For further details, see the Company's Certificate of Incorporation and By-laws included as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

COMMON STOCK

     Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to preferential dividend rights, if any, of any outstanding series of Preferred Stock. Upon the liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to receive ratably the net assets of the Company available for distribution after the payment of all debts and other liabilities of the Company. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered hereby will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock that the Company may designate and issue in the future.

PREFERRED STOCK

     The Board of Directors will be authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 2,000,000 shares of Preferred Stock, in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

     The stockholders of the Company have granted the Board of Directors authority to issue the Preferred Stock and to determine its rights and preferences in order to eliminate delays associated with a stockholder vote on specific issuances. The rights of the holders of Common Stock will be subject to the rights of holders of any Preferred Stock issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of the Company. The Company has no present plans to issue any shares of Preferred Stock.

WARRANT

     In July 1995, the Company issued the Warrant to Resource Holdings, Inc., a subsidiary of Ingram. The Warrant entitles its holder to purchase a number of shares equal to $1,750,000 divided by 70% of the initial public offering price per share in the Public Offering (192,308 shares). The exercise price of the Warrant is 70% of such initial public offering price. The exercise price may be paid (i) in cash or by certified check, (ii) upon the surrender of the documents evidencing certain indebtedness owed by the Company to Resource Holdings Inc. or
(iii) by a combination of methods (i) and (ii). The Warrant expires on July 12, 2000. See Note 7 to the Company's consolidated financial statements. The Company has granted certain registration rights relating to the shares of Common Stock issuable upon exercise of the Warrant. See "-- Registration Rights."

DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

     The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

     The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to approve the sale or exchange of all or substantially all of a corporation's assets or the merger or consolidation of a corporation with or into any other corporation, or to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. The Company's Certificate of Incorporation and By-laws require the affirmative vote of the holders of at least two-thirds of the shares of capital stock of the Company issued and outstanding and entitled to vote to approve the sale or exchange of all or substantially all of the Company's assets or the merger or consolidation of the Company with or into any other corporation (except for mergers or consolidations which do not result in a substantial change in ownership of the Company's outstanding capital stock). The Company's Certificate of Incorporation and By-laws also require the affirmative vote of the holders of at least 75% of the shares of capital stock of the Company issued and outstanding and entitled to vote to amend or repeal such provision and certain of the provisions described in the next two paragraphs.

     The Company's By-laws also provide that any action required or permitted to be taken by the stockholders of the Company may be taken without a meeting only by the unanimous written consent of stockholders, and that special meetings of stockholders may be called only by the Board of Directors or the President of the Company. In addition, stockholders wishing to nominate a candidate for election as a director or bring other business before a meeting of stockholders must comply with certain advance notice and informational requirements in the Company's By-laws. The foregoing provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of the outstanding voting securities of the Company. These provisions may also discourage another person or entity from making a tender offer for the Common Stock, because such person or entity, even if it acquired a majority of the outstanding voting securities of the Company, would be able to take unilateral action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting, and not by written consent unless it had acquired 100% of the Company's outstanding voting stock.

     The Company's Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to the Company or its stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The Company's Certificate of Incorporation also contains provisions obligating the Company to indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

REGISTRATION RIGHTS

     Certain securityholders of the Company (collectively the "Rightsholders"), who together own or have the right to acquire a total of 2,987,273 shares of Common Stock (the "Registrable Shares") are parties to agreements with the Company under which they have certain rights with respect to the registration of the Registrable Shares under the Securities Act for resale to the public. These agreements provide that in the event the Company proposes to register any of its Common Stock under the Securities Act for its own account or otherwise, the Rightsholders are entitled to include their Registrable Shares in such registration, subject to certain conditions and limitations, which include the right of the managing underwriter of any such offering to exclude some or all of the Registrable Shares from such registration. In addition, certain of the Rightsholders have demand registration rights under which, beginning in May 1997, they may require the Company to register all or part of their Registrable Shares for resale to the public under the Securities Act, subject to certain conditions and limitations. The Company is required to bear the expenses of certain registrations (except underwriting discounts and commissions).

     The Company is prohibited, pursuant to this agreement, from subsequently granting registration rights to a third party which are more favorable to such party than those rights enjoyed by the Rightsholders, unless approved by Rightsholders who own more than 50% of the Registrable Shares.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

                        SHARES ELIGIBLE FOR FUTURE SALE

     At October 1, 1996, the Company had outstanding 12,083,863 shares of Common Stock (before giving effect to any future issuance of the Installment Shares or exercise of the Warrant). Of these shares, 5,413,624 shares are freely tradeable without restriction under the Securities Act except that 13,624 of such shares may not be resold until April 1996 and except that shares owned by "affiliates" of the Company are subject to certain restrictions. None of the remaining 6,670,239 outstanding shares of Common Stock (collectively, the "Restricted Shares"), including Restricted Shares to be issued in connection with the exercise of the Warrant, have been registered under the Securities Act, and they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act.

SALES OF RESTRICTED SECURITIES

     At present, Rule 144 provides generally that if two years have elapsed since the later of the date of the acquisition of restricted shares of Common Stock from the Company or any affiliate of the Company, the acquiror or subsequent holder thereof may sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission (the "Commission"). Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the later of the date of acquisition of restricted shares of Common Stock from the Company or from any affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares without regard to the limitations described above. Holders of 2,285,458 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 under the Securities Act, subject to the manner of sale, volume, notice and information requirements of Rule 144, beginning in February 1997, holders of 2,470,826 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 beginning in July 1997 and holders of 1,913,955 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 beginning in May 1998. The Commission has recently sought public comment on the advisability of shortening the applicable holding periods under Rule 144 by one year. If such a change in Rule 144 were to be effected, the respective dates referred to above would be February 1996 and July 1996 (subject to the lock-up agreements referred to below) and May 1997.

LOCK-UP AGREEMENTS

     Pursuant to the terms of lock-up agreements with the Underwriters, the Company, executive officers, directors and certain stockholders of the Company, who hold in the aggregate approximately 4,618,000 shares of Common Stock, have agreed not to offer, sell, offer to sell, contract to sell, assign, pledge, grant any option to purchase or otherwise dispose of or transfer any Common Stock of the Company, or any other security of the Company, convertible into, or exchangeable or exercisable for, Common Stock until November 7, 1996 (the "Lock-up Period"), without the prior written consent of Jefferies & Company, Inc. ("Jefferies"), except that (a) the Company may issue (i) Common Stock or options to purchase Common Stock under the 1995 Equity Incentive Plan, the 1995 Director Option Plan or the 1995 Employee Stock Purchase Plan, (ii) Common Stock upon the exercise of presently outstanding warrants and (iii) Common Stock in connection with the Company's express strategy of growth through acquisitions provided that such Common Stock is restricted and is not tradeable prior to the expiration of the Lock-up Period and (b) the executive officers, directors and certain stockholders of the Company may make bona fide gifts to donees who agree to be bound by the foregoing restrictions. See "Underwriting."

REGISTRATION RIGHTS

     The Company intends to file registration statements under the Securities Act later in 1996 registering the shares of Common Stock reserved for issuance under the Company's 1995 Equity Incentive Plan, 1995 Director Stock Option Plan and 1995 Employee Stock Purchase Plan. See "Management -- Director

Compensation" and "-- Employee Stock Plans." The Company has granted demand and piggyback registration rights to certain holders of certain Restricted Shares and to the holder of the Warrant in connection with certain offerings of securities made by the Company or its affiliates. See "Description of Capital Stock -- Registration Rights." Shares registered under registration statements will be available for sale in the open market, unless such shares are subject to vesting restrictions imposed by the Company.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Hale and Dorr, Boston, Massachusetts. John H. Chory, a partner of Hale and Dorr, shares voting and dispositive power, as a co-trustee of the Ralph
W. Standley III Irrevocable Trust, with respect to 342,820 shares of Common Stock owned by such trust.

                                    EXPERTS

     The financial statements of each of West Coast Entertainment Corporation; New Age Entertainment, Inc. (one of the Massachusetts Franchisees); HB Associates, Inc. (one of the Massachusetts Franchisees); Video Innovators, Inc. (one of the Massachusetts Franchisees); Best Entertainment, Inc. (one of the Massachusetts Franchisees); Showtime, Inc.; Video Giant, Inc.; Anthony Cocca's Videoland, Inc.; Vidko, Inc.; Kobie-Co Movie Outlet; and Videosmith Incorporated have been included herein and in the Registration Statement in reliance on the reports of Price Waterhouse LLP, independent accountants, as of the dates and for the periods indicated in their reports appearing elsewhere herein, except as they relate to the unaudited twelve month period ended December 31, 1995 of Vidko, Inc., and on the authority of said firm as experts in auditing and accounting.

     The financial statements of each of Lancaster Group, Inc. (a member of the Red Giraffe group) and Palmer Corporation and subsidiaries and the combined financial statements of Large Corporation, Lyndhurst Video Inc., Kearny Video Inc., New Milford Video Inc., Hillsdale Video Inc., Hack Video Inc., Bell Video Inc., Bergen Video Inc., Harris Video Inc., Rahway Video Inc., Wall Video Inc., Mont Video Inc., Super Video of Park Ridge, Inc., Emerson Video LLC and Super Video Mgt. Co. (members of the Super Video group) have been included herein and in the Registration Statement in reliance on the reports of KPMG Peat Marwick LLP, independent certified public accountants, as of the dates and for the periods indicated in their reports appearing elsewhere herein, and on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of American Video, Inc. (a member of the Red Giraffe group) and Red Giraffe Video, Inc. have been included herein and in the Registration Statement in reliance on the report of Carpenter & Mountjoy, PSC, independent certified public accountants, as of the dates and for the periods indicated in their report appearing elsewhere herein, and on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of West Coast Entertainment, Inc., and affiliates have been included herein and in the Registration Statement in reliance on the report of Miller, Glusman, Footer & Magarick, P.C., independent certified public accountants, as of the dates and for the periods indicated in their report appearing elsewhere herein, and on the authority of said firm as experts in auditing and accounting.

     The financial statements of the sellers in the Picture Show Acquisition (JJ Video, Inc., Picture Show Video, Inc., Picture Show Video #4, Inc., Picture Show Video -- Gardenside, Inc. and Picture Show Video -- Winchester, Inc.) have been included herein and will be included in the Registration Statement in reliance on the report of Messrs. Switzer, McGaughey & Company, P.S.C., certified public accountants, as of the dates and for the periods indicated in their reports appearing elsewhere herein, and on the authority of said firm as experts in auditing and accounting.

     The financial statements of L.A. Video, Inc. DBA First Choice Video and First Choice Video, Inc. have been included herein and will be included in the Registration Statement in reliance on the reports of Dohner, Louis and Stephens, Inc., independent certified public accountants, as of the dates and for the periods indicated in their reports appearing elsewhere herein and on the authority of said firm as experts in auditing and accounting.

     The financial statements of Ohio Entertainment Corporation have been included herein and will be included in the Registration Statement in reliance on the reports of Kamphaus, Henning and Hood, independent certified public accountants, as of the dates and for the periods indicated in their reports appearing elsewhere herein and on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of Franexco, Inc. and Affiliate have been included herein and will be included in the Registration Statement in reliance on the report of J.H. Cohn LLP, independent public accountants, as of the dates and for the periods indicated in their report appearing elsewhere herein and on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of Curran, Skupala, Zimmerman W.C. Video Group and the combined financial statements of Coventry Video, Inc. and Pottstown Video, Inc. have been included herein and will be included in the Registration Statement in reliance on the reports of Kurtz, McNaney and Company, independent certified public accountants, as of the dates and for the periods indicated in their reports appearing elsewhere herein and on the authority of said firm as experts in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

     This Index relates to the financial statements set forth in this Prospectus of (i) West Coast Entertainment Corporation (the "Company"), (ii) its previously acquired businesses ("Prior Acquisitions") (iii) certain companies whose stock or assets were acquired by the Company or which were merged into West Coast on May 17, 1996, concurrently with the consummation of the Public Offering and which were acquired between August 26 and October 1, 1996, which companies are identified under the caption "Recent Transactions" (the "Recent Acquisitions") and certain companies whose assets the Company expects to acquire, which companies are identified as "Prospective Acquisitions."

                                                                                       PAGE
                                                                                       -----
THE REGISTRANT
  West Coast Entertainment Corporation
     Report of Independent Accountants..............................................     F-6
     Consolidated Balance Sheet.....................................................     F-7
     Consolidated Statement of Operations...........................................     F-8
     Consolidated Statement of Cash Flows...........................................     F-9
     Consolidated Statement of Stockholders' Equity/(Deficit).......................    F-10
     Notes to the Consolidated Financial Statements.................................    F-11
     Interim Financial Statements...................................................    F-24
PRIOR ACQUISITIONS
  Videosmith Incorporated
     Report of Independent Accountants..............................................    F-30
     Balance Sheet..................................................................    F-31
     Statement of Operations........................................................    F-32
     Statement of Stockholder's Equity..............................................    F-33
     Statements of Cash Flows.......................................................    F-34
     Notes to Financial Statements..................................................    F-35
  West Coast Entertainment, Inc. and Affiliates
     Report of Independent Certified Public Accountants.............................    F-39
     Combined Balance Sheets........................................................    F-40
     Combined Statements of Operations..............................................    F-41
     Combined Statements of Changes in Stockholders' Deficiency.....................    F-42
     Combined Statements of Cash Flows..............................................    F-43
     Notes to Combined Financial Statements.........................................    F-44
RECENT ACQUISITIONS (EXCLUDING A-Z VIDEO, VIDEO VIDEO AND REEL ENTERTAINMENT)
  PALMER VIDEO
     Palmer Corporation and Subsidiaries
       Independent Auditors' Report.................................................    F-48
       Consolidated Balance Sheets..................................................    F-49
       Consolidated Statements of Operations........................................    F-50
       Consolidated Statements of Cash Flows........................................    F-51
       Consolidated Statements of Stockholders' Equity..............................    F-52
       Notes to Consolidated Financial Statements...................................    F-53
  RED GIRAFFE
     American Video, Inc. and Red Giraffe Video, Inc.
       Independent Auditor's Report.................................................    F-61
       Combined Balance Sheets......................................................    F-62
       Combined Statements of Income................................................    F-63
       Combined Statements of Stockholders' Equity..................................    F-64
       Combined Statements of Cash Flows............................................    F-65

                                                                                       PAGE
                                                                                       -----
       Notes to Combined Financial Statements.......................................    F-66
       Interim Financial Statements.................................................    F-70
     Lancaster Group, Inc.
       Independent Auditors' Report.................................................    F-74
       Balance Sheets...............................................................    F-75
       Statements of Operations.....................................................    F-76
       Statements of Stockholders' Equity (Deficit).................................    F-77
       Statements of Cash Flows.....................................................    F-78
       Notes to Financial Statements................................................    F-79
       Interim Financial Statements.................................................    F-82
  4 MASSACHUSETTS FRANCHISEES
     New Age Entertainment, Inc.
       Report of Independent Accountants............................................    F-86
       Balance Sheet................................................................    F-87
       Statement of Operations......................................................    F-88
       Statements of Cash Flows.....................................................    F-89
       Statement of Stockholders' Equity............................................    F-90
       Notes to Financial Statements................................................    F-91
       Interim Financial Statements.................................................    F-95
     HB Associates, Inc.
       Report of Independent Accountants............................................    F-99
       Balance Sheet................................................................   F-100
       Statement of Operations......................................................   F-101
       Statement of Cash Flows......................................................   F-102
       Statement of Stockholders' Equity............................................   F-103
       Notes to Financial Statements................................................   F-104
       Interim Financial Statements.................................................   F-108
     Best Entertainment, Inc.
       Report of Independent Accountants............................................   F-112
       Balance Sheet................................................................   F-113
       Statement of Operations......................................................   F-114
       Statement of Cash Flows......................................................   F-115
       Statement of Stockholders' Equity............................................   F-116
       Notes to Financial Statements................................................   F-117
       Interim Financial Statements.................................................   F-121
     Video Innovators, Inc.
       Report of Independent Accountants............................................   F-125
       Balance Sheet................................................................   F-126
       Statement of Operations......................................................   F-127
       Statement of Cash Flows......................................................   F-128
       Statement of Stockholders' Equity............................................   F-129
       Notes to the Financial Statements............................................   F-130
       Interim Financial Statements.................................................   F-134

                                                                                       PAGE
                                                                                       -----
  OTHER UNAFFILIATED SELLING GROUPS:
  SHOWTIME VIDEO
     Showtime, Inc.
       Report of Independent Accountants............................................   F-138
       Balance Sheet................................................................   F-139
       Statement of Operations......................................................   F-140
       Statement of Cash Flows......................................................   F-141
       Statement of Stockholder's Equity............................................   F-142
       Notes to Financial Statements................................................   F-143
       Interim Financial Statements.................................................   F-146
  VIDEO GIANT
     Video Giant, Inc.
       Report of Independent Accountants............................................   F-150
       Balance Sheet................................................................   F-151
       Statement of Operations......................................................   F-152
       Statement of Cash Flows......................................................   F-153
       Statement of Stockholders' Equity............................................   F-154
       Notes to Financial Statements................................................   F-155
       Interim Financial Statements.................................................   F-158
  VIDEOLAND
     Anthony Cocca's Videoland, Inc.
       Report of Independent Accountants............................................   F-162
       Balance Sheet................................................................   F-163
       Statement of Operations......................................................   F-164
       Statement of Cash Flows......................................................   F-165
       Statement of Stockholders' Equity............................................   F-166
       Notes to Financial Statements................................................   F-167
       Interim Financial Statements.................................................   F-171
     Vidko, Inc.
       Report of Independent Accountants............................................   F-175
       Balance Sheet................................................................   F-176
       Statement of Operations......................................................   F-177
       Statement of Cash Flows......................................................   F-178
       Statement of Stockholders' Equity............................................   F-179
       Notes to Financial Statements................................................   F-180
       Interim Financial Statements.................................................   F-183
     Kobie-Co Movie Outlet
       Report of Independent Accountants............................................   F-187
       Balance Sheet................................................................   F-188
       Statement of Operations......................................................   F-189
       Statement of Cash Flows......................................................   F-190
       Statement of Owner's Equity..................................................   F-191
       Notes to Financial Statements................................................   F-192
       Interim Financial Statements.................................................   F-196
SUPER VIDEO
Large Corporation, Lyndhurst Video Inc., Kearny Video Inc., New Milford Video Inc.,
  Hillsdale Video Inc., Hack Video Inc., Bell Video Inc., Bergen Video Inc., Harris
  Video Inc., Rahway Video Inc., Wall Video Inc., Mont Video Inc., Super Video of
  Park Ridge, Inc., Emerson Video, LLC and Super Video Mgt. Co.
  Independent Auditors' Report......................................................   F-200

                                                                                       PAGE
                                                                                       -----
  Combined Balance Sheets...........................................................   F-201
  Combined Statements of Income.....................................................   F-202
  Combined Statements of Stockholders' Equity (Deficit).............................   F-203
  Combined Statements of Cash Flows.................................................   F-204
  Notes to Combined Financial Statements............................................   F-205
  Interim Combined Financial Statements.............................................   F-212
PICTURE SHOW
JJ Video, Inc., Picture Show Video, Inc., Picture Show Video #4, Inc., Picture Show
  Video-Gardenside, Inc. and Picture Show Video-Winchester, Inc.
  Independent Accountants' Report...................................................   F-216
  Combined Balance Sheets...........................................................   F-217
  Combined Income Statement.........................................................   F-218
  Combined Statement of Stockholders' Equity........................................   F-219
  Combined Statement of Cash Flow...................................................   F-220
  Notes to the Combined Financial Statements........................................   F-221
  Interim Financial Statements......................................................   F-225
PROSPECTIVE ACQUISITIONS (EXCLUDING REEL ENTERTAINMENT, WELLESLEY ENTERTAINMENT,
  DECARO, WEISS, KNIGHT, PATEL, AND WEISBERG)
L.A. VIDEO
L.A. Video, Inc. DBA First Choice Video
  Independent Auditors' Report......................................................   F-233
  Balance Sheets....................................................................   F-234
  Statements of Operations..........................................................   F-235
  Statements of Shareholders' Equity................................................   F-236
  Statements of Cash Flows..........................................................   F-237
  Notes to Financial Statements.....................................................   F-238
  Interim Financial Statements......................................................   F-241
FIRST CHOICE VIDEO
First Choice Video, Inc.
  Independent Auditors' Report......................................................   F-249
  Balance Sheets....................................................................   F-250
  Statements of Operations..........................................................   F-251
  Statements of Shareholders' Equity................................................   F-252
  Statements of Cash Flows..........................................................   F-253
  Notes to Financial Statements.....................................................   F-254
  Interim Financial Statements......................................................   F-259
  OHIO ENTERTAINMENT
  Ohio Entertainment Corporation
       Independent Auditors' Report.................................................   F-268
       Balance Sheet................................................................   F-269
       Statement of Operations......................................................   F-270
       Statement of Cash Flows......................................................   F-271

                                                                                       PAGE
                                                                                       -----
       Statement of Stockholders' Equity............................................   F-272
       Notes to Financial Statements................................................   F-273
       Interim Financial Statements.................................................   F-277
  GREAT AMERICAN
  Franexco, Inc. and Affiliate
       Report of Independent Public Accountants.....................................   F-281
       Combined Balance Sheets......................................................   F-282
       Combined Statements of Operations and Retained Earnings......................   F-283
       Combined Statements of Cash Flows............................................   F-284
       Notes to Combined Financial Statements.......................................   F-285
  CURRAN
  Curran, Skypala, Zimmerman W. C. Video Group
       Report of Independent Certified Public Accountants...........................   F-293
       Combined Balance Sheets......................................................   F-294
       Combined Statements of Operations............................................   F-295
       Combined Statements of Stockholders' Equity..................................   F-296
       Combined Statements of Cash Flows............................................   F-297
       Notes to Combined Financial Statements.......................................   F-298
       Interim Financial Statements.................................................   F-305
  Coventry Video, Inc. and Pottstown Video, Inc.
       Report of Independent Certified Public Accountants...........................   F-317
       Combined Balance Sheets......................................................   F-318
       Combined Statements of Operations............................................   F-319
       Combined Statements of Stockholders' Equity..................................   F-320
       Combined Statements of Cash Flows............................................   F-321
       Notes to Combined Financial Statements.......................................   F-322
       Interim Financial Statements.................................................   F-327

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of West Coast Entertainment Corporation

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of cash flows and of stockholders' equity (deficit) present fairly, in all material respects, the financial position of West Coast Entertainment Corporation, formerly the combined companies of Giant Video Corporation, Nostalgia Ventures, Inc., Videosmith, Inc., and G.V. Management Corporation, at January 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended January 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

March 12, 1996
Boston, Massachusetts

                      WEST COAST ENTERTAINMENT CORPORATION

                           CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT PAR VALUE)

                                                                              JANUARY 31,
                                                                          --------------------
                                                                           1995         1996
                                                                          ------       -------
                                 ASSETS
Current assets:
  Cash and cash equivalents.............................................  $   45       $   611
  Accounts receivable...................................................      --         1,085
  Merchandise inventories...............................................     288           504
  Prepaid expenses and other current assets.............................     162           151
  Receivable from stockholder...........................................      30            --
                                                                          ------       -------
          Total current assets..........................................     525         2,351
Videocassette rental inventory, net.....................................   1,464         1,509
Furnishings, equipment and leasehold improvements, net..................   1,299         1,235
Other assets............................................................     269         4,258
Intangible assets (net of accumulated amortization of $254,000 at
  January 31, 1996).....................................................      --         6,967
Deferred tax asset......................................................      74           195
                                                                          ------       -------
                                                                          $3,631       $16,515
                                                                          ======       =======
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.....................................  $  859       $ 2,091
  Accounts payable......................................................     735         1,327
  Accrued expenses......................................................     495         4,686
  Income taxes..........................................................     397           760
  Advances from stockholders............................................      42             7
                                                                          ------       -------
          Total current liabilities.....................................   2,528         8,871
Long-term debt..........................................................     738         7,101
                                                                          ------       -------
          Total liabilities.............................................   3,266        15,972
Commitments (Note 14)
Stockholders' equity:
  Common stock, $0.01 par value, 25,000 shares authorized, 7,273, and
     14,000 shares issued and outstanding at January 31, 1995 and 1996,
     respectively.......................................................      73           140
  Preferred stock, $0.01 par value, 2,000 shares authorized, no shares
     issued.............................................................      --            --
  Additional paid-in capital............................................     819           819
  Accumulated deficit...................................................    (527)         (416)
                                                                          ------       -------
          Total stockholders' equity....................................     365           543
                                                                          ------       -------
                                                                          $3,631       $16,515
                                                                          ======       =======

                     The accompanying notes are an integral
                       part of the financial statements.

                      WEST COAST ENTERTAINMENT CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     YEAR ENDED JANUARY 31,
                                                                  -----------------------------
                                                                   1994       1995       1996
                                                                  ------     ------     -------
Revenues:
  Rental revenue................................................  $2,248     $5,606     $ 9,209
  Merchandise sales.............................................     272        897       2,299
  Franchise fees................................................      --         --       3,211
                                                                  ------     ------     -------
                                                                   2,520      6,503      14,719
                                                                  ------     ------     -------
Costs and expenses:
  Store operating expenses......................................   2,086      4,866       8,206
  Cost of goods sold............................................      44        382       1,384
  General and administrative....................................     434        870       3,913
                                                                  ------     ------     -------
                                                                   2,564      6,118      13,503
                                                                  ------     ------     -------
Income (loss) from operations...................................     (44)       385       1,216
                                                                  ------     ------     -------
Interest expense................................................      42        118         640
                                                                  ------     ------     -------
Income (loss) before provision for income taxes.................     (86)       267         576
Provision (benefit) for income taxes............................     (14)        63         242
                                                                  ------     ------     -------
  Net income (loss).............................................  $  (72)    $  204     $   334
                                                                  ======     ======     =======
Unaudited pro forma data:
  Income (loss) before income taxes.............................  $  (86)    $  267     $   576
  Income tax provision (benefit)................................     (29)        63         275
                                                                  ------     ------     -------
  Net income (loss).............................................  $  (57)    $  204     $   301
                                                                  ======     ======     =======
  Net income (loss) per share...................................  $ (.07)    $  .12     $   .06
                                                                  ======     ======     =======
  Weighted average number of common shares......................     843      1,693       4,756
                                                                  ======     ======     =======

                     The accompanying notes are an integral
                       part of the financial statements.

                      WEST COAST ENTERTAINMENT CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                     YEAR ENDED JANUARY 31,
                                                                 ------------------------------
                                                                  1994       1995        1996
                                                                 ------     -------     -------
Cash flows from operating activities:
  Net income (loss)............................................  $  (72)    $   204     $   334
  Adjustments to reconcile net income (loss) to cash flows
     provided by (used in) operating activities:
     Amortization of videocassette rental inventory............     784       1,436       1,972
     Depreciation and amortization of furnishings, equipment
       and leasehold improvements..............................      86         192         359
     Amortization of intangible assets.........................                             254
     Changes in assets and liabilities:
       Accounts receivable.....................................      --          --        (262)
       Merchandise inventories.................................       2           4          64
       Prepaid expenses and other assets.......................     (77)        (66)     (3,522)
       Accounts payable........................................      75          27         115
       Accrued expenses........................................     140        (190)      3,575
       Current taxes...........................................      36         135         363
       Deferred taxes..........................................      43        (117)       (121)
                                                                 ------     -------     -------
     Net cash provided by operating activities.................   1,017       1,625       3,131
                                                                 ------     -------     -------
Cash flows from investing activities:
  Acquisition of businesses, net of cash acquired..............       3      (1,734)     (3,453)
  Purchases of property and equipment..........................      (6)        (47)        (95)
  Purchases of videocassette rental inventory..................    (685)     (1,430)     (2,002)
                                                                 ------     -------     -------
     Net cash used in investing activities.....................    (688)     (3,211)     (5,550)
                                                                 ------     -------     -------
Cash flows from financing activities:
  Proceeds from long-term debt.................................     189       1,410       5,565
  Repayment of long-term debt..................................    (479)       (474)     (2,352)
  Proceeds (repayments) from advances from stockholders........      --          34          (5)
  Shareholder contribution (distributions).....................     (50)        649        (223)
                                                                 ------     -------     -------
     Net cash used in financing activities.....................    (340)      1,619       2,985
                                                                 ------     -------     -------
Net increase (decrease) in cash and cash equivalents...........     (11)         33         566
                                                                 ------     -------     -------
Cash and cash equivalents, beginning of period.................      23          12          45
                                                                 ------     -------     -------
Cash and cash equivalents, end of period.......................  $   12     $    45     $   611
                                                                 ======     =======     =======
Supplemental cash flow data:
  Interest paid................................................  $   42     $   118     $   332
                                                                 ======     =======     =======

                     The accompanying notes are an integral
                       part of the financial statements.

                      WEST COAST ENTERTAINMENT CORPORATION

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)
                         (IN THOUSANDS, EXCEPT SHARES)

                                                                                                 TOTAL
                                                COMMON STOCK       ADDITIONAL                 STOCKHOLDERS'
                                             -------------------    PAID-IN     ACCUMULATED      EQUITY
                                               SHARES     AMOUNT    CAPITAL       DEFICIT      (DEFICIT)
                                             ----------   ------   ----------   -----------   ------------
Balance at January 31, 1993................   1,419,571    $ 15       $ (3)        $(558)        $ (546)
Shares issued -- Nostalgia Ventures,
  Inc. ....................................   1,272,725      12         88            --            100
Net loss...................................          --      --         --           (72)           (72)
S Corporation distribution.................          --      --         --           (50)           (50)
                                             -----------   ----       ----         -----          -----
Balance at January 31, 1994................   2,692,296      27         85          (680)          (568)
Shares issued -- Videosmith, Inc...........   4,580,505      46        734            --            780
Net income.................................          --      --         --           204            204
S Corporation distribution.................          --      --         --           (51)           (51)
                                             -----------   ----       ----         -----          -----
Balance at January 31, 1995................   7,272,801      73        819          (527)           365
Shares issued -- West Coast Entertainment
  Corporation..............................   6,727,200      67         --            --             67
Net income.................................          --      --         --           334            334
S Corporation distribution.................          --      --         --          (223)          (223)
                                             -----------   ----       ----         -----          -----
Balance at January 31, 1996................  14,000,001    $140       $819         $(416)        $  543
                                             ===========   ====       ====         =====          =====

                     The accompanying notes are an integral
                       part of the financial statements.

                      WEST COAST ENTERTAINMENT CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND BUSINESS

     West Coast Entertainment Corporation (the "Company") was incorporated in the State of Delaware in February 1995 for the purpose of conducting business as an owner and operator as well as a franchisor of videocassette rental stores. Upon incorporation, 10,000 shares were issued to the Company's then existing shareholders. On July 12, 1995, in connection with an anticipated initial public offering (the "Offering"), Giant Video, Inc., G.V. Management Corporation, Nostalgia Ventures, Inc. and Videosmith, Inc. were merged into the Company. These four entities were individually formed or acquired over the past several years and were under substantial common ownership and common day-to-day management prior to the merger. In accordance with the plan of merger, the Company declared a 672.72-for-1 stock split with respect to its 10,000 shares issued and outstanding and issued and exchanged 7,272,801 shares of its common stock for all of the outstanding common stock of the above four entities. In addition, the stockholders of the above four entities own all of the Company's shares of common stock outstanding (14,000,001) prior to the Offering. The financial statements of the above four entities have been combined and included in the accompanying consolidated financial statements from the date of the respective entity's acquisition or inception, at its historical cost, determined as of such date. The par value and number of shares outstanding have been retroactively adjusted to appropriately reflect the merger transaction as well as the fact that the entities were acquired or formed at various times during the past several years.

     The consolidated financial statements of the Company include the accounts and transactions of the following companies:

Giant Video, Inc.             For the years ended January 31, 1994, 1995 and 1996.
G.V. Management Corporation   For the years ended January 31, 1994, 1995, 1996.
Nostalgia Ventures, Inc.      For the period from April 3, 1993 (the date the company was acquired by the above noted stockholders) to January 31, 1994, for the years ended January 31, 1995 and 1996.
Videosmith, Inc.              For the period from August 5, 1994 (the date the company was acquired by the above noted stockholders) to January 31, 1995 and for the year ended January 31, 1996.
West Coast Franchising        For the period from July 12, 1995 (the date of inception) to
  Company                     January 31, 1996 (see Note 11).

     As of January 31, 1996, the Company owns and operates 28 video rental stores and is a franchisor of a chain of 304 video stores.

     Unaudited pro forma data included in the consolidated statement of operations reflect certain adjustments to give effect to the income tax implications of the merger transaction. Unaudited pro forma data, as adjusted, reflect certain supplemental adjustments to the consolidated statement of operations to give effect to the income tax implications of the merger transaction and application of the estimated proceeds of the Offering (see Note
16).

     As certain of the combined entities were Subchapter S Corporations and were not subject to federal and state income taxes, historical per share data is not considered meaningful and, accordingly, has not been presented.

                      WEST COAST ENTERTAINMENT CORPORATION

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Consolidation

     All significant intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

  Classification

     Certain prior year balances have been reclassified to conform with current year classifications.

  Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game. Franchise fees, related to the sale of franchises, are recognized when the stores are opened for business. Post-sale franchise fees are recognized based on stated percentages of franchisee revenue as defined in the franchise agreements.

  Franchising Costs

     Direct costs relating to franchise sales for which revenue has not been recognized is deferred until the related revenue is recognized.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of the sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes.

                      WEST COAST ENTERTAINMENT CORPORATION

  Furnishings, Equipment and Leasehold Improvements

     Furnishings, equipment and leasehold improvements are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives (5 to 7 years) of furnishings and equipment and, for leasehold improvements, over the lesser of the estimated useful lives or lease terms (primarily 5 to 10 years). Repair and maintenance costs are expensed as incurred.

  Intangible Assets

     Intangible assets are primarily comprised of franchise rights and a covenant not-to-compete. Franchise rights are amortized on a straight-line basis over 15 years, the estimated remaining economic life of such rights. The covenant not-to-compete is amortized on a straight-line basis over the term of the agreement.

  Income Taxes

     Income taxes for financial reporting purposes are recorded in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of the Company's assets and liabilities. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance.

     Prior to the effective date of the merger transaction discussed in Note 1, Nostalgia Ventures, Inc. and Videosmith, Inc. were subject to tax as C corporations, while Giant Video, Inc., and G.V. Management Corporation had elected to be treated as S corporations for federal and state income tax purposes. Under the provisions of Subchapter S, a pro rata portion of each entity's taxable income is allocated to each individual shareholder. Accordingly, no provision for income taxes relating to Giant Video, Inc., and G.V. Management Corporation is included in the accompanying consolidated statement of operations for any period prior to the effective date of the merger.

     Concurrent with the merger transaction, the assets received from the merged S corporations became subject to C corporation tax. As such, the income tax expense included in the accompanying consolidated statement of operations subsequent to the effective date of the merger includes normal corporate level federal and state income taxes. The deferred tax attributes arising from the conversion to C Corporation status totalled $72,000, resulting in the recognition of a deferred tax asset.

3.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows (in thousands):

                                                                           JANUARY 31,
                                                                       -------------------
                                                                        1995        1996
                                                                       -------     -------
    Videocassette rental inventory...................................  $ 2,494     $ 3,299
    Accumulated amortization.........................................   (1,030)     (1,790)
                                                                       -------     -------
                                                                       $ 1,464     $ 1,509
                                                                       =======     =======

     Amortization expense related to videocassette rental inventory totaled $784,000, $1,436,000 and $1,972,000 for the years ended January 31, 1994, 1995 and 1996, respectively.

                      WEST COAST ENTERTAINMENT CORPORATION

4.  FURNISHINGS, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furnishings, equipment and leasehold improvements comprise the following (in thousands):

                                                                            JANUARY 31,
                                                                         -----------------
                                                                          1995       1996
                                                                         ------     ------
    Furniture and fixtures.............................................  $  561     $  634
    Equipment and vehicles.............................................      73        220
    Leasehold improvements.............................................   1,216      1,291
                                                                         -------    -------
                                                                          1,850      2,145
    Accumulated depreciation and amortization..........................    (551)      (910)
                                                                         -------    -------
                                                                         $1,299     $1,235
                                                                         =======    =======

     Depreciation and amortization totaled $86,000, $192,000 and $359,000 for the years ended January 31, 1994, 1995 and 1996, respectively.

5.  NON-CURRENT OTHER ASSETS

     Non-Current other assets is comprised of the following (in thousands):

                                                                            JANUARY 31,
                                                                          ---------------
                                                                          1995      1996
                                                                          ----     ------
    Deferred expenses relating to the initial public offering and
      pending acquisitions..............................................  $146     $4,109
    Other...............................................................   123        149
                                                                          ----     ------
                                                                          $269     $4,258
                                                                          ====     ======

6.  ACCRUED EXPENSES

     Accrued expenses is comprised of the following (in thousands):

                                                                            JANUARY 31,
                                                                          ---------------
                                                                          1995      1996
                                                                          ----     ------
    Accrued wages and taxes.............................................  $212     $  259
    Property taxes payable..............................................    33         --
    Sales taxes.........................................................    58        102
    Accrued rent........................................................    77        126
    Accrued professional fees...........................................    --      3,006
    Accrued advertising expenses........................................    --        267
    Accrued interest expenses...........................................    10        318
    Accrued finder's fee................................................    --        200
    Other...............................................................   105        408
                                                                          ----     ------
                                                                          $495     $4,686
                                                                          ====     ======

                      WEST COAST ENTERTAINMENT CORPORATION

7.  LONG-TERM DEBT

     Long-term debt is comprised of the following (in thousands):

                                                                               JANUARY 31,
                                                                           -------------------
                                                                            1995        1996
                                                                           -------     -------
Revolving credit facility................................................  $    --     $ 1,166
Senior bank term loan....................................................       --       2,250
11% subordinated secured note payable....................................       --       1,400
10% second subordinated secured convertible note payable.................       --       2,000
10% second subordinated secured note payable.............................       --       2,000
Unsecured non-interest bearing $500 obligation due to the former owner of
  West Coast Video, less unamortized discount of $118 based on an imputed interest rate of 10%. Monthly installments of $8.3 are required beginning in July 1995 and continuing through June 2000. (See Note
  11)....................................................................       --         340
Bank term loan, interest at prime plus 1.75% (10.25% at January 31,
  1995), secured by the assets and common stock of Videosmith, Inc., and limited guarantees of $750 by the stockholders of Videosmith, Inc.
  Payable in monthly installments of $20.8 plus interest beginning on
  September 5, 1994 and continuing through July 5, 1998..................      938          --
Note payable to the Company's principal supplier of video rental tapes, secured by the inventory sold to the Company by the supplier, with interest at prime plus 4% (12.5% at January 31, 1995), payable in monthly installments of principal plus interest of $10.4 through
  October 1996...........................................................      208          --
10% note payable to the landlord of Giant Video Inc.'s six stores, secured by all of the assets and stock of Giant Video, Inc. Interest and principal is payable in various monthly installments through July
  1995...................................................................      170          --
10% note payable to former shareholder of Nostalgia Ventures, Inc., secured by the assets and common stock of Nostalgia Ventures, Inc., with principal and interest due in monthly installments of $8.9 through
  March 1996.............................................................      110          --
Various notes payable due in monthly installments with interest rates
  varying from prime plus 2% to 4%.......................................      171          36
                                                                           -------     -------
                                                                             1,597       9,192
Less: current portion....................................................     (859)     (2,091)
                                                                           -------     -------
                                                                           $   738     $ 7,101
                                                                           =======     =======

     Effective July 12, 1995, and in connection with the merger transaction discussed in Note 1, the Company refinanced borrowings that were in existence at that time. In addition, on that date, the Company issued certain notes payable in connection with an acquisition (see Note 11). A summary of the various credit facilities follows.

SENIOR DEBT

     On July 12, 1995, the Company entered into a $3,000,000 senior bank term loan (the "Term Loan") and a $1,250,000 bank revolving credit facility (the "Facility"), both of which bear interest at prime + 1/2% (8 3/4% at January 31,
1996) through July 11, 1996 and at prime thereafter. Under the terms of this arrangement, quarterly principal payments of $375,000 are required on the Term Loan beginning October 1, 1995 and ending July 11, 1997. Borrowings under the Facility are limited to the borrowing base of 75% of eligible outstanding franchisee fee receivables plus $500,000 (the "Overadvance") through April 29, 1996. The

                      WEST COAST ENTERTAINMENT CORPORATION

Overadvance decreases to $333,333 for the period April 30, 1996 through May 30, 1996 and to $166,667 for the period May 31, 1996 through June 29, 1996 and is $0 thereafter. The Facility expires on July 11, 1997 and provides for a commitment fee payable quarterly, computed as 1/2% of the average unused Facility during the preceding quarter.

     The senior borrowings are secured by a first security interest in the assets and common stock of the Company and contain certain restrictive covenants, including the maintenance of 1) minimum tangible net worth, 2) maximum ratio of debt to tangible net worth and 3) a minimum fixed charge coverage ratio. In addition, dividend declarations are restricted under the terms of the agreement.

SUBORDINATED DEBT

     On July 12, 1995, the Company entered into a $1,400,000, 11% subordinated secured note payable with a primary supplier of video tape rentals. In accordance with the terms of the note, all interest accruing through July 12, 1997 shall be compounded annually and added to the outstanding principal balance of the note. Commencing on October 12, 1997, and continuing until all principal and accrued interest are paid in full, interest payments shall be made quarterly. Principal payments of $110,000, $180,000 and $190,000 are payable on October 12, 1997, January 12, 1998 and April 12, 1998, respectively. All remaining unpaid principal and accrued interest is due and payable in full on July 12, 1998. The note also provides for a subordinated security interest in the common stock and assets of the Company and contains restrictive covenants similar to those included in the Senior Debt as described above.

     In conjunction with this note the Company issued a detachable warrant entitling the holder to purchase shares of the Company's common stock. The warrant is exercisable beginning on the earlier of the Offering date or July 12, 1997 and expires on July 12, 2000. The number of shares that can be acquired is equal to the quotient obtained by dividing $1.75 million by the exercise price per share. The exercise price per share is dependent on the timing of the Offering as outlined below:

                                                        EXERCISE
                    OFFERING DATE                    PRICE/SHARE($)
        --------------------------------------    ---------------------
        On or before January 12, 1996.........      80% of IPO price
        January 13, 1996-July 12, 1996........      70% of IPO price
        July 13, 1996-July 12, 1997...........      60% of IPO price

     In the event that the Offering does not occur on or before July 13, 1997, the number of shares that can be acquired is equal to 6.25% of the common stock outstanding on the exercise date. The exercise price of the warrant after July 12, 1997 is equal to $1,400,000 and the company has the right, upon such exercise, to redeem the interest for $300,000. Upon the occurrence of a Private Sale Event, as defined in the warrant, the holder of the warrant is entitled to acquire 875,000 shares of the Company's common stock at an exercise price of $1.60 per share. The warrants may be exercised for cash, presentation of the related note payable, or a combination of the two. The Company has determined that the value of the warrant is insignificant at the date of issuance.

     On March 5, 1996, the Company entered into an $800,000, 12% subordinated secured note payable with the same primary supplier of video tape rentals referred to above. In accordance with the terms of the note, all interest which accrues through February 1, 1999 shall be compounded annually and added to the outstanding principal balance of the note on February 1 of each year. Equal quarterly principal and accrued interest payments commence on April 1, 1999 continuing through January 1, 2000. In the event that the Company prepays the note in whole or in part prior to August 1, 1997, a prepayment penalty of $400,000 will be due to the lender. Prepayment is mandatory upon the occurrence of an initial public stock offering or a change of control event, as defined in the note. The note also provides for a subordinated security interest in the common

                      WEST COAST ENTERTAINMENT CORPORATION
stock and assets of the Company and contains restrictive covenants similar to those included in the Senior Debt as described above.

     Also, on July 12, 1995, and in connection with the acquisition of West Coast Entertainment Inc., West Coast Video Enterprises, Inc., West Coast Services, Inc., Game Power Headquarters, Inc., and Premier Advertising, Inc. (the "Acquired Businesses"), the Company issued a $2,000,000 10% second subordinated secured convertible note payable (the "convertible note"), a $2,000,000 10% second subordinated secured note payable (the "subordinated note") and a $500,000 unsecured non-interest bearing note to the former shareholder of the Acquired Businesses.

     In accordance with the terms of the convertible note, repayment of principal and interest is dependent upon the Company's ability to successfully undertake the Offering on or before January 31, 1997 (the "conversion date"). If the Offering occurs on or before the conversion date, all principal together with unpaid interest accrued thereon shall be paid in full out of the proceeds of the IPO. However, the holder of the convertible note may elect to convert some or all of the outstanding principal, together with interest accrued thereon, into the number of shares of the Company's common stock as determined by dividing the appropriate amount of principal and interest so converted by 80% of the Offering price per share.

     If the Company's Offering does not occur by the conversion date, the entire outstanding principal balance shall be converted into shares of the Company's stock using an agreed upon formula, not to exceed 49% of the total outstanding share value at the conversion date. Interest payments are not required until January 31, 1997 at which point the holder of the convertible note can elect to convert such amounts into shares of the Company's stock in conjunction with the conversion of the principal discussed above or to receive a lump sum payment. In the event that the Company does not have adequate available cash at that time or such payment would be precluded by the Senior Debt or the Subordination Agreements, such payment shall be made on July 31, 1997 along with any additional interest accruing through that date.

     The Company may, at its option, prepay all or any portion of the outstanding principal and/or interest without penalty and without discount, with the exception of the last $50,000 of principal which can be prepaid only with the consent of the holder.

     In accordance with the terms of the subordinated note, principal payments are required to be made in 16 monthly installments of $125,000 beginning on July 31, 1997 or, at the Company's election on September 30, 1997. Interest will accrue on the subordinated note at 10% per annum, compounded annually, however, no interest payments accruing on the original borrowing are required until January 31, 1997, at which point all interest shall be paid in one lump sum subject to the Company having adequate cash balances available and the terms of the Senior Debt and the Subordination Agreements. In the event that the interest payment is not made on January 31, 1997, such payment shall be made 50% on July 31, 1997 and 50% on August 31, 1997 along with the additional interest accruing through those dates. Monthly interest payments on the remaining unpaid principal will begin on either February 28, 1997 or September 30, 1997.

     The Company may prepay all or any portion of the principal and/or interest at any time without penalty and without discount.

     The convertible note and the subordinated note provide the holder with a second subordinated security position with respect to the assets and common stock of the Company. In addition, the notes contain certain restrictive covenants similar to those described in the Senior Debt.

     In the event that the Company is unable to complete the offering, it is management's intention to reduce its present cost structure and restructure its obligations.

                      WEST COAST ENTERTAINMENT CORPORATION

     Principal due on long-term debt for each of the years following January 31, 1996 is as follows:

        1997.............................................................  $2,091,000
        1998.............................................................   4,668,000
        1999.............................................................   2,311,000
        2000.............................................................      91,000
        2001.............................................................      31,000
                                                                           ----------
                                                                           $9,192,000
                                                                           ==========

     In March 1996, the Company received a commitment for a $60 million credit facility from PNC Bank, National Association, contingent upon completion of the Offering.

8.  INCOME TAXES

     The components of the provision for income taxes are as follows (in thousands):

                                                                        YEAR ENDED
                                                                        JANUARY 31,
                                                                      ---------------
                                                                      1995      1996
                                                                      -----     -----
        Current:
          Federal...................................................  $ 139     $ 176
          State.....................................................     41       187
                                                                      -----     -----
                                                                        180       363
                                                                      -----     -----
        Deferred:
          Federal...................................................   (100)     (112)
          State.....................................................    (17)       (9)
                                                                      -----     -----
                                                                       (117)     (121)
                                                                      -----     -----
        Tax provision...............................................  $  63     $ 242
                                                                      =====     =====

                      WEST COAST ENTERTAINMENT CORPORATION

     Deferred income taxes reflect the net tax effects of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The temporary differences which give rise to deferred tax assets and liabilities are as follows (in thousands):

                                                                           JANUARY 31,
                                                                       -------------------
                                                                        1995        1996
                                                                       -------     -------
    Deferred tax asset:
      Intangible amortization........................................  $    10     $    --
      Videocassette rental inventory amortization....................      668          --
      Furnishings, equipment and leasehold improvement
         depreciation................................................      588         596
      Recognized built-in loss carryforward..........................      126         812
      Write-off of fixed assets......................................       94          --
      Expense accruals...............................................       --         165
      State NOL carryforward.........................................       --          66
      Acquisition costs..............................................       --          21
      Other..........................................................       25          19
                                                                       -------     -------
                                                                         1,511       1,679
    Deferred tax asset valuation allowance...........................   (1,437)     (1,484)
                                                                       -------     -------
                                                                       $    74     $   195
                                                                       =======     =======

     As a result of a change in ownership of Videosmith, Inc. at August 4, 1994, there is an annual limitation on the use of net unrealized built-in losses. Such limitation applies only to those built-in losses recognized for income tax purposes in the five-year period beginning with the date of the ownership change. The use of such losses is limited to approximately $45,000 per year for the carryforward period, generally 15 years subsequent to the year recognized, and are subject to certain consolidated tax return limitations, including Videosmith's separate company taxable income. A majority of the temporary differences noted above at January 31, 1996 are comprised of net unrealized built-in losses that have not been recognized for income tax reporting purposes. Management anticipates that approximately 68% of such unrealized built-in losses will be recognized on a tax return basis within the five year period.

     Management believes that it is more likely than not that it will generate taxable income sufficient to realize a portion of the tax benefit associated with the future deductible temporary differences identified above. This belief is based upon a review of all available evidence, including historical operating results and projections of future taxable income, recognizing the limitations discussed above.

                      WEST COAST ENTERTAINMENT CORPORATION

     A reconciliation between the provision for income taxes and the amount determined by applying the U.S. federal statutory rate to income before income taxes is as follows (in thousands):

                                                                             YEAR ENDED
                                                                            JANUARY 31,
                                                                           --------------
                                                                           1995      1996
                                                                           -----     ----
    Income at statutory rate of 34%......................................  $  93     $196
      State tax expense, net of federal benefit..........................     25       58
      Amount not subject to federal income tax due to S Corporation
         status..........................................................     28      (33)
      Change in valuation allowance......................................   (102)      47
      Nondeductible intangible amortization..............................     11       11
      Deferred tax asset due to conversion to C Corporation status.......     --      (72)
      Reserve for contingency............................................     --       22
      Other..............................................................      8       13
                                                                           -----     ----
                                                                           $  63     $242
                                                                           =====     ====

9.  RELATED PARTY TRANSACTIONS

     The principal stockholders have from time to time loaned the Company funds for working capital purposes. No interest is charged on these loans.

10.  LEASE COMMITMENTS

     The Company leases its facilities under operating leases extending until 2002. Minimum future rental payments under these leases as of January 31, 1996 are as follows (in thousands):

                                 YEAR ENDING                            OPERATING LEASES
        --------------------------------------------------------------  ----------------
          1997........................................................       $1,652
          1998........................................................        1,411
          1999........................................................          864
          2000........................................................          492
          2001........................................................          185
          Thereafter..................................................          237
                                                                             ------
        Future minimum payments.......................................       $4,841
                                                                             ======

     Rent expense totalled approximately $427,000, $939,000 and $1,947,000 for the years ended January 31, 1994, 1995 and 1996, respectively.

11.  ACQUISITIONS

     All acquisitions have been accounted for as purchases; operations of the companies and businesses acquired have been included in the accompanying consolidated financial statements from their respective dates of acquisition.

NOSTALIGIA VENTURES

     On April 2, 1993, the stockholders discussed in Note 1 acquired 100% of the outstanding stock of Nostalgia Ventures, Inc. and entered into a three year non-competition agreement with the former owner of

                      WEST COAST ENTERTAINMENT CORPORATION

Nostalgia Ventures, Inc. The purchase price was $464,000, consisting of cash of $100,000, short-term debt of $108,000 and a note payable of $256,000.

VIDEOSMITH, INC.

     On August 4, 1994, V.S. Acquisition Corporation acquired 100% of the outstanding stock of Xtra-vision Corporation and its wholly owned subsidiary, Videosmith, Inc. The purchase price of $2,042,000 was paid in cash. V.S. Acquisition Corporation, Xtra-vision Corporation and Videosmith Inc., merged on September 20, 1994 to form Videosmith Inc.

WEST COAST FRANCHISING COMPANY

     On July 12, 1995, West Coast Franchising Company, a wholly-owned subsidiary of the Company, acquired the business, assets and certain liabilities of West Coast Entertainment, Inc., West Coast Video Enterprises, Inc., West Coast Services, Inc., Game Power Headquarters, Inc., and Premier Advertising, Inc. (the "Acquired Businesses"). West Coast Franchising Company operates as a franchisor of 307 chain stores under the trade name of West Coast Video involved in the sale and rental of videocassettes, recorders, related equipment and supplies.

     The cost of the Acquired Businesses was approximately $8.6 million, comprising cash of $4 million, a $2 million second subordinated secured convertible note payable, a $2 million second subordinated secured note payable (see Note 7) and acquisition costs of $200,000. Additionally, the Company entered into a five year, non-interest bearing arrangement Agreement with the former owner of the Acquired Businesses. Under the Agreement the Company is required to make equal monthly payments over five years totalling $500,000 to the former owner (see Note 7). In addition, in connection with the acquisition, the Company entered into an arrangement to pay the former owner and certain key executives of the Acquired Businesses a fee in the event that the Company purchases the assets or stock of any Franchisee of the Acquired Businesses. The remaining obligation under the Agreement is required to be reduced by 80% of any fee paid under the arrangement within the five year period.

     The allocation of the purchase price associated with the above acquisitions is summarized as follows (in thousands):

                                                          NOSTALGIA     VIDEOSMITH      ACQUIRED
                                                          VENTURES         INC.        BUSINESSES
                                                          ---------     ----------     ----------
    Working capital.....................................    $ 124         $ (334)        $1,075
    Videocassette rental inventory......................      199          1,082             --
    Furnishings, equipment and leasehold improvements...      101          1,285            200
    Intangible assets...................................      130             --          7,221
    Other...............................................      (90)             9             86
                                                             ----         ------         ------
                                                            $ 464         $2,042         $8,582
                                                             ====         ======         ======

SUMMARY

     The following unaudited pro forma information presents the results of operations as though acquisition of Videosmith Inc. and the Acquired Businesses had occurred as of February 1, 1994 (in thousands):

                                                                           YEAR ENDED
                                                                           JANUARY 31,
                                                                       -------------------
                                                                        1995        1996
                                                                       -------     -------
    Revenues.........................................................  $20,746     $18,482
    Net income (loss)................................................      (76)        414

                      WEST COAST ENTERTAINMENT CORPORATION

12.  EQUITY INCENTIVE PLANS

     Effective July 5, 1995, the Company adopted and the stockholders approved the 1995 Equity Incentive Plan. Under the terms of this plan, the Board of Directors is authorized to grant options at an exercise price that is not less than the fair market value of a share of the Company's common stock at the date of grant. The exercise and expiration dates for options granted under this plan shall be set forth in the agreement evidencing such option with the exception of the expiration date for Incentive Stock Options, which shall be no later than 10 years after the date on which the option is granted. In addition, the Board of Directors can grant restricted stock awards which shall consist of the sale and issuance by the Company, and the purchase by the recipient, of shares of the Company's common stock. The price at which shares of the Company's common stock are sold to recipients of such awards is at the discretion of the Board of Directors. The Company has reserved 350,000 shares of common stock for issuance under the plan. As of January 31, 1996, no awards have been granted under this plan.

     The Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in November 1995. The Purchase Plan authorizes the issuance of up to a total 125,000 shares of Common Stock to participating employees through a series of semiannual offerings. Offering periods will commence on each July 1, beginning July 1, 1996, and January 1 and terminate on the following June 30 and December 31, respectively. The maximum number of shares available in each offering is 25,000 shares. The price at which employees may purchase Common Stock in an offering is 85% of the closing price of the Common Stock on the day the offering commences or on the day the offering terminates, whichever is lower.

     The Company's 1995 Director Stock Option Plan (the "Director Option Plan") was adopted by the Board of Directors in November 1995. Under the Director Option Plan, upon the effectiveness of the Offering, the Company's non-employee directors will be granted an option to purchase 9,000 shares of Common Stock at an exercise price per share equal to the public offering price. In addition, each non-employee director initially elected to the Board of Directors in the future will be granted an option, upon his or her initial election as a director, to purchase 9,000 shares of Common Stock. Each non-employee director will also receive a subsequent grant of an option for 3,000 shares on the date of each Annual Meeting of Stockholders at which such director is reelected as a director of the Company, beginning with the Annual Meeting for the year ending January 31, 1997. All options granted under the Director Option Plan have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant, will vest over a three-year period, provided the optionholder continues to serve as a director of the Company, and will expire ten years from the date of grant. The total number of shares of Common Stock that may be issued under the Director Option Plan is 50,000 shares.

13.  PREFERRED STOCK

     The Board of Directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 2,000,000 shares of Preferred Stock, in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. The rights of the holders of Common Stock will be subject to the rights of holders of any Preferred Stock issued in the future. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of the Company. The Company has not issued any shares of Preferred Stock as of January 31, 1996.

                      WEST COAST ENTERTAINMENT CORPORATION

14.  COMMITMENTS

     On July 12, 1995, the Company entered into a contract with a supplier of video rental products that requires the Company to purchase, at a discount, its requirements for such products over the ensuing seven year period as follows:

July 12, 1995-July 12, 1997......  50% of annual requirements

July 13, 1997-July 12, 2000......  lesser of 30% of annual requirements or $25 million

July 13, 2000-July 12, 2002......  lesser of 25% of annual requirements or $25
                                   million

15.  LITIGATION

     The Company is involved in litigation that is incidental to the operation of its business. The Company believes that the outcome of such litigation will not materially affect the Company's financial position or results of operations.

16.  UNAUDITED PRO FORMA INFORMATION

     Unaudited pro forma information reflects an adjustment to the consolidated statement of operations for each of the years in the three year period ended January 31, 1996. Such adjustment gives effect to the merger transaction discussed in Note 1, as if it had occurred as of February 1, 1992. Accordingly, the pro forma income tax provision (benefit) and proforma net income have been calculated as if each entity included in the consolidated statement of operations had been included in the Company's consolidated income tax returns and subject to corporate income taxation as a C Corporation during all periods presented.

     Unaudited pro forma net income (loss) per share has been calculated for the respective periods by dividing the respective unaudited pro forma net income amounts by the weighted average number of shares of common stock outstanding effected for the 0.340 reverse stock split discussed in Note 17.

17.  SUBSEQUENT EVENT (UNAUDITED)

     On May 14, 1996 the Board of Directors approved a 0.340-to-1 reverse stock split of the Company's Common Stock. The consolidated financial statements have not been retroactively adjusted to reflect the split. On a post-split basis the number of shares of common stock outstanding as of January 31, 1996 and 1995 is 4,756,292 and 2,470,827, respectively. See Note 16 regarding the effect of the split on unaudited pro forma net income (loss) per share.

                      WEST COAST ENTERTAINMENT CORPORATION

                           CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT FOR PAR VALUE)
                                  (UNAUDITED)

                                                                                   JULY 31,
                                                                                     1996
                                                                                 ------------
ASSETS:
Current assets:
     Cash and cash equivalents.................................................    $  2,335
     Accounts receivable.......................................................       1,470
     Merchandise inventory.....................................................       2,752
     Prepaid expenses and other current assets.................................         841
                                                                                   --------
          Total current assets.................................................       7,398
Videocassette rental inventory, net of amortization............................      15,265
Furnishings, equipment and leasehold improvements, net.........................       6,091
Other assets...................................................................       1,541
Intangible assets, net of accumulated amortization.............................      77,197
Deferred tax asset.............................................................           0
                                                                                   --------
          Total assets.........................................................    $107,492
                                                                                   ========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Current liabilities:
     Current portion of long-term debt.........................................    $     23
     Accounts payable..........................................................       7,947
     Accrued expenses and other liabilities....................................       6,069
     Income taxes..............................................................       1,314
     Advances from shareholders................................................           0
                                                                                   --------
          Total current liabilities............................................      15,353
Long-term debt (net of current portion)........................................       4,502
Deferred tax liability.........................................................         447
Other long-term liabilities....................................................          48
                                                                                   --------
          Total liabilities....................................................      20,350
STOCKHOLDER'S EQUITY:
     Common stock ($0.01 par value, 12,070 shares outstanding at July 31, 1996
      and 4,756 shares outstanding at January 31, 1996)........................         121
     Preferred stock ($0.01 par value, 2,000 shares authorized, no shares
      issued)..................................................................           0
     Additional paid in capital................................................      86,397
     Accumulated surplus/(deficit).............................................         624
                                                                                   --------
          Total stockholder's equity...........................................      87,142
                                                                                   --------
          Total liabilities and stockholder's equity...........................    $107,492
                                                                                   ========

                 See accompanying notes to financial statements

                      WEST COAST ENTERTAINMENT CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   THREE MONTHS ENDED          SIX MONTHS ENDED
                                                         JULY 31                    JULY 31
                                                   -------------------        -------------------
                                                    1996         1995          1996         1995
                                                   -------      ------        -------      ------
                                                                    (UNAUDITED)
Revenues:
     Rental revenue............................    $14,957      $2,164        $17,371      $4,515
     Merchandise and other sales...............      1,787         339          2,718         663
     Franchise fees............................        933         332          2,310         332
                                                   -------      ------        -------      ------
          Total revenues.......................     17,677       2,835         22,399       5,510
Operating costs and expenses:
     Store operating expenses..................      7,531       1,500          9,004       3,064
     Cost of goods sold........................      1,094         151          1,787         283
     Amortization of videocassette and video
       game rental inventory...................      2,818         455          3,204         971
     General and administrative................      3,102         532          4,688         773
     Intangible amortization...................        856          22            989          22
                                                   -------      ------        -------      ------
          Total operating costs and expenses...     15,401       2,660         19,672       5,113
                                                   -------      ------        -------      ------
Income from operations.........................      2,276         175          2,727         397
Interest expense...............................        223         100            508         137
Other, net.....................................        (59)          0            (68)          0
                                                   -------      ------        -------      ------
Income before provision for income taxes and
  extraordinary item...........................      2,112          75          2,287         260
Provision for income taxes.....................        929          46          1,003          96
                                                   -------      ------        -------      ------
Income before extraordinary item...............      1,183          29          1,284         164
Extraordinary item (net of income tax benefit
  of $156).....................................       (244)          0           (244)          0
                                                   -------      ------        -------      ------
Net income.....................................    $   939      $   29        $ 1,040      $  164
                                                   =======      ======        =======      ======
Income per common share data:
Income before extraordinary item...............    $  0.11      $ 0.01        $  0.16      $ 0.03
                                                   =======      ======        =======      ======
Extraordinary item.............................    ($ 0.02)     $ 0.00        ($ 0.03)     $ 0.00
                                                   =======      ======        =======      ======
Net income.....................................    $  0.09      $ 0.01        $  0.13      $ 0.03
                                                   =======      ======        =======      ======
Weighted average shares outstanding............     11,089       4.756          7,957       4.756
                                                   =======      ======        =======      ======

                 See accompanying notes to financial statements

                      WEST COAST ENTERTAINMENT CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                           SIX MONTHS ENDED
                                                                               JULY 31
                                                                        ----------------------
                                                                          1996          1995
                                                                        --------       -------
                                                                             (UNAUDITED)
Cash flows from operating activities:
     Net income.....................................................    $  1,040       $   164
Adjustments to reconcile net income to cash flows provided by (used
  in) operating activities:
     Amortization of videocassette rental inventory.................       3,204           971
     Depreciation and amortization of furnishings, equipment and
      leasehold improvements........................................         370           193
     Amortization of intangible assets..............................         989            23
Changes in assets and liabilities:
     Accounts receivable............................................         131            39
     Merchandise inventories........................................         135            11
     Prepaid expenses and other assets..............................        (486)          (23)
     Accounts payable...............................................         534           154
     Accrued expenses and other liabilities.........................      (1,991)          214
     Income taxes...................................................         554            50
                                                                        --------       -------
          Net cash provided by operating activities.................       4,480         1,796
                                                                        --------       -------
Cash flows from investing activities:
     Purchase of property and equipment.............................        (141)          (65)
     Purchase of videocassette rental inventory.....................      (5,395)       (1,065)
     Purchase of retail video stores, net of cash acquired..........     (54,932)            0
     Purchase of franchising business, net of cash acquired.........           0        (3,453)
     Changes in other assets related to acquisitions................           0          (177)
                                                                        --------       -------
          Net cash used in investing activities.....................     (60,468)       (4,760)
                                                                        --------       -------
Cash flows from financing activities:
     Proceeds from long-term debt...................................       5,600         5,665
     Repayment of long-term debt....................................     (10,267)       (1,684)
     Proceeds from issuance of common stock, net....................      63,079             0
     Shareholder distributions......................................           0           (39)
     Changes in other assets related to financing...................        (700)         (177)
                                                                        --------       -------
          Net cash provided by financing activities.................      57,712         3,765
                                                                        --------       -------
Net increase in cash and cash equivalents...........................       1,724           801
Cash and cash equivalents, beginning of period......................         611            45
                                                                        --------       -------
Cash and cash equivalents, end of period............................    $  2,335       $   846
                                                                        ========       =======
Supplemental cash flow data:
     Interest paid..................................................    $    508       $   137
                                                                        ========       =======
     Income taxes paid..............................................    $    293       $     0
                                                                        ========       =======

                 See accompanying notes to financial statements

                      WEST COAST ENTERTAINMENT CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           JULY 31, 1996 (UNAUDITED)

1.  BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and footnotes included in West Coast Entertainment Corporation's ("the Company") registration statement on Form S-1 as declared effective by the SEC on May 9, 1996.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the three and six month periods ended July 31, 1996 are not necessarily indicative of the results to be expected for the year ending January 31, 1997.

     For purposes of determining income per common share data for the three and six month periods ended July 31, 1995 the income tax provisions have been adjusted as if each entity included in the consolidated statement of operations had been included in the Company's consolidated income tax returns and subject to corporate income taxation as a C corporation from February 1, 1995 to July 12, 1995.

     Income per common share data has been calculated utilizing the weighted average number of common shares outstanding after giving effect to the 0.340-for-1 reverse stock split, which was approved by the Board of Directors on May 14, 1996, as if it had occurred as of February 1, 1995. In addition, shares to be issued as contingent consideration in conjunction with the Recent Acquisitions (Note 5) have been considered outstanding since May 17, 1996.

2.  INITIAL PUBLIC OFFERING OF COMMON STOCK AND ACQUISITIONS

     On May 14, 1996 the Company completed an initial public offering of 5,400,000 shares of common stock at $13.00 per share ("the Offering"). The net proceeds of the offering after deducting applicable issuance costs and expenses, were $63.1 million. The proceeds were used to fund the acquisitions discussed in
Note 5 and repay approximately $9.6 million in long-term debt.

3.  EXTRAORDINARY ITEM

     In conjunction with the early extinguishment of a portion of the previously outstanding subordinated debt the Company as called for by the terms of the note upon completion of the Offering was required to pay a prepayment penalty of $400,000 ($244,000 net of income tax benefit).

                      WEST COAST ENTERTAINMENT CORPORATION

4.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows (in thousands):

                                                            JULY 31, 1996      JANUARY 31, 1996
                                                            --------------     -----------------
Videocassette rental inventory............................     $ 20,258             $ 3,299
Accumulated amortization..................................     $ (4,993)            $(1,790)
                                                                -------             -------
                                                               $ 15,265             $ 1,509
                                                                =======             =======

     Videocassette rental inventory amortization expense resulting from the allocation of purchase price to videocassette rental tapes of the acquired entities is based on current replacement cost for bulk purchases of used tapes as well as the assignment of a three year amortizable life which serves to extend the remaining economic useful lives of videocassette rental tapes acquired. Replacement cost for bulk purchases of used tapes is significantly less than the cost of new tape purchases. As a result, future amortization relating to these tapes, on a per tape basis, will be significantly less than the amortization relating to new tape purchases. In addition, to the extent the acquired tapes have book values lower than newly purchased tapes, sales of the acquired tapes should result in higher operating income than sales of new tape purchases. The favorable effects resulting from purchase accounting will diminish with the passage of time and will not extend beyond the three year period subsequent to acquisition which is the period over which these tapes will be amortized.

5  ACQUISITIONS

     On May 17, 1996 the Company acquired 172 video specialty stores ("the Recent Acquisitions"), including 13 stores owned by franchisees of the Company. Taking into account certain adjustments and calculation of certain contingent payments, the aggregate consideration of $84.3 million was paid consisting of the following: $52.5 million in cash, approximately $24.5 million in shares of common stock (1.9 million shares), approximately $4.7 million of acquisition costs and approximately $2.6 million in minimum contingent consideration (of which approximately $1.4 million and $1.2 million is to be paid in cash and stock, respectively). The purchase method of accounting was used to record the acquisitions. The excess of the cost over the estimated fair value of the assets acquired of $71.0 million will be amortized over 20 years on a straight-line basis. The results of operations of the acquired stores have been included in operations of the Company since the date of acquisition.

     The following unaudited pro forma information presents the results of operations as though (i) the Recent Acquisitions had occurred as of the beginning of the periods presented, (ii) each entity included in the consolidated statement of operations had been included in the Company's consolidated income tax returns and subject to corporate income taxation as a C corporation during all periods presented, (iii) the acquisition of a business acquired on July 12, 1995 had occurred on February 1, 1995, (iv) the repayment of all previously existing outstanding debt had occurred as of the beginning of the periods reported, and (v) the borrowings under the new credit facility had occurred as of the beginning of the periods presented.

                      WEST COAST ENTERTAINMENT CORPORATION

     The following unaudited pro forma net income per share for the three and six month periods ended July 31, 1996 and 1995 was calculated by dividing the respective unaudited pro forma net income by the pro forma weighted average number of shares of Common Stock outstanding after giving effect to (i) the 0.340-for-1 reverse stock split approved by the Board of Directors on May 14, 1996, and the shares issued in conjunction with the Offering, (ii) the shares issued or to be issued as contingent consideration in conjunction with the Recent Acquisitions and (iii) the impact of a detachable warrant with a primary supplier of videocassettes and a portion of a convertible note which was converted into shares of the Company's common stock as if the Offering of common stock had occurred on the first day of the periods presented. The pro forma weighted average number of common shares used to calculate pro forma net income per share is 12,322,075.

                                                                        PRO FORMA
                                                         ----------------------------------------
                                                         THREE MONTHS ENDED     SIX MONTHS ENDED
                                                              JULY 31,              JULY 31,
                                                         ------------------    ------------------
                                                          1996       1995       1996       1995
                                                         -------    -------    -------    -------
                                                           (IN THOUSANDS, EXCEPT AS SHARE DATA)
Pro forma revenues....................................   $20,300    $19,254    $42,896    $40,840
Pro forma net income..................................     1,441      1,125      2,928      2,379
Pro forma net income per share........................   $  0.12    $  0.09    $  0.24    $  0.19

6  LONG TERM DEBT

     On May 17, 1996 the Company obtained a $60,000,000 Credit Facility ("the Facility") from a bank, which consists of a two year revolving credit facility followed by a three year term loan. In association with the borrowing the Company paid a fee of $700,000 on May 17, 1996 which has been recorded in other long term assets and will be amortized over the term of the Facility. Borrowings under the Facility are available for working capital, capital expenditures, refinancing of existing indebtedness, and for certain permitted acquisition financing. As of July 31, 1996 the Company had $4,500,000 outstanding under the Facility.

     On July 31, 1996 the Company received a commitment from the Bank to increase the Facility to $65,000,000 effective August 5, 1996.

     Borrowings are limited to 2.75 times the Company's operating cash flow, as defined, during the previous four quarters. At the Company's option, interest rates vary from either the Bank's base rate, as defined, to 1% above such base rate, or from the Eurodollar rate, as defined, to 2.5% above such Eurodollar rate (7.0% at July 31, 1996). Additionally, the Facility provides for a commitment fee payable quarterly, computed as 0.375-0.5% of the unused portion of the available Facility during the previous quarter. In each case the rate is dependent on the ratio of the Company's total debt to operating cash flow for the preceding quarter.

     The Facility is secured by a first security interest in substantially all of the Company's assets, including the stock of its subsidiaries and contain certain restrictive covenants, including among others compliance with certain financial tests and ratios and dividend restrictions.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholder of Videosmith Incorporated

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of stockholder's equity present fairly, in all material respects, the financial position of Videosmith Incorporated at August 4, 1994, and the results of its operations and its cash flows for the period from January 30, 1994 through August 4, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     The financial statements of the Company for the years ended January 29, 1994 and January 31, 1993 were audited by the other independent accountants whose report dated March 11, 1994 expressed an unqualified opinion on those statements.

PRICE WATERHOUSE LLP

Boston, Massachusetts
November 10, 1995

                            VIDEOSMITH INCORPORATED
             (A WHOLLY-OWNED SUBSIDIARY OF XTRA-VISION CORPORATION)

                                 BALANCE SHEET

                                                                                   AUGUST 4,
                                                                                      1994
                                                                                   ----------
                                     ASSETS
Current assets:
  Cash and cash equivalents......................................................  $  308,149
  Merchandise inventories........................................................     229,660
  Prepaid expenses and other current assets......................................     191,884
                                                                                   ----------
          Total current assets...................................................     729,693
  Videocassette rental inventory, net............................................     848,271
  Furnishings and equipment, net.................................................   1,752,819
  Other non-current assets.......................................................      54,383
                                                                                   ----------
          Total non-current assets...............................................   2,655,473
                                                                                   ----------
          Total assets...........................................................  $3,385,166
                                                                                   ==========
                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current portion of long term debt..............................................  $   17,315
  Accounts payable...............................................................     476,706
  Accrued expenses...............................................................     286,086
  Income taxes payable...........................................................     226,837
                                                                                   ----------
          Total current liabilities..............................................   1,006,944
Long-term debt...................................................................      45,163
                                                                                   ----------
          Total liabilities......................................................   1,052,107
Stockholder's equity
  Common stock, $1 par value, 300,000 shares authorized, 9,075 shares issued and
     outstanding.................................................................       9,075
  Additional paid-in capital.....................................................   1,590,903
  Retained earnings..............................................................     733,081
                                                                                   ----------
          Total stockholder's equity.............................................   2,333,059
                                                                                   ----------
                                                                                   $3,385,166
                                                                                   ==========

                     The accompanying notes are an integral
                        part of the financial statements

                            VIDEOSMITH INCORPORATED
             (A WHOLLY-OWNED SUBSIDIARY OF XTRA-VISION CORPORATION)

                            STATEMENT OF OPERATIONS

                                                                               JANUARY 30, 1994
                                                                               TO AUGUST 4, 1994
                                                                               -----------------
Revenues.....................................................................     $ 3,826,215
                                                                                   ----------
Costs and expenses:
  Operating expenses.........................................................       3,221,313
  General and administrative.................................................         521,282
                                                                                   ----------
                                                                                    3,742,595
                                                                                   ----------
     Income from operations..................................................          83,620
                                                                                   ----------
Interest expense.............................................................           3,000
                                                                                   ----------
     Income before provision for income taxes................................          80,620
Provision for income taxes...................................................         226,837
                                                                                   ----------
     Net loss................................................................     $  (146,217)
                                                                                   ==========

                     The accompanying notes are an integral
                        part of the financial statements

                            VIDEOSMITH INCORPORATED
             (A WHOLLY-OWNED SUBSIDIARY OF XTRA-VISION CORPORATION)

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                                          ADDITIONAL                       TOTAL
                                               COMMON      PAID-IN       RETAINED      STOCKHOLDER'S
                                               STOCK       CAPITAL       EARNINGS         EQUITY
                                               ------     ----------     ---------     -------------
Balance at January 30, 1994..................  $9,075     $2,220,925     $ 879,298      $ 3,109,298
Forgiveness of receivable from parent........     --        (630,022)           --         (630,022)
Net income...................................     --              --      (146,217)        (146,217)
                                               ------     ----------     ---------       ----------
Balance at August 4, 1994....................  $9,075     $1,590,903     $ 733,081      $ 2,333,059
                                               ======     ==========     =========       ==========

                     The accompanying notes are an integral
                        part of the financial statements

                            VIDEOSMITH INCORPORATED
             (A WHOLLY-OWNED SUBSIDIARY OF XTRA-VISION CORPORATION)

                            STATEMENT OF CASH FLOWS

                                                                               JANUARY 30, 1994
                                                                               TO AUGUST 4, 1994
                                                                               -----------------
Cash flows from operating activities
  Net loss...................................................................     $  (146,217)
  Adjustments to reconcile net income to net cash flows provided by (used in)
     operating activities:
     Amortization of videocassette rental inventory..........................         592,408
     Depreciation and amortization of furnishings and equipment..............         196,528
     Change in operating assets and liabilities:
       Merchandise inventories...............................................         (59,744)
       Prepaid expenses and other assets.....................................         (34,717)
       Income taxes payable..................................................          99,425
       Accounts payable......................................................         239,070
       Accrued expenses and other liabilities................................         159,236
                                                                                   ----------
          Net cash provided by operating activities..........................       1,045,989
                                                                                   ----------
Cash flows from investing activities
  Purchases of furnishings and equipment.....................................          (8,594)
  Purchases of videocassette rental inventory................................        (617,513)
                                                                                   ----------
          Net cash used in investing activities..............................        (626,107)
                                                                                   ----------
Cash flows from financing activities
  Increase in amount receivable from parent..................................        (151,318)
  Repayments of long-term debt...............................................         (12,558)
                                                                                   ----------
          Net cash used in financing activities..............................        (163,876)
                                                                                   ----------
Net increase in cash and cash equivalents....................................         256,006
Cash and cash equivalents, at beginning of period............................          52,143
                                                                                   ----------
Cash and cash equivalents, at end of period..................................     $   308,149
                                                                                   ==========
Supplemental disclosure of cash flow information:
Cash paid during the period for interest.....................................     $    50,561
                                                                                   ==========
Cash paid during the period for income taxes.................................     $   125,000
                                                                                   ==========

                     The accompanying notes are an integral
                        part of the financial statements

                            VIDEOSMITH INCORPORATED
             (A WHOLLY-OWNED SUBSIDIARY OF XTRA-VISION CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS

     The financial statements present the results of Videosmith Incorporated (the "Company"), a wholly-owned subsidiary of Xtra-vision Corporation (the "Parent"), itself a wholly-owned subsidiary of Xtra-vision plc, a publicly held Irish company. The Company operates 14 video rental stores in Massachusetts.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game. Late charges are recognized when payment is received.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     All rental tapes are carried at their residual value of $6 per tape. All tapes purchased are written down to their residual value in the month of purchase. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes.

  Furnishings and Equipment

     Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (5 to 10 years) of furnishings and equipment and over the lesser of the estimated useful lives or lease terms of leased items (primarily 3 to 4 years) and leasehold improvements (10 years), using the straight-line method. Repair and maintenance costs are expensed as incurred.

  Income Taxes

     The Company accounts for income taxes in accordance with Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and net operating loss and tax credit carryforwards. Deferred tax expense represents the change in the deferred tax asset or liability balances.

     The Company is included in its parent's consolidated federal and state income tax returns and its taxes are calculated as if it was filing a separate return.

                            VIDEOSMITH INCORPORATED
             (A WHOLLY-OWNED SUBSIDIARY OF XTRA-VISION CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets at August 4, 1994 consist of the following:

        Prepaid rent......................................................  $ 97,024
        Other.............................................................    94,860
                                                                            --------
                                                                            $191,884
                                                                            ========

4.  PROPERTY AND EQUIPMENT

     Property and furnishings at August 4, 1994, consist of the following:

                                                                ESTIMATED
                                                                 USEFUL
                                                                  LIFE
                                                                ---------
        Computers.............................................  5 years       $  460,356
        Furniture and fixtures................................  7 years          854,765
        Leasehold improvements................................  10 years       2,796,999
                                                                              ----------
                                                                               4,112,120
        Less accumulated depreciation.........................                 2,359,301
                                                                              ----------
                                                                              $1,752,819
                                                                              ==========

     Depreciation charged to income during the period from January 30, through August 4, 1994, amounted to $196,528.

5.  ACCRUED EXPENSES

     Accrued expenses at August 4, 1994 consist of the following:

        Coupon accrual....................................................  $ 26,510
        Sales taxes payable...............................................    49,640
        Accrued payroll...................................................    37,689
        Accrued accounting expense........................................    20,109
        Accrued rent......................................................    18,384
        Other.............................................................   133,754
                                                                            --------
                                                                            $286,086
                                                                            ========

6.  NOTE PAYABLE

     Note payable at August 4, 1994, comprises the following:

        Unsecured note payable to Trustee of Security Realty Trust with
          interest at prime plus 2% payable through October 1998.........    $62,478
        Less amount payable within one year..............................     17,315
                                                                             -------
                                                                             $45,163
                                                                             =======

7.  RELATED PARTY TRANSACTIONS

     A receivable from the parent totalling $630,022 was forgiven by the Company during the period ending August 4, 1994.

                            VIDEOSMITH INCORPORATED
             (A WHOLLY-OWNED SUBSIDIARY OF XTRA-VISION CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8.  LEASE COMMITMENTS

     The Company's stores, office space, and certain equipment used in the business are leased. The Company operates seven of its stores on the basis of a minimum rent and a percentage of net sales when sales exceed a certain base amount. At August 4, 1994, future minimum lease payments required under operating leases in excess of one year were as follows:

                                                                           OPERATING
                                                                             LEASES
                                                                           ----------
        1996...........................................................    $1,307,463
        1997...........................................................     1,291,349
        1998...........................................................     1,153,235
        1999...........................................................       581,433
        2000...........................................................       256,575
        Thereafter.....................................................       265,232
                                                                           ----------
        Future minimum payments........................................    $4,855,287
                                                                           ==========

     Rent expense totalled approximately $544,952 for the period from January 30, 1994 through August 4, 1994.

9.  INCOME TAXES

     At August 4, 1994, the deferred tax asset amounts to approximately $1.3 million. The Company has not recorded this asset because in management's view, the current conditions in the industry and the past financial performance of the Company do not make it more likely than not that the asset would be recovered against future taxable book income. Accordingly, a valuation reserve of the entire amount of the asset has been established to reduce it to zero. In view of the change in ownership of the Company's immediate parent company, there is a limitation which applies to built-in losses recognized in the five year period beginning with the ownership change.

     The components of income tax expense for the period from January 30, 1994 through August 4, 1994 are:

        Income tax expense
          Current:
             Federal....................................................    $174,501
             State......................................................      52,336
                                                                            --------
                                                                            $226,837
                                                                            ========

     Deferred income taxes as of August 4, 1994, reflect the impact of "temporary differences" between amounts of assets, and liabilities for financial reporting purposes and such amount as measured by tax laws.

                            VIDEOSMITH INCORPORATED
             (A WHOLLY-OWNED SUBSIDIARY OF XTRA-VISION CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

The timing differences which give rise to the deferred tax assets and liabilities, are as follows at August 4, 1994:

        Deferred tax asset:
          Videocassettes rental amortization..........................    $   866,021
          Furnishings and equipment depreciation......................        364,734
          Write-off of fixed assets...................................         94,221
          Other.......................................................         19,130
                                                                          -----------
                                                                            1,344,106
        Deferred tax asset valuation allowance........................     (1,344,106)
                                                                          -----------
                                                                          $        --
                                                                          ===========

     A reconciliation of the tax expense for financial statement purposes and the expected statutory federal rate of 35% is as follows:

        Federal statutory income tax at 35%.............................    $ 28,217
        State income taxes, net of federal benefit......................       5,135
        Timing differences for which no deferred tax asset is
          established...................................................     192,601
        Other...........................................................         884
                                                                            --------
                                                                            $226,837
                                                                            ========

10.  SUBSEQUENT EVENT

     Effective August 5, 1995, Xtra-vision plc entered into an agreement to sell 100% of the outstanding stock of the Company's Parent to V.S. Acquisition Corporation.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Board of Directors
West Coast Entertainment, Inc. and Affiliates

     We have audited the accompanying combined balance sheets of West Coast Entertainment, Inc.; West Coast Video Enterprises, Inc. and its wholly owned subsidiary, National Video, Inc.; West Coast Services, Inc.; Interactive Electronics Corporation d/b/a Game Power Headquarters; Game Power Headquarters, Inc.; and Premier Advertising, Inc. (collectively known as "the Companies") as of December 31, 1993 and 1994 and July 12, 1995, and the related combined statements of operations, changes in stockholders' deficiency and cash flows for the years and period then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies as of December 31, 1993 and 1994 and July 12, 1995, and the combined results of their operations and their cash flows for the years and period then ended, in conformity with generally accepted accounting principles.

                                        MILLER, GLUSMAN, FOOTER & MAGARICK, P.C.
                                             Certified Public Accountants

January 26, 1996
Philadelphia, Pennsylvania

                 WEST COAST ENTERTAINMENT, INC. AND AFFILIATES

                            COMBINED BALANCE SHEETS
                  DECEMBER 31, 1993 AND 1994 AND JULY 12, 1995

                                                             DECEMBER 31,
                                                      ---------------------------      JULY 12,
                                                         1993            1994            1995
                                                      -----------     -----------     -----------
                       ASSETS
Current assets:
  Cash (Note 1).....................................  $   545,391     $   414,464     $   511,489
  Accounts receivable, net of allowance for doubtful
     accounts approximating $10,000 in 1993 and
     $91,000 in 1994 and 1995.......................      928,850       1,119,929         869,679
  Inventories (Note 1)..............................      391,493         524,718         341,300
  Prepaid expenses and other current assets.........       22,752          11,977          39,847
                                                      -----------     -----------     -----------
          Total current assets......................    1,888,486       2,071,088       1,762,315
Due from affiliates (Note 6)........................       42,928          42,928          42,928
Property and equipment, net (Notes 1 and 2).........      313,802         273,895         254,408
Other assets........................................      201,273         172,145          57,173
                                                      -----------     -----------     -----------
                                                      $ 2,446,489     $ 2,560,056     $ 2,116,824
                                                      ===========     ===========     ===========
      LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Current portion of long-term debt (Note 4)........  $   511,827     $   594,043     $   475,997
  Notes payable, stockholders (Note 3)..............      158,172         309,729         237,939
  Accounts payable and accrued expenses.............    1,027,638       1,111,504         826,688
  Other.............................................       45,000          80,000          25,000
                                                      -----------     -----------     -----------
          Total current liabilities.................    1,742,637       2,095,276       1,565,624
                                                      -----------     -----------     -----------
Long-term debt, net of current portion (Note 4).....    3,643,736       3,110,387       2,881,147
                                                      -----------     -----------     -----------
Commitments (Note 7)
Stockholders' deficiency:
  Common stock (Note 5).............................      787,000         787,000         787,000
  Additional paid-in capital........................    2,564,000       2,714,000       2,714,000
  Accumulated deficit...............................   (6,290,884)     (6,146,607)     (5,830,947)
                                                      -----------     -----------     -----------
          Total stockholders' deficiency............   (2,939,884)     (2,645,607)     (2,329,947)
                                                      -----------     -----------     -----------
                                                      $ 2,446,489     $ 2,560,056     $ 2,116,824
                                                      ===========     ===========     ===========

        The accompanying notes are an integral part of these statements.

                 WEST COAST ENTERTAINMENT, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1993 AND 1994
                       AND THE PERIOD ENDED JULY 12, 1995

                                                        YEARS ENDED DECEMBER 31,      PERIOD ENDED
                                                       --------------------------       JULY 12,
                                                          1993           1994             1995
                                                       ----------     -----------     ------------
Revenues (Note 1):
  Franchise and royalty fees.........................  $7,079,779     $ 6,848,813      $3,660,385
  Product sales......................................   1,729,547       3,568,140         782,614
                                                       ----------     -----------      ----------
                                                        8,809,326      10,416,953       4,442,999
                                                       ----------     -----------      ----------
Costs and expenses
  (Notes 6 and 7):
     Cost of product sales...........................   1,516,247       3,177,829         703,815
     Operating expenses..............................   6,455,991       6,795,569       3,208,829
                                                       ----------     -----------      ----------
                                                        7,972,238       9,973,398       3,912,644
                                                       ----------     -----------      ----------
     Income from operations..........................     837,088         443,555         530,355
Interest expense, net................................    (264,714)       (362,917)       (215,043)
Other income (expense)...............................     (32,717)         63,639             348
                                                       ----------     -----------      ----------
Net income...........................................  $  539,657     $   144,277      $  315,660
                                                       ==========     ===========      ==========

        The accompanying notes are an integral part of these statements.

                 WEST COAST ENTERTAINMENT, INC. AND AFFILIATES

           COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                     YEARS ENDED DECEMBER 31, 1993 AND 1994
                       AND THE PERIOD ENDED JULY 12, 1995

                                    COMMON STOCK
                                    (SEE NOTE 5)
                               ----------------------     ADDITIONAL
                               NUMBER OF                   PAID-IN       ACCUMULATED
                                SHARES        AMOUNT       CAPITAL         DEFICIT          TOTAL
                               ---------     --------     ----------     -----------     -----------
Balance, January 1, 1993.....  1,006,000     $486,000     $2,465,000     $(6,755,541)    $(3,804,541)
Issuance of common stock.....      2,000      301,000         99,000              --         400,000
Distributions................         --           --             --         (75,000)        (75,000)
Net income...................         --           --             --         539,657         539,657
                               ---------     --------     ----------     -----------     -----------
Balance, December 31, 1993...  1,008,000      787,000      2,564,000      (6,290,884)     (2,939,884)
Contribution of capital......         --           --        150,000              --         150,000
Net income...................         --           --             --         144,277         144,277
                               ---------     --------     ----------     -----------     -----------
Balance, December 31, 1994...  1,008,000      787,000      2,714,000      (6,146,607)     (2,645,607)
Net income...................         --           --             --         315,660         315,660
                               ---------     --------     ----------     -----------     -----------
Balance, July 12, 1995.......  1,008,000     $787,000     $2,714,000     $(5,830,947)    $(2,329,947)
                               =========     ========     ==========     ===========     ===========

        The accompanying notes are an integral part of these statements.

                 WEST COAST ENTERTAINMENT, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1993 AND 1994
                       AND THE PERIOD ENDED JULY 12, 1995

                                                             YEARS ENDED
                                                            DECEMBER 31,             PERIOD ENDED
                                                      -------------------------        JULY 12,
                                                         1993           1994             1995
                                                      -----------     ---------      ------------
Cash flows from operating activities:
  Net income........................................  $   539,657     $ 144,277      $    315,660
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Provision for bad debts........................           --        36,366                --
     Gain on sale of assets.........................      (42,032)           --                --
     Depreciation and amortization..................       95,693       147,792            40,677
     Changes in assets and liabilities:
       (Increase) decrease in assets:
          Accounts receivable.......................     (359,906)     (227,446)          250,250
          Inventories...............................     (327,742)     (133,224)          183,418
          Prepaid expenses and other current
            assets..................................       (2,497)       10,775           (27,870)
          Other assets..............................     (179,335)       29,128           114,972
       Increase (decrease) in liabilities:
          Accounts payable and accrued expenses.....      113,086        83,866          (284,816)
          Other current liabilities.................       45,000        35,000           (55,000)
                                                        ---------     ---------         ---------
     Total adjustments..............................     (657,733)      (17,743)          221,631
                                                        ---------     ---------         ---------
     Net cash provided by (used in) operating
       activities...................................     (118,076)      126,534           537,291
                                                        ---------     ---------         ---------
Cash flows from investing activities:
  Purchases of property and equipment...............     (209,340)     (107,885)          (21,190)
  Net advances to affiliates........................      (10,167)           --                --
                                                        ---------     ---------         ---------
     Net cash used in investing activities..........     (219,507)     (107,885)          (21,190)
                                                        ---------     ---------         ---------
Cash flows from financing activities:
  Proceeds from issuance of stock...................      400,000            --                --
  Proceeds from additional paid-in capital..........           --       150,000                --
  Net repayments of long-term debt..................   (2,089,437)     (451,133)       (2,319,076)
  Proceeds from notes payable, stockholders.........      158,172       151,557         1,900,000
  Distributions to stockholders.....................      (75,000)           --                --
                                                        ---------     ---------         ---------
     Net cash used in financing activities..........   (1,606,265)     (149,576)         (419,076)
                                                        ---------     ---------         ---------
Net increase (decrease) in cash.....................   (1,943,848)     (130,927)           97,025
Cash, beginning of period...........................    2,489,239       545,391           414,464
                                                        ---------     ---------         ---------
Cash, end of period.................................  $   545,391     $ 414,464      $    511,489
                                                        =========     =========         =========

        The accompanying notes are an integral part of these statements.

                 WEST COAST ENTERTAINMENT, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1993 AND 1994
                       AND THE PERIOD ENDED JULY 12, 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The combined financial statements include the accounts of West Coast Entertainment, Inc. ("Entertainment"); West Coast Video Enterprises, Inc. ("Enterprises") and its wholly owned subsidiary, National Video, Inc. ("National"); West Coast Services, Inc. ("Services"); Interactive Electronics Corporation d/b/a Game Power Headquarters ("Interactive"); Game Power Headquarters, Inc. ("Game Power"); and Premier Advertising, Inc. (hereafter collectively known as "the Companies"). Significant intercompany accounts and transactions have been eliminated in the combined financial statements.

     The results for the 1995 period reflect a material decline in product sales as a result of de-emphasis and/or elimination of certain product lines and a significant decline in franchise and royalty fees as a result of an overall decline in the number of new franchises sold. To offset these revenue declines, the Companies instituted a significant cost-reduction program resulting in an overall increase in net income for the period ended July 12, 1995.

     The Companies (1) sell and service video franchises, which operate outlets for the rental and sale of video cassettes, electronic games and related accessories, (2) distribute operational and ancillary sale items to franchise stores, and (3) sell merchandise to video and game stores.

     Pursuant to an asset purchase agreement ("the Purchase Agreement") which became effective July 12, 1995, the Companies agreed to sell substantially all of their assets and certain liabilities to BSMS Acquisition Co., Inc. ("the Buyer").

     During 1994, Interactive effected a statutory merger with Game Power under the tax-free reorganization regulations of the Internal Revenue Code. Under the terms of the merger agreement, the surviving company, Game Power, acquired 100% of the stock of Interactive.

     During 1992, Enterprises filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code, and later submitted a Plan of Reorganization that became effective January 1993. As disclosed in Note 4, certain liabilities incurred in connection with the Plan of Reorganization were not assumed by the Buyer under the terms of the Purchase Agreement.

  Cash

     The Companies maintain their cash accounts at several financial institutions in Philadelphia, PA. Balances at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances approximated $285,000 as of July 12, 1995.

  Inventories

     Merchandise, consisting primarily of video cassettes and games, and computer inventories are stated at the lower of cost, using the first-in, first-out method, or market.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed under the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the terms of the leases or service lives of the improvements.

                 WEST COAST ENTERTAINMENT, INC. AND AFFILIATES

  Revenue Recognition

     Franchise fees, related to the sale of franchises, are recognized when the stores are opened for business. Royalty and advertising income are recognized based on 5% and 2%, respectively, of franchisee revenue as defined in the franchise agreement. Sales to video and game stores are recognized when goods are shipped.

  Income Taxes

     The Companies, except for National and Game Power, have elected S-corporation status for federal and state income tax purposes. Consequently, taxable income flows through and is taxed to the stockholders on their individual income tax returns. Accordingly, no provision for federal and state income taxes has been made in the accompanying combined financial statements.

     National and Game Power have available unused federal net operating loss carryforwards, expiring through 2009, aggregating approximately $165,000 and $281,000 as of December 31, 1993 and 1994, respectively, and $281,000 as of July 12, 1995. A valuation allowance has been provided for the full amount of the resulting deferred tax asset.

  Reclassification

     Certain items in the 1993 and 1994 combined financial statements have been reclassified to conform to the 1995 presentation.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                           YEARS ENDED
                                                          DECEMBER 31,            PERIOD ENDED
                                                    -------------------------       JULY 12,
                                                       1993           1994            1995
                                                    ----------     ----------     ------------
    Equipment.....................................  $1,065,566     $1,082,503      $1,096,172
    Furniture and fixtures........................     125,111        147,797         147,797
    Computer equipment............................      58,590         81,961          81,961
    Leasehold improvements........................      61,375        106,266         113,787
                                                    ----------     ----------      ----------
                                                     1,310,642      1,418,527       1,439,717
    Accumulated depreciation and amortization.....     996,840      1,144,632       1,185,309
                                                    ----------     ----------      ----------
                                                    $  313,802     $  273,895      $  254,408
                                                    ==========     ==========      ==========

     Depreciation and amortization expense were approximately $96,000 and $148,000 for the years 1993 and 1994, respectively; and approximately $41,000 for the 1995 period.

3.  NOTES PAYABLE, STOCKHOLDERS

     A demand note payable in the approximate amount of $158,000, $210,000 and $183,000 at December 31, 1993 and 1994 and July 12, 1995, respectively, to one stockholder bears interest at the prime rate (8.75% at July 12, 1995). The remaining note payable to another stockholder is non-interest bearing and payable in monthly installments through November 1995. The notes payable to the stockholders were not assumed by the Buyer as part of the Purchase Agreement.

                 WEST COAST ENTERTAINMENT, INC. AND AFFILIATES

4.  LONG-TERM DEBT

     Long-term debt consisted of:

                                                           YEARS ENDED
                                                          DECEMBER 31,            PERIOD ENDED
                                                    -------------------------       JULY 12,
                                                       1993           1994            1995
                                                    ----------     ----------     ------------
    Note payable, bank(a).........................  $3,163,264     $3,071,964      $1,116,525
    Note payable, stockholder(b)..................          --             --       1,894,647
    Due to affiliate(c)...........................     399,250        180,250          81,780
    Creditor settlements(d).......................     593,049        452,216         264,192
                                                    ----------     ----------      ----------
                                                     4,155,563      3,704,430       3,357,144
    Less current portion..........................     511,827        594,043         475,997
                                                    ----------     ----------      ----------
                                                    $3,643,736     $3,110,387      $2,881,147
                                                    ==========     ==========      ==========

---------------
(a) Repayment terms under a February 1995 refinancing agreement, called for (1) an immediate payment of $1.9 million, and (2) monthly principal payments of $10,000 plus interest at prime plus 2% (10.75% at July 12, 1995). The remaining balance was paid in full from the proceeds of the Purchase Agreement.

(b) Note payable, stockholder, with monthly principal payments of $20,200, including interest at 11.925%. The remaining balance was not assumed by the Buyer as part of the Purchase Agreement.

(c) Represents amounts due to an affiliated entity (not included in the combined Companies) that assumed $600,000 of the amount due to the bank under the Plan of Reorganization (see Note 1). Payment terms called for monthly principal payments of $18,250 plus interest at prime plus 1%. This liability was not assumed by the Buyer as part of the Purchase Agreement.

(d) Consists of amounts payable to various franchisees, limited partners of affiliated partnerships and unsecured creditors under the terms of the Plan of Reorganization (see Note 1). This liability was not assumed by the Buyer as part of the Purchase Agreement.

5.  COMMON STOCK

     Common stock consisted of the following:

                                                               YEARS ENDED
                                                              DECEMBER 31,            PERIOD ENDED
                                                        -------------------------       JULY 12,
                                                           1993           1994            1995
                                                        ----------     ----------     ------------
Entertainment
  No par value
     Authorized -- 1,000,000 shares
     Issued and outstanding -- 5,000 shares...........  $  475,000     $  475,000      $  475,000
Enterprises
  Class A
     Authorized -- 8,000,000 shares
     Issued and outstanding -- none...................          --             --              --
  Class B
     $.01 par value
     Authorized -- 2,000,000 shares
     Issued and outstanding -- 1,000,000 shares.......      10,000         10,000          10,000
Services(a)
  $1 par value
     Authorized, issued and outstanding -- 1,000
     shares...........................................       1,000          1,000           1,000

                 WEST COAST ENTERTAINMENT, INC. AND AFFILIATES

                                                               YEARS ENDED            PERIOD ENDED
                                                              DECEMBER 31,              JULY 12,
                                                           1993           1994            1995
                                                        ----------     ----------      ----------
Interactive/Game Power (a)
  No par value
     Authorized, issued and outstanding -- 1,000
     shares...........................................  $  300,000     $  300,000      $  300,000
Premier
  $1 par value
     Authorized, issued and outstanding -- 1,000
     shares...........................................       1,000          1,000           1,000
                                                        ----------     ----------      ----------
                                                           787,000        787,000         787,000
Combined additional paid-in capital...................   2,564,000      2,714,000       2,714,000
                                                        ----------     ----------      ----------
Combined capitalization...............................  $3,351,000     $3,501,000      $3,501,000
                                                        ==========     ==========      ==========

---------------
(a) Issued during 1993.

6.  RELATED PARTY TRANSACTIONS

     The Companies make and receive non-interest bearing temporary cash advances to and from affiliated companies not included in the Purchase Agreement and the accompanying combined financial statements.

     The Companies lease certain facilities and equipment under operating leases with related parties (not included in the Purchase Agreement and the accompanying combined financial statements) which were terminated on July 12, 1995. Rent expense under these leases aggregated approximately $111,000 and $150,000 for the years 1993 and 1994, respectively; and approximately $37,000 for the 1995 period.

7.  LEASE COMMITMENTS

     The Companies leased their facilities and certain equipment under operating leases. Except for the Game Power lease, which was assumed by the Buyer, all other leases were terminated on July 12, 1995.

     Rent expense (including amounts to related parties) approximated $171,000 and $242,000 for the years 1993 and 1994, respectively; and approximately $63,000 for the 1995 period.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders
Palmer Corporation:

     We have audited the accompanying consolidated balance sheets of Palmer Corporation and subsidiaries as of March 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Palmer Corporation and subsidiaries at March 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in note 2 to the consolidated financial statements, in 1994, the Company changed its method of accounting for videocassette rental inventory.

                                            KPMG PEAT MARWICK LLP

Princeton, New Jersey
June 27, 1996

                      PALMER CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1996 AND 1995

                                                                                  1996           1995
                                                                               ----------     ----------
                                  ASSETS
Current Assets:
  Cash and cash equivalents (note 2).......................................    $  259,849     $  466,558
  Marketable equity securities.............................................            --          5,870
  Accounts receivables, less allowance for doubtful accounts of $68,000 in
     1996
     and 1995..............................................................       263,481        379,313
  Merchandise inventories (note 3).........................................     2,085,240      1,864,104
  Prepaid expenses.........................................................        24,202        203,245
  Notes receivable -- current portion, less allowance for doubtful accounts
     of none in 1996, $51,400 in 1995 (note 4).............................       158,417        145,756
                                                                               ----------     ----------
          Total current assets.............................................     2,791,189      3,064,846
Videocassette rental inventory, net........................................     3,235,629      3,568,049
Property and equipment, net (note 5).......................................     1,421,350      1,728,156
Intangible assets, net of amortization of $202,872 and $168,233,
  respectively (note 2)....................................................       232,119        266,758
Other assets...............................................................        18,500             --
Notes receivable -- less current portion (note 4)..........................       159,022        136,806
Due from affiliated companies..............................................       138,032         36,189
Cash surrender value of officers' life insurance, net......................        72,168         98,865
Security deposits..........................................................       303,839        301,481
                                                                               ----------     ----------
                                                                               $8,371,848     $9,201,150
                                                                               ==========     ==========
                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable -- bank (note 7)............................................    $       --     $  600,000
  Accounts payable.........................................................     2,535,034      2,747,170
  Accrued expenses.........................................................       821,291      1,187,655
  Current installments of long-term debt (note 8)..........................        45,554        320,770
  Advances from stockholders (note 9)......................................       249,250        310,000
  Income taxes payable.....................................................       356,081         53,988
  Sales tax payable........................................................       126,506        112,744
                                                                               ----------     ----------
          Total current liabilities........................................     4,133,716      5,332,327
Long-term debt, less current portion (note 8)..............................       148,406        192,143
Deferred rent..............................................................       995,718      1,036,399
                                                                               ----------     ----------
                                                                                5,277,840      6,560,869
                                                                               ----------     ----------
Minority interest..........................................................        60,918         30,137
                                                                               ----------     ----------
Commitments and contingencies (note 12)
Stockholders' equity (note 11):
  Convertible preferred stock, par value $1 per share; authorized 400,000
     shares; issued and outstanding 400,000 shares (note 11)...............       400,000        400,000
  Common stock, no par value; authorized 100,000,000 shares; issued and
     outstanding 197,450 shares, respectively..............................     2,087,842      2,087,842
  Retained earnings........................................................       693,401        245,455
                                                                               ----------     ----------
                                                                                3,181,243      2,733,297
  Less treasury stock (14.835 of pre-replacement shares and 250 of post-replacement shares in 1996 and 14.835 of pre-replacement shares
     in 1995, at cost).....................................................       148,153        123,153
                                                                               ----------     ----------
          Total stockholders' equity.......................................     3,033,090      2,610,144
                                                                               ----------     ----------
                                                                               $8,371,848     $9,201,150
                                                                               ==========     ==========

          See accompanying notes to consolidated financial statements.

                      PALMER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                         1996            1995            1994
                                                      -----------     -----------     -----------
Revenues:
  Movie rentals.....................................  $17,733,546     $16,343,066     $16,682,587
  Merchandise sales.................................    4,373,215       4,797,189       4,297,596
  Royalties and other revenue.......................    1,461,095       1,356,283       1,247,277
                                                      -----------     -----------     -----------
                                                       23,567,856      22,496,538      22,227,460
                                                      -----------     -----------     -----------
Operating costs and expenses:
  Store operating expenses..........................   11,500,400      10,659,393      10,351,566
  Amortization of videocassette rental inventory....    3,639,008       4,147,925       4,412,558
  Cost of sales -- movie rentals (note 9)...........    1,471,234         503,247              --
  Cost of sales -- merchandise sales................    3,359,207       3,681,728       4,601,999
  General and administrative expenses...............    3,054,095       3,289,407       3,705,045
                                                      -----------     -----------     -----------
                                                       23,023,944      22,281,700      23,071,168
                                                      -----------     -----------     -----------
          Operating income (loss)...................      543,912         214,838        (843,708)
                                                      -----------     -----------     -----------
Minority interest in net income of subsidiary.......      (72,777)        (64,611)        (48,566)
                                                      -----------     -----------     -----------
Other income (expense):
  Interest income...................................       11,307          26,849           7,886
  Interest expense..................................      (50,940)       (160,544)       (283,648)
  Settlement of litigation (note 7).................      771,000              --              --
  Other.............................................     (146,178)        (87,652)         53,937
                                                      -----------     -----------     -----------
                                                          585,189        (221,347)       (221,825)
                                                      -----------     -----------     -----------
          Income (loss) before income taxes.........    1,056,324         (71,120)     (1,114,099)
Income tax expense (benefit) (note 10)..............      542,228         217,613        (287,392)
                                                      -----------     -----------     -----------
          Net income (loss).........................  $   514,096     $  (288,733)    $  (826,707)
                                                      ===========     ===========     ===========

          See accompanying notes to consolidated financial statements.

                      PALMER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                     1996           1995           1994
                                                                  -----------    -----------    -----------
Cash flows from operating activities:
  Net income (loss).............................................  $   514,096    $  (288,733)   $  (826,707)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Depreciation and amortization...............................      531,340        615,055        639,166
    Amortization of videocassette rental inventory..............    3,639,008      4,147,925      4,412,558
    Increase in allowance for doubtful accounts.................           --          8,440        (78,136)
    Bad debt expense related to notes receivable................           --         48,732         51,400
    Loss on disposal of fixed assets............................           --        105,187         13,664
    Minority interest...........................................       30,781           (440)       (74,707)
    Settlement of litigation....................................     (771,000)            --             --
    Changes in assets and liabilities:
      Marketable securities.....................................        5,870             --         (5,870)
      Accounts receivable.......................................      115,832         (2,528)       329,732
      Merchandise inventories...................................     (221,136)      (746,580)        93,942
      Prepaid expenses..........................................      179,043       (136,578)        96,668
      Notes receivable..........................................      (34,877)       (17,601)        57,309
      Prepaid and refundable income taxes.......................           --        316,591       (308,679)
      Other assets..............................................      (18,500)         5,850          1,800
      Due from affiliated companies.............................     (101,843)       (36,189)            --
      Cash surrender value of officers' life insurance..........       26,697         43,262         18,226
      Security deposits.........................................       (2,358)        25,222         35,260
      Accounts payable..........................................     (212,136)        64,628        216,804
      Accrued expenses..........................................     (195,364)       (95,683)       615,650
      Income taxes payable......................................      302,093         53,988       (123,649)
      Sales tax payable.........................................       13,762        (16,100)        37,483
      Deferred rent.............................................      (40,681)        61,995         70,918
                                                                     --------       --------       --------
      Net cash provided by operating activities.................    3,760,627      4,156,443      5,272,832
Cash flows from investing activities:
  Purchases of videocassette rental inventory, net..............   (3,306,588)    (4,054,606)    (4,562,453)
  Purchase of equipment.........................................     (189,895)      (431,449)      (417,213)
  Purchase of intangible assets.................................           --        (59,020)            --
                                                                     --------       --------       --------
         Net cash used in investing activities..................   (3,496,483)    (4,545,075)    (4,979,666)
                                                                     --------       --------       --------
Cash flows from financing activities:
  Repayment of notes payable....................................     (318,953)      (737,922)      (379,209)
  Proceeds from note payable....................................           --          7,530             --
  Proceeds from issuance of common stock........................           --      1,745,000             --
  Purchase of treasury stock....................................      (25,000)            --             --
  Repayment of advances from stockholders.......................      (60,750)      (213,288)        (5,162)
  Partnership capital drawings, net of contributions............      (66,150)       (15,000)      (171,933)
                                                                     --------       --------       --------
         Net cash provided by (used in) financing activities....     (470,853)       786,320       (556,304)
                                                                     --------       --------       --------
Net increase (decrease) in cash and cash equivalents............     (206,709)       397,688       (263,138)
Cash and cash equivalents, beginning of year....................      466,558         68,870        332,008
                                                                     --------       --------       --------
Cash and cash equivalents, end of year..........................  $   259,849    $   466,558    $    68,870
                                                                     ========       ========       ========
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
      Interest..................................................  $    59,990    $   138,738    $   263,645
      Income taxes..............................................      170,015        167,540          7,800
                                                                     ========       ========       ========

Noncash transaction:

During 1996, the Company was released from $600,000 of bank debt and $171,000 of related accrued interest.

During 1995, the Company wrote-off notes receivable of $100,132 that were fully reserved.

          See accompanying notes to consolidated financial statements.

                      PALMER CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                    CONVERTIBLE                                                 TOTAL
                                     PREFERRED       COMMON       RETAINED     TREASURY     STOCKHOLDERS'
                                       STOCK         STOCK        EARNINGS       STOCK         EQUITY
                                    -----------    ----------    ----------    ---------    -------------
Balance, March 31, 1993
  (unaudited).....................   $ 400,000     $  342,842    $1,547,828    $(123,153)    $ 2,167,517
  Partnership drawings............          --             --      (171,933)          --        (171,933)
  Net loss........................          --             --      (826,707)          --        (826,707)
                                      --------     ----------    ----------    ---------      ----------
Balance, March 31, 1994...........     400,000        342,842       549,188     (123,153)      1,168,877
  Issuance of common stock
     (note 11)....................          --      1,745,000            --           --       1,745,000
  Partnerships drawings, net of
     capital contributions........          --             --       (15,000)          --         (15,000)
  Net loss........................          --             --      (288,733)          --        (288,733)
                                      --------     ----------    ----------    ---------      ----------
Balance, March 31, 1995...........     400,000      2,087,842       245,455     (123,153)      2,610,144
  Partnerships drawings net of
     capital contributions........          --             --       (66,150)          --         (66,150)
  Purchase of treasury stock......          --             --            --      (25,000)        (25,000)
  Net income......................          --             --       514,096           --         514,096
                                      --------     ----------    ----------    ---------      ----------
Balance, March 31, 1996...........   $ 400,000      2,087,842       693,401      148,153       3,033,090
                                      ========     ==========    ==========    =========      ==========

          See accompanying notes to consolidated financial statements.

                      PALMER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         MARCH 31, 1996, 1995 AND 1994

(1)  ORGANIZATION

     The consolidated financial statements include the accounts of the Company, Palmer Corporation, its wholly-owned subsidiaries, Palmer Video Corporation, Casablanca Distributing Corporation, Palmer Investment Corporation, its 51% owned subsidiary 142nd Retail Associates ("142nd"), 135th Retail Associates ("135th") which was 85% owned by Palmer Video Corporation through March 1, 1995, at which time the entire interest was purchased by Palmer Investment Corporation, and its 50% owned subsidiary 38th Retail Associates ("38th") (together "The Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

     Palmer Video Corporation ("Video") owns and operates all 100% owned company stores. At March 31, 1996 and 1995, Video owned 41 and 39 such stores, respectively. During March 31, 1996 and 1995, 3 and 2 new stores were opened, none and 2 stores were purchased and 1 and 3 stores were closed, respectively. In addition, Video also functions as the franchisor company. At March 31, 1996 and 1995, there were 22 and 23 franchised stores in operation, including certain stores in which the Company owns a majority interest.

     Casablanca Distributing Corporation ("Casa") is a wholesaler of video cassettes and accessories supplying company-owned, franchisees and independent stores.

     Palmer Investment Corporation ("Investment") is the holding company for all partial equity interests in company-owned stores. At March 31, 1996 and 1995, Investment holds a 51% interest in 142nd and a 50% interest in 38th.

     142nd and 38th were organized as partnerships to own and operate two majority owned stores.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash equivalents:

     Cash equivalents consist of highly liquid investments, such as money market accounts and a certificate of deposit with an original maturity of three months or less.

  Merchandise inventory:

     Merchandise inventory consisting primarily of prerecorded videocassettes and accessories, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method and with market defined as the lower of replacement cost or realizable value.

  Videocassette rental inventory:

     Videocassette rental inventory, which includes video games, is recorded at cost, and amortized over their estimated economic life with no provision for salvage value. For the period from April 1, 1993 through March 31, 1994 videocassettes were amortized over 36 months on an accelerated basis. Effective April 1, 1994, the Company changed its method of amortization. Videocassettes which are considered base stock are amortized over 36 months on a straight-line basis. Purchases of new release videocassettes are amortized whereby the tenth and any succeeding copies of each title are amortized over nine months on an accelerated basis; the fourth through ninth copies of each title per store are amortized over 36 months on an accelerated basis; and copies one through three of each title are amortized as base stock. Management is of the opinion that the new method of amortization is a more appropriate matching of the cost per tape with its related revenue. The effect of the change in method of amortization caused a decrease in amortization expense in 1995 of $80,305.

                      PALMER CORPORATION AND SUBSIDIARIES

     Amortization expense related to videocassette rental inventory totaled $3,639,008, $4,147,925 and $4,412,558 for the years ended March 31, 1996, 1995 and 1994, respectively. As videocassettes are sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts, and any gain or loss is recorded.

  Property and equipment:

     Property and equipment are recorded at cost and depreciated primarily using the straight-line method of depreciation over estimated useful lives as follows:

    Furniture and fixtures...................  5 to 7 years
    Equipment................................  3 to 5 years
    Leasehold improvements and signs.........  Shorter of estimated useful life or lease term

  Revenue recognition:

     Movie rental and merchandise revenue is recognized at the time of rental or sale. Royalty fees, earned based upon the franchisee's sales, are recorded as revenue in the period when they are received.

  Store opening costs:

     Store opening costs, which consist primarily of payroll, advertising and supplies, are expensed as incurred.

  Intangible assets:

     Intangible assets consist of the cost of acquired businesses in excess of the market value of the net tangible assets acquired. The cost in excess of the market value of the net tangible assets is amortized on a straight-line basis over 15 years.

  Income taxes:

     The Company files a consolidated Federal income tax return with its wholly-owned subsidiaries. Income taxes are not payable or provided for by the Partnerships. Partners are taxed individually on their share of the partnership earnings or losses.

     Under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," (Statement 109) deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

  Pension plan:

     The Company has a 401(k) retirement plan covering all eligible employees. Employer contributions, if any, are determined by an annual resolution of the Board of Directors and cannot exceed the maximum amount allowable as a tax deduction under the Internal Revenue Code and regulations. In addition, each qualified participant may make voluntary contributions to the plan on a pre-tax basis by salary reductions which cannot exceed 15% of eligible compensation. In 1996 and 1995, the Company did not contribute to the plan.

                      PALMER CORPORATION AND SUBSIDIARIES

  Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair value of financial instruments:

     Statement of Financial Accounting Standards SFAS No 107, "Disclosure about Fair Value of Financial Instruments", defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company believes that there is no material difference between the fair value and the reported amounts of financial instruments in the consolidated balance sheets.

(3)  MERCHANDISE INVENTORIES

     Merchandise inventories for the years ended March 31, 1996 and 1995 are summarized as follows:

                                                                     1996           1995
                                                                  -----------    -----------
    Video cassettes for resale..................................  $ 1,835,264    $ 1,442,947
    Video accessories/supplies..................................      221,609        377,524
    Blank video tapes...........................................       28,367         43,633
                                                                   ----------     ----------
                                                                  $ 2,085,240    $ 1,864,104
                                                                   ==========     ==========

(4)  NOTES RECEIVABLE

     Notes receivable as of March 31, 1996 and 1995 are summarized as follows:

                                                                     1996           1995
                                                                  -----------    -----------
    Various installment notes -- receivable in monthly
      installments aggregating $1,505 and $1,128 in 1996 and
      1995, including interest at 10% per annum for periods
      expiring through May 1999.................................  $    31,996    $   156,439
    Various installment notes -- receivable in consecutive
      monthly installments aggregating $6,754 and $5,934 in 1996 and 1995, respectively, including interest at 9% per annum through
      March 1999................................................      208,657         46,895
    Various installment notes -- receivable in consecutive
      monthly installments aggregating $1,725 in 1996 and $595
      in 1995, including interest at 8% per annum through March
      2001......................................................       76,786         79,228
                                                                     --------       --------
                                                                      317,439        282,562
      Less current portion......................................      158,417        145,756
                                                                     --------       --------
                                                                  $   159,022    $   136,806
                                                                     ========       ========

                      PALMER CORPORATION AND SUBSIDIARIES

(5)  PROPERTY AND EQUIPMENT

     Property and equipment as of March 31, 1996 and 1995 are comprised of the following:

                                                                     1996           1995
                                                                  ----------     ----------
    Furniture and fixtures......................................  $2,952,299     $2,799,241
    Machinery and equipment.....................................   1,812,672      1,775,835
    Leasehold improvements......................................     543,849        543,849
                                                                  ----------     ----------
                                                                   5,308,820      5,118,925
    Accumulated depreciation and amortization...................   3,887,470      3,390,769
                                                                  ----------     ----------
                                                                  $1,421,350     $1,728,156
                                                                  ==========     ==========

     Depreciation and amortization expense related to property and equipment amounted to $495,898 and $591,391 for the years ended March 31, 1996 and 1995, respectively.

(6)  ACQUISITIONS

     On March 1, 1995, Video purchased assets with a book value of $178,231, assumed liabilities with a book value of $204,188 for $35,000 which was paid in cash at the closing. The transaction resulted in an increase to Video's goodwill of $60,069. These assets and liabilities were previously owned by 135th Retail Associates, which was previously a franchise store.

     On March 31, 1995, Video acquired the assets (primarily video rental cassettes) of Legends Inc. for $82,000. In addition, Video assumed the existing occupancy lease.

(7)  NOTE PAYABLE -- BANK

     The advances from the bank aggregating $600,000 at March 31, 1995 were in the form of demand notes payable with interest ranging from 1% to 1 1/2% above the bank's base rate, as defined. The notes are unsecured.

     Demand was made on the note payable -- bank and accrued interest and was referred to legal counsel. The Company alleges that the bank breached a commitment to advance additional funds under a line of credit and has filed a lender liability action.

     In June 1995, the Company and the bank agreed to settle the aforementioned dispute. The settlement terms release the Company from all obligations and cause no funds to be exchanged between the parties.

                      PALMER CORPORATION AND SUBSIDIARIES

(8)  LONG-TERM DEBT

     Long-term debt as of March 31, 1996 and 1995 consists of the following components:

                                                                       1996         1995
                                                                     --------     --------
    Promissory note -- payable in consecutive monthly principal installments of $33,333 through November 1995, plus interest at 2% above the bank's prevailing base rate (as defined) (9%
      at March 31, 1995)...........................................  $     --     $267,589
    Installment loans -- payable in monthly installments of $2,262 and $3,051 in 1996 and 1995, including interest at various rates, collateralized by various company assets, for periods
      through November 1997........................................    16,694       41,407
    Installment agreement payable in monthly installments of $3,500
      in 1996 and 1995, including interest at 8%...................   177,266      203,917
                                                                     --------     --------
                                                                      193,960      512,913
    Less current maturities........................................    45,554      320,770
                                                                     --------     --------
                                                                     $148,406     $192,143
                                                                     ========     ========

     Aggregate maturities of long-term debt are as follows:

              YEARS ENDING
                MARCH 31
            ----------------------------------------------------------
              1997....................................................  $ 45,554
              1998....................................................    31,259
              1999....................................................    33,852
              2000....................................................    36,661
              2001....................................................    39,704
              Thereafter..............................................     6,930
                                                                        --------
                                                                        $193,960
                                                                        ========

(9)  ADVANCES FROM STOCKHOLDERS AND RELATED PARTY TRANSACTIONS

     At March 31, 1996 and 1995, the Company has been advanced $249,250 and $310,000, respectively, from its stockholders, which is payable on demand plus interest at 10%.

     On December 16, 1994, Video entered into an agreement to lease video rental cassettes from a vendor whose parent became a stockholder in December 1994. The agreement is effective for the period January 1, 1995 to December 31, 2004. The agreement stipulates that the Company is required to lease a minimum number of video rental cassettes from the vendor for the purposes of subsequent rental or sale. Based on rental and sales volume, the Company is required to remit to the vendor a stipulated percentage of the volume. Based on the agreement, the Company paid $1,471,234 and $503,247 to the vendor in 1996 and 1995, respectively.

     Based on the terms of the agreement, the Company, at its own option, is able to terminate the agreement if certain revenue percentage increases are not achieved in the first twelve month period of the agreement. If the Company elects to terminate the agreement, the parent of the vendor can require the Company to reacquire the parent's common shares acquired in December, 1994 at the same price that the shares were originally issued (see note 11).

     The Company also has a consulting agreement with a stockholder. The agreement calls for annual payments of $42,000 through May 2001. Such amounts have been present valued at a discount rate of 8% and are included in the long-term debt in the accompanying balance sheet.

                      PALMER CORPORATION AND SUBSIDIARIES

(10)  INCOME TAXES

     As discussed in note 2, the Company adopted Statement 109 effective April 1, 1992. The components of the provision for income tax expense (benefit) as of March 31, 1996, 1995 and 1994 are as follows:

                                                          1996         1995         1994
                                                        --------     --------     ---------
    Current:
      Federal.........................................  $400,015     $205,000     $(291,491)
      State...........................................   142,213       12,613         4,099
                                                        --------     --------     ---------
              Total current provision (benefit).......  $542,228     $217,613     $(287,392)
                                                        ========     ========     =========

     A reconciliation of the Federal income tax rate to the Company's effective income tax rate is as follows:

                                                          1996         1995         1994
                                                        --------     --------     ---------
    Income tax expense benefit at statutory rate......  $359,190     $(24,181)    $(378,794)
    Amortization of goodwill..........................    11,777        8,046        15,187
    Officer's life insurance..........................    31,280       37,400        23,525
    Meals and entertainment...........................    13,600        5,780         5,768
    Increase (decrease) in valuation allowance for
      Federal deferred tax assets.....................   140,767      229,208       (12,708)
    State and local taxes, net of federal benefit.....    93,861           --            --
    Other.............................................  (108,247)     (38,640)       59,630
                                                        --------     --------     ---------
                                                        $542,228     $217,613     $(287,392)
                                                        ========     ========     =========

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at March 31, 1996 and 1995 are presented below:

                                                                      1996         1995
                                                                    --------     ---------
    Deferred tax assets:
      Accruals for officers' salaries.............................  $176,193     $ 156,623
      Deferred rent...............................................   397,690       413,938
      Net operating loss carryforwards............................        --        13,665
      Allowance for doubtful accounts.............................    27,159        27,159
      Other.......................................................    16,681        17,448
                                                                    --------     ---------
         Total gross deferred tax assets..........................   617,723       628,833
      Less valuation allowance....................................  (404,332)     (252,637)
                                                                    --------     ---------
         Net deferred tax assets..................................   213,391       376,196
                                                                    --------     ---------
    Deferred tax liabilities:
      Videocassette rental inventory, principally due to
         differences in amortization..............................    96,828       220,891
      Accumulated depreciation....................................    88,329       118,284
      Other.......................................................    28,234        37,021
                                                                    --------     ---------
         Total gross deferred tax liability.......................   213,391       376,196
                                                                    --------     ---------
         Net deferred taxes.......................................  $     --     $      --
                                                                    ========     =========

                      PALMER CORPORATION AND SUBSIDIARIES

(11)  PREFERRED STOCK AND STOCKHOLDERS' EQUITY

  Convertible Preferred Stock:

     In 1988 the Company authorized and issued 400,000 shares of Series A Convertible Preferred Stock (Preferred Stock). The total proceeds received by the Company were $400,000. The Preferred Stock does not pay dividends and the shareholders are not entitled to any voting privileges. The preferred shareholders have liquidation preferences senior to the common stockholders and are entitled to $1 per preferred share upon the occurrence of certain defined events, including, among other things, a voluntary or involuntary dissolution of the Company through a merger or consolidation with another party. The Preferred Stock shareholders also have the option to convert their shares into common stock upon the occurrence of one of the following events: (i) an initial public offering of the Company's common stock; (ii) the proposed sale of 30%, or more, of the Company's common stock or assets; or (iii) that date which is two years from the sale of the Preferred Stock. The Preferred Stock converts into that number of common stock shares, ranging from 2% to 4% of the common stock outstanding immediately prior to the conversion, based upon certain defined criteria. The Company maintains a reserve of such number of common stock shares necessary to convert the Preferred Stock at all times. As of March 31, 1995 no conversion options have been exercised.

  Common Stock:

     In December 1994 the Company issued replacement shares of common stock to the then current shareholders. The effect of this action caused the 156,868 then outstanding common stock shares to be replaced with 180,000 shares. All holders maintained their proportional ownership share.

     On December 16, 1994 the Company executed a Stock Purchase Agreement (the Agreement) with a private investor (the Investor) whereby the Company sold 10,000 shares of its common stock, representing approximately 5% of the then outstanding shares of common stock, for total proceeds of $1,000,000. The Agreement includes an anti-dilution provision that mandates if the Preferred Stock is converted into common stock the Company will issue that number of shares of common stock to the Investor that would maintain its proportionate equity ownership that existed immediately prior to the conversion, at no additional cost to the Investor. The Company and the Investor also entered into a registration and piggyback registration agreement related to these shares. In addition, the Company executed a Right of First Refusal and Co-sale Agreement (the Co-sale Agreement) that is in effect from the aforementioned date until the date that the common stock of the Company is registered under the Securities and Exchange Act of 1934 (the Option Period). The Co-sale Agreement states that if the Company sells additional shares of its common stock, the Investor shall have an option to purchase that number of common stock shares sold during the Option Period that would allow the Investor to maintain its proportionate equity ownership that existed immediately prior to the common stock sale, at a per share price equal to those sold. Furthermore, if certain common stock shareholders propose to transfer their common stock (Proposed Common Shares) to parties other than the Company or the Investor, the Investor shall have the option to participate in the proposed transfer on the same terms and conditions as the certain common stock shareholders and include in the transfer that number of shares by which the Co-sale agreement allows the Proposed Common Shares to be reduced.

     In December 1994, the Company sold an additional 7,450 shares of its common stock, representing approximately 4% of the then outstanding shares of common stock, to individual investors at a price of $100 per share aggregating $745,000 in proceeds to the Company.

(12)  COMMITMENTS AND CONTINGENCIES

     The Company leases their facilities and certain equipment under operating leases expiring on various dates through 2005. Several of the leases are subject to scheduled rental increases based on a defined

                      PALMER CORPORATION AND SUBSIDIARIES
formula the effect of which has been reflected in the accompanying consolidated financial statements. Rental expense for the years ended March 31, 1996 and 1995 aggregated $4,267,443 and $4,373,818, respectively.

     Future minimum rental commitments under noncancelable operating leases (with terms of one year or more) consisted of the following at March 31, 1996:

              YEAR ENDING
               MARCH 31,
            --------------------------------------------------------
              1997..................................................  $ 4,262,214
              1998..................................................    4,020,314
              1999..................................................    3,201,377
              2000..................................................    2,247,188
              2001..................................................    1,275,674
            Thereafter..............................................    1,977,648
                                                                      -----------
                                                                      $16,984,415
                                                                      ===========

     In addition, the leases provide for escalation clauses for increases in real estate taxes and building maintenance.

     At March 31, 1995, the Company was contingently liable under outstanding letters of credit in the amount of $15,587, which were being held as additional security deposits for various store locations. There were no such contingent liabilities at March 31, 1996.

(13)  SUBSEQUENT EVENT

     On May 17, 1996 the Company merged with RKT Subsidiary Corp., a wholly-owned subsidiary of West Coast Video.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
American Video, Inc. and Red Giraffe Video, Inc.
Louisville, Kentucky

     We have audited the accompanying combined balance sheets of American Video, Inc. and Red Giraffe Video, Inc. as of January 3, 1996, December 28, 1994, and December 29, 1993, and the related combined statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of American Video, Inc. and Red Giraffe Video, Inc. as of January 3, 1996, December 28, 1994, and December 29, 1993, and the results of their combined operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                CARPENTER & MOUNTJOY, PSC

Louisville, Kentucky
March 4, 1996

                AMERICAN VIDEO, INC. AND RED GIRAFFE VIDEO, INC.

                            COMBINED BALANCE SHEETS

                                                        JANUARY 3,     DECEMBER 28,     DECEMBER 29,
                                                           1996            1994             1993
                                                        ----------     ------------     ------------
                        ASSETS
Current Assets
  Cash -- Note J......................................  $  427,548      $   56,104       $  203,676
  Accounts receivable -- Note A.......................      58,189          15,662            8,626
  Merchandise and supplies inventories --
     Notes A and D....................................     271,201         273,259          217,568
  Preopening costs, net -- Note A.....................      44,664          18,846            9,220
  Prepaid expenses....................................     109,586          38,223           19,712
                                                        ----------      ----------       ----------
          Total current assets........................     911,188         402,094          458,802
Videocassette Rental Inventory, net--
  Notes A, D and K....................................   2,426,242       2,326,304        2,418,550
Furnishings and Equipment, net--
  Notes A, B, and D...................................   1,097,457         969,804        1,076,526
Other Assets -- Note C................................     113,088         112,071          131,907
                                                        ----------      ----------       ----------
          Total.......................................  $4,547,975      $3,810,273       $4,085,785
                                                        ==========      ==========       ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current portion of long-term debt -- Note D.........  $  878,064      $  588,000       $  588,000
  Note payable-stockholders -- Note H.................     113,000         272,961          272,961
  Checks written in excess of bank balance............          --          55,349               --
  Accounts payable....................................     723,416         813,104          457,671
  Accrued expenses....................................     303,397         143,219          205,542
                                                        ----------      ----------       ----------
          Total current liabilities...................   2,017,877       1,872,633        1,524,174
Long-Term Debt--Note D................................   1,601,144         980,265        1,568,327
Commitments and Contingencies--Notes E and I..........          --              --               --
Stockholders' Equity
  Common stock, no par value, 350,000 shares
     authorized, 8,398 shares issued and outstanding
     4,000 nonvoting shares authorized, 1 share issued
     and outstanding..................................   1,383,459       1,383,459        1,383,459
  Common stock, no par value, 350,000 shares
     authorized, 8,398 shares issued and
     outstanding......................................     192,000         192,000          192,000
  Retained deficit -- Note K..........................    (646,505)       (618,084)        (582,175)
                                                        ----------      ----------       ----------
          Total stockholders' equity..................     928,954         957,375          993,284
                                                        ----------      ----------       ----------
          Total.......................................  $4,547,975      $3,810,273       $4,085,785
                                                        ==========      ==========       ==========

                   See notes to combined financial statements

                AMERICAN VIDEO, INC. AND RED GIRAFFE VIDEO, INC.

                         COMBINED STATEMENTS OF INCOME

                                                                         DECEMBER        DECEMBER
                                                         JANUARY 3,         28,             29,
                                                            1996           1994            1993
                                                         ----------     -----------     -----------
Revenues
  Video rental.........................................  $8,557,200     $ 7,658,130     $ 6,993,357
  Product sales........................................     957,639         615,469         444,434
  Royalty fees.........................................      28,689              --              --
                                                         ----------      ----------      ----------
          Total revenue................................   9,543,528       8,273,599       7,437,791
Cost and Expenses
  Store operating expenses.............................   5,279,564       4,462,133       4,174,195
  Tape amortization -- Notes A and K...................   2,383,667       2,200,000       1,846,039
  Cost of product sales................................     432,361         267,154         216,201
  General and administrative...........................     816,950         649,763         665,072
                                                         ----------      ----------      ----------
          Total cost and expenses......................   8,912,542       7,579,050       6,901,507
                                                         ----------      ----------      ----------
          Income from operations.......................     630,986         694,549         536,284
Interest Expense.......................................    (153,757)       (144,396)       (164,183)
Other, net.............................................       4,350          17,251              --
                                                         ----------      ----------      ----------
          Income before provision for income taxes.....     481,579         567,404         372,101
Provision for Income Taxes -- Note G...................          --              --              --
                                                         ----------      ----------      ----------
          Net Income...................................  $  481,579     $   567,404     $   372,101
                                                         ==========      ==========      ==========

                   See notes to combined financial statements

                AMERICAN VIDEO, INC. AND RED GIRAFFE VIDEO, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                         COMMON        RETAINED       STOCKHOLDERS'
                                                         STOCK          DEFICIT          EQUITY
                                                       ----------     -----------     -------------
Balance at December 30, 1992.........................  $1,631,459     $(1,034,199)      $ 597,260
  Prior period adjustment -- Note K..................          --          79,923          79,923
  Treasury stock purchase............................     (56,000)             --         (56,000)
  Net income.........................................          --         372,101         372,101
                                                       ----------     -----------       ---------
Balance at December 29, 1993.........................   1,575,459        (582,175)        993,284
  Distributions paid.................................          --        (603,313)       (603,313)
  Net income.........................................          --         567,404         567,404
                                                       ----------     -----------       ---------
Balance at December 28, 1994.........................   1,575,459        (618,084)        957,375
  Distributions paid.................................          --        (510,000)       (510,000)
  Net income.........................................          --         481,579         481,579
                                                       ----------     -----------       ---------
Balance at January 3, 1996...........................  $1,575,459     $  (646,505)      $ 928,954
                                                       ==========     ===========       =========

                   See notes to combined financial statements

                AMERICAN VIDEO, INC. AND RED GIRAFFE VIDEO, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                   FOR THE YEAR ENDED
                                                      ---------------------------------------------
                                                      JANUARY 3,      DECEMBER 28,     DECEMBER 29,
                                                         1996             1994             1993
                                                      -----------     ------------     ------------
Cash Flows From Operating Activities
  Net income........................................  $   481,579     $    567,404     $    372,101
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Amortization of videocassette rental
       inventory....................................    2,383,667        2,200,000        1,846,039
     Depreciation and amortization..................      402,519          501,566          514,222
     Loss on write off of assets....................           --               --           33,261
     Change in assets and liabilities
       Accounts receivable..........................      (42,527)          (7,036)          (4,655)
       Merchandise and supplies inventories.........        2,058          (55,688)         (57,926)
       Prepaid expenses and other assets............     (168,758)         (28,303)          22,955
       Bank overdraft...............................      (55,349)          55,349               --
       Accounts payable.............................      (89,688)         355,432         (156,075)
       Accrued expenses.............................      160,178          (62,323)        (150,279)
                                                      -----------      -----------      -----------
          Net cash provided by operating
            activities..............................    3,073,679        3,526,401        2,419,643
Cash Flows From Investing Activities
  Purchase of property and equipment................     (459,613)        (374,843)        (165,779)
  Purchase of videocassette rental inventory........   (2,483,605)      (2,107,755)      (1,668,824)
                                                      -----------      -----------      -----------
          Net cash used by investing activities.....   (2,943,218)      (2,482,598)      (1,834,603)
Cash Flows From Financing Activities
  Borrowings from bank..............................    1,450,000               --               --
  Repayment of long-term debt.......................     (539,056)        (588,062)        (588,061)
  Stockholder loans.................................      113,000               --          113,000
  Repayment of stockholder loans....................     (272,961)              --               --
  Distributions paid................................     (510,000)        (603,313)              --
  Treasury stock purchase...........................           --               --          (56,000)
                                                      -----------      -----------      -----------
          Net cash provided (used) by financing
            activities..............................      240,983       (1,191,375)        (531,061)
                                                      -----------      -----------      -----------
Net Increase (Decrease) in Cash and Cash
  Equivalents.......................................      371,444         (147,572)          53,979
Cash and Cash Equivalents, Beginning of the Year....       56,104          203,676          149,697
                                                      -----------      -----------      -----------
Cash and Cash Equivalents, End of the Year..........  $   427,548     $     56,104     $    203,676
                                                      ===========      ===========      ===========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the period for interest..........  $   149,947     $    148,024     $    231,587
                                                      ===========      ===========      ===========
Supplemental Disclosure of Noncash Investing and
  financing activities:
  Stockholder notes payable contributed to
     capital........................................  $        --     $         --     $    374,400
                                                      ===========      ===========      ===========

                   See notes to combined financial statements

                AMERICAN VIDEO, INC. AND RED GIRAFFE VIDEO, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
            JANUARY 3, 1996, DECEMBER 28, 1994 AND DECEMBER 29, 1993

NOTE A -- DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business: Red Giraffe Video, Inc. an Indiana corporation, operates as a franchisor of video tape rental and sale superstores. Red Giraffe Video, Inc. had 28 franchised stores as of January 3, 1996. American Video, Inc. d/b/a Red Giraffe, a Kentucky corporation, operates as franchisee of Red Giraffe Video, Inc. American Video, Inc. had 25 stores in operation at January 3, 1996.

     Cash and Cash Equivalents: The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     Revenue Recognition: Revenue is recognized at the time of rental or sales of videocassettes or video games.

     Intercompany Accounts and Transactions: All intercompany accounts and transactions have been eliminated in combination.

     Fiscal Year: American Video, Inc. has a fiscal year which ends on the Wednesday closest to December 31. Red Giraffe Video, Inc. has a fiscal year which ends on December 31. Red Giraffe Video, Inc. had no financial activity on December 31 to the Wednesday closest to December 31, therefore, all results reflect the year-end date of American Video, Inc.

     Accounts Receivable: American Video, Inc. and Red Giraffe Video, Inc. consider accounts receivable to be fully collectible and as such, no allowance for doubtful accounts has been recorded. Any accounts determined to be uncollectible will be charged to operations when that determination is made.

     Merchandise and Supply Inventories: Merchandise and supply inventories consist primarily of pre-recorded and blank videocassette tapes held for sale and are stated at the lower of cost (first-in, first-out method) or market.

     Preopening Costs: Preopening costs consist of costs incurred in opening a store, and are amortized over twelve months from the store opening.

     Video Rental Tapes: Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title maintained in each store are amortized as base stock and the fourth and succeeding copies of each title maintained in each store are amortized over nine months on a straight-line basis (see Note K). The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes.

     Videocassette rental inventory and related amortization are as follows:

                                                                   DECEMBER        DECEMBER
                                                  JANUARY 3,          28,             29,
                                                     1996            1994            1993
                                                  -----------     -----------     -----------
    Videocassette rental inventory..............  $ 7,496,600     $ 6,134,935     $ 5,327,648
    Accumulated amortization....................   (5,070,358)     (3,808,631)     (2,909,098)
                                                  -----------     -----------     -----------
                                                  $ 2,426,242     $ 2,326,304     $ 2,418,550
                                                  ===========     ===========     ===========

     Equipment and Improvements: Equipment and improvements are recorded at cost. Depreciation of equipment is provided using the straight-line depreciation method over five years. Leasehold improvements are amortized using the straight-line method over the shorter of the useful lives of the related assets or lease term, including the option period, if management intends to renew the lease.

                AMERICAN VIDEO, INC. AND RED GIRAFFE VIDEO, INC.

NOTE B -- EQUIPMENT AND IMPROVEMENTS

     Equipment and improvements consist of the following:

                                                                   DECEMBER        DECEMBER
                                                  JANUARY 3,          28,             29,
                                                     1996            1994            1993
                                                  -----------     -----------     -----------
    Office and store equipment..................  $ 3,142,993     $ 2,755,209     $ 2,418,402
    Leasehold improvements......................      781,662         722,840         716,625
    Rental equipment............................       70,963          57,997          56,443
                                                  -----------     -----------     -----------
              Total.............................    3,995,618       3,536,046       3,191,470
    Less accumulated depreciation and
      amortization..............................   (2,898,161)     (2,566,242)     (2,114,944)
                                                  -----------     -----------     -----------
    Net equipment and improvements..............  $ 1,097,457     $   969,804     $ 1,076,526
                                                  ===========     ===========     ===========

NOTE C -- OTHER ASSETS

     Other assets consist of the following:

                                                       JANUARY
                                                         3,         DECEMBER 28,     DECEMBER 29,
                                                        1996            1994             1993
                                                      ---------     ------------     ------------
    Security deposits...............................  $  62,000       $ 51,277         $ 37,915
    Loan fees.......................................     17,852          9,577           22,339
    Franchisee organizational materials.............     33,236         51,217           71,653
                                                       --------       --------         --------
              Total.................................  $ 113,088       $112,071         $131,907
                                                       ========       ========         ========

     Loan fees are amortized over the life of the loan. Franchisee organizational materials are amortized over five years.

NOTE D -- NOTES PAYABLE AND LONG-TERM DEBT

     Long-term debt is payable to a bank in monthly installments on principal plus interest through October 30, 2000. Interest is computed at the prime rate plus 1/2% (effective rate of 9.0% at January 3, 1996). The borrowings are secured by all video rental tapes, equipment and improvements, merchandise inventories and the personal guarantees of certain stockholders.

     Aggregate annual principal maturities of long-term debt are as follows:

       YEAR ENDED
    -----------------------------------------------------------------------
    January 1, 1997........................................................    $  878,064
    December 31, 1997......................................................       731,144
    December 30, 1998......................................................       290,000
    December 29, 1999......................................................       290,000
    January 3, 2001........................................................       290,000
                                                                               ----------
              Total........................................................    $2,479,208
                                                                               ==========

                AMERICAN VIDEO, INC. AND RED GIRAFFE VIDEO, INC.

NOTE E -- COMMITMENTS

     The Company occupies stores, warehouse and office facilities under noncancelable operating leases which expire at various dates through 2000. Many of the operating lease agreements have options for renewal for terms that range up to fifteen years. Future annual minimum payments under leases with terms in excess of one year are:

       YEAR ENDED
    -----------------------------------------------------------------------
    January 1, 1997........................................................    $1,252,730
    December 31, 1997......................................................     1,060,213
    December 30, 1998......................................................       800,052
    December 29, 1999......................................................       579,885
    January 3, 2001........................................................       316,885
                                                                               ----------
              Total........................................................    $4,009,765
                                                                               ==========

     Rent expense under these leases amounted to $1,385,461, $1,190,783 and $997,495, for the years ending January 3, 1996, December 28, 1994, and December 29, 1993, respectively.

     These minimum payments do not include amounts payable for related common areas, real estate taxes, repairs and maintenance, utilities and other such charges. Three of the leases provide for additional contingent rentals based upon sales in excess of a predetermined amount. No such percentage rentals were paid or accruable for the year ended January 3, 1996.

     Substantially all of the leases are renewable at increased rates based upon the Consumer Price Index. Certain of the leases are guaranteed by certain stockholders.

NOTE F -- RELATED PARTY TRANSACTIONS

     American Video, Inc. and Red Giraffe Video, Inc. are related companies through common ownership of both companies. Furthermore, American Video, Inc. is a franchisee of Red Giraffe Video, Inc. Royalties paid by American Video, Inc. amounted to $285,451, $247,384 and $227,665 for the years ended January 3, 1996, December 28, 1994 and December 29, 1993, respectively. All of these balances were eliminated in these combined financial statements.

NOTE G -- INCOME TAXES

     The Companies have elected S corporation status under the Internal Revenue Code of 1986 and as such, no provision has been made for income taxes. Taxes on the net income of each Company is the responsibility of the stockholders. Although, local income taxes are payable by the Company, no accrual has been made as this amount is considered immaterial at January 3, 1996.

NOTE H -- NOTES PAYABLE TO STOCKHOLDERS

     At January 3, 1996, American Video, Inc. had notes payable to two stockholders totaling $113,000. The notes are payable on demand with interest accruing at 9.5%. At December 29, 1993 and December 28, 1994, American Video, Inc. had notes payable to two stockholders totaling $272,961. The notes were payable on demand and had a stated interest at 10% and 8%, respectively.

NOTE I -- SUBSEQUENT EVENT

     The stockholders of American Video, Inc. and Red Giraffe Video, Inc. have entered into an agreement to sell substantially all of the assets and liabilities of the Companies to an unrelated third party subject to terms

                AMERICAN VIDEO, INC. AND RED GIRAFFE VIDEO, INC.

and obligations to perform acts within a specified period of time. Pursuant to the completion of the sale, the Companies will pay a portion of the proceeds to certain members of its management. No provision has been made in these financial statements as a result of the sale or any payments which may be made to management.

NOTE J -- CONCENTRATION OF CREDIT RISK

     The Companies maintain cash at several financial institutions. Balances at the institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At January 3, 1996, the Companies uninsured cash balance was approximately $250,000.

NOTE K -- CHANGE IN ACCOUNTING FOR VIDEOCASSETTE RENTAL INVENTORY

     Related to the initial public offering of West Coast Entertainment Corporation, the Company has changed its method of videocassette tape amortization to more closely resemble the methods used by other video store chains.

     The effect on net income for each of the years presented is as follows:

                                                                               INCREASE
       YEAR ENDED                                                              (DECREASE)
    -----------------------------------------------------------------------    ---------
    January 3, 1996........................................................    $(450,330)
    December 28, 1994......................................................    $(553,186)
    December 29, 1993......................................................    $(516,062)

     The cumulative effect on years prior to 1993 was an increase in retained earnings of $79,923.

                AMERICAN VIDEO, INC. AND RED GIRAFFE VIDEO, INC.

                       COMBINED BALANCE SHEET (UNAUDITED)
                                 APRIL 3, 1996

                                           ASSETS
Current Assets
  Cash...........................................................................  $  129,566
  Accounts receivable............................................................      52,903
  Merchandise and supplies inventories...........................................     270,929
  Preopening costs, net..........................................................      60,780
  Prepaid expenses...............................................................      99,438
                                                                                   ----------
          Total current assets...................................................     613,616
  Videocassette Rental Inventory, net--Note B....................................   2,579,088
  Furnishings and Equipment, net.................................................   1,240,907
  Other assets...................................................................     123,395
                                                                                   ----------
          Total..................................................................  $4,557,006
                                                                                   ==========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt..............................................  $  922,664
  Note payable-stockholders......................................................     140,500
  Accounts payable...............................................................     682,810
  Accrued expenses...............................................................     223,084
                                                                                   ----------
          Total current liabilities..............................................   1,969,058
Long-Term Debt...................................................................   1,629,529
                                                                                   ----------
          Total liabilities......................................................   3,598,587
Stockholders' Equity
  American Video, Inc.--Common stock, no par value, 350,000 shares authorized,
     8,398 shares issued and outstanding; 4,000 nonvoting shares authorized, 1
     share issued and outstanding................................................   1,383,459
  Red Giraffe Video, Inc.--Common stock, no par value, 350,000 shares authorized,
     8,398 shares issued and outstanding.........................................     192,000
  Retained deficit...............................................................    (617,040)
                                                                                   ----------
          Total stockholders' equity.............................................     958,419
                                                                                   ----------
          Total..................................................................  $4,557,006
                                                                                   ==========

     See accountant's review report and notes to the financial statements.

                AMERICAN VIDEO, INC. AND RED GIRAFFE VIDEO, INC.

                         COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                        FOR THE THREE MONTHS
                                                                                ENDED
                                                                        ---------------------
                                                                         APRIL 3    MARCH 29
                                                                          1996        1995
                                                                        ---------   ---------
REVENUES
  Video rental........................................................  $2,351,653  $2,196,661
  Product sales.......................................................    220,698     215,385
  Royalty fees........................................................      8,434          --
                                                                        ---------   ---------
     TOTAL REVENUE....................................................  2,580,785   2,412,046
COST AND EXPENSES
  Store operating expenses............................................  1,458,531   1,159,874
  Tape amortization...................................................    637,964     595,917
  Cost of product sales...............................................    170,882     157,428
  General and administrative..........................................    199,053     153,321
                                                                        ---------   ---------
     TOTAL COST AND EXPENSES..........................................  2,466,430   2,066,540
                                                                        ---------   ---------
     INCOME FROM OPERATIONS...........................................    114,355     345,506
INTEREST EXPENSE......................................................    (51,959)    (36,386)
OTHER, NET............................................................      1,050      (2,637)
                                                                        ---------   ---------
     NET INCOME.......................................................     63,446     306,483
                                                                        =========   =========

     See accountant's review report and notes to the financial statements.

                AMERICAN VIDEO, INC. AND RED GIRAFFE VIDEO, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                                   UNAUDITED

                                                                   FOR THE THREE MONTHS ENDED
                                                                   ---------------------------
                                                                     APRIL 3         MARCH 29
                                                                      1996             1995
                                                                   -----------       ---------
Cash Flows From Operating Activities
  Net income (loss)..............................................  $    63,446       $ 306,483
  Adjustments to reconcile net income to net cash provided by
     (used in) operating activities:
     Amortization of videocassette rental inventory..............      637,964         595,917
     Depreciation and amortization...............................       93,811         100,482
     Changes in assets and liabilities
       Accounts receivable.......................................       21,786         (66,747)
       Merchandise and supplies inventories......................          272          17,633
       Prepaid expenses and other assets.........................      (32,167)        (46,735)
       Cash overdraft............................................      --              (55,349)
       Accounts payable..........................................      (40,606)       (136,265)
       Accrued expenses..........................................      (80,313)         26,646
                                                                   -----------       ---------
          Net cash provided by operating activities..............      664,193         742,065
Cash Flows From Investing Activities
  Purchase of furnishings and equipment..........................     (221,309)       (126,633)
  Purchases of videocassette rental inventory....................     (790,870)       (468,489)
                                                                   -----------       ---------
          Net cash used by investing activities..................   (1,012,179)       (595,122)
                                                                   -----------       ---------
Cash Flows From Financing Activities
  Borrowings from bank...........................................      377,500          --
  Repayment of long-term debt....................................     (304,515)       (147,015)
  Stockholder loans..............................................       27,500          --
  Distributions Paid.............................................      (33,981)         --
  Related company loans..........................................      (16,500)         --
                                                                   -----------       ---------
          Net cash provided (used) by financing activities.......       50,004        (147,015)
Net Decrease in Cash and Cash Equivalents........................  $  (297,982)      $     (72)
Cash, Beginning of Period........................................      427,548          56,104
                                                                   -----------       ---------
Cash, End of Period..............................................  $   129,566       $  56,032
                                                                   ===========       =========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the period for interest.......................  $    51,959       $  56,032
                                                                   ===========       =========

     See accountant's review report and notes to the financial statements.

                AMERICAN VIDEO, INC. AND RED GIRAFFE VIDEO, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
                        APRIL 3, 1996 AND MARCH 29, 1995

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been presented in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Companies' audited financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the three month periods ended April 3, 1996 and March 29, 1995, are not necessarily indicative of the results to be expected for the full year.

NOTE B -- VIDEOCASSETTE RENTAL INVENTORY

                                                                           APRIL 3,
                                                                             1996
                                                                          -----------
        Videocassette rental inventory.................................   $ 8,287,470
        Accumulated amortization.......................................    (5,708,382)
                                                                          -----------
                                                                          $ 2,579,088
                                                                           ==========

NOTE C -- SUBSEQUENT EVENT

     On May 17, 1996, the Company sold substantially all of its assets and certain of its liabilities to West Coast Entertainment Corporation.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Lancaster Group, Inc.:

     We have audited the accompanying balance sheets of Lancaster Group, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lancaster Group, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in note 2 to the financial statements, in 1994 the Company changed its method of accounting for videocassettes and games.

                                          KPMG PEAT MARWICK LLP

Louisville, Kentucky
February 23, 1996

                             LANCASTER GROUP, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                         1995          1994
                                                                       ---------     ---------
                               ASSETS
Current assets:
  Cash...............................................................  $  81,894     $  66,896
  Merchandise inventories............................................     10,833        25,632
  Other..............................................................        164        29,999
                                                                       ---------     ---------
          Total current assets.......................................     92,891       122,527
Videocassette and game rental inventory, net of amortization (note
  2).................................................................    142,603       182,455
Property and equipment, net (note 3).................................    354,295       461,064
                                                                       ---------     ---------
                                                                       $ 589,789     $ 766,046
                                                                       =========     =========
           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current installments of long-term debt (note 4)....................  $ 134,867     $ 127,607
  Accounts payable...................................................     58,542       102,690
  Accrued expenses...................................................     48,971        12,127
  Liquidating dividends payable......................................      1,200            --
                                                                       ---------     ---------
          Total current liabilities..................................    243,580       242,424
Long-term debt less current installments (note 4)....................    358,232       493,099
                                                                       ---------     ---------
          Total liabilities..........................................    601,812       735,523
Stockholders' equity (deficit):
  Common stock, no par value; 3,000 shares authorized; 2,000 shares
     issued and outstanding..........................................    435,635       435,635
  Capital repayment..................................................    (48,869)           --
  Accumulated deficit................................................   (398,789)     (405,112)
                                                                       ---------     ---------
          Net stockholders' equity (deficit).........................    (12,023)       30,523
                                                                       ---------     ---------
                                                                       $ 589,789     $ 766,046
                                                                       =========     =========

                See accompanying notes to financial statements.

                             LANCASTER GROUP, INC.

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                            1995           1994          1993
                                                         ----------     ----------     ---------
Revenues:
  Rentals revenues.....................................  $1,238,809     $1,193,540     $ 523,197
  Merchandise sales....................................     189,018        130,309        65,449
                                                         ----------     ----------     ---------
                                                          1,427,827      1,323,849       588,646
                                                         ----------     ----------     ---------
Operating costs and expenses:
  Store operating expenses.............................     782,957        721,029       419,493
  Amortization of videocassette and game rental
     inventory.........................................     289,978        298,849       119,046
  Cost of sales........................................     178,529        101,055        69,988
  General and administrative expenses..................     137,734         52,136        62,771
                                                         ----------     ----------     ---------
                                                          1,389,198      1,173,069       671,298
                                                         ----------     ----------     ---------
  Operating income (loss)..............................      38,629        150,780       (82,652)
Other expenses:
  Interest.............................................      32,306         25,200        18,827
                                                         ----------     ----------     ---------
Net income (loss)......................................  $    6,323     $  125,580     $(101,479)
                                                         ==========     ==========     =========

                See accompanying notes to financial statements.

                             LANCASTER GROUP, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                             TOTAL
                                              COMMON       CAPITAL      ACCUMULATED      STOCKHOLDERS'
                                              STOCK       REPAYMENT       DEFICIT       EQUITY (DEFICIT)
                                             --------     ---------     -----------     ----------------
Balance at December 31, 1992 (unaudited)...  $ 13,101     $      --      $(429,213)        $ (416,112)
  Conversion of debt to equity.............   422,534            --             --            422,534
  Net loss.................................        --            --       (101,479)          (101,479)
                                             --------       -------       --------           --------
Balance at December 31, 1993...............   435,635            --       (530,692)           (95,057)
  Net income...............................        --            --        125,580            125,580
                                             --------       -------       --------           --------
Balance at December 31, 1994...............   435,635            --       (405,112)            30,523
  Net income...............................        --            --          6,323              6,323
  Liquidating dividends....................        --       (48,869)            --            (48,869)
                                             --------       -------       --------           --------
Balance at December 31, 1995...............  $435,635     $ (48,869)     $(398,789)        $  (12,023)
                                             ========       =======       ========           ========

                See accompanying notes to financial statements.

                             LANCASTER GROUP, INC.

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                             1995          1994         1993
                                                           ---------     --------     ---------
Cash flows from operating activities:
  Net income (loss)......................................  $   6,323     $125,580     $(101,479)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization.......................    423,763      412,308       151,790
     Loss on sale of equipment...........................      2,073           --            --
     Transfer of equipment to officer in lieu of
       salary............................................     14,000           --            --
     Change in assets and liabilities:
       (Increase) decrease in merchandise inventories....     14,799      (11,321)      (11,218)
       (Increase) decrease in other assets...............     29,835        1,376       (30,675)
       Increase (decrease) in accounts payable...........    (44,148)      (1,615)       98,507
       Increase in accrued expenses......................     36,844        3,387         2,241
                                                            --------     --------     ---------
          Total adjustments..............................    477,166      404,135       210,645
                                                            --------     --------     ---------
          Net cash provided by operating activities......    483,489      529,715       109,166
                                                            --------     --------     ---------
Cash flows from investing activities:
  Purchases of videocassette rental inventory, net.......   (250,126)    (405,833)     (180,306)
  Purchases of equipment.................................    (43,089)    (240,537)     (127,859)
                                                            --------     --------     ---------
          Net cash used in investing activities..........   (293,215)    (646,370)     (308,165)
                                                            --------     --------     ---------
Cash flows from financing activities:
  Repayment of notes payable.............................   (127,607)     (72,000)           --
  Liquidating dividends paid.............................    (47,669)          --            --
  Proceeds from note payable.............................         --      224,286       215,233
                                                            --------     --------     ---------
          Net cash provided by (used in) financing
            activities...................................   (175,276)     152,286       215,233
                                                            --------     --------     ---------
          Net increase in cash...........................     14,998       35,631        16,234
Cash at beginning of year................................     66,896       31,265        15,031
                                                            --------     --------     ---------
Cash at end of year......................................  $  81,894     $ 66,896     $  31,265
                                                            ========     ========     =========
Supplementary disclosure of cash flow information:
  Cash paid during the year for:
     Interest............................................  $  32,355     $ 22,325     $      --
                                                            ========     ========     =========
Noncash conversion of debt and accrued interest to
  equity.................................................  $      --     $     --     $ 422,534
                                                            ========     ========     =========

                See accompanying notes to financial statements.

                             LANCASTER GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

1.  THE COMPANY

     Lancaster Group, Inc., a Kentucky corporation, owns and operates video specialty stores located in Southern Indiana and Louisville, Kentucky. As of December 31, 1995 and 1994, the Company operated three stores.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Merchandise Inventory

     Merchandise inventory consisting primarily of prerecorded videocassettes, video games, and candy, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette and Game Rental Inventory

     Videocassette and game rental inventory, which includes video games, is recorded at cost, and amortized over their estimated economic life with no provision for salvage value. For the period from January 1, 1993 through December 31, 1993 videocassettes and games were amortized over 36 months on an accelerated basis. Effective January 1, 1994, the Company changed its method of amortization. Videocassettes which are considered base stock are amortized over 36 months on a straight-line basis. Purchases of new release videocassettes and video games are amortized whereby the tenth and any succeeding copies of each title per store are amortized over nine months on an accelerated basis; the fourth through ninth copies of each title per store are amortized over 36 months on an accelerated basis; and copies one through three of each title per store are amortized as base stock. The adoption of this change in the method of amortization decreased net income for the years ended December 31, 1995 and 1994 by approximately $4,200 and $13,500, respectively. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes.

     Amortization expense related to videocassette rental inventory totaled $289,978, $298,849 and $119,046 and for the years ended December 31, 1995, 1994 and 1993, respectively.

  Property and Equipment

     Property and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives as follows:

    Furniture and fixtures...................  5 years
    Equipment................................  5 years
    Leasehold improvements and signs.........  Shorter of estimated useful life or lease term

  Revenue Recognition

     Revenue is recognized at the time of rental or sale.

  Income Taxes

     The Company's shareholders have elected "S" Corporation status for income tax purposes. An "S" Corporation is generally not taxed at the federal or state level on the Company's taxable income. The distributive share of taxable income, certain gains, losses and other items are passed through to each shareholder. Accordingly, there is no provision for federal and state income taxes. The Company does provide for various local municipality income taxes, which are classified as general and administrative expenses in the accompanying statements of operations.

                             LANCASTER GROUP, INC.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

     Certain prior year amounts have been reclassified to conform with current year presentation.

3.  PROPERTY AND EQUIPMENT

     Property and equipment are comprised of the following:

                                                                     1995          1994
                                                                   ---------     ---------
    Furniture and fixtures.......................................  $ 483,826     $ 501,692
    Equipment....................................................      8,315         7,796
    Leasehold improvements and signs.............................    169,594       137,820
                                                                   ---------     ---------
                                                                     661,735       647,308
    Accumulated depreciation.....................................   (307,440)     (186,244)
                                                                   ---------     ---------
                                                                   $ 354,295     $ 461,064
                                                                   =========     =========

4.  LONG-TERM DEBT

     Long-term debt as of December 31, 1995 is summarized as follows:

                                                                       1995         1994
                                                                     --------     --------
    Notes payable to former shareholders due 11-1-99, bearing
      interest at 4.98% -- 6.87%, secured by substantially all
      assets of the Company........................................  $493,099     $620,706
      Less current installments....................................   134,867      127,607
                                                                     --------     --------
              Long-term debt less current installments.............  $358,232     $493,099
                                                                     ========     ========

     Total maturities of long-term debt for the five years subsequent to December 31, 1995 are as follows:

                1996..............................................  $134,867
                1997..............................................   142,550
                1998..............................................   150,683
                1999..............................................    64,999
                                                                    --------
                                                                    $493,099
                                                                    ========

5.  COMMITMENTS AND CONTINGENCIES

     The Company leases its facilities and certain equipment under operating leases expiring on various dates through 1999. Rental expense for the years ended December 31, 1995, 1994, and 1993, aggregated $165,568, $149,300, and
$112,246, respectively.

                             LANCASTER GROUP, INC.

     Future minimum rental commitments under noncancelable operating leases (with terms of one year or more) consisted of the following at December 31, 1995:

                1996..............................................  $165,927
                1997..............................................   103,509
                1998..............................................    57,175
                1999..............................................    12,000

6.  RELATED PARTY

     The Company rents office space and certain office equipment from an officer and shareholder of the Company. Rent expense paid to this person was $3,600, $3,600 and $3,400 for the years ended December 31, 1995, 1994 and 1993, respectively.

7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     At December 31, 1995, the carrying amounts of cash, accounts payable and accrued expenses approximate fair value because of the short-term maturity of these instruments.

     It is not practical to estimate the fair value of the notes payable to former shareholders as these related party transactions were not made at market rates.

8.  SALE AGREEMENT

     On January 10, 1996, the Company's shareholders agreed to sell the Company to West Coast Entertainment Corporation.

                             LANCASTER GROUP, INC.
                                 BALANCE SHEET
                                   UNAUDITED

                                                                             MARCH 31, 1996
                                                                             ---------------
                                           ASSETS
Current assets:
  Cash...................................................................       $  57,333
  Merchandise inventories................................................          16,516
  Other..................................................................           1,960
                                                                             ---------------
     Total current assets................................................          75,809
Videocassette and game rental inventory, net of amortization.............         148,822
Property and equipment, net..............................................         326,325
                                                                             ---------------
                                                                                $ 550,956
                                                                             ===============
                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current installments of long-term debt.................................       $ 136,747
  Accounts payable.......................................................          55,134
  Accrued expenses.......................................................          51,619
                                                                             ---------------
     Total current liabilities...........................................         243,500
Long-term debt less current installments.................................         323,332
                                                                             ---------------
     Total liabilities...................................................         566,832
Stockholders' equity (deficit)
  Common stock, no par value: 3,000 shares authorized; 2,000 shares
     issued and outstanding..............................................         435,635
Capital repayment........................................................         (53,869)
Accumulated deficit......................................................        (397,642)
                                                                             ---------------
     Net Stockholders' equity (deficit)..................................         (15,876)
                                                                             ---------------
                                                                                $ 550,956
                                                                             ===============

                 See accompanying notes to financial statements

                             LANCASTER GROUP, INC.
                            STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
Revenues:
  Rental revenue.....................................................    $339,838     $309,875
  Merchandise sales..................................................      53,625       46,943
                                                                         --------     --------
                                                                          393,463      356,818
                                                                         --------     --------
Operating costs and expenses:
  Store operating expenses...........................................     196,007      205,853
  Amortization of videocassette and game rental inventory............      80,221       66,130
  Cost of sales......................................................      40,811       37,409
  General and administrative expenses................................      49,036       39,308
                                                                         --------     --------
                                                                          366,075      348,700
                                                                         --------     --------
  Operating income...................................................      27,388        8,118
Other expenses:
  Interest...........................................................      (7,142)      (6,971)
                                                                         --------     --------
Net income...........................................................    $ 20,246     $  1,147
                                                                         ========     ========

                 See accompanying notes to financial statements

                             LANCASTER GROUP, INC.

                            STATEMENTS OF CASH FLOWS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                       -----------------------
                                                                         1995           1996
                                                                       --------       --------
Cash flows from operating activities:
  Net income.......................................................    $ 20,246       $  1,147
  Adjustments to reconcile net income to net cash provided by (used
     in) operating activities:
     Depreciation and amortization.................................     109,153         95,747
     Change in assets and liabilities:
       (Increase) decrease in merchandise inventories..............       6,717         (5,683)
       (Increase) in other assets..................................     (10,834)        (2,997)
       (Decrease) in accounts payable..............................     (90,097)        (3,408)
       Increase in accrued expenses................................      54,369          2,648
                                                                       --------       --------
          Total adjustments........................................      69,308         86,307
                                                                       --------       --------
          Net cash provided by operating activities................      89,554         87,454
                                                                       --------       --------
Cash flows provided from investing activities:
     Purchases of videocassette rental inventory, net..............     (28,789)       (72,349)
     Purchases of equipment........................................     (26,317)        (1,647)
                                                                       --------       --------
          Net cash used in investing activities....................     (55,106)       (73,996)
                                                                       --------       --------
Cash flows provided from financing activities:
     Repayment of notes payable....................................     (33,019)       (33,019)
     Liquidating dividends paid....................................          --         (5,000)
                                                                       --------       --------
          Net cash used in investing activities....................     (33,019)       (38,019)
                                                                       --------       --------
          Net increase (decrease) in cash..........................       1,429        (24,561)
Cash at beginning of period........................................      66,896         81,894
                                                                       --------       --------
Cash at end of period..............................................    $ 68,325       $ 57,333
                                                                       ========       ========
Supplementary disclosure of cash flow information:
     Cash paid during the year for interest........................    $  7,142       $  6,971
                                                                       ========       ========

                 See accompanying notes to financial statements

                             LANCASTER GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Company's audited financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the three month periods ended March 31, 1995 and 1996 are not necessarily indicative of the results to be expected for the full year.

2.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                         MARCH 31, 1996
                                                                         --------------
        Videocassette rental inventory................................     $  794,779
        Accumulated amortization......................................       (645,957)
                                                                         --------------
                                                                           $  148,882
                                                                          ===========

3.  SUBSEQUENT EVENT

     On May 17, 1996 the Company sold substantially all of its assets and certain of its liabilities to West Coast Entertainment Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of New Age Entertainment, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of stockholders' equity present fairly, in all material respects, the financial position of New Age Entertainment, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Boston, Massachusetts
February 2, 1996

                          NEW AGE ENTERTAINMENT, INC.

                                 BALANCE SHEET

                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                     1994           1995
                                                                  ----------     ----------
    ASSETS
    Current assets:
      Cash and cash equivalents.................................  $   30,231     $   79,831
      Merchandise inventory.....................................      57,796         78,185
      Prepaid expenses and other assets.........................       6,435          4,397
                                                                  ----------     ----------
                                                                      94,462        162,413
    Videocassette rental inventory, net.........................     599,695        822,508
    Furnishings and equipment, net..............................     207,210        564,346
    Other assets................................................     105,971        100,399
                                                                  ----------     ----------
                                                                  $1,007,338     $1,649,666
                                                                  ==========     ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Current portion of long-term debt.........................  $   95,872     $  114,653
      Current portion of obligations under capital leases.......      12,500         28,994
      Trade accounts payable....................................     206,357        490,520
      Accruals and other liabilities............................     179,323        248,408
      Advances from stockholders................................      42,390         38,572
                                                                  ----------     ----------
              Total current liabilities.........................     536,442        921,147
                                                                  ----------     ----------
    Long-term debt..............................................      84,120        370,415
    Obligations under capital leases............................      25,000         38,615
                                                                  ----------     ----------
                                                                     645,562      1,330,177
                                                                  ----------     ----------
    Commitments (Note 10)
    Stockholders' equity:
      Common stock, no par value, 15,000 shares authorized, 600
         shares issued and outstanding at December 31, 1993 and
         1994, 1,000 shares issued and outstanding at December
         31, 1995...............................................          --             --
      Additional paid-in capital................................         600         40,600
      Loan to stockholder.......................................          --        (39,407)
      Retained earnings.........................................     361,176        318,296
                                                                  ----------     ----------
              Total stockholders' equity........................     361,776        319,489
                                                                  ----------     ----------
                                                                  $1,007,338     $1,649,666
                                                                  ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                          NEW AGE ENTERTAINMENT, INC.

                            STATEMENT OF OPERATIONS

                                                             YEARS ENDED DECEMBER 31,
                                                     ----------------------------------------
                                                        1993           1994           1995
                                                     ----------     ----------     ----------
    Revenues:
      Rental revenue...............................  $2,533,663     $3,018,277     $3,592,222
      Merchandise sales............................     322,134        384,899        404,909
                                                     ----------     ----------     ----------
                                                      2,855,797      3,403,176      3,997,131
                                                     ----------     ----------     ----------
    Cost and expenses:
      Operating expenses...........................   2,501,635      2,978,185      3,539,512
      Cost of sales................................      90,036         95,994        154,959
      General and administrative...................     129,019        209,254        290,300
                                                     ----------     ----------     ----------
                                                      2,720,690      3,283,433      3,984,771
                                                     ----------     ----------     ----------
              Income from operations...............     135,107        119,743         12,360
    Interest expense...............................      22,980         20,008         55,240
    Other, net.....................................         356          2,331             --
                                                     ----------     ----------     ----------
              Net income (loss)....................  $  111,771     $   97,404     $  (42,880)
                                                     ==========     ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                          NEW AGE ENTERTAINMENT, INC.

                            STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                               YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1993            1994            1995
                                                      -----------     -----------     -----------
Cash flows from operating activities:
  Net income (loss).................................  $   111,771     $    97,404     $   (42,880)
  Adjustments to reconcile net income to cash flows
     provided by (used in) operating activities:
     Amortization of videocassette rental
       inventory....................................      891,813       1,198,881       1,430,131
     Amortization of franchise fees.................        4,667           4,667           4,667
     Depreciation and amortization of furnishings
       and equipment................................       34,562          50,468          98,664
     Loss on disposal of fixed assets...............           --           2,250              --
     Changes in assets and liabilities:
       Merchandise inventories......................           --              --         (20,389)
       Prepaid expenses and other assets............       54,186         (31,543)          2,943
       Accounts payable.............................       71,711          49,685         284,163
       Accruals and other liabilities...............       17,531          48,562          69,085
                                                      -----------     -----------     -----------
          Net cash provided by operating
            activities..............................    1,186,241       1,420,374       1,826,384
                                                      -----------     -----------     -----------
Cash flows from investing activities:
  Purchases of property and equipment...............      (91,725)         (8,800)       (406,319)
  Purchases of videocassette rental inventory.......   (1,017,122)     (1,296,378)     (1,652,944)
                                                      -----------     -----------     -----------
          Net cash used in investing activities.....   (1,108,847)     (1,305,178)     (2,059,263)
                                                      -----------     -----------     -----------
Cash flows from financing activities:
  Proceeds from long-term debt......................       33,698         158,309         391,689
  Loans from stockholders...........................       10,000              --          34,500
  Repayment of long-term debt.......................      (90,739)       (126,914)        (86,613)
  Repayment of stockholder loans....................      (19,573)        (69,840)        (38,318)
  Principal repayments on capital lease
     obligations....................................           --         (12,500)        (19,372)
  Repayment of principal on note receivable.........           --              --             593
  Distributions.....................................           --         (57,987)             --
                                                      -----------     -----------     -----------
          Net cash (used in) provided by financing
            activities..............................      (66,614)       (108,932)        282,479
                                                      -----------     -----------     -----------
Net increase in cash and cash equivalents...........       10,780           6,264          49,600
                                                      -----------     -----------     -----------
Cash and cash equivalents, beginning of period......       13,187          23,967          30,231
                                                      -----------     -----------     -----------
Cash and cash equivalents, end of period............  $    23,967     $    30,231     $    79,831
                                                      ===========     ===========     ===========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest..........  $    19,830     $    23,158     $    55,240
                                                      ===========     ===========     ===========
Supplemental disclosure of noncash investing and
  financing activities:
  Fixed assets purchased under capital leases.......  $    50,000     $        --     $    49,481
                                                      ===========     ===========     ===========

                     The accompanying notes are an integral
                       part of the financial statements.

                          NEW AGE ENTERTAINMENT, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                             ADDITIONAL                      TOTAL
                                                  COMMON      PAID-IN       RETAINED     STOCKHOLDERS'
                                                  STOCK       CAPITAL       EARNINGS        EQUITY
                                                  ------     ----------     --------     -------------
Balance at January 1, 1993....................       --       $    600      $209,988       $ 210,588
Net income....................................       --             --       111,771         111,771
                                                  ------       -------      --------        --------
Balance at December 31, 1993..................       --            600       321,759         322,359
Distributions.................................       --             --       (57,987)        (57,987)
Net income....................................       --             --        97,404          97,404
                                                  ------       -------      --------        --------
Balance at December 31, 1994..................       --            600       361,176         361,776
Issuance of shares............................       --         40,000            --          40,000
Net loss......................................       --             --       (42,880)        (42,880)
                                                  ------       -------      --------        --------
Balance at December 31, 1995..................       --       $ 40,600      $318,296       $ 358,896
                                                  ======       =======      ========        ========

                     The accompanying notes are an integral
                       part of the financial statements.

                          NEW AGE ENTERTAINMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS

     New Age Entertainment, Inc. (the "Company") owns and operates eight videocassette rental stores, located in Massachusetts.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes.

  Furnishings and Equipment

     Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (5 to 7 years) of furnishings and equipment and over the lesser of the estimated useful lives or lease terms (primarily 4 to 10 years) of leased items using the straight-line method. Repair and maintenance costs are expensed as incurred.

  Income Taxes

     The Company has elected to be treated as a Subchapter S corporation for income tax purposes. Accordingly, the income of the Company is taxed at the shareholder level and no provision for income taxes has been made in the accompanying financial statements.

                          NEW AGE ENTERTAINMENT, INC.

3.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                     1994           1995
                                                                  ----------     ----------
    Videocassette rental inventory..............................  $1,195,153     $1,663,708
    Accumulated amortization....................................    (595,458)      (841,200)
                                                                  ----------     ----------
                                                                  $  599,695     $  822,508
                                                                  ==========     ==========

     Amortization expense related to videocassette rental inventory totaled $891,813, $1,198,881, and $1,430,131 for the years ended December 31, 1993,
1994, and 1995, respectively.

4.  FURNISHINGS AND EQUIPMENT

     Furnishings and equipment consist of the following:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   ---------     ---------
    Furniture and fixtures.......................................  $ 161,896     $ 289,381
    Equipment and vehicles.......................................    101,326       111,180
    Leasehold improvements.......................................     45,433       363,894
                                                                   ---------     ---------
                                                                     308,655       764,455
    Accumulated depreciation and amortization....................   (101,445)     (200,109)
                                                                   ---------     ---------
                                                                   $ 207,210     $ 564,346
                                                                   =========     =========

     Depreciation and amortization expense was $34,562, $50,468, and $98,664 for the years ended December 31, 1993, 1994, and 1995, respectively.

     The Company has $37,500 and $67,609 as of December 31, 1994 and 1995, respectively, of furnishing and equipment under capital leases. Accumulated amortization on these assets was $12,500 and $31,872 at December 31, 1994 and 1995, respectively. Amortization on the leased assets included in the depreciation charge was $12,500 and $19,372 in the years ended December 31, 1994 and 1995, respectively.

5.  OTHER LONG TERM ASSETS

     Other long term assets consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Lease deposits.................................................  $ 66,957     $ 68,384
    Franchise fees, net............................................    30,930       26,264
    Prepaid software lease deposit, net............................     8,000        5,667
    Other..........................................................        84           84
                                                                     --------     --------
                                                                     $105,971     $100,399
                                                                     ========     ========

     Franchise fees are amortized over the life of the franchise. Amortization expense was $4,667 in each of the years ended December 31, 1993, 1994, and 1995.

     Prepaid software deposit is amortized over the life of the lease. Amortization expense was $333 for the year ended December 31, 1993 and $2,000 for the years ended December 31, 1994 and 1995, respectively.

                          NEW AGE ENTERTAINMENT, INC.

6.  ACCRUALS AND OTHER LIABILITIES

     Accruals and other liabilities consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Accrued rent...................................................  $ 73,273     $ 99,323
    Accrued bonus..................................................        --       22,658
    Accrued payroll................................................    35,478       19,625
    Sales tax payable..............................................     7,394       13,946
    Accrued consultancy fees.......................................    25,000           --
    Other..........................................................    38,178       92,856
                                                                     --------     --------
                                                                     $179,323     $248,408
                                                                     ========     ========

7.  ADVANCES FROM STOCKHOLDER

     Advances from stockholders are unsecured and have no fixed repayment date other than those advances governed by agreements. All stockholder notes are due to be paid in full by the end of 1997. The advances bear interest at rates of interest ranging from 8.5% to 11.0%.

8.  LOAN TO STOCKHOLDER

     The loan to stockholder represents a loan for the purchase of shares in the company. The loan bears interest at 10% and is repayable quarterly with the last installment due in October 2005.

9.  DEBT

     Debt consists of the following:

                                                                         DECEMBER 31,
                                                                    ----------------------
                                                                      1994         1995
                                                                    --------     ---------
    Note Payable..................................................  $158,311     $ 467,590
    Auto loan.....................................................    21,681        17,478
                                                                    --------     ---------
                                                                     179,992       485,068
    Less: Current portion.........................................   (95,872)     (114,653)
                                                                    --------     ---------
                                                                    $ 84,120     $ 370,415
                                                                    ========     =========

     Principal due on long-term debt for each of the years following December 31, 1995 is as follows:

            1996......................................................  $114,653
            1997......................................................   122,825
            1998......................................................   110,000
            1999......................................................   110,000
            2000......................................................    27,590
            Thereafter................................................        --
                                                                        --------
                                                                        $485,068
                                                                        ========

     In November 1994, the Company signed a $158,311 note to finance the opening of a new store. In February 1995, the Company renegotiated the outstanding note payable and borrowed an additional $391,689.

                          NEW AGE ENTERTAINMENT, INC.

The note is secured by the Company's current assets, and is repayable in equal monthly installment until March 30, 2000. Interest is calculated on the loan at 2% over the prime rate of interest.

     In April 1993, the Company purchased a vehicle under a $27,798 loan agreement with a bank. The loan is secured by the vehicle purchased and is repayable in 48 equal monthly installments. Interest on the loan is calculated at 10.25%.

10.  LEASE COMMITMENTS

     The Company leases its facilities under operating leases extending until 2001. In addition, the Company leases computer and office equipment under capital lease arrangements. Minimum future rental payments under these leases as of December 31, 1995 are as follows:

                                                                   CAPITAL      OPERATING
    YEAR ENDING                                                     LEASES        LEASES
    -----------                                                    --------     ----------
      1996.......................................................  $ 36,159     $  490,915
      1997.......................................................    36,159        462,168
      1998.......................................................    12,236        396,048
      1999.......................................................        --        304,980
      2000.......................................................        --        143,360
      Thereafter.................................................        --        432,360
                                                                   --------     ----------
    Future minimum payments......................................    84,554     $2,229,831
                                                                                 =========
    Less amount representing interest............................   (16,945)
                                                                   --------
    Present value of future minimum lease payments, including
      current portion of $28,994.................................  $ 67,609
                                                                   ========

     Rent expense totalled approximately $397,644, $458,182, and $531,370 for the years ended December 31, 1993, 1994, and 1995, respectively.

11.  SUBSEQUENT EVENT

     During 1996, the Company entered into an asset purchase agreement wherein substantially all of the Company's assets and certain of its liabilities will be acquired by West Coast Entertainment. The sale is conditioned upon the initial public offering of West Coast Entertainment's common stock.

                          NEW AGE ENTERTAINMENT, INC.

                                 BALANCE SHEET
                                   UNAUDITED

                                                                                 MARCH 31, 1996
                                                                                 --------------
                                    ASSETS
Current assets
  Cash and cash equivalents....................................................    $   51,989
  Merchandise inventory........................................................        77,175
  Prepaid expenses and other assets............................................         2,878
                                                                                   ----------
          Total current assets.................................................       132,042
  Videocassette rental inventory, net..........................................       768,137
  Furnishings and equipment, net...............................................       552,449
  Other assets.................................................................        97,051
                                                                                   ----------
                                                                                   $1,549,679
                                                                                   ==========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt............................................    $  115,901
  Current portion of obligations under capital leases..........................        28,994
  Trade accounts payable.......................................................       403,157
  Accruals and other liabilities...............................................       251,688
  Advances from stockholders...................................................        21,163
                                                                                   ----------
          Total current liabilities............................................       820,903
Long-term debt.................................................................       342,138
Obligations under capital leases...............................................        30,324
                                                                                   ----------
          Total liabilities....................................................     1,193,365
                                                                                   ----------
Stockholders' equity:
  Common stock, no par value, 15,000 shares authorized, 1,000 shares issued and
     outstanding...............................................................            --
  Additional paid-in capital...................................................        40,600
  Loan to stockholder..........................................................       (38,799)
  Retained earnings............................................................       354,513
                                                                                   ----------
          Total stockholders' equity...........................................       356,314
                                                                                   ----------
                                                                                   $1,549,679
                                                                                   ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                          NEW AGE ENTERTAINMENT, INC.

                            STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                       -----------------------
                                                                         1995          1996
                                                                       --------     ----------
Revenues
  Rental revenue.....................................................  $812,035     $1,122,887
  Merchandise sales..................................................   127,227        110,069
                                                                       --------     ----------
                                                                        939,262      1,232,956
                                                                       --------     ----------
Costs and expenses
  Store operating expenses...........................................   856,196      1,056,835
  Cost of goods sold.................................................    49,988         43,151
  General and administrative.........................................    79,779         77,443
                                                                       --------     ----------
                                                                        985,963      1,177,429
                                                                       --------     ----------
          Income (loss) from operations..............................   (46,701)        55,527
Interest expense.....................................................     5,878         19,310
                                                                       --------     ----------
          Net income (loss)..........................................  $(52,579)    $   36,217
                                                                       ========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                          NEW AGE ENTERTAINMENT, INC.

                            STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                       -----------------------
                                                                         1995          1996
                                                                       ---------     ---------
Cash flows from operating activities
  Net income (loss)..................................................  $ (52,579)    $  36,217
  Adjustments to reconcile net income (loss) to cash flows provided by (used in) operating activities
     Amortization of videocassette rental inventory..................    311,089       508,371
     Amortization of franchise fees..................................      1,166         1,166
     Depreciation and amortization of furnishings and equipment......     24,307        25,399
     Changes in assets and liabilities
       Merchandise inventory.........................................        545         1,010
       Prepaid expenses and other assets.............................      1,347         3,701
       Accounts payable..............................................     35,186       (87,363)
       Accruals and other liabilities................................     23,313         3,280
                                                                       ---------     ---------
          Net cash provided by operating activities..................    344,374       491,781
                                                                       ---------     ---------
Cash flows from investing activities
  Purchases of furnishings and equipment.............................   (247,289)      (13,502)
  Purchases of videocassette rental inventory........................   (382,027)     (454,000)
                                                                       ---------     ---------
          Net cash used in investing activities......................   (629,316)     (467,502)
                                                                       ---------     ---------
Cash flows from financing activities
  Proceeds from long-term debt.......................................    391,689            --
  Repayment of long-term debt........................................     (1,010)      (27,030)
  Repayment of stockholder loans.....................................     (5,171)      (17,409)
  Principal repayments on capital lease obligations..................     (3,126)       (8,290)
  Repayment of principal on note receivable..........................         --           608
                                                                       ---------     ---------
          Net cash provided by (used in) financing activities........    382,382       (52,121)
                                                                       ---------     ---------
Net increase (decrease) in cash and cash equivalents.................     97,440       (27,842)
                                                                       ---------     ---------
Cash and cash equivalents, beginning of period.......................     30,231        79,831
                                                                       ---------     ---------
Cash and cash equivalents, end of period.............................  $ 127,671     $  51,989
                                                                       =========     =========
Supplemental disclosure of cash flow information
  Cash paid during the period for interest...........................  $   5,878     $  19,310
                                                                       =========     =========

                     The accompanying notes are an integral
                       part of the financial statements.

                          NEW AGE ENTERTAINMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996
                                   UNAUDITED

1.  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Company's audited financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the three month periods ended March 31, 1995 and 1996 are not necessarily indicative of the results to be expected for the full year.

2.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                         MARCH 31, 1996
                                                                         --------------
        Videocassette rental inventory.................................    $1,704,208
        Accumulated amortization.......................................      (936,071)
                                                                           ----------
                                                                           $  768,137
                                                                           ==========

3.  SUBSEQUENT EVENT

     On May 17, 1996, the Company sold substantially all of its assets and certain of its liabilities to West Coast Entertainment Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of HB Associates, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of stockholders' equity present fairly, in all material respects, the financial position of HB Associates, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Boston, Massachusetts
January 19, 1996

                              HB ASSOCIATES, INC.

                                 BALANCE SHEET

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
ASSETS
Current assets:
  Cash and cash equivalents............................................  $ 81,462     $143,958
  Merchandise inventory................................................    43,600       55,880
  Prepaid expenses and other current assets............................     8,379        6,737
                                                                         --------     --------
          Total current assets.........................................   133,441      206,575
Videocassette rental inventory, net....................................   344,685      390,916
Furnishings, equipment and leasehold improvements, net.................   293,258      267,672
Other assets...........................................................    65,898       56,487
                                                                         --------     --------
                                                                         $837,282     $921,650
                                                                         ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt....................................  $ 31,066     $ 36,480
  Current portion of obligations under capital leases..................    32,117       23,626
  Accounts payable.....................................................   158,821      370,348
  Accrued expenses.....................................................    62,984       67,703
  Advances from stockholders...........................................    70,400       70,400
                                                                         --------     --------
          Total current liabilities....................................   355,388      568,557
  Long-term debt.......................................................    48,674       16,520
  Obligations under capital leases.....................................    47,938       24,317
                                                                         --------     --------
          Total liabilities............................................   452,000      609,394
Commitments (Note 10)
Stockholders' equity:
  Common stock, no par value, 1,000 shares authorized, 300 shares
     issued and outstanding............................................        --           --
  Additional paid-in capital...........................................    80,850       80,850
  Retained earnings....................................................   304,432      231,406
                                                                         --------     --------
          Total stockholders' equity...................................   385,282      312,256
                                                                         --------     --------
                                                                         $837,282     $921,650
                                                                         ========     ========

                     The accompanying notes are an integral
                       part of the financial statements.

                              HB ASSOCIATES, INC.

                            STATEMENT OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
Revenue:
  Rental revenue.......................................  $1,817,359     $2,238,839     $2,381,050
  Merchandise sales....................................     219,811        294,071        374,157
                                                         ----------     ----------     ----------
                                                          2,037,170      2,532,910      2,755,207
                                                         ----------     ----------     ----------
Costs and expenses:
  Operating expenses...................................   1,655,385      1,964,453      2,291,237
  Cost of sales........................................     199,830        250,048        316,126
  General and administrative...........................      94,427        104,859        119,169
                                                         ----------     ----------     ----------
                                                          1,949,642      2,319,360      2,726,532
                                                         ----------     ----------     ----------
          Income from operations.......................      87,528        213,550         28,675
Interest expense.......................................      18,783         32,827         33,901
                                                         ----------     ----------     ----------
          Net income (loss)............................  $   68,745     $  180,723     $   (5,226)
                                                         ==========     ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                              HB ASSOCIATES, INC.

                            STATEMENT OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                          --------------------------------------
                                                            1993          1994           1995
                                                          ---------     ---------     ----------
Cash flows from operating activities:
  Net income (deficit)..................................  $  68,745     $ 180,723     $   (5,226)
  Adjustments to reconcile net income to cash flows
     provided by (used in) operating activities:
     Amortization of videocassette rental inventory.....    430,059       594,348        817,621
     Depreciation of furnishings, equipment and
       leasehold improvements...........................     36,569        57,438         58,015
     Amortization of franchise fees.....................      3,251        19,561          7,857
     Loss on disposal of fixed assets...................         --        20,620             --
     Changes in assets and liabilities:
       Merchandise inventory............................    (10,645)      (12,997)       (12,280)
       Prepaid expenses and other assets................     16,604         6,607          3,196
       Accounts payable.................................     70,089       (38,311)       211,527
       Accrued expenses.................................     39,235        13,552          4,719
                                                          ---------     ---------     ----------
          Net cash provided by operating activities.....    653,907       841,541      1,085,429
Cash flows from investing activities:
  Purchases of videocassette rental inventory...........   (468,053)     (654,060)      (863,852)
  Purchases of furnishings, equipment and leasehold
     improvements.......................................    (21,087)      (48,879)       (32,429)
                                                          ---------     ---------     ----------
          Net cash used in investing activities.........   (489,140)     (702,939)      (896,281)
                                                          ---------     ---------     ----------
Cash flows from financing activities:
  Proceeds from stockholder loans.......................     39,000        34,000             --
  Repayment of long-term debt...........................    (30,212)      (35,093)       (26,740)
  Repayment of stockholder loans........................    (10,000)       (6,000)            --
  Principal repayments on capital lease obligations.....    (11,998)      (27,554)       (32,112)
  Distributions to shareholders.........................   (137,900)      (36,150)       (67,800)
                                                          ---------     ---------     ----------
          Net cash used in financing activities.........   (151,110)      (70,797)      (126,652)
                                                          ---------     ---------     ----------
Net increase in cash and cash equivalents...............     13,657        67,805         62,496
                                                          ---------     ---------     ----------
Cash and cash equivalents, beginning of period..........         --        13,657         81,462
                                                          ---------     ---------     ----------
Cash and cash equivalents, end of period................  $  13,657     $  81,462     $  143,958
                                                          =========     =========     ==========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest..............  $  17,621     $  28,919     $   33,901
                                                          =========     =========     ==========
Supplemental disclosure of noncash investing and
  financing activities:
  Purchase of fixed assets under capital lease
     obligations........................................  $  73,314     $  12,000     $       --
                                                          =========     =========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                               HB ASSOCIATES INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                            ADDITIONAL                       TOTAL
                                                 COMMON      PAID-IN       RETAINED      STOCKHOLDERS'
                                                 STOCK       CAPITAL       EARNINGS         EQUITY
                                                 ------     ----------     ---------     -------------
Balance at January 1, 1993...................       --       $ 80,850      $ 229,014       $ 309,864
Net income...................................       --             --         68,745          68,745
S Corporation distribution...................       --             --       (137,900)       (137,900)
                                                 ------       -------       --------        --------
Balance at December 31, 1993.................       --         80,850        159,859         240,709
Net income...................................       --             --        180,723         180,723
S Corporation distribution...................       --             --        (36,150)        (36,150)
                                                 ------       -------       --------        --------
Balance at December 31, 1994.................       --         80,850        304,432         385,282
Net loss.....................................       --             --         (5,226)         (5,226)
S Corporate distribution.....................       --             --        (67,800)        (67,800)
                                                 ------       -------       --------        --------
Balance at December 31, 1995.................       --       $ 80,850      $ 231,406       $ 312,256
                                                 ======       =======       ========        ========

                     The accompanying notes are an integral
                       part of the financial statements.

                              HB ASSOCIATES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS

     HB Associates, Inc. (the "Company") owns and operates 5 videocassette rental stores, located in Massachusetts.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes.

  Furnishings, Equipment and Leasehold Improvements

     Furnishings, equipment and leasehold improvements are stated at cost. Depreciation is provided over the estimated useful lives (5 to 7 years) of furnishings and equipment and, for leasehold improvements, over the lesser of the estimated useful lives or lease terms (primarily 4 to 10 years) using the straight-line method. Repair and maintenance costs are expensed as incurred.

  Other Assets

     Included in other assets are franchise fees which are stated at cost less the related accumulated amortization. Franchise fees are amortized on a straight line basis over the life of the franchise agreement (7 to 10 years).

                              HB ASSOCIATES, INC.

  Income Taxes

     The Company has elected to be treated as an S corporation for income tax purposes. Accordingly, the income of the Company is taxed at the shareholder level and, accordingly, no provision for income taxes has been made in the accompanying financial statements.

3.  PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets comprise the following:

                                                                           DECEMBER 31,
                                                                        ------------------
                                                                         1994        1995
                                                                        ------      ------
    Prepaid insurance.................................................  $6,364      $6,362
    Other.............................................................   2,015         375
                                                                        ------      ------
                                                                        $8,379      $6,737
                                                                        ======      ======

4.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                        DECEMBER 31,
                                                                  ------------------------
                                                                    1994           1995
                                                                  ---------      ---------
    Videocassette rental inventory..............................  $ 734,730      $ 984,739
    Accumulated amortization....................................   (390,045)      (593,823)
                                                                  ---------      ---------
                                                                  $ 344,685      $ 390,916
                                                                  =========      =========

     Amortization expense related to videocassette rental inventory totaled $430,059, $594,348, and $817,621 for the years ended December 31, 1993, 1994 and
1995, respectively.

5.  FURNISHINGS, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furnishings, equipment and leasehold improvements comprise the following:

                                                                        DECEMBER 31,
                                                                  ------------------------
                                                                    1994           1995
                                                                  ---------      ---------
    Furniture and fixtures......................................  $  57,489      $  57,489
    Equipment and vehicles......................................    225,223        251,529
    Leasehold improvements......................................    148,167        154,290
                                                                  ---------      ---------
                                                                    430,879        463,308
    Accumulated depreciation....................................   (137,621)      (195,636)
                                                                  ---------      ---------
                                                                  $ 293,258      $ 267,672
                                                                  =========      =========

     At December 31, 1994 and 1995, the Company had $120,926 and $85,514, respectively, of fixed assets held under capital leases. Accumulated depreciation on these assets was $29,327 and $21,660 at December 31, 1994 and 1995, respectively.

     Depreciation expense totaled $36,569, $57,438 and $58,015 for the years ended December 31, 1993, 1994 and 1995, respectively.

                              HB ASSOCIATES, INC.

6.  OTHER ASSETS

     Other assets comprise of the following:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                       1994         1995
                                                                      -------      -------
    Franchise fees..................................................  $40,666      $32,809
    Lease deposits..................................................   22,196       18,907
    Other...........................................................    3,036        4,771
                                                                      -------      -------
                                                                      $65,898      $56,487
                                                                      =======      =======

     Accumulated amortization on franchise fees was $29,334 and $37,191 at December 31, 1994 and 1995, respectively. Amortization expense was $3,251, $19,561 and $7,857 for the years ended December 31, 1993, 1994 and 1995, respectively.

7.  ACCRUED EXPENSES

     Accrued expenses comprise the following:

                                                                  DECEMBER 31,
                                                               -------------------
                                                                1994        1995
                                                               -------     -------
            Accrued salaries.................................  $ 8,978     $17,964
            Other............................................   54,006      49,739
                                                               -------     -------
                                                               $62,984     $67,703
                                                               =======     =======

8.  ADVANCES FROM STOCKHOLDERS

     Advances from stockholders are unsecured and have no fixed repayment dates. Interest on shareholder loans is calculated at 6.7%.

9.  LONG-TERM DEBT

     Long-term debt comprises a note payable which is repayable in equal monthly installments of principal and interest with payments applied first to accrued interest. Any amounts not paid in accordance with the above repayment schedule are due in full in May 1997. Interest on the note is prime plus two and three-quarters of a percent (11.25% at December 31, 1995). The note is secured by a first security interest in substantially all of the Company's fixed assets.

     The schedule repayments of long-term debt using the interest rate in effect (10.75%) at December 31, 1995, is as follows:

                    1996.......................................   $36,480
                    1997.......................................    16,520
                                                                  -------
                                                                  $53,000
                                                                  =======

                              HB ASSOCIATES, INC.

10.  LEASE COMMITMENTS

     The Company leases its facilities and certain equipment under operating leases extending until 2001. In addition, the Company leases computer and office equipment under capital lease arrangements. Minimum future rental payments under these leases as of December 31, 1995 is as follows:

                                                                   CAPITAL      OPERATING
    YEAR ENDING                                                     LEASES        LEASES
    -----------                                                    --------     ----------
      1996.......................................................  $ 30,344     $  368,153
      1997.......................................................    19,960        346,802
      1998.......................................................     5,791        252,100
      1999.......................................................     2,104        226,100
      2000.......................................................        --        163,498
      Thereafter.................................................        --         36,875
                                                                   --------     ----------
    Future minimum payments......................................    58,199     $1,393,528
                                                                                ==========
    Less amount representing interest............................   (10,260)
                                                                   --------
    Present value of future minimum lease payments, including
      current portion of $23,626.................................  $ 47,939
                                                                   ========

     Rent expense totalled approximately $242,892, $340,974 and $356,119 for the years ended December 31, 1993, 1994, and 1995, respectively.

11.  PENSION AND PROFIT SHARING PLANS

     In 1993, the Company adopted a non-contributory, defined contribution retirement plan for eligible employees. Contributions to the plan are based on a fixed percentage of employees' annual compensation. Expense related to this plan totalled $15,000, $15,000 and $25,000 for the years ended December 31, 1993, 1994 and 1995, respectively. Benefits under this plan vest in annual increments of 20%.

     In 1993, the Company initiated a profit sharing plan for eligible employees. Contributions to the plan are determined solely at management's discretion, and were $15,000, $6,000 and $5,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

12.  SUBSEQUENT EVENT

     During 1996, the Company entered into an asset purchase agreement wherein substantially all of the Company's assets and certain of its liabilities will be acquired by West Coast Entertainment. The sale is conditioned upon the initial public offering of West Coast Entertainment's common stock.

                              HB ASSOCIATES, INC.

                                 BALANCE SHEET
                                   UNAUDITED

                                                                                 MARCH 31, 1996
                                                                                 --------------
ASSETS
Current assets
  Cash and cash equivalents....................................................     $118,988
  Merchandise inventory........................................................       56,211
  Prepaid expenses and other current assets....................................        8,182
                                                                                    --------
          Total current assets.................................................      183,381
  Videocassette rental inventory, net..........................................      393,117
  Furnishings, equipment and leasehold improvements, net.......................      252,672
  Other assets.................................................................       54,671
                                                                                    --------
                                                                                    $883,841
                                                                                    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt............................................     $ 36,374
  Current portion of obligations under capital leases..........................       23,626
  Accounts payable.............................................................      234,465
  Accrued expenses.............................................................       82,466
  Advances from stockholders...................................................       70,400
                                                                                    --------
          Total current liabilities............................................      447,331
  Long-term debt...............................................................        8,444
  Obligations under capital leases.............................................       14,401
                                                                                    --------
          Total liabilities....................................................      470,176
                                                                                    --------
Stockholders' equity
  Common stock, no par value, 1,000 shares authorized, 300 shares issued and
     outstanding...............................................................           --
  Additional paid-in capital...................................................       80,850
  Retained earnings............................................................      332,815
                                                                                    --------
          Total stockholders' equity...........................................      413,665
                                                                                    --------
                                                                                    $883,841
                                                                                    ========

                     The accompanying notes are an integral
                       part of the financial statements.

                              HB ASSOCIATES, INC.

                            STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
Revenues
  Rental revenue.......................................................  $651,109     $713,204
  Merchandise sales....................................................   109,547      106,968
                                                                         --------     --------
                                                                          760,656      820,172
                                                                         --------     --------
Costs and expenses
  Store operating expenses.............................................   540,053      561,296
  Cost of sales........................................................    94,814       97,089
  General and administrative...........................................    32,403       44,334
                                                                         --------     --------
                                                                          667,270      702,719
                                                                         --------     --------
          Income from operations.......................................    93,386      117,453
Interest expense.......................................................     5,540        2,544
                                                                         --------     --------
          Net income...................................................  $ 87,846     $114,909
                                                                         ========     ========

                     The accompanying notes are an integral
                       part of the financial statements.

                              HB ASSOCIATES, INC.

                            STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                       -----------------------
                                                                         1995          1996
                                                                       ---------     ---------
Cash flows from operating activities
  Net income.........................................................  $  87,846     $ 114,909
  Adjustments to reconcile net income to cash flows provided by (used
     in) operating activities
     Amortization of videocassette rental inventory..................    200,895       163,155
     Depreciation of furnishings, equipment and leasehold
      improvements...................................................     15,025        15,000
     Amortization of franchise fees..................................      1,965         1,965
     Changes in assets and liabilities
       Merchandise inventory.........................................    (19,361)         (331)
       Prepaid expenses and other assets.............................     (3,493)       (1,594)
       Accounts payable..............................................     70,706      (135,883)
       Accrued expenses..............................................      4,249        14,763
                                                                       ---------     ---------
          Net cash provided by operating activities..................    357,832       171,984
                                                                       ---------     ---------
Cash flows from investing activities
  Purchases of videocassette rental inventory........................   (215,963)     (165,356)
                                                                       ---------     ---------
          Net cash used in investing activities......................   (215,963)     (165,356)
                                                                       ---------     ---------
Cash flows from financing activities
  Repayment of long-term debt........................................     (4,246)       (8,182)
  Principal repayments on capital lease obligations..................     (9,039)       (9,916)
  Distributions to stockholders......................................    (13,050)      (13,500)
                                                                       ---------     ---------
          Net cash used in financing activities......................    (26,335)      (31,598)
                                                                       ---------     ---------
Net increase (decrease) in cash and cash equivalents.................    115,534       (24,970)
                                                                       ---------     ---------
Cash and cash equivalents, beginning of period.......................     81,462       143,958
                                                                       ---------     ---------
Cash and cash equivalents, end of period.............................  $ 196,996     $ 118,988
                                                                       =========     =========
Supplemental disclosure of cash flow information
  Cash paid during the period for interest...........................  $   5,540     $   2,544
                                                                       =========     =========

                     The accompanying notes are an integral
                       part of the financial statements.

                              HB ASSOCIATES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996
                                   UNAUDITED

1.  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Company's audited financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the three month periods ended March 31, 1995 and 1996 are not necessarily indicative of the results to be expected for the full year.

2.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                         MARCH 31, 1996
                                                                         --------------
        Videocassette rental inventory.................................    $1,046,342
        Accumulated amortization.......................................      (653,225)
                                                                            ---------
                                                                           $  393,117
                                                                            =========

3.  SUBSEQUENT EVENT

     On May 17, 1996, the Company sold substantially all of its assets and certain of its liabilities to West Coast Entertainment Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Best Entertainment, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of stockholders' equity present fairly, in all material respects, the financial position of Best Entertainment Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Boston, Massachusetts
January 29, 1996

                            BEST ENTERTAINMENT, INC.

                                 BALANCE SHEET

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
ASSETS
Current assets
  Cash and cash equivalents............................................  $ 23,675     $ 55,083
  Merchandise inventory................................................    57,350       28,237
                                                                         --------     --------
          Total current assets.........................................    81,025       83,320
  Videocassette rental inventory, net..................................   375,571      384,945
  Furnishings, equipment and leasehold improvements, net...............    47,175       32,649
  Other assets.........................................................    62,667       23,054
                                                                         --------     --------
                                                                         $566,438     $523,968
                                                                         ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt....................................  $ 25,304     $     --
  Current portion of obligations under capital leases..................     5,434           --
  Accounts payable.....................................................    54,290      111,655
  Accrued expenses.....................................................    21,012       24,698
  Payroll and sales tax payable........................................     8,526        5,154
                                                                         --------     --------
          Total current liabilities....................................   114,566      141,507
Long-term debt.........................................................    18,239           --
Commitments (Note 8)
Stockholders' Equity
  Common stock, no par value, 15,000 shares authorized, 100 shares
     issued and outstanding............................................        --           --
  Additional paid-in capital...........................................    63,000       63,000
  Retained earnings....................................................   370,633      319,461
                                                                         --------     --------
          Total stockholders' equity...................................   433,633      382,461
                                                                         --------     --------
                                                                         $566,438     $523,968
                                                                         ========     ========

                     The accompanying notes are an integral
                       part of the financial statements.

                            BEST ENTERTAINMENT, INC.

                            STATEMENT OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
Revenue:
  Rental...............................................  $1,173,865     $1,310,309     $1,327,301
  Merchandise..........................................     160,073        184,965        225,098
                                                         ----------     ----------     ----------
                                                          1,333,938      1,495,274      1,552,399
                                                         ----------     ----------     ----------
Cost and expenses:
  Store operating expenses.............................     993,058      1,071,024      1,018,714
  Cost of goods sold...................................     105,648        101,731        171,074
  General and administrative...........................     101,649        107,898         91,396
                                                         ----------     ----------     ----------
                                                          1,200,355      1,280,653      1,281,184
                                                         ----------     ----------     ----------
          Income from operations.......................     133,583        214,621        271,215
                                                         ----------     ----------     ----------
Interest expense.......................................      10,367          6,216          1,305
                                                         ----------     ----------     ----------
          Net income...................................  $  123,216     $  208,405     $  269,910
                                                         ==========     ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                            BEST ENTERTAINMENT, INC.

                            STATEMENT OF CASH FLOWS

                                                                YEARS ENDED DECEMBER 31,
                                                          -------------------------------------
                                                            1993          1994          1995
                                                          ---------     ---------     ---------
Cash flows from operating activities:
  Net income............................................  $ 123,216     $ 208,405     $ 269,910
  Adjustments to reconcile net income to cash flows
     provided by (used in) operating activities:
     Amortization of videocassette rental inventory.....    300,690       402,333       453,400
     Depreciation of furnishings, equipment and
       leasehold improvements...........................     28,644        26,073        24,723
     Amortization of franchise fees.....................      7,000         7,000         7,000
     Changes in assets and liabilities:
       Merchandise inventory............................        191          (634)       29,113
       Other assets.....................................      1,188        (1,170)           --
       Accounts payable.................................     19,924         7,295        57,365
       Accrued expenses.................................     17,537       (19,286)        3,686
       Payroll and sales tax payables...................     (4,141)          265        (3,372)
                                                          ---------     ---------     ---------
          Net cash provided by operating activities.....    494,249       630,281       841,825
                                                          ---------     ---------     ---------
Cash flows from investing activities:
  Purchases of furnishings, equipment and leasehold
     improvements.......................................     (5,820)       (6,566)       (5,819)
  Purchases of videocassette rental inventory...........   (377,176)     (439,755)     (466,939)
                                                          ---------     ---------     ---------
          Net cash used in investing activities.........   (382,996)     (446,321)     (472,758)
                                                          ---------     ---------     ---------
Cash flows from financing activities:
  Proceeds (repayments) from advances from
     stockholders.......................................     12,019       (12,019)           --
  Repayment of long-term debt...........................    (50,003)      (64,557)      (29,199)
  Principal repayments on capital lease obligations.....     (8,937)       (9,997)       (5,434)
  Shareholder distributions.............................    (37,725)     (128,050)     (303,026)
                                                          ---------     ---------     ---------
          Net cash used in financing activities.........    (84,646)     (214,623)     (337,659)
                                                          ---------     ---------     ---------
Net increase (decrease) in cash and cash equivalents....     26,607       (30,663)       31,408
                                                          ---------     ---------     ---------
Cash and cash equivalents, beginning of period..........     27,731        54,338        23,675
                                                          ---------     ---------     ---------
Cash and cash equivalents, end of period................  $  54,338     $  23,675     $  55,083
                                                          =========     =========     =========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest..............  $  10,367     $   6,644     $   1,305
                                                          =========     =========     =========

                     The accompanying notes are an integral
                       part of the financial statements.

                            BEST ENTERTAINMENT, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                        ADDITIONAL                       TOTAL
                                             COMMON      PAID-IN       RETAINED      STOCKHOLDERS'
                                             STOCK       CAPITAL       EARNINGS         EQUITY
                                             ------     ----------     ---------     -------------
    Balance at January 1, 1993.............    --        $ 63,000      $ 204,787       $ 267,787
    S Corporation distribution.............                              (37,725)        (37,725)
    Net income.............................                              123,216         123,216
                                             ----         -------      ---------       ---------
    Balance at December 31, 1993...........    --          63,000        290,278         353,278
    S Corporation distribution.............                             (128,050)       (128,050)
    Net income.............................                              208,405         208,405
                                             ----         -------      ---------       ---------
    Balance at December 31, 1994...........    --          63,000        370,633         433,633
    S Corporation distribution.............                             (321,082)       (321,082)
    Net income.............................                              269,910         269,910
                                             ----         -------      ---------       ---------
    Balance at December 31, 1995...........    --        $ 63,000      $ 319,461       $ 382,461
                                             ====         =======      =========       =========

                     The accompanying notes are an integral
                       part of the financial statements.

                            BEST ENTERTAINMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS

     Best Entertainment Inc. (the "Company") owns and operates 2 videocassette rental stores under franchise agreements with West Coast Video Corporation. The stores are located in Somerville and Revere, Massachusetts.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes.

  Furnishings, Equipment and Leasehold Improvements

     Furnishings, equipment and leasehold improvements are stated at cost. Depreciation is provided over the estimated useful lives (5 to 7 years) of furnishings and equipment and, for leasehold improvements, over the lesser of the estimated useful lives or lease terms (primarily 5-10 years), using the straight-line method. Repair and maintenance costs are expensed as incurred.

  Other Assets

     Included in other assets are franchise fees, which are stated at cost less the related accumulated amortization. Franchise fees are amortized using the straight line method over the life of the franchise agreements (7-10 years).

                            BEST ENTERTAINMENT, INC.

  Income Taxes

     The Company has elected to be treated as an S corporation for income tax purposes. Accordingly, the income of the Company is taxed at the shareholder level and, accordingly, no provision for income taxes has been made in the accompanying financial statements.

3.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   ---------     ---------
    Videocassette rental inventory...............................  $ 833,265     $ 898,075
    Accumulated amortization.....................................   (457,694)     (513,130)
                                                                   ---------     ---------
                                                                   $ 375,571     $ 384,945
                                                                   =========     =========

     Amortization expense related to videocassette rental inventory totaled $300,690, $402,333 and $453,400 for the years ended December 31, 1993, 1994, and
1995, respectively.

4.  FURNISHINGS, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furnishings, equipment and leasehold improvements comprise the following:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   ---------     ---------
    Furniture and fixtures.......................................  $  51,260     $  51,713
    Equipment and vehicles.......................................    103,411       108,777
    Leasehold improvements.......................................     22,893        22,893
                                                                   ---------     ---------
                                                                     177,564       183,383
    Accumulated depreciation.....................................   (130,389)     (150,734)
                                                                   ---------     ---------
                                                                   $  47,175     $  32,649
                                                                   =========     =========

     Depreciation expense totaled $28,644, $26,073, and $24,723 for the years ended December 31, 1993, December 31, 1994 and December 31, 1995, respectively.

5.  OTHER ASSETS

     Other assets comprise the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Franchise fees.................................................  $ 70,000     $ 65,000
    Less: accumulated amortization.................................   (35,000)     (42,000)
                                                                      -------     --------
                                                                       35,000       23,000
    Key-person life insurance policy -- cash surrender value.......    27,400           --
    Other assets...................................................       267           54
                                                                      -------     --------
                                                                     $ 62,667     $ 23,054
                                                                      =======     ========

     On December 28, 1995, title to the life insurance policy was transferred to the stockholders of the Company for no consideration.

                            BEST ENTERTAINMENT, INC.

6.  LONG-TERM DEBT

     Long-term debt comprises the following:

                                                                          DECEMBER 31,
                                                                        -----------------
                                                                          1994       1995
                                                                        --------     ----
    Note payable -- Allied Lending Corporation........................  $ 26,804     $ --
    Note payable -- Metropolitan Bank and Trust Company...............     2,395       --
    Phoenix Home Life Mutual Insurance Company........................     9,344       --
    Loan from West Coast Corporation..................................     5,000       --
                                                                        --------     ----
              Total debt..............................................    43,543       --
    Less: current portion.............................................   (25,304)      --
                                                                        --------     ----
              Total long term debt....................................  $ 18,239     $ --
                                                                        ========     ====

     Borrowings from the Allied Lending Corporation comprised a note payable which was secured by the tangible assets of the Revere store and was due in monthly installments through May 2, 1997. The Company accelerated payments due on the note resulting in full settlement of the obligation during the year ended December 31, 1995. Interest was paid at a variable rate based on one of several prime rates (10.50% at December 31, 1994.)

     Borrowings from the Metropolitan Bank and Trust Company were secured by the tangible assets of the Somerville store and were due in monthly installments through April 5, 1995. Interest was paid at a variable rate based on 2% plus the bank's prime rate.

     Borrowings with Phoenix Mutual Life Insurance Corporation comprised a loan against a life insurance policy on one of the stockholders. Interest was accrued at a fixed rate of 8%. On December 28, 1995, title to the life insurance policy was transferred to the stockholders of the Company, together with all obligations under this loan agreement.

     The loan from West Coast Corporation for $5,000 related to unpaid franchise fees outstanding since April 1991. The loan was interest free and was forgiven by West Coast Corporation during the year ended December 31, 1995. As a result, the loan and the franchise fee asset were both reduced by this amount at December 31, 1995.

7.  RELATED PARTY TRANSACTIONS

     The Company leases retail space for one of its stores from a realty trust in which the principal trustees are relatives of the Company's shareholders. Rent expense related to this lease totaled $74,208, $84,715, and $78,698 for the years ended December 31, 1993, 1994 and 1995, respectively.

                            BEST ENTERTAINMENT, INC.

8.  LEASE COMMITMENTS

     The Company leases its retail space under operating leases extending until the year 2000. Both store leases contain renewal options ranging up to 15 years and generally require the Company to pay utilities, insurance, taxes and common area maintenance costs. Minimum future rental payments under these leases as of December 31, 1995 are as follows:

                                                                        OPERATING
                                                                         LEASES
                                                                        --------
            1996....................................................    $106,086
            1997....................................................     110,653
            1998....................................................     115,420
            1999....................................................      94,997
            2000....................................................      86,218

     Rent expense totalled $107,449, $121,159, and $117,662 for the years ended December 31, 1993, 1994, and 1995, respectively.

9.  SUBSEQUENT EVENT

     During 1996, the Company entered into an asset purchase agreement wherein substantially all of the Company's assets and certain of its liabilities will be acquired by West Coast Entertainment. The sale is conditioned upon the initial public offering of West Coast Entertainment's common stock.

                            BEST ENTERTAINMENT, INC.

                                 BALANCE SHEET
                                   UNAUDITED

                                                                                 MARCH 31, 1996
                                                                                 --------------
ASSETS
Current assets
  Cash and cash equivalents....................................................     $133,046
  Merchandise inventory........................................................       29,737
                                                                                    --------
          Total current assets.................................................      162,783
  Videocassette rental inventory, net..........................................      373,059
  Furnishings, equipment and leasehold improvements, net.......................       29,431
  Other assets.................................................................       23,915
                                                                                    --------
                                                                                    $589,188
                                                                                    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable.............................................................     $ 97,653
  Accrued expenses.............................................................       27,021
                                                                                    --------
          Total current liabilities............................................      124,674
                                                                                    --------
Stockholders' equity
  Common stock, no par value, 15,000 shares authorized,
     100 shares issued and outstanding.........................................           --
  Additional paid-in capital...................................................       63,000
  Retained earnings............................................................      401,514
                                                                                    --------
          Total stockholders' equity...........................................      464,514
                                                                                    --------
                                                                                    $589,188
                                                                                    ========

                     The accompanying notes are an integral
                       part of the financial statements.

                            BEST ENTERTAINMENT, INC.

                            STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
Revenues
  Rental revenue.......................................................  $354,461     $381,598
  Merchandise sales....................................................    58,971       65,461
                                                                         --------     --------
                                                                          413,432      447,059
                                                                         --------     --------
Costs and expenses
  Store operating expenses.............................................   275,218      267,430
  Cost of goods sold...................................................    47,105       39,416
  General and administrative...........................................    20,850       24,494
                                                                         --------     --------
                                                                          343,173      331,340
                                                                         --------     --------
          Income from operations.......................................    70,259      115,719
                                                                         --------     --------
Interest expense.......................................................     1,359           --
                                                                         --------     --------
          Net income...................................................  $ 68,900     $115,719
                                                                         ========     ========

                     The accompanying notes are an integral
                       part of the financial statements.

                            BEST ENTERTAINMENT, INC.

                            STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                       -----------------------
                                                                         1995          1996
                                                                       ---------     ---------
Cash flows from operating activities
  Net income.........................................................  $  68,900     $ 115,719
  Adjustments to reconcile net income to cash flows provided by (used
     in) operating activities
     Amortization of videocassette rental inventory..................    155,680       162,448
     Depreciation of furnishings, equipment and leasehold
      improvements...................................................      2,909         3,218
     Amortization of franchise fees..................................      1,750         1,750
     Changes in assets and liabilities
       Merchandise inventory.........................................      5,000        (1,500)
       Other assets..................................................         54        (2,611)
       Accounts payable..............................................     (2,898)      (14,002)
       Accrued expenses..............................................     (5,025)       (2,831)
                                                                       ---------     ---------
          Net cash provided by operating activities..................    226,370       262,191
                                                                       ---------     ---------
Cash flows from investing activities
  Purchase of furnishings, equipment and leasehold improvements......    (10,207)           --
  Purchases of videocassette rental inventory........................   (101,761)     (150,562)
                                                                       ---------     ---------
          Net cash used in investing activities......................   (111,968)     (150,562)
                                                                       ---------     ---------
Cash flows from financing activities
  Proceeds from short-term borrowings................................      9,344            --
  Repayment of long-term debt........................................    (16,193)           --
  Principal repayments on capital lease obligations..................     (5,434)           --
  Shareholder distributions..........................................    (67,596)      (33,666)
                                                                       ---------     ---------
          Net cash used in financing activities......................    (79,879)      (33,666)
                                                                       ---------     ---------
Net increase in cash and cash equivalents............................     34,523        77,963
                                                                       ---------     ---------
Cash and cash equivalents, beginning of period.......................     23,675        55,083
                                                                       ---------     ---------
Cash and cash equivalents, end of period.............................  $  58,198     $ 133,046
                                                                       =========     =========
Supplemental disclosure of cash flow information
  Cash paid during the period for interest...........................  $   1,359     $      --
                                                                       =========     =========

                     The accompanying notes are an integral
                       part of the financial statements.

                            BEST ENTERTAINMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996
                                   UNAUDITED

1.  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Company's audited financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the three month periods ended March 31, 1995 and 1996 are not necessarily indicative of the results to be expected for the full year.

2.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                           MARCH 31,
                                                                             1996
                                                                           ---------
        Videocassette rental inventory...................................  $ 906,875
        Accumulated amortization.........................................   (533,816)
                                                                           ---------
                                                                           $ 373,059
                                                                           =========

3.  SUBSEQUENT EVENT

     On May 17, 1996, the Company sold substantially all of its assets and certain of its liabilities to West Coast Entertainment Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Video Innovators, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of stockholders' equity present fairly, in all material respects, the financial position of Video Innovators, Inc. at December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Boston, Massachusetts
February 20, 1996

                             VIDEO INNOVATORS, INC.

                                 BALANCE SHEET

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
ASSETS
Current assets:
  Cash and cash equivalents............................................  $ 49,147     $ 59,903
  Accounts receivable..................................................     1,733        3,124
  Merchandise inventories..............................................    28,837       31,847
  Other current assets.................................................    50,000           --
  Due from stockholders................................................    10,412       46,486
                                                                         --------     --------
          Total current assets.........................................   140,129      141,360
                                                                         --------     --------
Videocassette rental inventory, net....................................    89,603      139,771
Furnishings and equipment, net.........................................   100,754      199,155
Deferred tax asset.....................................................    18,940       48,816
Other assets...........................................................    27,475       39,443
                                                                         --------     --------
                                                                         $376,901     $568,545
                                                                         ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................................................  $ 25,224     $101,809
  Accrued expenses and other liabilities...............................    50,311       83,904
  Accrued rent.........................................................        --       24,287
  Current portion of obligations under capital leases..................        --        1,975
  Dividends payable....................................................        --       30,770
  Income tax payable...................................................    86,620      164,767
  Deferred tax liabilities.............................................     9,499           --
  Due to stockholders..................................................    20,719        8,244
                                                                         --------     --------
          Total current liabilities....................................   192,373      415,756
                                                                         --------     --------
Accrued rent...........................................................    79,250       75,771
Obligations under capital leases.......................................        --        7,677
Commitments (Note 6)
Stockholders' equity:
  Common stock, $.01 par value, 2,400 shares authorized, 2,400 shares
     issued and outstanding............................................        24           24
  Additional paid-in capital...........................................    19,976       19,976
  Retained earnings....................................................    85,278       49,341
                                                                         --------     --------
          Total stockholders' equity...................................   105,278       69,341
                                                                         --------     --------
                                                                         $376,901     $568,545
                                                                         ========     ========

                     The accompanying notes are an integral
                       part of the financial statements.

                             VIDEO INNOVATORS, INC.

                            STATEMENT OF OPERATIONS

                                                                  YEARS ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1993         1994         1995
                                                             --------     --------     --------
Revenues:
  Rental revenue...........................................  $601,436     $744,138     $774,229
  Merchandise sales........................................    46,424       66,388       72,932
                                                             --------     --------     --------
                                                              647,860      810,526      847,161
                                                             --------     --------     --------
Costs and expenses:
  Operating expenses.......................................   348,995      433,852      429,596
  Cost of sales............................................    36,342       51,971       57,122
  General and administrative...............................   205,980      258,333      291,409
                                                             --------     --------     --------
                                                              591,317      744,156      778,127
                                                             --------     --------     --------
          Income from operations...........................    56,543       66,370       69,034
Other (income) expense, net................................     5,155      (16,466)         859
                                                             --------     --------     --------
          Income before provision for income tax...........    51,388       82,836       68,175
Provision for income taxes.................................    24,073       30,665       38,772
                                                             --------     --------     --------
          Net income.......................................  $ 27,315     $ 52,171     $ 29,403
                                                             ========     ========     ========

                     The accompanying notes are an integral
                       part of the financial statements.

                             VIDEO INNOVATORS, INC.

                            STATEMENT OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                YEARS ENDED DECEMBER 31,
                                                          -------------------------------------
                                                            1993          1994          1995
                                                          ---------     ---------     ---------
Cash flows from operating activities:
  Net income............................................  $  27,315     $  52,171     $  29,403
  Adjustments to reconcile net income to cash flows
     provided by operating activities:
     Amortization of organizational costs...............      5,320         5,320         5,320
     Amortization of videocassette rental inventory.....    190,314       242,457       240,978
     Depreciation and amortization of furnishings and
       equipment........................................     16,210        24,599        27,045
     Deferred tax provision (benefit)...................    (10,461)       (6,860)      (39,375)
     Changes in assets and liabilities:
       Accounts receivable..............................     (1,184)         (549)       (1,391)
       Merchandise inventories..........................     (4,132)      (10,459)       (3,010)
       Other current assets.............................      1,756       (50,000)       50,000
       Other assets.....................................     (4,138)       (6,000)      (17,288)
       Accounts payable.................................      7,375        (3,904)       76,585
       Accrued expenses.................................    (30,534)       14,361        33,593
       Income tax payable...............................     34,534        37,525        78,147
       Accrued rent.....................................     30,630        24,310        20,808
                                                          ---------     ---------     ---------
          Net cash provided by operating activities.....    263,005       322,971       500,815
                                                          ---------     ---------     ---------
Cash flows from investing activities:
  Loan to stockholders..................................         --       (10,412)      (36,074)
  Purchases of property and equipment...................    (11,364)      (13,311)     (114,446)
  Purchases of videocassette rental inventory...........   (205,733)     (241,653)     (291,146)
                                                          ---------     ---------     ---------
          Net cash used in investing activities.........   (217,097)     (265,376)     (441,666)
                                                          ---------     ---------     ---------
Cash flows from financing activities:
  Repayment of capital lease obligation.................         --            --        (1,348)
  Repayment of stockholder debt.........................    (13,299)      (35,982)      (12,475)
  Dividends paid........................................         --       (43,272)      (34,570)
                                                          ---------     ---------     ---------
          Net cash used in financing activities.........    (13,299)      (79,254)      (48,393)
                                                          ---------     ---------     ---------
Net increase (decrease) in cash and cash equivalents....     32,609       (21,659)       10,756
                                                          ---------     ---------     ---------
Cash and cash equivalents, beginning of period..........     38,197        70,806        49,147
                                                          ---------     ---------     ---------
Cash and cash equivalents, end of period................  $  70,806     $  49,147     $  59,903
                                                          =========     =========     =========
Cash paid for interest..................................         --            --     $     859
Non-cash transactions:
  Dividend payable......................................         --            --     $  30,770
  Obligation under capital lease........................         --            --     $  11,000

                     The accompanying notes are an integral
                       part of the financial statements.

                             VIDEO INNOVATORS, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                             ADDITIONAL                      TOTAL
                                                  COMMON      PAID-IN       RETAINED     STOCKHOLDERS'
                                                  STOCK       CAPITAL       EARNINGS        EQUITY
                                                  ------     ----------     --------     -------------
Balance at January 1, 1993......................   $ 24       $ 19,976      $ 49,064       $  69,064
Net income......................................                              27,315          27,315
                                                    ---        -------      --------        --------
Balance at December 31, 1993....................     24         19,976        76,379          96,379
Net income......................................                              52,171          52,171
Dividends.......................................                             (43,272)        (43,272)
                                                    ---        -------      --------        --------
Balance at December 31, 1994....................     24         19,976        85,278         105,278
Net income......................................                              29,403          29,403
Dividends.......................................                             (65,340)        (65,340)
                                                    ---        -------      --------        --------
Balance at December 31, 1995....................   $ 24       $ 19,976      $ 49,341       $  69,341
                                                    ===        =======      ========        ========

                     The accompanying notes are an integral
                       part of the financial statements.

                             VIDEO INNOVATORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS

     Video Innovators, Inc. (the "Company") owns and operates one videocassette rental store, located in Brookline, MA. During 1995 the Company was preparing for the opening of its second store in January 1996.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes.

     Videocassette rental inventory and related amortization are as follows:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   ---------     ---------
    Videocassette rental inventory...............................  $ 305,121     $ 461,137
    Accumulated amortization.....................................   (215,518)     (321,366)
                                                                   ---------     ---------
                                                                   $  89,603     $ 139,771
                                                                   =========     =========

     Amortization expense related to videocassette rental inventory totaled $190,314, $242,457 and $240,978 for the years ended December 31, 1993, 1994 and
1995, respectively.

                             VIDEO INNOVATORS, INC.

  Furnishings, Equipment and Leasehold Improvements

     Furnishings, equipment and leasehold improvements are stated at cost. Depreciation and amortization are provided over the estimated useful lives (five to seven years) of furnishings and equipment and over the lesser of the estimated useful lives or lease terms (five to ten years) of leased items and leasehold improvements using the straight-line method. Repair and maintenance costs are expensed as incurred.

  Income Taxes

     The Company accounts for income taxes in accordance with Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and net operating loss and tax credit carryforwards. Deferred tax expense represents the change in the deferred tax asset or liability balances.

  Organizational Costs

     Included in other assets at December 31, 1994 and 1995 are $9,751 and $4,431 of organizational costs, net of accumulated amortization of $16,847 and $22,167, respectively. This asset is being amortized on a straight-line basis over 5 years. Amortization of $5,320 was charged to expense in each of the years ended December 31, 1993, 1994, and 1995, respectively.

3.  FURNISHINGS AND EQUIPMENT

     Furnishings and equipment consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Furniture and fixtures.........................................  $ 57,832     $ 91,817
    Equipment and vehicles.........................................    20,607       39,189
    Leasehold improvements.........................................    71,906      144,785
                                                                     --------     --------
                                                                      150,345      275,791
    Accumulated depreciation and amortization......................   (49,591)     (76,636)
                                                                     --------     --------
                                                                     $100,754     $199,155
                                                                     ========     ========

     Depreciation and amortization expenses were $16,210, $24,599, and $27,045 for the years ended December 31, 1993, 1994, 1995, respectively.

4.  SHORT-TERM BORROWINGS

     The Company has available unsecured lines of credit from a domestic bank approximating $25,000 at December 31, 1994 and December 31, 1995.

                             VIDEO INNOVATORS, INC.

5.  INCOME TAXES

     The components of the provision for income taxes are as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            1993        1994         1995
                                                          --------     -------     --------
    Current
      Federal...........................................  $ 24,769     $26,639     $ 56,551
      State.............................................     9,765      10,886       21,596
                                                            34,534      37,525       78,147
                                                          --------     -------     --------
    Deferred
      Federal...........................................    (8,182)     (5,365)     (31,537)
      State.............................................    (2,279)     (1,495)      (7,838)
                                                          --------     -------     --------
                                                           (10,461)     (6,860)     (39,375)
                                                          --------     -------     --------
                                                          $ 24,073     $30,665     $ 38,772
                                                          ========     =======     ========

     The components of the net deferred tax asset (liability) are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Deferred tax assets:
      Videocassette rental library...................................  $    --     $ 9,529
      Rent...........................................................   18,940      34,469
      Depreciation...................................................       --       2,797
      Other temporary differences....................................       --       2,021
                                                                       -------     -------
                                                                       $18,940     $48,816
                                                                       =======     =======

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Deferred tax liabilities:
      Videocassette rental library...................................  $ 9,499     $    --
                                                                        ------     -------
                                                                         9,499          --
                                                                        ------     -------
      Net deferred tax asset.........................................  $ 9,441     $48,816
                                                                        ======     =======

                             VIDEO INNOVATORS, INC.

     A reconciliation between the provision for income taxes and the amount determined by applying the U.S. federal statutory rate to income before income taxes is as follows:

                                                             1993        1994        1995
                                                            -------     -------     -------
    Income tax at statutory rate..........................  $17,472     $28,165     $23,180
    State tax expense, net of federal income tax
      benefit.............................................    5,778       7,644       6,838
    Provision for contingencies...........................    5,077       6,567      13,951
    Benefit of graduated rates............................   (6,616)     (7,779)     (5,607)
    Other items...........................................    2,362      (3,932)        410
                                                            -------     -------     -------
                                                            $24,073     $30,665     $38,772
                                                            =======     =======     =======

6.  RELATED PARTY TRANSACTIONS

     Under the terms of an Investors Agreement with the stockholders, each stockholder of the Company agreed to make interest-free loans to the Company. The notes payable to stockholders are due on demand and totaled $20,719 and $8,244 at December 31, 1994 and 1995, respectively.

     The Company leases a store facility from a stockholder in connection with the operations of the West Coast Video business located in Brookline, MA. Rent expense charged to operations for these facilities totaled $100,150 for each of the three years in the period ended for December 31, 1995.

     The amounts due from stockholders are payable on demand and bear no interest.

7.  LEASE COMMITMENTS

     The Company leases its facilities and certain equipment under operating leases extending until October 31, 2005. In addition, the Company leases computer equipment under capital lease arrangements. Minimum future rental payments under these leases as of December 31, 1995 are as follows:

                                                                    CAPITAL     OPERATING
     YEAR ENDING                                                    LEASES        LEASES
    --------------------------------------------------------------  -------     ----------
    1996..........................................................  $ 2,940     $  197,725
    1997..........................................................    2,940        204,525
    1998..........................................................    2,940        176,250
    1999..........................................................    2,940         97,875
    Thereafter....................................................      737        644,343
                                                                    -------     ----------
    Future minimum payments.......................................   12,497     $1,320,718
                                                                                ==========
    Less amounts representing interest............................    2,845
                                                                    -------
    Present value of future minimum lease payments, including
      current portion of $1,975...................................  $ 9,652
                                                                    =======

     Rent expense totalled approximately $100,150, $100,150, and $116,705 for the years ended December 31, 1993, 1994, and 1995, respectively.

8.  SUBSEQUENT EVENT

     During 1996, the Company entered into an asset purchase agreement wherein substantially all of the Company's assets and certain of its liabilities will be acquired by West Coast Entertainment. The sale is conditioned upon the initial public offering of West Coast Entertainment's common stock.

                             VIDEO INNOVATORS, INC.

                                 BALANCE SHEET
                                   UNAUDITED

                                                                                    MARCH 31,
                                                                                      1996
                                                                                    ---------
                                      ASSETS
  Current Assets
  Cash and cash equivalents.......................................................  $  19,824
  Accounts receivable.............................................................      3,836
  Merchandise inventory...........................................................     31,947
  Due from stockholders...........................................................     46,486
                                                                                     --------
          Total current assets....................................................    102,093
  Videocassette rental inventory, net.............................................    172,531
  Furnishings and equipment, net..................................................    227,691
  Deferred tax asset..............................................................     48,816
  Other assets....................................................................     42,690
                                                                                     --------
                                                                                    $ 593,821
                                                                                     ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable................................................................  $ 182,163
  Accrued expenses and other liabilities..........................................     27,250
  Accrued rent....................................................................    111,228
  Current portion of obligations under capital leases.............................      2,031
  Dividends payable...............................................................     30,770
  Income tax payable..............................................................    161,118
  Due to stockholders.............................................................      8,244
                                                                                     --------
          Total current liabilities...............................................    522,804
Obligations under capital leases..................................................      7,149
                                                                                     --------
          Total liabilities.......................................................    529,953
                                                                                     --------
Stockholders' equity
  Common stock, $10 par value, 2,400 shares authorized,
     issued and outstanding.......................................................         24
  Additional paid-in capital......................................................     19,976
  Retained earnings...............................................................     43,868
                                                                                     --------
          Total stockholders' equity..............................................     63,868
                                                                                     --------
                                                                                    $ 593,821
                                                                                     ========

                     The accompanying notes are an integral
                       part of the financial statements.

                             VIDEO INNOVATORS, INC.

                            STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
Revenues
  Rental revenue.......................................................  $188,556     $269,369
  Merchandise sales....................................................    26,289       41,738
                                                                         --------     --------
                                                                          214,845      311,107
                                                                         --------     --------
Costs and expenses
  Store operating expenses.............................................    94,291      168,519
  Cost of sales........................................................    20,506       32,556
  General and administrative...........................................    68,099      118,915
                                                                         --------     --------
                                                                          182,896      319,990
                                                                         --------     --------
          Income (loss) from operations................................    31,949       (8,883)
Interest expense.......................................................       225          239
                                                                         --------     --------
          Income (loss) before provision (benefit) for income tax......    31,724       (9,122)
Provision (benefit) for income taxes...................................    18,083       (3,649)
                                                                         --------     --------
          Net income (loss)............................................  $ 13,641     $ (5,473)
                                                                         ========     ========

                     The accompanying notes are an integral
                       part of the financial statements.

                             VIDEO INNOVATORS, INC.

                            STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                          THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                        ----------------------
                                                                          1995         1996
                                                                        --------     ---------
Cash flows from operating activities
  Net income (loss)...................................................  $ 13,641     $  (5,473)
  Adjustments to reconcile net income to cash flows provided by (used
     in) operating activities
     Amortization of organizational costs.............................     1,330         1,330
     Amortization of videocassette rental inventory...................    41,535        94,089
     Depreciation and amortization of furnishings and equipment.......     6,400        14,815
     Changes in assets and liabilities
       Merchandise inventory..........................................      (987)         (100)
       Accounts receivable............................................       255          (712)
       Other assets...................................................      (855)       (4,577)
       Accounts payable...............................................    12,721        80,354
       Accrued expenses and other liabilities.........................   (11,460)      (56,654)
       Income tax payable.............................................    18,083        (3,649)
       Accrued rent...................................................     1,762        11,170
                                                                        --------     ---------
          Net cash provided by operating activities...................    82,425       130,593
                                                                        --------     ---------
Cash flows from investing activities
  Loan to stockholders................................................   (10,491)           --
  Purchases of furnishings and equipment..............................        --       (43,351)
  Purchases of videocassette rental inventory.........................   (51,423)     (126,849)
                                                                        --------     ---------
          Net cash used in investing activities.......................   (61,914)     (170,200)
                                                                        --------     ---------
Cash flows from financing activities
  Repayment of capital lease obligations..............................        --          (472)
                                                                        --------     ---------
          Net cash used in financing activities.......................        --          (472)
                                                                        --------     ---------
Net increase (decrease) in cash and cash equivalents..................    20,511       (40,079)
                                                                        --------     ---------
Cash and cash equivalents, beginning of period........................    49,147        59,903
                                                                        --------     ---------
Cash and cash equivalents, end of period..............................  $ 69,658     $  19,824
                                                                        ========     =========
Supplemental disclosure of cash flow information
  Cash paid during the period for interest............................  $    225     $     239
                                                                        ========     =========

                     The accompanying notes are an integral
                       part of the financial statements.

                             VIDEO INNOVATORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996
                                   UNAUDITED

1.  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Company's audited financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the three month periods ended March 31, 1995 and 1996 are not necessarily indicative of the results to be expected for the full year.

2.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                         MARCH 31, 1996
                                                                         --------------
        Videocassette rental inventory.................................    $  507,897
        Accumulated amortization.......................................      (335,366)
                                                                            ---------
                                                                           $  172,531
                                                                            =========

3.  SUBSEQUENT EVENT

     On May 17, 1996, the Company sold substantially all of its assets and certain of its liabilities to West Coast Entertainment Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholder of Showtime, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of stockholder's equity present fairly, in all material respects, the financial position of Showtime, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Boston, Massachusetts
February 22, 1996

                                 SHOWTIME, INC.

                                 BALANCE SHEET

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1994           1995
                                                                      ----------     ----------
ASSETS
Current assets:
  Cash..............................................................  $  145,019     $  164,377
  Merchandise inventories...........................................     299,600        221,374
  Prepaid expenses and other assets.................................       1,201          1,732
                                                                      ----------     ----------
          Total current assets......................................     445,820        387,483
Videocassette rental inventory, net.................................     818,989        766,200
Furnishings and equipment, net......................................     105,174        233,185
Other assets........................................................      35,636         59,801
Deferred income taxes...............................................      57,372         20,161
                                                                      ----------     ----------
                                                                      $1,462,991     $1,466,830
                                                                      ==========     ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current obligation under capital leases...........................  $       --     $   11,340
  Accounts payable..................................................     235,993        303,684
  Accrued expenses and other liabilities............................      71,918         78,400
  Income tax payable................................................      60,665            820
  Amounts due to shareholder........................................     346,357        379,466
                                                                      ----------     ----------
          Total current liabilities.................................     714,933        773,710
                                                                      ----------     ----------
  Obligations under capital leases..................................          --          7,639
                                                                      ----------     ----------
          Total liabilities.........................................     714,933        781,349
Commitments (Note 7)
Stockholder's equity:
  Class A, common stock, $.10 par value, 10,000 shares authorized,
     4,000 shares issued and outstanding............................         400            400
  Class B, common stock, $.10 par value, 2,000 shares authorized,
     1,000 shares issued............................................         100            100
  Additional paid-in capital........................................     566,624        566,624
  Retained earnings.................................................     242,934        180,357
                                                                      ----------     ----------
                                                                         810,058        747,481
          Less: Treasury stock at cost -- 1,000 Class B common
            shares..................................................      62,000         62,000
                                                                      ----------     ----------
          Total stockholder's equity................................     748,058        685,481
                                                                      ----------     ----------
                                                                      $1,462,991     $1,466,830
                                                                      ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                                 SHOWTIME, INC.

                            STATEMENT OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
Revenues:
  Rental...............................................  $2,942,287     $3,330,078     $3,474,569
  Merchandise..........................................     711,820        602,001        436,032
                                                         ----------     ----------     ----------
                                                          3,654,107      3,932,079      3,910,601
                                                         ----------     ----------     ----------
Cost and expenses:
  Store operating expenses.............................   2,576,184      3,006,288      3,040,000
  Cost of goods sold...................................     569,456        589,637        348,826
  General and administrative...........................     212,783        380,752        578,190
                                                         ----------     ----------     ----------
                                                          3,358,423      3,976,677      3,967,016
                                                         ----------     ----------     ----------
     Income (loss) from operations.....................     295,684        (44,598)       (56,415)
                                                         ----------     ----------     ----------
Interest expense.......................................      25,802         23,924         21,871
                                                         ----------     ----------     ----------
     Income (loss) before provision for income taxes...     269,882        (68,522)       (78,286)
Provision/(benefit) for income taxes...................      95,428        (35,952)       (15,709)
                                                         ----------     ----------     ----------
     Net income (loss).................................  $  174,454     $  (32,570)    $  (62,577)
                                                         ==========     ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                                 SHOWTIME, INC.

                            STATEMENT OF CASH FLOWS

                                                                YEARS ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                          1993           1994            1995
                                                       ----------     -----------     -----------
Cash flows from operating activities:
  Net income (loss)..................................  $  174,454     $   (32,570)    $   (62,577)
  Adjustments to reconcile net income (loss) to cash
     flows provided by operating activities:
     Deferred income taxes...........................      25,778         (48,437)         37,211
     Amortization of videocassette rental
       inventory.....................................     812,976       1,063,070       1,098,413
     Depreciation and amortization of furnishings and
       equipment.....................................      62,554          64,931          90,517
     Loss on disposal of furnishings and equipment...         450           7,600              --
     Changes in assets and liabilities:
       Prepaid expenses and other assets.............      20,470            (617)         (1,154)
       Merchandise inventories.......................      19,010          49,802          78,226
       Other assets..................................      (7,740)          1,517         (24,165)
       Accounts payable..............................      38,527         (36,393)         67,691
       Income tax payable............................      49,216          11,449         (59,845)
       Accrued expenses and other liabilities........     (16,272)          1,930           6,482
                                                       ----------     -----------     -----------
          Net cash provided by operating
            activities...............................   1,179,423       1,082,282       1,230,799
                                                       ----------     -----------     -----------
Cash flows from investing activities:
  Purchases of property and equipment................     (60,407)        (46,156)       (196,650)
  Purchases of videocassette rental inventory........    (868,219)     (1,070,039)     (1,045,624)
                                                       ----------     -----------     -----------
          Net cash (used in) investing activities....    (928,626)     (1,116,195)     (1,242,274)
                                                       ----------     -----------     -----------
Cash flows from financing activities:
  Loan from shareholder..............................          --           5,533          33,109
  Repayment of long-term debt........................    (119,001)         (5,000)         (2,276)
                                                       ----------     -----------     -----------
          Net cash provided by (used in) financing
            activities...............................    (119,001)            533          30,833
                                                       ----------     -----------     -----------
Net increase (decrease) in cash and cash
  equivalents........................................     131,796         (33,380)         19,358
                                                       ----------     -----------     -----------
Cash and cash equivalents, beginning of period.......      46,603         178,399         145,019
                                                       ----------     -----------     -----------
Cash and cash equivalents, end of period.............  $  178,399     $   145,019     $   164,377
                                                       ==========     ===========     ===========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest...........  $   25,802     $    20,210     $    21,925
                                                       ==========     ===========     ===========
  Cash paid during the period for income taxes.......  $   27,836     $     1,036     $     6,928
                                                       ==========     ===========     ===========
Supplemental disclosure of noncash financing
  activities:

     During 1995, capital lease obligations of $21,878 were incurred in connection with lease agreements for office equipment.

                     The accompanying notes are an integral
                       part of the financial statements.

                                 SHOWTIME, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                                 ADDITIONAL                                   TOTAL
                                      COMMON      PAID-IN       RETAINED     TREASURY     STOCKHOLDER'S
                                      STOCK       CAPITAL       EARNINGS      STOCK          EQUITY
                                      ------     ----------     --------     --------     -------------
Balance at January 1, 1993........     $500       $ 566,624     $101,050     $(62,000)      $ 606,174
Net income........................                               174,454                      174,454
                                       ----        --------     --------     --------        --------
Balance at December 31, 1993......      500         566,624      275,504      (62,000)        780,628
Net loss..........................                               (32,570)                     (32,570)
                                       ----        --------     --------     --------        --------
Balance at December 31, 1994......      500         566,624      242,934      (62,000)        748,058
Net loss..........................                               (62,577)                     (62,577)
                                       ----        --------     --------     --------        --------
Balance at December 31, 1995......     $500       $ 566,624     $180,357     $(62,000)      $ 685,481
                                       ====        ========     ========     ========        ========

                     The accompanying notes are an integral
                       part of the financial statements.

                                 SHOWTIME, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS

     Showtime, Inc. (the "Company"), owns and operates 12 videocassette rental stores, located primarily in Virginia.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Furnishings and Equipment

     Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (5 to 7 years) of furnishings and equipment and over the lesser of the estimated useful lives or lease terms (primarily 5 to 7 years) of leased items using the straight-line method. Repair and maintenance costs are expensed as incurred.

  Income Taxes

     The Company accounts for income taxes in accordance with Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and net operating loss and

                                 SHOWTIME, INC.

tax credit carryforwards. Deferred tax expense represents the change in the deferred tax asset or liability balances.

3.  VIDEOCASSETTE RENTAL INVENTORY AND RELATED AMORTIZATION ARE AS FOLLOWS:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                   1994            1995
                                                                -----------     -----------
    Videocassette rental inventory............................  $ 4,800,115     $ 5,285,391
    Accumulated amortization..................................   (3,981,126)     (4,519,191)
                                                                -----------     -----------
                                                                $   818,989     $   766,200
                                                                ===========     ===========

     Amortization expense related to videocassette rental inventory totaled $812,976, $1,063,070, and $1,098,413 for the years ended December 31, 1993,
1994, and 1995, respectively.

4.  FURNISHINGS AND EQUIPMENT

     Furnishings and equipment consist of the following:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   ---------     ---------
    Furniture and fixtures.......................................  $ 502,023     $ 502,674
    Equipment and vehicles.......................................    135,660       330,101
    Leasehold improvements.......................................     21,559        44,995
                                                                   ---------     ---------
                                                                     659,242       877,770
    Accumulated depreciation and amortization....................   (554,068)     (644,585)
                                                                   ---------     ---------
                                                                   $ 105,174     $ 233,185
                                                                   =========     =========

     Depreciation and amortization expense were $62,554, $64,931, and $90,517 for the years ended December 31, 1993, 1994, and 1995, respectively.

5.  INCOME TAXES

     The components of the provision for income taxes are as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                           1993         1994         1995
                                                          -------     --------     --------
    Current
      Federal...........................................  $57,498     $  8,928     $(42,133)
      State.............................................   12,152        3,557      (10,787)
                                                          -------     --------     --------
                                                           69,650       12,485      (52,920)
                                                          -------     --------     --------
    Deferred
      Federal...........................................   23,064      (43,338)      31,088
      State.............................................    2,714       (5,099)       6,123
                                                          -------     --------     --------
                                                           25,778      (48,437)      37,211
                                                          -------     --------     --------
                                                          $95,428     $(35,952)    $(15,709)
                                                          =======     ========     ========

                                 SHOWTIME, INC.

     The components of the net deferred tax asset are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Deferred tax asset:
    Amortization on rental inventory.................................  $57,372     $20,161
                                                                       =======     =======

     A reconciliation between the provision for income taxes and the amount determined by applying the U.S. federal statutory rate to income before income taxes is as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                           1993         1994         1995
                                                          -------     --------     --------
    Income tax at statutory rate -- 34%.................  $91,760     $(23,297)    $(26,617)
    State tax expense, net of federal income tax
      benefit...........................................   10,734       (2,753)      (3,731)
    Impact of graduated rates...........................   (7,066)      (9,902)      14,639
                                                          -------     --------     --------
                                                          $95,428     $(35,952)    $(15,709)
                                                          =======     ========     ========

6.  AMOUNTS DUE TO SHAREHOLDER

     Amounts due to shareholder represent demand loans made by the sole shareholder to the Company. The loan bears interest at 7%, which is payable on August 31 each year.

7.  LEASE COMMITMENTS

     The Company leases its facilities and certain equipment under operating leases extending until 2003. Minimum future rental payments under these leases as of December 31, 1995 are as follows:

              YEAR ENDING
              DECEMBER 31
            -----------------------------------------------------
                 1996............................................  $  422,520
                 1997............................................     362,800
                 1998............................................     233,040
                 1999............................................     227,520
                 2000............................................     227,520
                 Thereafter......................................     536,554
                                                                   ----------
            Future minimum payments..............................  $2,009,954
                                                                    =========

     During the year ended December 31, 1995, the Company incurred capital lease obligations of $21,878 in connection with a lease agreement for office equipment.

     Rent expense totalled approximately $607,119, $687,442, and $705,295 for the years ended December 31, 1993, 1994, and 1995, respectively.

8.  SUBSEQUENT EVENTS

     In 1996, the Company has negotiated the sale of its business to West Coast Entertainment. The sale is contingent upon the completion of the initial public offering of West Coast Entertainment's common stock.

                                 SHOWTIME, INC.

                                 BALANCE SHEET
                                   UNAUDITED

                                                                                 MARCH 31, 1996
                                                                                 --------------
ASSETS
Current assets
  Cash.........................................................................    $  205,592
  Merchandise inventory........................................................       151,631
  Prepaid expenses and other current assets....................................         3,464
  Current income taxes receivable..............................................         4,375
                                                                                   ----------
          Total current assets.................................................       365,062
  Videocassette rental inventory, net..........................................       632,237
  Furnishings and equipment, net...............................................       210,556
  Other assets.................................................................        59,801
  Deferred income taxes........................................................        20,161
                                                                                   ----------
                                                                                   $1,287,817
                                                                                   ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Current obligation under capital leases......................................    $   11,340
  Accounts payable.............................................................       226,835
  Accrued expenses and other liabilities.......................................        48,939
  Amounts due to shareholder...................................................       316,945
                                                                                   ----------
          Total current liabilities............................................       604,059
Obligations under capital leases...............................................         6,070
                                                                                   ----------
          Total liabilities....................................................       610,129
                                                                                   ----------
Stockholder's equity
  Class A, common stock, $.10 par value, 10,000 shares authorized,
     4,000 shares issued and outstanding.......................................           400
  Class B, common stock, $.10 par value, 2,000 shares authorized,
     1,000 shares issued.......................................................           100
  Additional paid-in capital...................................................       566,624
  Retained earnings............................................................       172,564
                                                                                   ----------
                                                                                      739,688
     Less: Treasury stock at cost -- 1,000 Class B common shares...............        62,000
                                                                                   ----------
          Total stockholder's equity...........................................       677,688
                                                                                   ----------
                                                                                   $1,287,817
                                                                                   ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                                 SHOWTIME, INC.

                            STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                      -------------------------
                                                                         1995           1996
                                                                      ----------     ----------
Revenues
  Rental revenue....................................................  $  834,716     $  976,259
  Merchandise sales.................................................     168,427        138,406
                                                                      ----------     ----------
                                                                       1,003,143      1,114,665
                                                                      ----------     ----------
Costs and expenses
  Store operating expenses..........................................     741,950        956,756
  Cost of goods sold................................................     113,327        110,039
  General and administrative........................................      30,619         54,020
                                                                      ----------     ----------
                                                                         885,896      1,120,815
                                                                      ----------     ----------
          Income (loss) from operations.............................     117,247         (6,150)
                                                                      ----------     ----------
Interest expense....................................................       4,901          6,838
                                                                      ----------     ----------
          Income (loss) before provision (benefit) for income
            taxes...................................................     112,346        (12,988)
Provision (benefit) for income taxes................................      22,544         (5,195)
                                                                      ----------     ----------
          Net income (loss).........................................  $   89,802     $   (7,793)
                                                                      ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                                 SHOWTIME, INC.

                            STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                       -----------------------
                                                                         1995          1996
                                                                       ---------     ---------
Cash flows from operating activities
  Net income (loss)..................................................  $  89,802     $  (7,793)
  Adjustments to reconcile net income (loss) to cash flows provided by
     (used in) operating activities
       Amortization of videocassette rental inventory................    274,703       402,886
       Depreciation and amortization of furnishings and equipment....     22,629        22,629
       Changes in assets and liabilities
          Prepaid expenses and other assets..........................        317        (1,732)
          Merchandise inventory......................................     89,513        69,743
          Accounts payable...........................................    (34,392)      (76,849)
          Current taxes..............................................    (38,121)       (5,195)
          Accrued expenses and other liabilities.....................     51,974       (29,461)
                                                                       ---------     ---------
          Net cash provided by operating activities..................    456,425       374,228
                                                                       ---------     ---------
Cash flows from investing activities
  Purchases of videocassette rental inventory........................   (246,000)     (268,923)
                                                                       ---------     ---------
       Net cash used in investing activities.........................   (246,000)     (268,923)
                                                                       ---------     ---------
Cash flows from financing activities
  Repayment of loan from shareholder.................................   (229,458)      (62,521)
  Principal repayments on capital lease obligations..................         --        (1,569)
                                                                       ---------     ---------
       Net cash used in financing activities.........................   (229,458)      (64,090)
                                                                       ---------     ---------
Net increase (decrease) in cash and cash equivalents.................    (19,033)       41,215
                                                                       ---------     ---------
Cash and cash equivalents, beginning of period.......................    145,019       164,377
                                                                       ---------     ---------
Cash and cash equivalents, end of period.............................  $ 125,986     $ 205,592
                                                                       =========     =========
Supplemental disclosure of cash flow information
  Cash paid during the period for interest...........................  $   4,901     $   6,838
                                                                       =========     =========

                     The accompanying notes are an integral
                       part of the financial statements.

                                 SHOWTIME, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996
                                   UNAUDITED

1.  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Company's audited financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the three month periods ended March 31, 1995 and 1996 are not necessarily indicative of the results to be expected for the full year.

2.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                             MARCH 31, 1996
                                                                             --------------
    Videocassette rental inventory.......................................     $  5,282,452
    Accumulated amortization.............................................       (4,650,215)
                                                                               -----------
                                                                              $    632,237
                                                                               ===========

3.  SUBSEQUENT EVENT

     On May 17, 1996, the Company sold its business to West Coast Entertainment Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Video Giant, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of stockholders' equity present fairly, in all material respects, the financial position of Video Giant, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Boston, Massachusetts
January 19, 1996

                               VIDEO GIANT, INC.

                                 BALANCE SHEET

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1994           1995
                                                                      ----------     ----------
ASSETS
Current assets:
  Cash and cash equivalents.........................................  $  571,783     $  695,994
  Merchandise inventories...........................................      72,094         13,536
  Prepaid expenses and other current assets.........................      59,330         20,958
                                                                      ----------     ----------
          Total current assets......................................     703,207        730,488
Videocassette rental inventory, net.................................   1,309,239      1,210,228
Furnishings, equipment and leasehold improvements, net..............     365,482        395,533
Other assets........................................................      29,507         29,367
                                                                      ----------     ----------
                                                                      $2,407,435     $2,365,616
                                                                      ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................  $  101,777     $  140,920
  Accrued expenses..................................................     134,173         42,428
  Current income taxes payable......................................     211,135        132,033
                                                                      ----------     ----------
          Total current liabilities.................................     447,085        315,381
  Deferred tax liability............................................     505,573        486,011
                                                                      ----------     ----------
          Total liabilities.........................................     952,658        801,392
  Commitments (Note 7)
Stockholders' equity:
  Common stock, $0.01 par value, 500,000 shares authorized, 125,000
     shares issued and outstanding..................................       1,250          1,250
  Additional paid-in capital........................................      48,750         48,750
  Retained earnings.................................................   1,404,777      1,514,224
                                                                      ----------     ----------
          Total stockholders' equity................................   1,454,777      1,564,224
                                                                      ----------     ----------
                                                                      $2,407,435     $2,365,616
                                                                      ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                               VIDEO GIANT, INC.

                            STATEMENT OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
Revenues:
  Rental...............................................  $3,033,117     $4,516,812     $4,906,137
  Merchandise..........................................     160,983        162,852        304,842
                                                         ----------     ----------     ----------
                                                          3,194,100      4,679,664      5,210,979
                                                         ----------     ----------     ----------
Costs and expenses:
  Store operating expenses.............................   2,264,304      3,029,200      4,432,799
  Cost of goods sold...................................     110,982        143,863        248,873
  General and administrative...........................     293,663        320,336        340,617
                                                         ----------     ----------     ----------
                                                          2,668,949      3,493,399      5,022,289
                                                         ----------     ----------     ----------
     Income from operations............................     525,151      1,186,265        188,690
                                                         ----------     ----------     ----------
Interest expense.......................................      47,423         25,228          2,907
                                                         ----------     ----------     ----------
     Income before provision for income taxes..........     477,728      1,161,037        185,783
Provision for income taxes.............................     192,851        467,230         76,336
                                                         ----------     ----------     ----------
     Net income........................................  $  284,877     $  693,807     $  109,447
                                                         ==========     ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                               VIDEO GIANT, INC.

                            STATEMENT OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
Cash flows from operating activities:
  Net income...........................................  $  284,877     $  693,807     $  109,447
  Adjustments to reconcile net income to cash flows
     provided by (used in) operating activities:
     Amortization of videocassette rental inventory....     562,174        866,762      1,588,788
     Depreciation and amortization of furnishings,
       equipment and leasehold improvements............      87,676        123,543        155,901
     Changes in assets and liabilities:
       Merchandise inventories.........................     (19,302)          (792)        58,558
       Prepaid expenses and other assets...............     (28,973)        38,503         38,512
       Accounts payable................................      99,343        (14,187)        39,143
       Accrued expenses................................      (2,143)       111,166        (91,745)
       Current taxes...................................      98,468        112,667        (79,102)
       Deferred taxes..................................      94,383        354,563        (19,562)
                                                         ----------     ----------     ----------
          Net cash provided by operating activities....   1,176,503      2,286,032      1,799,940
                                                         ----------     ----------     ----------
Cash flows from investing activities:
  Purchases of furnishings, equipment and leasehold
     improvements......................................    (107,998)      (216,999)      (185,952)
  Purchases of videocassette rental inventory..........    (638,950)    (1,673,174)    (1,489,777)
                                                         ----------     ----------     ----------
          Net cash used in investing activities........    (746,948)    (1,890,173)    (1,675,729)
                                                         ----------     ----------     ----------
Cash flows from financing activities:
     Repayment of stockholder loans....................    (338,640)      (322,667)            --
                                                         ----------     ----------     ----------
Net increase in cash and cash equivalents..............      90,915         73,192        124,211
                                                         ----------     ----------     ----------
Cash and cash equivalents, beginning of period.........     407,676        498,591        571,783
                                                         ----------     ----------     ----------
Cash and cash equivalents, end of period...............  $  498,591     $  571,783     $  695,994
                                                         ==========     ==========     ==========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest.............  $   47,423     $   25,228     $    2,907
                                                         ==========     ==========     ==========
  Cash paid during the period for income taxes.........  $       --     $       --     $  175,000
                                                         ==========     ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                               VIDEO GIANT, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                           ADDITIONAL                      TOTAL
                                                COMMON      PAID-IN        RETAINED      STOCKHOLDERS'
                                                STOCK       CAPITAL        EARNINGS        EQUITY
                                                ------     ----------     ----------     ----------
Balance at January 1, 1993....................  $1,250      $ 48,750      $  426,093     $  476,093
Net income....................................     --             --         284,877        284,877
                                                ------       -------      ----------     ----------
Balance at December 31, 1993..................  1,250         48,750         710,970        760,970
Net income....................................     --             --         693,807        693,807
                                                ------       -------      ----------     ----------
Balance at December 31, 1994..................  1,250         48,750       1,404,777      1,454,777
Net income....................................     --             --         109,447        109,447
                                                ------       -------      ----------     ----------
Balance at December 31, 1995..................  $1,250      $ 48,750      $1,514,224     $1,564,224
                                                ======       =======      ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                               VIDEO GIANT, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS

     Video Giant, Inc. (the "Company") owns and operates twelve videocassette rental stores, located primarily in the southern regions of the USA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost determined by the first-in, first-out method, and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes.

  Furnishings, Equipment and Leasehold Improvements

     Furnishings, equipment and leasehold improvements are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives (5 to 7 years) of furnishings and equipment and, for leasehold improvements, over the lesser of the estimated useful lives or lease terms (primarily 5 to 10 years). Repair and maintenance costs are expensed as incurred.

  Income Taxes

     The Company accounts for income taxes in accordance with Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary

                               VIDEO GIANT, INC.

differences between the carrying amounts and the tax bases of other assets and liabilities. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and net operating loss and tax credit carryforwards. Deferred tax expense represents the change in the deferred tax asset or liability balances.

3.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                   1994            1995
                                                                -----------     -----------
    Videocassette rental inventory............................  $ 2,562,293     $ 3,127,557
    Accumulated amortization..................................   (1,253,054)     (1,917,329)
                                                                -----------     -----------
                                                                $ 1,309,239     $ 1,210,228
                                                                ===========     ===========

     Amortization expense related to videocassette rental inventory totaled $562,174, $866,762, and $1,588,788 for the years ended December 31, 1993, 1994, and 1995, respectively.

4.  FURNISHINGS, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furnishings, equipment and leasehold improvements comprise the following:

                                                                        DECEMBER 31,
                                                                  ------------------------
                                                                    1994           1995
                                                                  ---------     ----------
    Furniture and fixtures......................................  $ 379,156     $  455,721
    Equipment and vehicles......................................    422,069        531,256
    Leasehold improvements......................................     42,109         42,309
                                                                  ---------     ----------
                                                                    843,334      1,029,286
    Accumulated depreciation....................................   (477,852)      (633,753)
                                                                  ---------     ----------
                                                                  $ 365,482     $  395,533
                                                                  =========     ==========

     Depreciation expense totaled $87,676, $123,543, and $155,901 for the years ended December 31, 1993, 1994, and 1995, respectively.

5.  INCOME TAXES

     The components of the provision for income taxes are as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                         ----------------------------------
                                                           1993         1994         1995
                                                         --------     --------     --------
    Current:
      Federal..........................................  $ 78,872     $ 90,246     $ 76,814
      State............................................    19,596       22,421       19,084
                                                         --------     --------     --------
                                                           98,468      112,667       95,898
                                                         --------     --------     --------
    Deferred:
      Federal..........................................    82,175      308,700      (17,031)
      State............................................    12,208       45,863       (2,531)
                                                         --------     --------     --------
                                                           94,383      354,563      (19,562)
                                                         --------     --------     --------
                                                         $192,851     $467,230     $ 76,336
                                                         ========     ========     ========

                               VIDEO GIANT, INC.

     Deferred income taxes as of December 31, 1994 and 1995 reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The temporary differences which give rise to the deferred tax assets and liabilities are as follows:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   ---------     ---------
    Deferred tax asset:
      Bonus accrual..............................................  $  40,200     $      --
                                                                   ---------     ---------
                                                                      40,200            --
                                                                   ---------     ---------
    Deferred tax liabilities:
      Videocassette rental amortization..........................   (525,816)     (486,011)
      Other......................................................    (19,957)           --
                                                                   ---------     ---------
                                                                    (545,773)     (486,011)
                                                                   ---------     ---------
                                                                   $(505,573)    $(486,011)
                                                                   =========     =========

     A reconciliation between the provision for income taxes and the amount determined by applying the U.S. federal statutory rate to income before income taxes is as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                          ---------------------------------
                                                            1993         1994        1995
                                                          --------     --------     -------
    Income tax at statutory rate of 35%.................  $167,205     $406,363     $65,024
      State tax expense, net of federal income tax
         benefit........................................    20,673       44,385      10,759
    Other...............................................     4,973       16,482         553
                                                          --------     --------     -------
                                                          $192,851     $467,230     $76,336
                                                          ========     ========     =======

6.  RELATED PARTY TRANSACTIONS

     The principal stockholder has from time to time loaned the Company funds for working capital purposes and to fund new store opening costs. Interest on these short term loans was charged at a rate of 10%.

7.  LEASE COMMITMENTS

     The Company leases its facilities and equipment under operating leases extending until 2001. Minimum future rental payments under these leases as of December 31, 1995 are as follows:

                                                               OPERATING
                                   YEAR ENDING                  LEASES
                    -----------------------------------------  ---------
                    1996.....................................  $406,420
                    1997.....................................   321,810
                    1998.....................................   239,495
                    1999.....................................   206,850
                    2000.....................................   170,280
                    Thereafter...............................    23,100

     Rent expense totalled $423,392, $460,346, and $506,510 for the years ended December 31, 1993, 1994, and 1995, respectively.

8.  SUBSEQUENT EVENT

     In 1996, the Company has negotiated the sale of its business to West Coast Entertainment. The sale is contingent upon the completion of the initial public offering of West Coast Entertainment's common stock.

                               VIDEO GIANT, INC.

                                 BALANCE SHEET
                                   UNAUDITED

                                                                                 MARCH 31, 1996
                                                                                 --------------
ASSETS
Current assets
  Cash and cash equivalents....................................................    $  694,657
  Merchandise inventory........................................................        12,460
  Prepaid expenses and other current assets....................................        23,228
  Current income taxes receivable..............................................        22,230
                                                                                   ----------
          Total current assets.................................................       752,575
  Videocassette rental inventory, net..........................................     1,030,696
  Furnishings, equipment and leasehold improvements, net.......................       334,600
  Other assets.................................................................        29,367
                                                                                   ----------
                                                                                   $2,147,238
                                                                                   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable.............................................................    $  177,669
  Accrued expenses.............................................................       150,729
                                                                                   ----------
          Total current liabilities............................................       328,398
Deferred tax liability.........................................................       486,011
                                                                                   ----------
          Total liabilities....................................................       814,409
                                                                                   ----------
Stockholders' equity
  Common stock, $0.01 par value, 500,000 shares authorized, 125,000 shares
     issued and outstanding....................................................         1,250
  Additional paid-in capital...................................................        48,750
  Retained earnings............................................................     1,282,829
                                                                                   ----------
          Total stockholders' equity...........................................     1,332,829
                                                                                   ----------
                                                                                   $2,147,238
                                                                                   ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                               VIDEO GIANT, INC.

                            STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                      -------------------------
                                                                         1995           1996
                                                                      ----------     ----------
Revenues
  Rental revenue....................................................  $1,244,485     $1,323,211
  Merchandise sales.................................................     136,473        141,258
                                                                      ----------     ----------
                                                                       1,380,958      1,464,469
                                                                      ----------     ----------
Costs and expenses
  Store operating expenses..........................................   1,188,105      1,690,248
  Cost of goods sold................................................      64,944         60,526
  General and administrative........................................      93,660         99,353
                                                                      ----------     ----------
                                                                       1,346,709      1,850,127
                                                                      ----------     ----------
     Income (loss) from operations..................................      34,249       (385,658)
                                                                      ----------     ----------
Interest expense....................................................       2,907             --
                                                                      ----------     ----------
     Income (loss) before provision (benefit) for income taxes......      31,342       (385,658)
Provision (benefit) for income taxes................................      12,806       (154,263)
                                                                      ----------     ----------
     Net income (loss)..............................................  $   18,536     $ (231,395)
                                                                      ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                               VIDEO GIANT, INC.

                            STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                       -----------------------
                                                                         1995          1996
                                                                       ---------     ---------
Cash flows from operating activities
  Net income (loss)..................................................  $  18,536     $(231,395)
  Adjustments to reconcile net income (loss) to cash flows provided by (used in) operating activities
  Amortization of videocassette rental inventory.....................    521,639       536,458
     Depreciation and amortization of furnishings, equipment and
      leasehold improvements.........................................     58,491        70,933
     Changes in assets and liabilities
       Merchandise inventory.........................................     19,780         1,076
       Prepaid expenses and other assets.............................     18,703        (2,270)
       Accounts payable..............................................     36,585        36,749
       Accrued expenses..............................................    (80,175)      108,301
       Current taxes.................................................     12,806      (154,263)
                                                                       ---------     ---------
          Net cash provided by operating activities..................    606,365       365,589
                                                                       ---------     ---------
Cash flows from investing activities
  Purchases of furnishings, equipment and leasehold improvements.....   (130,859)      (10,000)
  Purchases of videocassette rental inventory........................   (351,922)     (356,926)
                                                                       ---------     ---------
          Net cash used in investing activities......................   (482,781)     (366,926)
                                                                       ---------     ---------
Net increase (decrease) in cash and cash equivalents.................    123,584        (1,337)
                                                                       ---------     ---------
Cash and cash equivalents, beginning of period.......................    571,783       695,994
                                                                       ---------     ---------
Cash and cash equivalents, end of period.............................  $ 695,367     $ 694,657
                                                                       =========     =========
Supplemental disclosure of cash flow information
  Cash paid during the period for interest...........................  $   2,907     $      --
                                                                       =========     =========

                     The accompanying notes are an integral
                       part of the financial statements.

                               VIDEO GIANT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996
                                   UNAUDITED

1.  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Company's audited financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the three month periods ended March 31, 1995 and 1996 are not necessarily indicative of the results to be expected for the full year.

2.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                         MARCH 31, 1996
                                                                         --------------
        Videocassette rental inventory.................................   $  3,123,156
        Accumulated amortization.......................................     (2,092,460)
                                                                           -----------
                                                                          $  1,030,696
                                                                           ===========

3.  SUBSEQUENT EVENT

     On May 17, 1996, the Company sold its business to West Coast Entertainment Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of Anthony Cocca's Videoland, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of stockholder's equity present fairly, in all material respects, the financial position of Anthony Cocca's Videoland, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Boston, Massachusetts
February 16, 1996

                        ANTHONY COCCA'S VIDEOLAND, INC.

                                 BALANCE SHEET

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1994           1995
                                                                      ----------     ----------
                               ASSETS
Current assets:
  Cash and cash equivalents.........................................  $   90,428     $  161,211
  Accounts receivable...............................................      24,364         51,607
  Merchandise inventories...........................................     125,952        174,304
                                                                      ----------     ----------
          Total current assets......................................     240,744        387,122
Videocassette rental inventory, net.................................     981,732      1,414,650
Furnishings and equipment, net......................................     370,927        473,473
Other assets........................................................      22,367         24,117
                                                                      ----------     ----------
                                                                      $1,615,770     $2,299,362
                                                                      ==========     ==========
                LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short-term debt...................................................  $   60,958     $   51,958
  Lines of credit...................................................       8,690          3,862
  Current portion of long-term debt.................................     111,837         82,261
  Accounts payable..................................................     600,470        903,655
  Accrued expenses and other liabilities............................     153,578        164,748
  Amounts due to shareholder........................................      71,326         99,927
                                                                      ----------     ----------
          Total current liabilities.................................   1,006,859      1,306,411
                                                                      ----------     ----------
Long-term debt......................................................     144,882         62,418
                                                                      ----------     ----------
Commitments (Note 8)
Stockholder's equity:
  Common stock, $10 par value, 100 shares authorized,
     100 shares issued and outstanding..............................       1,000          1,000
  Additional paid-in capital........................................     217,697        217,697
  Retained earnings (deficit).......................................     245,332        711,836
                                                                      ----------     ----------
          Total stockholder's equity................................     464,029        930,533
                                                                      ----------     ----------
                                                                      $1,615,770     $2,299,362
                                                                      ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                        ANTHONY COCCA'S VIDEOLAND, INC.

                            STATEMENT OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
Revenues:
  Rental...............................................  $2,125,496     $3,026,048     $3,999,302
  Merchandise..........................................     166,148        313,835        483,598
                                                         ----------     ----------     ----------
                                                          2,291,644      3,339,883      4,482,900
                                                         ----------     ----------     ----------
Costs and expenses:
  Operating expenses...................................   2,099,106      2,311,335      3,231,676
  Cost of goods sold...................................     117,747        222,190        295,555
  General and administrative...........................     389,623        354,997        420,858
                                                         ----------     ----------     ----------
                                                          2,606,476      2,888,522      3,948,089
                                                         ----------     ----------     ----------
          (Loss)/income from operations................    (314,832)       451,361        534,811
                                                         ----------     ----------     ----------
Interest expense.......................................      24,201         33,280         20,827
                                                         ----------     ----------     ----------
          Net income (loss)............................  $ (339,033)    $  418,081     $  513,984
                                                         ==========     ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                        ANTHONY COCCA'S VIDEOLAND, INC.

                            STATEMENT OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                               YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1993            1994            1995
                                                      -----------     -----------     -----------
Cash flows from operating activities:
  Net (loss)/income.................................  $  (339,033)    $   418,081     $   513,984
  Adjustments to reconcile net income to cash flows
     provided by operating activities:
     Amortization of videocassette rental
       inventory....................................      957,617       1,339,747       1,811,846
     Depreciation and amortization of furnishings
       and equipment................................       55,773          75,445          97,178
     Changes in assets and liabilities:
       Accounts receivable..........................       (7,327)         (4,346)        (27,243)
       Merchandise inventories......................      (52,418)        (43,685)        (48,352)
       Other assets.................................       10,108         (22,367)         (1,750)
       Accounts payable.............................      414,422         (17,623)        303,185
       Accrued expenses.............................       94,448           2,849          11,170
                                                      -----------     -----------     -----------
          Net cash provided by operating
            activities..............................    1,133,590       1,748,101       2,660,018
                                                      -----------     -----------     -----------
Cash flows from investing activities:
  Purchases of videocassette rental inventory.......   (1,101,677)     (1,583,881)     (2,244,764)
  Purchases of property and equipment...............     (181,888)       (111,601)       (199,724)
                                                      -----------     -----------     -----------
          Net cash used in investing activities.....   (1,283,565)     (1,695,482)     (2,444,488)
                                                      -----------     -----------     -----------
Cash flows from financing activities:
  Repayment of long-term debt.......................      (39,856)        (96,703)       (112,040)
  Borrowings under lines of credit..................      191,269          69,284              --
  Repayment of lines of credit......................       (3,251)         (6,556)         (4,828)
  Repayment of short-term debt......................           --              --          (9,000)
  Amounts due to shareholder........................           --              --          28,601
  Distributions.....................................           --              --         (47,480)
                                                      -----------     -----------     -----------
          Net cash provided by (used in) financing
            activities..............................      148,162         (33,975)       (144,747)
                                                      -----------     -----------     -----------
Net increase (decrease) in cash and cash
  equivalents.......................................       (1,813)         18,644          70,783
                                                      -----------     -----------     -----------
Cash and cash equivalents, beginning of period......       73,597          71,784          90,428
                                                      -----------     -----------     -----------
Cash and cash equivalents, end of period............  $    71,784     $    90,428     $   161,211
                                                      ===========     ===========     ===========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest..........  $    24,201     $    33,280     $    20,827
                                                      ===========     ===========     ===========

                     The accompanying notes are an integral
                       part of the financial statements.

                        ANTHONY COCCA'S VIDEOLAND, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                                           ADDITIONAL                       TOTAL
                                                COMMON      PAID-IN       RETAINED      STOCKHOLDER'S
                                                STOCK       CAPITAL       EARNINGS         EQUITY
                                                ------     ----------     ---------     -------------
Balance at January 1, 1993....................  $1,000      $ 217,697     $ 166,284       $ 384,981
Net loss......................................      --             --      (339,033)       (339,033)
                                                ------       --------     ---------       ---------
Balance at December 31, 1993..................   1,000        217,697      (172,749)         45,948
Net income....................................      --             --       418,081         418,081
                                                ------       --------     ---------       ---------
Balance at December 31, 1994..................   1,000        217,697       245,332         464,029
Net income....................................      --             --       513,984         513,984
Distributions.................................      --             --       (47,480)        (47,480)
                                                ------       --------     ---------       ---------
Balance at December 31, 1995..................  $1,000      $ 217,697     $ 711,836       $ 930,533
                                                ======       ========     =========       =========

                     The accompanying notes are an integral
                       part of the financial statements.

                        ANTHONY COCCA'S VIDEOLAND, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS

     Anthony Cocca's Videoland, Inc. (the "Company") owns and operates 22 videocassette rental stores as of December 1995, located primarily in Ohio.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes.

  Furnishings and Equipment

     Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (5 to 7 years) of furnishings and equipment and over the lessor of the estimated useful lives or lease terms of leased items using the straight-line method. Repair and maintenance costs are expensed as incurred.

  Income Taxes

     The Company has elected to be treated as a Subchapter S corporation for income tax purposes. Accordingly, the income of the Company is taxed at the shareholder level and no provision for income taxes has been made in the accompanying financial statements.

                        ANTHONY COCCA'S VIDEOLAND, INC.

3.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                   1994            1995
                                                                -----------     -----------
    Videocassette rental inventory............................  $ 4,461,618     $ 6,106,097
    Accumulated amortization..................................   (3,479,886)     (4,691,447)
                                                                -----------     -----------
                                                                $   981,732     $ 1,414,650
                                                                ===========     ===========

     Amortization expense related to videocassette rental inventory totaled $957,617, $1,339,747, and $1,811,846 for the years ended December 31, 1993,
1994, and 1995, respectively.

4.  FURNISHINGS AND EQUIPMENT

     Furnishings and equipment consist of the following:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   ---------     ---------
    Furniture and fixtures.......................................  $ 470,300     $ 624,024
    Equipment and vehicles.......................................    104,830       150,830
                                                                   ---------     ---------
                                                                     575,130       774,854
    Accumulated depreciation and amortization....................   (204,203)     (301,381)
                                                                   ---------     ---------
                                                                   $ 370,927     $ 473,473
                                                                   =========     =========

     Depreciation and amortization expense were $55,773, $75,445, and $97,178 for the years ended December 31, 1993, 1994 and 1995, respectively.

5.  BORROWINGS

     Borrowings consists of the following:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
SHORT-TERM DEBT
In 1993 the Company had a commitment from a bank for a $100,000 line of credit bearing interest at prime plus 1.5% (10% at December 31,
  1995). The line of credit was available through May 30, 1994 at which time any amounts borrowed became payable upon demand. The line of credit is secured by inventory, equipment, accounts receivable, and a second mortgage on personal property of the stockholder. The Company
  is making monthly principal payments of $1,000 plus interest. .......  $ 60,958     $ 51,958
                                                                         ========     ========
LINES OF CREDIT
The Company has a line of credit agreement with a bank that allows for borrowings up to $20,000. Borrowings under the agreement bear interest at the 91 day T-bill rate plus 4.5% (9.41% at December 31,
  1995) and are secured by an equity mortgage. ........................  $  8,690     $  3,862
                                                                         ========     ========
LONG-TERM DEBT
On May 30, 1994, the borrowings of $197,760 under a $200,000 line of credit agreement with a bank became a note payable due in monthly principal installments of $5,556 plus interest at prime plus 1.5%
  (10% at December 31, 1995), due in June, 1997, secured by inventory, equipment, accounts receivable, and a second mortgage on personal
  property of the stockholder. ........................................  $164,425     $ 97,549

                        ANTHONY COCCA'S VIDEOLAND, INC.

                                                                             DECEMBER 31,
                                                                           1994         1995
                                                                         --------     --------
Mortgage payable to a bank due in equal monthly installments of $574 including interest at 13.7%, due in October 2003, secured by the
  building used as the Company's warehouse. ...........................    37,007       34,437
Note payable to a bank in monthly principal installments of $1,283, plus interest at prime plus 3% (11.5% at December 31, 1995), due in
  March 1996, secured by a mortgage on personal property of the
  stockholder. ........................................................    17,846        2,450
Note payable to a bank in monthly installments of $1,182 including interest at 10.5%, due in September 1996, secured by a mortgage on
  the Company's corporate headquarters. ...............................    22,616       10,243
Note payable to a bank, in monthly installments of $1,507 including interest at prime plus 1% (9.5% at December 31, 1994), due in
  November 1995, secured by certain fixed assets, accounts receivables
  and certain personal assets of the stockholder. .....................     8,775           --
Note payable to a bank in monthly installments of $775 including interest at 11.75%, due in February 1995, secured by a personal asset of the
  stockholder. ........................................................     1,497           --
Note payable to a bank in monthly installments of $650 including interest at the banks base rate plus 1% (9% at December 31, 1994),
  due in June 1995, secured by computer equipment. ....................     3,311           --
Note payable to a bank in monthly installments of $316 including
  interest at 8.25%, due in April 1995, secured by a vehicle. .........     1,242           --
                                                                         --------     --------
          Total long-term debt.........................................   256,719      144,679
          Less: Current portion of long-term debt......................   111,837       82,261
                                                                         --------     --------
                                                                         $144,882     $ 62,418
                                                                         ========     ========

     Principal due on long-term debt for each of the years following December 31, 1995 is as follows:

        1996...............................................................  $82,261
        1997...............................................................   34,139
        1998...............................................................    3,677
        1999...............................................................    4,144
        2000...............................................................    4,671
        Thereafter.........................................................   15,787

6.  RELATED PARTY TRANSACTIONS

  Leases

     The Company leased its administrative headquarters and warehouse facility from the sole stockholder of the Company. Rent expense for these locations was approximately $21,000, $25,800 and $30,600 for the years ended December 31, 1993, 1994, and 1995, respectively.

     The Company leased a store location from the sole stockholder of the Company for two months ended February 28, 1993. Rent expense for this location was approximately $800. Since March 1993, the Company has leased this store location from a partnership, 50% of which is owned by the sole stockholder of the Company. Rent expense for this location was approximately $21,500, $25,800 and $25,800 for the ten months ended December 31, 1993, and for the years ended December 31, 1994 and 1995, respectively.

     The Company leases two store locations from the sole stockholder of the Company. Rent expense for these locations was approximately $32,436, $53,886 and $55,836 for the years ended December 31, 1993, 1994, and 1995, respectively.

                        ANTHONY COCCA'S VIDEOLAND, INC.

     The Company leases one store location from a partnership, 50% of which is owned by the sole stockholder of the Company. Rent expense for this location was approximately $4,000 and $6,000 for the nine months ended December 31, 1994 and the year ended December 31, 1995, respectively.

7.  DUE TO STOCKHOLDER

     In 1992, the sole stockholder loaned the Company approximately $71,000 for operating purposes. The balance increased by $28,601 in 1995 due to an additional loan to the Company from the sole stockholder in connection with the purchase of four new stores. The loan is non-interest bearing.

8.  LEASE COMMITMENTS

     The Company leases its facilities under operating leases extending until 2001. Minimum future rental payments under these leases as of December 31, 1995 is as follows:

                                                                           OPERATING
                                   YEAR ENDING                               LEASES
        -----------------------------------------------------------------  ----------
          1996...........................................................  $  668,131
          1997...........................................................     640,086
          1998...........................................................     560,445
          1999...........................................................     484,925
          2000...........................................................     221,536
          Thereafter.....................................................      10,659
                                                                           ----------
          Future minimum payments........................................  $2,585,782
                                                                            =========

     Rent expense totalled approximately $274,408, $391,846 and $606,246 for the years ended December 31, 1993, 1994, and 1995, respectively.

9.  SUBSEQUENT EVENT

     During 1996, the Company entered into an asset purchase agreement wherein substantially all of the Company's assets and certain of its liabilities will be acquired by West Coast Entertainment. The sale is conditioned upon the initial public offering of West Coast Entertainment's common stock.

                        ANTHONY COCCA'S VIDEOLAND, INC.

                                 BALANCE SHEET
                                   UNAUDITED

                                                                                 MARCH 31, 1996
                                                                                 --------------
ASSETS
Current assets
  Cash and cash equivalents....................................................    $  108,808
  Accounts receivable..........................................................        58,655
  Merchandise inventory........................................................       147,465
                                                                                   ----------
          Total current assets.................................................       314,928
  Videocassette rental inventory, net..........................................     1,374,785
  Furnishings and equipment, net...............................................       467,921
  Other assets.................................................................        24,117
                                                                                   ----------
                                                                                   $2,181,751
                                                                                   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term debt..............................................................    $   48,958
  Current portion of long-term debt............................................        78,953
  Accounts payable.............................................................       683,739
  Accrued expenses and other liabilities.......................................        78,206
  Amounts due to shareholder...................................................        94,033
                                                                                   ----------
          Total current liabilities............................................       983,889
Long-term debt.................................................................        31,576
                                                                                   ----------
          Total liabilities....................................................     1,015,465
                                                                                   ----------
Stockholders' equity
  Common stock, $10 par value, 100 shares authorized,
     100 shares issued and outstanding.........................................         1,000
  Additional paid-in capital...................................................       217,697
  Retained earnings............................................................       947,589
                                                                                   ----------
          Total stockholders' equity...........................................     1,166,286
                                                                                   ----------
                                                                                   $2,181,751
                                                                                   ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                        ANTHONY COCCA'S VIDEOLAND, INC.

                            STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                      -------------------------
                                                                         1995           1996
                                                                      ----------     ----------
Revenues
  Rental revenue....................................................  $1,001,551     $1,429,894
  Merchandise sales.................................................      59,010         58,592
                                                                      ----------     ----------
                                                                       1,060,561      1,488,486
                                                                      ----------     ----------
Costs and expenses
  Store operating expenses..........................................     818,820      1,206,372
  Cost of goods sold................................................      23,604         23,437
  General and administrative........................................      11,801         18,277
                                                                      ----------     ----------
                                                                         854,225      1,248,086
                                                                      ----------     ----------
          Income from operations....................................     206,336        240,400
                                                                      ----------     ----------
Interest expense....................................................       8,054          4,647
                                                                      ----------     ----------
          Net income................................................  $  198,282     $  235,753
                                                                      ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                        ANTHONY COCCA'S VIDEOLAND, INC.

                            STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                       -----------------------
                                                                         1995          1996
                                                                       ---------     ---------
Cash flows from operating activities
  Net income.........................................................  $ 198,282     $ 235,753
  Adjustments to reconcile net income to cash flows provided by
     (used in) operating activities
     Amortization of videocassette rental inventory..................    374,361       449,034
     Depreciation and amortization of furnishings and equipment......     14,232        18,537
     Changes in assets and liabilities
       Accounts receivable...........................................    (28,516)       (7,048)
       Merchandise inventory.........................................     63,567        26,839
       Other assets..................................................     22,367            --
       Accounts payable..............................................    (62,319)     (219,916)
       Accrued expenses and other liabilities........................   (109,080)      (86,542)
                                                                       ---------     ---------
          Net cash provided by operating activities..................    472,894       416,657
                                                                       ---------     ---------
Cash flows from investing activities
  Purchases of videocassette rental inventory........................   (420,411)     (409,169)
  Purchases of furnishings and equipment.............................    (13,548)      (12,985)
                                                                       ---------     ---------
          Net cash used in investing activities......................   (433,959)     (422,154)
                                                                       ---------     ---------
Cash flows from financing activities
  Repayment of long-term debt........................................    (24,583)      (34,150)
  Repayment of short-term debt.......................................     (9,690)       (6,862)
  Amounts due to shareholder.........................................         --        (5,894)
                                                                       ---------     ---------
          Net cash used in financing activities......................    (34,273)      (46,906)
                                                                       ---------     ---------
Net increase (decrease) in cash and cash equivalents.................      4,662       (52,403)
                                                                       ---------     ---------
Cash and cash equivalents, beginning of period.......................     90,428       161,211
                                                                       ---------     ---------
Cash and cash equivalents, end of period.............................  $  95,090     $ 108,808
                                                                       =========     =========
Supplemental disclosure of cash flow information
  Cash paid during the period for interest...........................  $   8,054     $   4,647
                                                                       =========     =========

                     The accompanying notes are an integral
                       part of the financial statements.

                        ANTHONY COCCA'S VIDEOLAND, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996
                                   UNAUDITED

1.  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Company's audited financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the three month periods ended March 31, 1995 and 1996 are not necessarily indicative of the results to be expected for the full year.

2.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                           MARCH 31,
                                                                             1996
                                                                          -----------
        Videocassette rental inventory..................................  $ 6,311,225
        Accumulated amortization........................................   (4,936,440)
                                                                          -----------
                                                                          $ 1,374,785
                                                                          ===========

3.  SUBSEQUENT EVENT

     On May 17, 1996, the Company sold substantially all of its assets and certain of its liabilities to West Coast Entertainment Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Vidko, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of stockholders' equity present fairly, in all material respects, the financial position of Vidko, Inc. at December 31, 1994 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Boston, Massachusetts
December 8, 1995

                                  VIDKO, INC.

                                 BALANCE SHEET

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
                                                                                      (UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents..............................................  $ 69,351     $ 75,452
  Merchandise inventories..............................................    10,619       12,189
  Due from affiliates..................................................     3,676       25,000
                                                                         --------     --------
     Total current assets..............................................    83,646      112,641
Videocassette rental inventory, net....................................    78,871      136,936
Furnishings and equipment, net.........................................    29,184       21,522
Other assets...........................................................     3,900        3,900
                                                                         --------     --------
                                                                         $195,601     $274,999
                                                                         ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................................................  $ 24,195     $ 24,740
  Accrued expenses and other liabilities...............................    16,515       35,607
  Distributions payable................................................        --       60,000
Due to affiliates......................................................        --          547
                                                                         --------     --------
     Total current liabilities.........................................    40,710      120,894
                                                                         --------     --------
Commitments (Note 5)...................................................        --           --
Stockholders' equity:
  Common stock, no par value, 750 shares authorized,
     100 shares issued and outstanding.................................        --           --
  Additional paid-in capital...........................................    45,849       45,849
  Retained earnings....................................................   109,042      108,256
                                                                         --------     --------
     Total stockholders' equity........................................   154,891      154,105
                                                                         --------     --------
                                                                         $195,601     $274,999
                                                                         ========     ========

                     The accompanying notes are an integral
                       part of the financial statements.

                                  VIDKO, INC.

                            STATEMENT OF OPERATIONS

                                                                  YEARS ENDED DECEMBER 31,
                                                            -------------------------------------
                                                              1993         1994          1995
                                                            --------     --------     -----------
                                                                                      (UNAUDITED)
Revenues:
  Rental..................................................  $179,656     $390,517      $  521,930
  Merchandise.............................................     3,476        5,903          27,461
                                                            --------     --------        --------
                                                             183,132      396,420         549,391
                                                            --------     --------        --------
Costs and expenses:
  Store operating expenses................................    99,161      197,096         243,323
  Cost of goods sold......................................     2,746        4,663          21,694
  General and administrative..............................    58,508      121,440         149,028
                                                            --------     --------        --------
                                                             160,415      323,199         414,045
                                                            --------     --------        --------
     Net income...........................................  $ 22,717     $ 73,221      $  135,346
                                                            ========     ========        ========

                     The accompanying notes are an integral
                       part of the financial statements.

                                  VIDKO, INC.

                            STATEMENT OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                  YEARS ENDED DECEMBER 31,
                                                           --------------------------------------
                                                             1993         1994           1995
                                                           --------     ---------     -----------
                                                                                      (UNAUDITED)
Cash flows from operating activities:
  Net income.............................................  $ 22,717     $  73,221      $  135,346
  Amortization of videocassette rental inventory.........    38,376        84,060         115,398
  Depreciation and amortization of furnishings and
     equipment...........................................     6,429        10,310          11,797
  Changes in assets and liabilities:
     Merchandise inventories.............................   (10,852)        2,012          (1,570)
     Accounts payable....................................    16,367         3,785             545
     Accrued expenses....................................     6,454         2,854          19,092
     Other assets........................................        --        (1,100)             --
                                                           --------     ---------       ---------
                                                             79,491       175,142         280,608
                                                           --------     ---------       ---------
Cash flows from investing activities:
  Amounts due from affiliates, net.......................     2,000         2,324         (21,324)
  Purchases of property and equipment....................   (15,101)      (10,432)         (4,135)
  Purchases of videocassette rental inventory............   (56,340)     (124,638)       (173,463)
                                                           --------     ---------       ---------
          Net cash used in investing activities..........   (69,441)     (132,746)       (198,922)
Cash flows from financing activities:
  Proceeds from affiliate borrowings, net................    (5,055)       (2,948)            547
  Stockholder distribution...............................        --            --         (76,132)
  Stockholder contributions..............................        --         5,830              --
  Proceeds from issuance of common stock.................        --            --              --
                                                           --------     ---------       ---------
          Net cash used in financing activities..........    (5,055)        2,882         (75,585)
                                                           --------     ---------       ---------
Net increase in cash and cash equivalents................     4,995        45,278           6,101
                                                           --------     ---------       ---------
Cash and cash equivalents, beginning of period...........    19,078        24,073          69,351
                                                           --------     ---------       ---------
Cash and cash equivalents, end of period.................  $ 24,073     $  69,351      $   75,452
                                                           ========     =========       =========
Supplemental disclosure of noncash investing and
  financing activities:
  Fair value of fixed assets contributed from
     stockholders........................................  $ 18,610            --              --
  Fair value of inventory contributed from
     stockholders........................................  $ 12,409            --              --
  Shareholder's distributions declared but not paid......        --            --      $   60,000

                     The accompanying notes are an integral
                       part of the financial statements.

                                  VIDKO, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                           ADDITIONAL                       TOTAL
                                                            PAID-IN       RETAINED      STOCKHOLDERS'
                                                            CAPITAL       EARNINGS         EQUITY
                                                           ----------     ---------     -------------
Balance at January 1, 1993.............................     $ 40,019      $  13,104       $  53,123
Net income.............................................           --         22,717          22,717
                                                             -------      ---------       ---------
Balance at December 31, 1993...........................       40,019         35,821          75,840
Contributions from stockholders........................        5,830             --           5,830
Net income.............................................           --         73,221          73,221
                                                             -------      ---------       ---------
Balance at December 31, 1994...........................       45,849        109,042         154,891
Distributions (unaudited)..............................           --       (136,132)       (136,132)
Net income (unaudited).................................           --        135,346         135,346
                                                             -------      ---------       ---------
Balance at December 31, 1995 (unaudited)...............     $ 45,849      $ 108,256       $ 154,105
                                                             =======      =========       =========

                     The accompanying notes are an integral
                       part of the financial statements.

                                  VIDKO, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 (UNAUDITED WITH RESPECT TO DECEMBER 31, 1995)

1.  DESCRIPTION OF BUSINESS

     Vidko, Inc. (the "Company") owns and operates three videocassette rental stores, located primarily in Central Pennsylvania.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes.

     Videocassette rental inventory and related amortization are as follows:

                                                                         DECEMBER 31,
                                                                    ----------------------
                                                                      1994
                                                                    --------       1995
                                                                                 ---------
                                                                                 (UNAUDITED)
    Videocassette rental inventory................................  $141,820     $ 253,666
    Accumulated amortization......................................   (62,949)     (116,730)
                                                                    --------     ---------
                                                                    $ 78,871     $ 136,936
                                                                    ========     =========

     Amortization expense related to videocassette rental inventory totaled $38,376, $84,060 and $115,398 for the years ended December 31, 1993, 1994 and
1995, respectively.

                                  VIDKO, INC.

  Furnishings and Equipment

     Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (5 years) of furnishings and equipment and over the lesser of the estimated useful lives or lease terms (primarily 3 years) of leased items using the straight-line method. Repair and maintenance costs are expensed as incurred.

  Income Taxes

     The Company has elected to be treated as a Subchapter S corporation for income tax purposes. Accordingly, the income of the Company is taxed at the shareholder level and, accordingly, no provision for income taxes has been made in the accompanying financial statements.

  Unaudited Interim Financial Information

     The balance sheet as of December 31, 1995, and the statements of operations, of stockholders' equity and of cash flows for the year ended December 31, 1995 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of these financial statements have been included. Such adjustments consisted only of normal recurring items.

3.  FURNISHINGS AND EQUIPMENT

     Furnishings and equipment consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994
                                                                     --------       1995
                                                                                  --------
                                                                                  (UNAUDITED)
    Furniture and fixtures.........................................  $  5,134     $  8,934
    Equipment and vehicles.........................................    31,714       32,049
    Leasehold improvements.........................................    12,485       12,485
                                                                     --------     --------
                                                                       49,333       53,468
    Accumulated depreciation and amortization......................   (20,149)     (31,946)
                                                                     --------     --------
                                                                     $ 29,184     $ 21,522
                                                                     ========     ========

     Depreciation and amortization expense were $6,429, $10,310 and $11,797 for the years ended December 31, 1993, 1994 and 1995, respectively.

4.  RELATED PARTY TRANSACTIONS

     The Company has entered into several agreements and transactions with affiliate parties which may have resulted in different financial results had they been with unrelated parties. It is the opinion of management that any economic differences resulting from these transactions would be immaterial.

5.  LEASE COMMITMENTS

     The Company leases its facilities under operating leases, including one contingent rental lease, extending through January 31, 1997. Future minimum payments for 1996 total $15,325.

     Rent expense totalled approximately $32,600, $53,609, and $79,240 for the years ended December 31, 1993, 1994 and 1995, respectively.

                                  VIDKO, INC.

6.  SUBSEQUENT EVENT

     During 1996, the Company entered into an asset purchase agreement wherein substantially all of the Company's assets and certain of its liabilities will be acquired by West Coast Entertainment. The sale is conditioned upon the initial public offering of West Coast Entertainment's common stock.

                                  VIDKO, INC.

                                 BALANCE SHEET
                                   UNAUDITED

                                                                                   MARCH 31,
                                                                                     1996
                                                                                 -------------
                                    ASSETS
Current assets
  Cash and cash equivalents....................................................    $  73,898
  Merchandise inventory........................................................       11,984
  Due from affiliates..........................................................       25,000
                                                                                    --------
          Total current assets.................................................      110,882
  Videocassette rental inventory, net..........................................      139,934
  Furnishings and equipment, net...............................................       20,677
  Other assets.................................................................        3,900
                                                                                    --------
                                                                                   $ 275,393
                                                                                    ========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable.............................................................    $  40,783
  Accrued expenses and other liabilities.......................................       25,016
  Distributions payable........................................................       10,000
                                                                                    --------
          Total current liabilities............................................       75,799
                                                                                    --------
Stockholders' equity
  Common stock, no par value, 750 shares authorized,
     100 shares issued and outstanding.........................................           --
  Additional paid-in capital...................................................       45,849
  Retained earnings............................................................      153,745
                                                                                    --------
          Total stockholders' equity...........................................      199,594
                                                                                    --------
                                                                                   $ 275,393
                                                                                    ========

                     The accompanying notes are an integral
                       part of the financial statements.

                                  VIDKO, INC.

                            STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
Revenues
  Rental revenue.......................................................  $130,254     $152,881
  Merchandise sales....................................................     6,855        8,046
                                                                         --------     --------
                                                                          137,109      160,927
                                                                         --------     --------
Costs and expenses
  Store operating expenses.............................................    64,771       83,087
  Cost of goods sold...................................................     5,415        6,561
  General and administrative...........................................    24,690       25,790
                                                                         --------     --------
                                                                           94,876      115,438
                                                                         --------     --------
          Net income...................................................  $ 42,233     $ 45,489
                                                                         ========     ========

                     The accompanying notes are an integral
                       part of the financial statements.

                                  VIDKO, INC.

                            STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
Cash flows from operating activities
  Net income...........................................................  $ 42,233     $ 45,489
  Adjustments to reconcile net income to cash flows provided by (used
     in) operating activities
     Amortization of videocassette rental inventory....................    34,547       56,853
     Depreciation and amortization of furnishings and equipment........       992          845
     Changes in assets and liabilities
       Merchandise inventory...........................................    (1,531)         205
       Accounts payable................................................     5,684       16,043
       Accrued expenses and other liabilities..........................    (3,183)     (10,591)
                                                                         --------     --------
          Net cash provided by operating activities....................    78,742      108,844
                                                                         --------     --------
Cash flows from investing activities
  Amounts due from affiliates, net.....................................   (21,324)          --
  Purchases of videocassette rental inventory..........................   (41,639)     (59,851)
                                                                         --------     --------
          Net cash used in investing activities........................   (62,963)     (59,851)
                                                                         --------     --------
Cash flows from financing activities
  Amounts paid to affiliates...........................................        --         (547)
  Stockholder distribution.............................................        --      (50,000)
                                                                         --------     --------
          Net cash used in financing activities........................        --      (50,547)
                                                                         --------     --------
Net increase (decrease) in cash and cash equivalents...................    15,779       (1,554)
                                                                         --------     --------
Cash and cash equivalents, beginning of period.........................    69,351       75,452
                                                                         --------     --------
Cash and cash equivalents, end of period...............................  $ 85,130     $ 73,898
                                                                         ========     ========

                     The accompanying notes are an integral
                       part of the financial statements.

                                  VIDKO, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996
                                   UNAUDITED

1.  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Company's audited financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the three month periods ended March 31, 1995 and 1996 are not necessarily indicative of the results to be expected for the full year.

2.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                         MARCH 31, 1996
                                                                         --------------
        Videocassette rental inventory.................................    $  270,026
        Accumulated amortization.......................................      (130,092)
                                                                            ---------
                                                                           $  139,934
                                                                            =========

3.  SUBSEQUENT EVENT

     On May 17, 1996, the Company sold substantially all of its assets and certain of its liabilities to West Coast Entertainment Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Kobie-Co Movie Outlet

     In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of owner's equity present fairly, in all material respects, the financial position of Kobie-Co Movie Outlet, at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Boston, Massachusetts
February 7, 1996

                             KOBIE-CO MOVIE OUTLET

                                 BALANCE SHEET

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                         1994          1995
                                                                       --------     ----------
                               ASSETS
Current assets:
  Cash and cash equivalents..........................................  $114,847     $  210,120
  Accounts receivable................................................     1,766          1,856
  Merchandise inventories............................................    54,303         82,654
  Prepaid expenses and other current assets..........................     2,417          6,934
  Due from affiliates................................................    63,172         12,231
                                                                       --------     ----------
                                                                        236,505        313,795
Videocassette rental inventory, net..................................   267,503        482,921
Furnishings and equipment, net.......................................    82,378        184,871
Other assets.........................................................        --         75,022
                                                                       --------     ----------
                                                                       $586,386     $1,056,609
                                                                       ========     ==========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................................  $116,399     $  156,680
  Accrued expenses and other current liabilities.....................    62,202         81,905
  Due to affiliates..................................................     5,264         25,000
  Short-term borrowings..............................................    75,000          5,000
  Current portion of obligations under capital leases................     2,607             --
  Current portion of long-term debt..................................        --        109,909
                                                                       --------     ----------
          Total current liabilities..................................   261,472        378,494
                                                                       --------     ----------
Long-term debt.......................................................        --        142,150
Commitments (Note 7)
Partnership capital:
  Owner's equity.....................................................   103,936        122,267
  Retained earnings..................................................   220,978        413,698
                                                                       --------     ----------
          Total partnership capital..................................   324,914        535,965
                                                                       --------     ----------
                                                                       $586,386     $1,056,609
                                                                       ========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                             KOBIE-CO MOVIE OUTLET

                            STATEMENT OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
Revenues:
  Rental...............................................  $1,159,633     $1,354,010     $2,637,361
  Merchandise..........................................     136,963        142,797        305,932
                                                         ----------     ----------     ----------
                                                          1,296,596      1,496,807      2,943,293
                                                         ----------     ----------     ----------
Costs and expenses:
  Operating expenses...................................     526,628        490,183      1,294,226
  Cost of goods sold...................................     107,545        121,699        221,314
  General and administrative...........................     501,595        473,572        928,632
                                                         ----------     ----------     ----------
                                                          1,135,768      1,085,454      2,444,172
                                                         ----------     ----------     ----------
     Income from operations............................     160,828        411,353        499,121
                                                         ----------     ----------     ----------
Interest income........................................        (780)          (695)        (1,867)
Interest expense.......................................       4,855          8,044         22,449
Other expense (income), net............................      (1,480)         4,224         (2,533)
                                                         ----------     ----------     ----------
     Net income........................................  $  158,233     $  399,780     $  481,072
                                                         ==========     ==========     ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                             KOBIE-CO MOVIE OUTLET

                            STATEMENT OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                YEARS ENDED DECEMBER 31,
                                                          -------------------------------------
                                                            1993          1994          1995
                                                          ---------     ---------     ---------
Cash flows from operating activities:
  Net income............................................  $ 158,233     $ 399,780     $ 481,072
  Amortization of videocassette rental inventory........    340,024       312,654       849,705
  Depreciation and amortization of furnishings and
     equipment..........................................     24,297        33,746        55,460
  Amortization of covenant not to compete...............         --            --         2,000
  Loss on asset disposal................................         --           114            --
  Changes in assets and liabilities:
     Account receivable.................................        504           405           (90)
     Merchandise inventories............................    (20,493)      (13,703)      (28,351)
     Prepaid expenses and other current assets..........        134         3,273        (4,517)
     Other assets.......................................         --            --        24,655
     Accounts payable...................................     81,843        25,366        40,281
     Accrued expenses...................................    (12,128)      (18,355)       19,460
                                                          ---------     ---------     ---------
          Net cash provided by operating activities.....    572,414       743,280     1,439,675
                                                          ---------     ---------     ---------
Cash flows from investing activities:
  Due from affiliates, net..............................    (11,862)      (33,859)       23,441
  Purchases of property and equipment...................    (53,705)      (26,758)      (71,703)
  Purchases of videocassette rental inventory...........   (350,343)     (410,684)     (879,301)
  Acquisition of stores.................................         --            --       (25,000)
                                                          ---------     ---------     ---------
          Net cash used in investing activities.........   (415,910)     (471,301)     (952,563)
                                                          ---------     ---------     ---------
Cash flows from financing activities:
  Due to affiliates, net................................       (337)       (2,399)       19,736
  Net borrowings under line-of credit agreement.........      1,170        19,500       (42,500)
  Distributions.........................................   (142,315)     (248,758)     (288,352)
  Principal repayments on capital lease obligations.....    (15,205)       (6,844)       (6,107)
  Proceeds from long-term debt..........................     12,852            --        17,500
  Repayment of long-term debt...........................    (17,696)      (13,814)      (92,116)
                                                          ---------     ---------     ---------
          Net cash used in financing activities.........   (161,531)     (252,315)     (391,839)
                                                          ---------     ---------     ---------
Net increase (decrease) in cash and cash equivalents....     (5,027)       19,664        95,273
                                                          ---------     ---------     ---------
Cash and cash equivalents, beginning of period..........    100,210        95,183       114,847
                                                          ---------     ---------     ---------
Cash and cash equivalents, end of period................  $  95,183     $ 114,847     $ 210,120
                                                          =========     =========     =========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest..............  $   4,855     $   8,044     $  22,449
Supplemental disclosure of noncash investing and
  financing activities:
  Net assets contributed by owner.......................  $      --     $      --     $  18,331
  Net assets and liabilities assumed in store
     acquisition........................................  $      --     $      --     $  43,331
  Net assets and liabilities offset with affiliate......  $      --     $      --     $  27,500

                     The accompanying notes are an integral
                       part of the financial statements.

                             KOBIE-CO MOVIE OUTLET

                          STATEMENT OF OWNER'S EQUITY

                                                                                          TOTAL
                                                           OWNER'S      RETAINED      STOCKHOLDERS'
                                                            EQUITY      EARNINGS         EQUITY
                                                           --------     ---------     -------------
Balance at January 1, 1993.............................    $ 97,273     $  54,041       $ 151,314
Contributions..........................................       6,663            --           6,663
Net income.............................................          --       158,233         158,233
Distributions..........................................          --      (142,318)       (142,318)
                                                           --------     ---------       ---------
Balance at December 31, 1993...........................     103,936        69,956         173,892
Net income.............................................          --       399,780         399,780
Distributions..........................................          --      (248,758)       (248,758)
                                                           --------     ---------       ---------
Balance at December 31, 1994...........................     103,936       220,978         324,914
Contributions..........................................      18,331            --          18,331
Net income.............................................          --       481,072         481,072
Distributions..........................................          --      (288,352)       (288,352)
                                                           --------     ---------       ---------
Balance at December 31, 1995...........................    $122,267     $ 413,698       $ 535,965
                                                           ========     =========       =========

                     The accompanying notes are an integral
                       part of the financial statements.

                             KOBIE-CO MOVIE OUTLET

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS

     Kobie-Co Movie Outlet (the "Company") owns and operates ten videocassette rental stores, located primarily in Northeast Pennsylvania.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release Videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory is charged to operations at the time of sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tape.

     Videocassette rental inventory and related amortization are as follows:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   ---------     ---------
    Videocassette rental inventory...............................  $ 546,723     $ 985,031
    Accumulated amortization.....................................   (279,220)     (502,110)
                                                                   ---------     ---------
                                                                   $ 267,503     $ 482,921
                                                                   =========     =========

     Amortization expense related to videocassette rental inventory totaled $340,024, $312,654 and $849,705 for the years ended December 31, 1993, 1994 and
1995, respectively.

                             KOBIE-CO MOVIE OUTLET

  Furnishings and Equipment

     Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (five to seven years) of furnishings and equipment and over the lesser of the estimated useful lives or lease terms (primarily three years) of leased items using the straight-line method. Repair and maintenance costs are expensed as incurred.

     Upon sale or retirement, the costs and related accumulated depreciation or amortization are eliminated from the respective accounts and any resulting gain or loss is included in income.

  Income Taxes

     The Company has elected to be treated as a general partnership for income tax purposes for the three years ended December 31, 1995. Accordingly, the income of the Company is taxed at the partnership level for those years, and no provision for income tax has been made in the accompanying financial statements.

3.  FURNISHINGS AND EQUIPMENT

     Furnishings and equipment consist of the following:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   ---------     ---------
    Furniture and fixtures.......................................  $  87,909     $  91,968
    Equipment and vehicles.......................................     51,668       165,998
    Leasehold improvements.......................................     63,866       103,430
                                                                   ---------     ---------
                                                                     203,443       361,396
    Accumulated depreciation and amortization....................   (121,065)     (176,525)
                                                                   ---------     ---------
                                                                   $  82,378     $ 184,871
                                                                   =========     =========

     Depreciation and amortization expense were $24,297, $33,746 and $55,460 for the years ended December 31, 1993, 1994 and 1995, respectively.

4.  SHORT-TERM BORROWINGS

     The Company has available additional unsecured lines of credit from various domestic banks approximating $25,000 and $45,000 for the years ended December 31, 1994 and December 31, 1995, respectively. The short-term borrowings outstanding at the end of December 31, 1994 and 1995 represent bank borrowings under these lines of credit. The Company's working capital needs were fulfilled by borrowing under these lines of credit, which were on terms and at interest rates generally extended to companies of comparable credit worthiness.

                             KOBIE-CO MOVIE OUTLET

5.  LONG-TERM DEBT

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
Long-term debt consists of the following:
  10.00% note payable to bank, payable in monthly
     installments of $242 commencing September of 1995.................  $     --     $  6,531
  10.00% note payable to bank, payable in monthly installments of
     $381.62 commencing November of 1995...............................        --        9,417
  10% note payable to former owners of Mortgage I in monthly
     installments of $7,260.12 commencing February of 1995.............        --      163,232
  10% note payable to former owners of Montage II in monthly
     installments of $564.68 commencing February of 1995...............        --       12,696
  Consulting fee payable to former owners of Montage I and Montage II in monthly installments of $2,610.26 commencing February of
     1995..............................................................        --       60,183
                                                                         --------     --------
                                                                               --      252,059
  Less: current portion................................................        --      109,909
                                                                         --------     --------
                                                                         $     --     $142,150
                                                                         ========     ========

6.  RELATED PARTY TRANSACTIONS

     The Company leases various store facilities from an affiliate company through common ownership. Rent expense charged to operations for these facilities totaled $24,100, $58,200 and $78,600 for December 31, 1993, 1994 and 1995, respectively.

     In 1994, an owner of the company assumed both the ownership of a vehicle previously owned by the Company and its related debt. The net book value and outstanding debt, at the date of transfer, of this assumed asset were $15,394 and $15,280, respectively.

     Amounts due to affiliates and amounts due from affiliates are due on demand, bearing no interest.

     The Company has entered into several other agreements and transactions with affiliate parties which may have resulted in different financial results. It is the opinion of management that any economic differences resulting from these transactions would be immaterial.

     On January 1, 1995, one of the two partners of the Company purchased the remaining partnership interest in the Company from the other partner.

     Effective January 1, 1995, the Company acquired substantially all of the net assets of Montage I, a company 50% owned by a previous partner in the Company. Refer to Note 7 for further information regarding this transaction.

     The owner of the Company had a 50% ownership in Montage II, a company consisting of two stores. Effective January 1, 1995, the owner of the Company purchased the remaining ownership interest in Montage II. The owner contributed the net assets of Montage II in exchange for $25,000 in cash.

7.  ACQUISITION

     On January 1, 1995, the Company acquired substantially all of the net assets and entered into a five-year non-competition agreement with the owner of Montage I, a company consisting of four stores, in exchange for a note payable to the previous owners in the amount of $225,000. The acquisition was accounted for as a

                             KOBIE-CO MOVIE OUTLET
purchase, and Montage I was merged into the Company. Operations of Montage I have been included in the accompanying financial statements from the date of acquisition.

     The allocation of the purchase price associated with the above acquisition is summarized as follows:

                                                                            MONTAGE
                                                                               I
                                                                            --------
        Videocassette rental inventory....................................  $125,000
        Furnishings, equipment and leasehold improvements.................    75,000
        Intangibles.......................................................    25,000
                                                                            --------
                                                                            $225,000
                                                                            ========

8.  LEASE COMMITMENTS

     The Company leases its facilities under operating leases extending until December 31, 1999. Minimum future rental payments under these leases as of December 31, 1995 is as follows:

        1996..............................................................  $271,493
        1997..............................................................   217,029
        1998..............................................................   109,400
        1999..............................................................    78,600
        Thereafter........................................................        --
                                                                            --------
        Future minimum payments...........................................  $676,522
                                                                            ========

     Rent expense totalled approximately $132,868, $152,199 and $334,570 for the years ended December 31, 1993, 1994 and 1995, respectively.

9.  DISTRIBUTIONS

     The Company is a partnership. Current year distributions were made to one of the two partners. If the Company is sold, the proceeds of such sale are to be distributed equally between the two partners.

10.  SUBSEQUENT EVENTS

     During 1996, the Company entered into an asset purchase agreement wherein substantially all of the Company's assets and certain of its liabilities will be acquired by West Coast Entertainment. The sale is conditioned upon the initial public offering of West Coast Entertainment's common stock.

                             KOBIE-CO MOVIE OUTLET

                                 BALANCE SHEET
                                   UNAUDITED

                                                                                MARCH 31,
                                                                                  1996
                                                                              -------------
                                   ASSETS
Current assets
  Cash and cash equivalents.................................................   $   237,189
  Merchandise inventory.....................................................        62,422
  Prepaid expenses and other current assets.................................         3,301
  Due from affiliates.......................................................         3,162
                                                                                ----------
          Total current assets..............................................       306,074
  Videocassette rental inventory, net.......................................       515,152
  Furnishings and equipment, net............................................       185,517
  Other assets..............................................................        68,300
                                                                                ----------
                                                                               $ 1,075,043
                                                                                ==========
                    LIABILITIES AND PARTNERSHIP CAPITAL
Current liabilities
  Accounts payable..........................................................   $   187,113
  Accrued expenses and other current liabilities............................        31,240
  Due to affiliates.........................................................        25,000
  Current portion of long-term debt.........................................        53,684
                                                                                ----------
          Total current liabilities.........................................       297,037
Long-term debt..............................................................       163,955
                                                                                ----------
          Total liabilities.................................................       460,992
                                                                                ----------
Partnership Capital:
  Owners' equity............................................................       122,267
  Retained earnings.........................................................       491,784
                                                                                ----------
          Total partnership capital.........................................       614,051
                                                                                ----------
                                                                               $ 1,075,043
                                                                                ==========

                     The accompanying notes are an integral
                       part of the financial statements.

                             KOBIE-CO MOVIE OUTLET

                            STATEMENT OF OPERATIONS
                                   UNAUDITED

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
Revenues
  Rental revenue.......................................................  $686,855     $752,565
  Merchandise sales....................................................    66,360       83,926
                                                                         --------     --------
                                                                          753,215      836,491
                                                                         --------     --------
Costs and expenses
  Store operating expenses.............................................   373,607      378,764
  Cost of goods sold...................................................    48,443       59,998
  General and administrative...........................................   201,841      239,580
                                                                         --------     --------
                                                                          623,891      678,342
                                                                         --------     --------
          Income from operations.......................................   129,324      158,149
                                                                         --------     --------
Interest income........................................................      (205)        (439)
Interest expense.......................................................     9,202        7,252
                                                                         --------     --------
     Net income........................................................  $120,327     $151,336
                                                                         ========     ========

                     The accompanying notes are an integral
                       part of the financial statements.

                             KOBIE-CO MOVIE OUTLET

                            STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                          THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                        ----------------------
                                                                          1995          1996
                                                                        ---------     --------
Cash flows from operating activities
  Net income..........................................................  $ 120,327     $151,336
  Adjustments to reconcile net income to cash flows provided by (used
     in) operating activities
     Amortization of videocassette rental inventory...................    236,202      217,440
     Depreciation and amortization of furnishings and equipment.......     13,790        7,703
     Amortization of covenant not to compete..........................        500          500
     Changes in assets and liabilities
       Merchandise inventory..........................................     (6,331)      20,232
       Prepaid expenses and other current assets......................    (19,212)       5,489
       Other assets...................................................     23,914        6,222
       Accounts payable...............................................     24,062       30,433
       Accrued expenses and other current liabilities.................    (27,966)     (50,665)
                                                                         --------     ---------
          Net cash provided by operating activities...................    365,286      388,690
                                                                         --------     ---------
Cash flows from investing activities
  Due from affiliates, net............................................     25,924        9,069
  Purchases of property and equipment.................................    (64,855)      (8,349)
  Purchases of videocassette rental inventory.........................   (196,887)    (249,671)
  Acquisition of stores...............................................    (25,000)          --
                                                                         --------     ---------
          Net cash used in investing activities.......................   (260,818)    (248,951)
                                                                         --------     ---------
Cash flows from financing activities
  Due to affiliates, net..............................................     (5,264)          --
  Distributions.......................................................    (16,000)     (73,250)
  Principal repayments on capital lease obligations...................     (6,107)          --
  Proceeds from long-term debt........................................     17,500           --
  Repayment of long-term debt.........................................    (17,662)     (39,420)
                                                                         --------     ---------
          Net cash used in financing activities.......................    (27,533)    (112,670)
                                                                         --------     ---------
Net increase in cash and cash equivalents.............................     76,935       27,069
                                                                         --------     ---------
Cash and cash equivalents, beginning of period........................    114,847      210,120
                                                                         --------     ---------
Cash and cash equivalents, end of period..............................  $ 191,782     $237,189
                                                                         ========     =========
Supplemental disclosure of cash flow information
  Cash paid during the period for interest............................  $   9,202     $  7,252
Supplemental disclosure of noncash investing and financing activities
  Net assets contributed by owner.....................................  $  18,331     $     --
  Net assets and liabilities assumed in store acquisition.............  $  43,331     $     --

                     The accompanying notes are an integral
                       part of the financial statements.

                             KOBIE-CO MOVIE OUTLET

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996
                                   UNAUDITED

1.  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Company's audited financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the three month periods ended March 31, 1995 and 1996 are not necessarily indicative of the results to be expected for the full year.

2.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                           MARCH 31,
                                                                              1996
                                                                           ----------
        Videocassette rental inventory...................................  $1,063,842
        Accumulated amortization.........................................    (548,690)
                                                                            ---------
                                                                           $  515,152
                                                                            =========

3.  SUBSEQUENT EVENT

     On May 17, 1996, the Company sold substantially all of its assets and certain of its liabilities to West Coast Entertainment Corporation.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders
 Large Corporation, Lyndhurst Video Inc., Kearny
  Video Inc., New Milford Video Inc., Hillsdale
  Video Inc., Hack Video Inc., Bell Video Inc.,
  Bergen Video Inc., Harris Video Inc., Rahway
  Video Inc., Wall Video Inc., Mont Video Inc.,
  Super Video of Park Ridge, Inc., Emerson Video,
  LLC and Super Video Mgt. Co.:

     We have audited the accompanying combined balance sheets of Large Corporation, Lyndhurst Video Inc., Kearny Video Inc., New Milford Video Inc., Hillsdale Video Inc., Hack Video Inc., Bell Video Inc., Bergen Video Inc., Harris Video Inc., Rahway Video Inc., Wall Video Inc., Mont Video Inc., Super Video of Park Ridge, Inc., Emerson Video, LLC and Super Video Mgt. Co. as of December 31, 1995 and 1994 and the related combined statements of income, stockholders' equity (deficit) and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Large Corporation, Lyndhurst Video Inc., Kearny Video Inc., New Milford Video Inc., Hillsdale Video Inc., Hack Video Inc., Bell Video Inc., Bergen Video Inc., Harris Video Inc., Rahway Video Inc., Wall Video Inc., Mont Video Inc., Super Video of Park Ridge, Inc., Emerson Video, LLC and Super Video Mgt. Co. as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            KPMG PEAT MARWICK LLP

Princeton, New Jersey
March 15, 1996

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994

                                                                          1995          1994
                                                                       ----------     ---------
                                            ASSETS
Current assets:
     Cash and cash equivalents.......................................  $  688,434       722,746
     Accounts receivable.............................................       5,185         1,997
                                                                       ----------     ---------
          Total current assets.......................................     693,619       724,743
                                                                       ----------     ---------
Videocassette rental inventory, net..................................     884,184       510,486
Property and equipment, net (note 3).................................     502,449       364,061
Other assets.........................................................     126,775        93,889
                                                                       ----------     ---------
                                                                       $2,207,027     1,693,179
                                                                        =========      ========
                         LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
Current liabilities:
     Note payable (note 4)...........................................  $  400,000       525,000
     Accounts payable................................................     837,071       788,210
     Accrued expenses................................................     110,002        77,137
     Notes payable to stockholders (note 5)..........................          --       213,000
                                                                       ----------     ---------
          Total current liabilities..................................   1,347,073     1,603,347
Deferred rent........................................................     204,609       168,274
                                                                       ----------     ---------
                                                                        1,551,682     1,771,621
                                                                       ----------     ---------
Stockholders' equity (deficit) (notes 10 and 11):
     Common stock, no par value per share; authorized 131,000 shares;
      29,535 and 26,314 issued shares, and 13,677 and 10,456
      outstanding shares in 1995 and 1994, respectively..............     142,060        50,060
     Additional paid-in capital......................................     226,438       226,438
     Retained earnings (accumulated deficit).........................     667,096       (51,062)
                                                                       ----------     ---------
                                                                        1,035,594       225,436
Less:
     Notes receivable from stockholder (note 8)......................     (76,371)           --
     Less treasury stock, at cost....................................    (303,878)     (303,878)
                                                                       ----------     ---------
          Total stockholders' equity (deficit).......................     655,345       (78,442)
                                                                       ----------     ---------
                                                                       $2,207,027     1,693,179
                                                                        =========      ========

            See accompanying notes to combined financial statements.

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

                         COMBINED STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                          1995          1994
                                                                       ----------     ---------
Revenues:
     Movie rentals...................................................  $7,274,275     5,922,416
     Merchandise sales...............................................   1,283,695     1,305,505
                                                                       ----------     ---------
                                                                        8,557,970     7,227,921
                                                                       ----------     ---------
Operating costs and expenses:
     Store operating expenses........................................   4,088,968     3,459,645
     Amortization of videocassette rental inventory..................   1,180,322       880,376
     Cost of sales...................................................   1,407,862     1,437,303
     General and administrative expenses.............................     617,263       510,965
                                                                       ----------     ---------
                                                                        7,294,415     6,288,289
                                                                       ----------     ---------
          Operating income...........................................   1,263,555       939,632
                                                                       ----------     ---------
Other income (expense):
     Other...........................................................       7,409        73,271
     Interest income.................................................      13,905        12,359
     Interest expense................................................     (38,642)      (27,103)
                                                                       ----------     ---------
                                                                          (17,328)       58,527
                                                                       ----------     ---------
          Income before income taxes.................................   1,246,227       998,159
Income taxes (note 6)................................................      48,069        27,017
                                                                       ----------     ---------
          Net income.................................................  $1,198,158       971,142
                                                                        =========      ========

            See accompanying notes to combined financial statements.

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                        NOTE
                                                             RETAINED                RECEIVABLE     TOTAL
                                              ADDITIONAL     EARNINGS     TREASURY      FROM      STOCKHOLDERS'
                                    COMMON     PAID-IN     (ACCUMULATED    STOCK,      STOCK-       EQUITY
                                    STOCK      CAPITAL       DEFICIT)     AT COST      HOLDER     (DEFICIT)
                                   --------   ----------   ------------   --------   ----------   ----------
Balance, December 31, 1993.......  $ 48,060     226,438        (22,204)   (303,878)         --       (51,584)
Net income.......................        --          --        971,142          --          --       971,142
Cash dividends paid..............        --          --     (1,000,000)         --          --    (1,000,000)
Acquisition of Wall Video Inc....     1,000          --             --          --          --         1,000
Establishment of Mont Video
  Inc............................     1,000          --             --          --          --         1,000
                                   --------   ----------   ------------   --------   ----------   ----------
Balance, December 31, 1994.......    50,060     226,438        (51,062)   (303,878)         --       (78,442)
Net income.......................                    --      1,198,158          --          --     1,198,158
Cash dividends paid..............                    --       (480,000)         --          --      (480,000)
Exercised of stock option........    90,000          --             --          --     (90,000)           --
Establishment of Super Video of
  Park Ridge, Inc................     1,000          --             --          --          --         1,000
Establishment of Emerson Video,
  LLC............................     1,000          --             --          --          --         1,000
Payment on note receivable from
  shareholder....................        --          --             --          --      13,629        13,629
                                   --------   ----------   ------------   --------   ----------   ----------
Balance, December 31, 1995.......  $142,060     226,438        667,096    (303,878)    (76,371)      655,345
                                   ========     =======     ==========    ========     =======     =========

            See accompanying notes to combined financial statements.

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

                       COMBINED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995           1994
                                                                      -----------    ----------
Cash flows from operating activities:
     Net income (loss)..............................................  $ 1,198,158       971,142
     Adjustments to reconcile net earnings to net cash provided by
      (used in) operating activities:
          Depreciation and amortization.............................    1,341,242     1,025,293
          Loss on disposal of assets................................       19,132            --
          Changes in assets and liabilities:
               Accounts receivable..................................       (3,188)       (1,997)
               Other assets.........................................      (32,886)      (40,384)
               Accounts payable.....................................       48,861       168,511
               Accrued expenses.....................................       32,865      (100,942)
               Deferred rent........................................       36,335         7,035
                                                                      -----------    ----------
                    Total adjustments...............................    1,442,361     1,057,516
                                                                      -----------    ----------
                    Net cash provided by operating activities.......    2,640,519     2,028,658
                                                                      -----------    ----------
Cash flows from investing activities:
     Purchases of videocassette rental inventory, net...............   (1,554,020)   (1,182,778)
     Purchase of equipment..........................................     (318,440)     (170,480)
                                                                      -----------    ----------
                    Net cash used in investing activities...........   (1,872,460)   (1,353,258)
                                                                      -----------    ----------
Cash flows from financing activities:
     Payment on note receivable from stockholder....................       13,629            --
     Repayment of notes payable.....................................     (213,000)           --
     Proceeds from note payable.....................................      600,000       525,000
     Payment on note payable........................................     (725,000)           --
     Proceeds from issuance of common stock.........................        2,000         2,000
     Cash dividends paid............................................     (480,000)   (1,000,000)
                                                                      -----------    ----------
                    Net cash used in financing activities...........     (802,371)     (473,000)
                                                                      -----------    ----------
Net increase (decrease) in cash and cash equivalents................      (34,312)      202,400
Cash and cash equivalents, beginning of year........................      722,746       520,346
                                                                      -----------    ----------
Cash and cash equivalents, end of year..............................  $   688,434       722,746
                                                                       ==========     =========
Supplemental disclosure of cash flow information:
     Cash paid during the period for:
          Interest..................................................  $    39,111        27,649
          Income taxes..............................................       22,928           387
                                                                       ==========     =========
Supplemental disclosure of noncash activity:
     In 1995, the Company issued shares of its common stock to a stockholder in exchange for a note receivable in the amount of
      $90,000 (note 8)

            See accompanying notes to combined financial statements.

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

(1)  ORGANIZATION

     Large Corporation, Lyndhurst Video Inc., Kearny Video Inc., New Milford Video Inc., Hillsdale Video Inc., Hack Video Inc., Bell Video Inc., Bergen Video Inc., Harris Video Inc., Rahway Video Inc., Wall Video Inc., Mont Video Inc., Super Video of Park Ridge, Inc., Emerson Video, LLC and Super Video Mgt. Co. (collectively the Company or the Companies), each a New Jersey corporation, own and operate video specialty stores located primarily in northern New Jersey. All of such Companies are commonly owned and therefore combined in the accompanying financial statements. As of December 31, 1995, the Company operated fourteen stores, three of which began operations during 1995. As of December 31, 1994, the Company operated eleven stores.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Videocassette rental inventory

     Videocassette rental inventory, which includes video games, is recorded at cost, and amortized over its estimated economic life with no provision for salvage value. Copies one through three of each title per store are amortized as base stock over 36 months on a straight-line basis. The fourth through ninth copies of each title per store are amortized over 36 months on an accelerated basis. The tenth and any additional copies of each title per store are amortized over nine months on an accelerated basis.

     Amortization expense related to videocassette rental inventory totaled $1,180,322 and $880,376 for the years ended December 31, 1995 and 1994, respectively. As videocassettes are sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts, and any gain or loss is recorded.

  Property and equipment

     Property and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives as follows:

          Furniture and fixtures.........................  5 years
          Equipment......................................  5 years
          Leasehold improvements.........................  Shorter of estimated useful life or lease term

     Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized. Gains and losses on dispositions are reflected in income.

  Revenue recognition

     Revenue is recognized at the time of rental or sale.

  Store opening costs

     Store opening costs, which consist primarily of payroll, advertising and supplies, are expensed as incurred.

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 1995 AND 1994

  Income taxes

     All of the Companies, except Emerson Video, LLC, have elected to be treated as an "S" corporation for Federal tax purposes under Subchapter S of the Internal Revenue Code. Accordingly, no provisions for Federal income taxes are required for those entities and the results of operations for those entities are included pro rata in the individual income tax returns of their stockholders.

     For state income tax purposes Super Video Mgt. Co., Lyndhurst Video Inc., Kearny Video Inc., New Milford Video Inc., Hillsdale Video Inc., Hack Video Inc. and Super Video of Park Ridge, Inc. have elected to be treated as an "S" corporation, under the tax regulations of the State of New Jersey while the remaining entities (excluding Emerson Video, LLC) are treated as C-corporations under the tax regulations of the State of New Jersey.

     Statement of Financial Accounting Standards No. 109, (Statement 109) "Accounting for Income Taxes" requires a change from the deferred method under APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

  Fair value of financial instruments

     Statement of Financial Accounting Standards SFAS No 107, "Disclosure about Fair Value of Financial Instruments", defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company believes that there is no material difference between the fair value and the reported amounts of financial instruments in the combined balance sheets.

  Use of estimates

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and cash equivalents

     The Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 1995 AND 1994

(3)  PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1995 and 1994 are comprised of the following:

                                                                       1995              1994
                                                                    -----------        --------
Furniture and fixtures............................................  $   464,286         326,849
Equipment.........................................................      243,638         200,016
Leasehold improvements............................................      407,046         291,774
                                                                    -----------        --------
                                                                      1,114,970         818,639
Less accumulated depreciation.....................................      612,521         454,578
                                                                    -----------        --------
                                                                    $   502,449         364,061
                                                                      =========         =======

(4)  NOTE PAYABLE

     The Company has obtained a $750,000 line of credit from a bank. The interest rate on the line of credit is prime plus 1-1/2% (9.5% as of December 31, 1995). As of December 31, 1995, the Companies have borrowed $400,000 ($525,000 at December 31, 1994). The line is secured by substantially all assets of the Companies and the personal guarantee of each of the stockholders.

(5)  NOTES PAYABLE TO STOCKHOLDERS

     At December 31, 1994, the Company had notes payable to stockholders as follows:

     Promissory note payable December 31, 1995 to a stockholder, with interest payable monthly at 10%.................................................  $  98,415
     Promissory note payable December 31, 1995 to a stockholder, with interest
       payable monthly at 10%.................................................     98,415
     Promissory note payable December 31, 1995 to a stockholder, with interest
       payable monthly at 10%.................................................     16,170
                                                                                ---------
                                                                                $ 213,000
                                                                                 ========

     All such notes were paid in full during 1995.

(6)  INCOME TAXES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 1995 and 1994 are primarily net operating loss carryforwards.

     These items amounted to approximately $58,000 in 1995 and 1994, and are offset by a valuation allowance for a similar amount due to the uncertainty of their recoverability.

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 1995 AND 1994

     The current and deferred income tax expense for the years ended December 31, 1995 and 1994 are as follows:

                                                                     1995           1994
                                                                   --------        -------
     State income tax:
          Current................................................  $ 48,069         27,017
          Deferred...............................................        --             --
                                                                   --------        -------
                                                                   $ 48,069         27,017
                                                                    =======         ======

     A reconciliation of the difference between what the annual tax provision would have been if computed on the state income tax rate of 9% and what was actually provided for financial reporting purposes, as shown in the foregoing summary for the years ended December 31, 1995 and 1994, respectively, are as follows:

                                                                        1995       1994
                                                                      --------    -------
     State income tax expense.......................................  $112,160     89,834
     Effect of corporations taxed at different rates................   (70,181)   (90,439)
     Increase (decrease) in valuation allowance.....................     --        24,293
     Other..........................................................     6,090      3,329
                                                                      --------    -------
                                                                      $ 48,069     27,017
                                                                      ========    =======

     The Companies have net operating losses for state purposes totaling approximately $230,000 which expire 2005 through 2010.

(7)  COMMITMENTS

     Each of the Companies occupy premises for store and office space under operating leases. Certain of the leases require the stores to pay all operating expenses and real estate taxes. Minimum rental commitments for the next five years and in the aggregate are as follows:

          YEAR ENDING
          DECEMBER 31,
          ------------
            1996.......................................................  $1,196,415
            1997.......................................................   1,014,748
            1998.......................................................     905,405
            1999.......................................................     813,805
            2000.......................................................     343,485
            Thereafter.................................................   1,065,822
                                                                         ----------
                                                                         $5,339,680
                                                                          =========

     Rent expense, including store operating expenses and real estate taxes, charged to operations for the year ended December 31, 1995 and 1994 amounted to $1,206,075 and $971,286, respectively.

     At December 31, 1995 and 1994, Super Video Mgt. Co. had $77,400 of open letters of credit for security deposits on three store leases.

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 1995 AND 1994

(8)  RELATED PARTY TRANSACTIONS

     On May 20, 1995, a stockholder of the Company exercised an option to purchase 90,000 shares of common stock. In connection therewith, the Company issued a note receivable from the stockholder for a principal amount of $90,000 bearing interest at 6.42% per year, payable in monthly installments through May 20, 1998.

     Certain stockholders of the Companies are shareholders in 495 Kearny Ave. Corp., General Partner to 495 Kearny Ave. Associates, Limited Partnership, which owns the store premises leased by Kearny Video Inc. Rent expense for the Kearny store for the years ended December 31, 1995 and 1994 was $116,796 and $109,546, respectively.

(9)  EMPLOYEE BENEFIT PLAN

     Super Video Mgt. Co. adopted a 401(k) plan (the Plan) effective January 1, 1992. The Plan covers substantially all employees. Matching contributions and profit sharing contributions to the Plan will be made at the discretion of management. There were no contributions to the Plan for the years ended December 31, 1995 and 1994.

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 1995 AND 1994

(10)  COMMON STOCK

     Included in common stock in the accompanying combined balance sheets is the stock of Large Corporation, Lyndhurst Video Inc., Kearny Video Inc., New Milford Video Inc., Hillsdale Video Inc., Hack Video Inc., Bell Video Inc., Bergen Video Inc., Harris Video Inc., Rahway Video Inc., Wall Video Inc., Mont Video Inc., Super Video of Park Ridge, Inc., Emerson Video, LLC and Super Video Mgt. Co. The amounts outstanding as of December 31, 1995 and 1994 are as follows:

                                                                         1995            1994
                                                                       ---------        -------
LargeCorporation, common stock, no par value, 10,000 shares
  authorized,
  813.5 and 769 shares outstanding in 1995 and 1994, respectively....  $  30,412         24,120
Lyndhurst Video Inc., common stock, no par value, 10,000 shares authorized, 813.5 and 769 shares outstanding in 1995 and 1994,
  respectively.......................................................     17,781          4,724
Kearny Video Inc., common stock, no par value, 10,000 shares authorized, 813.5 and 769 shares outstanding in 1995 and 1994,
  respectively.......................................................     12,415          3,464
New Milford Video Inc., common stock, no par value, 10,000 shares authorized, 813.5 and 769 shares outstanding in 1995 and 1994,
  respectively.......................................................     17,310          4,364
Hillsdale Video Inc., common stock, no par value, 10,000 shares authorized, 813.5 and 769 shares outstanding in 1995 and 1994,
  respectively.......................................................     17,963          4,724
Super Video Mgt. Co., common stock, no par value, 10,000 shares authorized, 813.5 and 769 shares outstanding in 1995 and 1994,
  respectively.......................................................     16,080          1,664
Hack Video Inc., common stock, no par value, 10,000 shares
  authorized, 5,130 and 4,887 shares outstanding in 1995 and 1994,
  respectively.......................................................     12,926          1,000
Bergen Video Inc., common stock, no par value, 10,000 shares authorized, 106 and 99 shares outstanding in 1995 and 1994,
  respectively.......................................................      1,070          1,000
Bell Video Inc., common stock, no par value, 10,000 shares
  authorized, 106
  and 99 shares outstanding in 1995 and 1994, respectively...........      5,611          1,000
Harris Video Inc., common stock, no par value, 10,000 shares authorized; 106 and 99 shares outstanding in 1995 and 1994,
  respectively.......................................................      5,282          1,000
Rahway Video Inc., common stock, no par value, 10,000 shares authorized,
  106 and 99 shares outstanding in 1995 and 1994, respectively.......      1,070          1,000
Wall Video Inc., common stock, no par value, 10,000 shares
  authorized, 1,071 and 1,000 shares outstanding in 1995 and 1994,
  respectively.......................................................      1,070          1,000
Mont Video Inc., common stock, no par value 10,000 shares authorized,
  1,071 and 1,000 shares outstanding in 1995 and 1994,
  respectively.......................................................      1,070          1,000
SuperVideo of Park Ridge, Inc., common stock, no par value 1,000 shares authorized, 1,000 shares outstanding in 1995 (none in
  1994)..............................................................      1,000             --
Emerson Video, LLC, 100 units issued and outstanding in 1995 (none in
  1994)..............................................................      1,000             --
                                                                       ---------        -------
                                                                       $ 142,060         50,060
                                                                        ========         ======

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 1995 AND 1994

(11)  TREASURY STOCK

     Included in treasury stock in the accompany combined balance sheets is the treasury stock of Large Corporation, Lyndhurst Video Inc., Kearny Video Inc., New Milford Video Inc., Hillsdale Video Inc., Super Video Mgt. Co. and Hack Video Inc. The amounts included in the treasury stock, at cost, as of December 31, 1995 and 1994 are as follows:

          Large Corporation, 1,550 shares................................  $  27,450
          Lyndhurst Video Inc., 1,550 shares.............................     61,000
          Kearny Video Inc., 1,550 shares................................     39,650
          New Milford Video Inc., 1,550 shares...........................     54,900
          Hillsdale Video Inc., 1,550 shares.............................     61,000
          Super Video Mgt. Co., 1,550 shares.............................      9,150
          Hack Video Inc., 6,558 shares..................................     50,728
                                                                           ---------
                                                                           $ 303,878
                                                                            ========

INTERIM COMBINED FINANCIAL STATEMENTS

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

                             COMBINED BALANCE SHEET
                                  (UNAUDITED)

                                                                                  JUNE 30, 1996
                                                                                  -------------
                                            ASSETS
Current assets:
     Cash and cash equivalents..................................................   $   573,730
     Accounts receivable........................................................           998
                                                                                  -------------
          Total current assets..................................................       574,728
Videocassette rental inventory, net.............................................       971,765
Furnishings and equipment, net..................................................       426,158
Other assets....................................................................       123,441
                                                                                  -------------
                                                                                   $ 2,096,092
                                                                                    ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable...........................................................   $   639,092
     Accrued expenses and other liabilities.....................................       179,198
                                                                                  -------------
          Total current liabilities.............................................       818,290
Deferred Rent...................................................................       211,088
                                                                                  -------------
          Total liabilities.....................................................     1,029,378
                                                                                  -------------
Stockholders' equity:
     Common stock, no par value, 131,000 shares authorized, 29,535 shares issued
      and 13,677 shares outstanding.............................................       142,060
     Additional paid-in capital.................................................       226,438
     Retained earnings..........................................................     1,064,178
                                                                                  -------------
                                                                                     1,432,676
Less:
     Notes receivable from stockholder..........................................       (62,084)
     Treasury stock, at cost....................................................      (303,878)
                                                                                  -------------
          Total stockholders' equity............................................     1,066,714
                                                                                  -------------
                                                                                   $ 2,096,092
                                                                                    ==========

            See accompanying notes to combined financial statements.

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

                         COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                      -------------------------
                                                                         1996           1995
                                                                      ----------     ----------
Revenues
     Rental revenue.................................................  $3,960,961     $3,346,317
     Merchandise sales..............................................     929,114        670,232
                                                                      ----------     ----------
                                                                       4,890,075      4,016,549
                                                                      ----------     ----------
Operating Costs and expenses
     Store operating expenses.......................................   1,947,859      1,773,870
     Amortization of videocassette rental inventory.................     745,363        605,826
     Cost of goods sold.............................................     993,599        578,093
     General and administrative.....................................     273,587        307,018
                                                                      ----------     ----------
                                                                       3,960,408      3,264,807
                                                                      ----------     ----------
          Operating Income..........................................     929,667        751,742
Interest Income.....................................................       8,364          6,402
Interest Expense....................................................          --        (22,650)
                                                                      ----------     ----------
Income Before Taxes.................................................     938,031        735,494
Income Taxes........................................................      54,363         21,315
                                                                      ----------     ----------
          Net Income................................................  $  883,668     $  714,179
                                                                      ==========     ==========

            See accompanying notes to combined financial statements.

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

                        COMBINED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                        -----------------------
                                                                           1996         1995
                                                                        ----------   ----------
Cash flows from operating activities:
     Net income (loss)................................................  $  883,668   $  714,179
     Adjustments to reconcile net earnings to net cash provided by
      (used in) operating activities:
          Depreciation and amortization...............................     821,654      691,817
          Changes in assets and liabilities:
               Accounts receivable....................................       4,187       (2,003)
               Other assets...........................................       3,334      (36,220)
               Accounts payable.......................................    (197,979)     (15,477)
               Accrued expenses.......................................      69,196           --
               Deferred rent..........................................       6,479       15,389
                                                                        ----------   ----------
                    Total adjustments.................................     706,871      653,506
                                                                        ----------   ----------
                    Net cash provided by operating activities.........   1,590,539    1,367,685
Cash flows from investing activities:
     Purchases of videocassette rental inventory, net.................    (832,944)    (732,550)
     Purchase of equipment............................................          --     (194,577)
                                                                        ----------   ----------
                    Net cash used in investing activities.............    (832,944)    (927,127)
                                                                        ----------   ----------
Cash flows from financing activities:
     Payment on note receivable from stockholder......................      14,287           --
     Repayment of notes payable.......................................    (400,000)    (230,000)
     Proceeds from issuance of common stock...........................          --        2,000
     Cash dividends paid..............................................    (486,586)    (480,000)
                                                                        ----------   ----------
                    Net cash used in financing activities.............    (872,299)    (708,000)
                                                                        ----------   ----------
Net increase (decrease) in cash and cash equivalents..................    (114,704)    (267,442)
                                                                        ----------   ----------
Cash and cash equivalents, beginning of period........................     688,434      722,746
Cash and cash equivalents, end of period..............................  $  573,730   $  455,304
                                                                         =========    =========

            See accompanying notes to combined financial statements.

                    LARGE CORPORATION, LYNDHURST VIDEO INC.,
                   KEARNY VIDEO INC., NEW MILFORD VIDEO INC.,
                     HILLSDALE VIDEO INC., HACK VIDEO INC.,
                   BELL VIDEO INC., BERGEN VIDEO INC., HARRIS
                VIDEO INC., RAHWAY VIDEO INC., WALL VIDEO INC.,
               MONT VIDEO INC., SUPER VIDEO OF PARK RIDGE, INC.,
                  EMERSON VIDEO, LLC AND SUPER VIDEO MGT. CO.

                                 JUNE 30, 1996
                                   UNAUDITED

1.  BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Companies' audited financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the six month periods ended June 30, 1995 and 1996 are not necessarily indicative of the results to be expected for the full year.

2.  VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                              JUNE 30, 1996
                                                                              -------------
     Videocassette rental inventory.........................................   $ 3,959,030
     Accumulated amortization...............................................     2,987,265
                                                                                ----------
                                                                               $   971,765
                                                                                ==========

3.  SUBSEQUENT EVENT

     On August 23, 1996 the Companies' entered into a definitive agreement to sell substantially all of its assets to West Coast Entertainment Corporation.

The Board of Directors and Shareholders
JJ Video, Inc., Picture Show Video, Inc.,
Picture Show Video #4, Inc.,
Picture Show Video-Gardenside, Inc.
and Picture Show Video-Winchester, Inc.

     We have audited the accompanying combined balance sheets of JJ Video, Inc., Picture Show Video, Inc., Picture Show Video #4, Inc., Picture Show Video-Gardenside, Inc. and Picture Show Video-Winchester, Inc. as of December 31, 1995 and 1994, and the related combined statements of income, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of JJ Video, Inc., Picture Show Video, Inc., Picture Show Video #4, Inc., Picture Show Video-Gardenside, Inc. and Picture Show Video-Winchester, Inc. as of December 31, 1995 and 1994 and the combined results of operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                            /S/ SWITZER, MCGAUGHEY & COMPANY,
                                            PSC

                                            ------------------------------------
                                            Switzer, McGaughey & Company, PSC

Lexington, Kentucky
August 21, 1996

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.
                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994

ASSETS

                                                                         1995           1994
                                                                      ----------     ----------
CURRENT ASSETS:
     Cash (Note 1)..................................................  $   65,161     $  103,342
     Accounts Receivable (Note 2)...................................       1,350         64,729
     Inventory (Note 1).............................................      24,608         15,789
                                                                      ----------     ----------
          Total Current Assets......................................      91,119        183,860
Video Cassette Rental Inventory, Net (Note 1).......................     379,077        502,623
Equipment and Improvements, Net (Notes 1 and 3).....................     152,309        169,858
Other Assets (Notes 1 and 4)........................................     167,724        234,764
                                                                      ----------     ----------
          TOTAL ASSETS..............................................  $  790,229     $1,091,105
                                                                      ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
     Accounts Payable and Accrued Expenses..........................     263,164        293,158
     Note Payable -- Shareholder (Note 5)...........................     787,803        966,661
     Current Maturities of Long Term Debt...........................          --         22,707
                                                                      ----------     ----------
          Total Current Liabilities.................................   1,050,967      1,282,526
LONG TERM LIABILITIES:
     Long Term Debt Less Current Maturities.........................          --         13,843
STOCKHOLDERS' EQUITY (DEFICIT):
     Common Stock (Note 6)..........................................      15,100         15,100
     Retained Earnings (Deficit)....................................    (275,838)      (220,364)
                                                                      ----------     ----------
          Total Stockholders' Equity................................    (260,738)      (205,264)
                                                                      ----------     ----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................  $  790,229     $1,091,105
                                                                      ==========     ==========

                See notes to the combined financial statements.

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.

                           COMBINED INCOME STATEMENT
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                        1995             1994             1993
                                                     ----------       ----------       ----------
Retail Video Rentals...............................  $1,885,766       $1,592,377       $1,164,313
Product Sales......................................     177,455          113,922           69,341
                                                     ----------       ----------       ----------
          Total Revenue............................   2,063,221        1,706,299        1,233,654
Cost and Expenses:
     Store Operating Costs.........................     955,715          855,614          580,598
     Video Tape Amortization (Note 1)..............     685,068          466,063          384,179
     Cost of Sales.................................      77,605           28,889            3,027
     General and Administrative....................      69,683           98,019          106,973
                                                     ----------       ----------       ----------
          Total Costs and Expenses.................   1,788,071        1,448,585        1,074,777
          Income from Operations...................     275,150          257,714          158,877
Other Expenses:
     Interest......................................      86,624           75,087           51,488
                                                     ----------       ----------       ----------
NET INCOME.........................................  $  188,526       $  182,627          107,389
                                                      =========        =========        =========

                See notes to the combined financial statements.

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                          RETAINED      STOCKHOLDERS'
                                                COMMON      PAID IN       EARNINGS         EQUITY
                                                 STOCK      CAPITAL      (DEFICIT)        (DEFICIT)
                                                -------     --------     ----------     -------------
Balance,
  December 31, 1992...........................  $15,100     $ 10,100     $ (370,780)      $(345,580)
1993 Net Income...............................                              107,389         107,389
Repayment of Paid in Capital..................       --      (10,000)            --         (10,000)
                                                -------     --------     ----------     -------------
Balance,
  December 31, 1993...........................   15,100          100       (263,391)       (248,191)
1994 Net Income...............................       --           --        182,627         182,627
Repayment of Paid in Capital..................       --         (100)            --            (100)
Shareholder Distributions.....................       --           --       (139,600)       (139,600)
                                                -------     --------     ----------     -------------
Balance,
  December 31, 1994...........................   15,100           --       (220,364)       (205,264)
1995 Net Income...............................       --           --        188,526         188,526
Shareholder Distributions.....................       --           --       (244,000)       (244,000)
                                                -------     --------     ----------     -------------
Total.........................................  $15,100     $     --     $ (275,838)       (260,738)
                                                =======     ========      =========      ==========

                See notes to the combined financial statements.

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.
                        COMBINED STATEMENT OF CASH FLOW

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                           1995           1994           1993
                                                         ---------     -----------     ---------
Cash Flows from Operating Activities:
     Net Income........................................  $ 188,526     $   182,627     $ 107,389
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
     Amortization of Video Tapes.......................    685,068         466,063       384,179
     Depreciation......................................     27,859          32,870        27,279
     Amortization of Intangible Assets.................     67,040          35,994         2,700
     Loss on Sale of Equipment.........................         --             999            --
Changes in Assets and Liabilities:
     Accounts Receivable...............................     63,379         (64,111)         (350)
     Inventory.........................................     (8,818)         (8,230)       (1,587)
     Accounts Payable and Accrued Expenses.............    (29,994)        120,475        20,257
                                                         ---------     -----------     ---------
          Net Cash Provided by Operating Activities....    993,060         766,687       539,867
Cash Flows from Investing Activities:
     Purchase of Intangible Assets.....................         --        (256,424)           --
     Purchase of Equipment and Improvements............    (10,312)        (43,084)      (71,995)
     Purchase of Video Cassette Rental Inventory.......   (561,522)       (773,520)     (370,134)
     Proceeds from the Sale of Equipment...............         --          52,000            --
     Building Deposits.................................         --          (3,000)           --
                                                         =========     ===========     =========
          Net Cash Used in Investing Activities........  $(571,834)    $(1,024,028)    $(442,129)
Cash Flows from Financing Activities:
     Shareholder Distributions.........................   (244,000)       (139,600)           --
     Proceeds from Long Term Debt......................         --              --        66,248
     Repayment of Long Term Debt.......................    (36,550)        (21,486)       (8,213)
     Shareholder Loan Advances.........................      7,500         770,000       160,000
     Shareholder Loan Payments.........................   (186,357)       (321,592)     (283,841)
     Return of Paid in Capital.........................         --            (100)      (10,000)
                                                         ---------     -----------     ---------
          Net Cash Provided by (Used in) Financing
            Activities.................................   (459,407)        287,222       (75,806)
                                                         ---------     -----------     ---------
Increase (Decrease) in Cash............................    (38,181)         29,881        21,932
Cash at Beginning of Year..............................    103,342          73,461        51,529
                                                         ---------     -----------     ---------
Cash at End of Year....................................  $  65,161     $   103,342     $  73,461
                                                         =========     ===========     =========
Supplemental Disclosures:
     Cash Paid During the Year for:
          Interest.....................................  $ 106,419     $    41,598     $  25,465
                                                         =========     ===========     =========

                See notes to the combined financial statements.

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     The company operates five non-franchised video specialty stores located in Lexington, Kentucky (2 locations), Cincinnati, Ohio (2 locations) and Winchester, Kentucky. Each location is operated as a separate corporation and all have elected to be S corporations for income tax purposes. The store in Winchester, Kentucky and one of the Lexington stores began operations in June of 1994.

  Combining of Financial Statements

     These financial statements combine the accounts of the following corporations which are related through common majority ownership and management. All significant intercompany transactions have been eliminated.

     CORPORATION                                                            LOCATION
     -----------                                                         --------------
     JJ Video, Inc.....................................................  Lexington, KY
     Picture Show Video, Inc...........................................  Cincinnati, OH
     Picture Show Video #4, Inc........................................  Cincinnati, OH
     Picture Show Video Gardenside, Inc................................  Lexington, KY
     Picture Show Video Winchester, Inc................................  Winchester, KY

  Concentration of Vendors

     The company purchases substantially all of its video cassettes for rental and retail sales from one vendor, Wax Works, Inc.

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the years then ended. Actual results could differ from those estimates.

  Revenue Recognition

     Revenue is recognized at the time of rental or sales of video cassettes or video games.

  Cash

     The company considers all liquid investments with original maturities of three months or less to be cash equivalents.

  Inventory

     Merchandise and supply inventory primarily consisting of prerecorded video cassettes are stated at the lower of cost or market value. Cost of the inventory is determined using the first-in, first-out (FIFO) method.

  Video Rental Tapes

     Video cassette rental inventory (including video games) is recorded at cost and amortized over its estimated useful life with no provision for salvage value. Video cassettes that are considered catalog tapes are amortized over 36 months on a straight-line basis. New release video cassettes are amortized as follows:

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

        10% of new release video cassettes are amortized as catalog tapes (straight-line for 36 months)

        90% of new release video cassettes are amortized over 9 months on a straight-line basis.

     The company believes that its method of amortization results in an appropriate matching of tape amortization with tape rental revenue.

                                                        DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                            1995             1994             1993
                                                        ------------     ------------     ------------
Video Rental Tapes....................................   $1,104,215       $  994,383       $  507,473
Accumulated Amortization..............................     (725,138)        (491,760)        (312,307)
                                                         ----------        ---------        ---------
Video Rental Tapes, Net...............................   $  379,077       $  502,623       $  195,166
                                                         ==========        =========        =========

  Equipment and Improvements

     Equipment and improvements are recorded at cost. Depreciation is provided for over the estimated useful lives of the assets using the straight line method.

  Intangible Assets

     Intangible assets include organizational costs, non-compete agreements and value assigned in two purchase agreements as a premium value for lease locations. The costs of intangible assets are being amortized on a straight-line basis over various lives not exceeding five years.

     Amortization expense for intangible assets was $67,040, $35,994 and $2,700 for the years ended December 31, 1995, 1994 and 1993, respectively.

  Income Taxes

     Each of the corporations combined in these financial statements have elected to be treated as an S corporation for income tax purposes. Accordingly, the income (loss) of the corporations is reported and taxed at the shareholder level and, therefore, there are no corporate level federal or state income taxes provided for in these financial statements.

NOTE 2 -- RELATED PARTY RECEIVABLES

     At December 31, 1994 accounts receivable included $63,379 due from two corporations controlled by the principal stockholder. This amount was repaid in 1995.

NOTE 3 -- EQUIPMENT AND IMPROVEMENTS

     Equipment and improvements consist of the following:

                                                       DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                           1995             1994             1993
                                                       ------------     ------------     ------------
Equipment & Improvements.............................   $  266,369        $256,057         $279,221
Accumulated Depreciation.............................     (114,060)        (86,199)         (66,578)
                                                       ------------     ------------     ------------
Net Equipment & Improvements.........................   $  152,309        $169,858         $212,643
                                                        ==========      ==========       ==========

     Depreciation expense was $27,859, $32,870 and $27,279 for the years ended December 31, 1995, 1994 and 1993, respectively.

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 4 -- OTHER ASSETS

     Other assets consist of the following:

                                                                          1995          1994
                                                                        ---------     --------
Organizational Expenses...............................................  $   5,424     $  5,424
Non-Compete Agreements -- Cost........................................     14,500       14,500
Lease Assignment Value................................................    250,000      250,000
                                                                        ---------     --------
          Total Cost..................................................  $ 269,924     $269,924
Less Accumulated Amortization.........................................   (113,384)     (46,344)
                                                                        ---------     --------
     Net Intangible Assets............................................    156,540      223,580
Building Deposits.....................................................     11,184       11,184
                                                                        ---------     --------
     Total Other Assets...............................................  $ 167,724     $234,764
                                                                        =========     ========

NOTE 5 -- SHAREHOLDER LOANS

     The principal stockholder of the corporations has advanced the company funds on a revolving line of credit basis. The loans are unsecured to the principal stockholder and due on demand. A bank which has loaned the principal stockholder funds to make the shareholder loans has a secured interest in substantially all of the assets of the corporations. The shareholder loans bear interest at various rates, currently ranging from Prime + 1% to 10.00%.

     Balances due on the shareholder loans are as follows:

          December 31, 1995..............................................  $787,803
                                                                           ========
          December 31, 1994..............................................  $966,661
                                                                           ========
          December 31, 1993..............................................  $518,263
                                                                           ========

NOTE 6 -- COMMON STOCK

     All the corporations have issued no par value common stock. The following schedule details the authorized and issued shares of the corporations.

                                                             AUTHORIZED     OUTSTANDING
                                                               SHARES         SHARES        AMOUNT
                                                             ----------     -----------     -------
JJ Video, Inc..............................................     1,000           111         $15,100
Picture Show Video, Inc....................................     1,000           100              --
Picture Show Video #4, Inc.................................     1,000           100              --
Picture Show Video-Gardenside, Inc.........................     1,000           111              --
Picture Show Video-Winchester, Inc.........................     1,000           111              --
                                                             ----------         ---         -------
     Total.................................................     5,000           533         $15,100
                                                             ========       =========       =======

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 7 -- OPERATING LEASE AGREEMENTS

     The company has operating leases for the building facilities it occupies which expire at various dates through June 30, 2001. Some of the leases have option for renewal for varying terms. Minimum future rental payments under these leases as of December 31, 1995 are as follows:

          YEAR ENDING
          DECEMBER 31,
          ------------
          1996...........................................................  $ 244,168
          1997...........................................................    194,920
          1998...........................................................    142,271
          1999...........................................................    107,730
          2000...........................................................    111,150
          Thereafter.....................................................     56,540
                                                                           ---------
               Total.....................................................  $ 856,779
                                                                            ========

     The company is currently operating on a month-to-month basis at its St. Bernard location in Cincinnati. The current monthly obligation is $3,100.

     Rent expense was $292,491, $255,796 and $193,955 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE 8 -- DEFERRED PAYMENTS

     On June 23, 1994, Picture Show Video-Gardenside, Inc. and Picture Show Video-Winchester, Inc. purchased existing assets of two Movie Warehouse video stores. As part of this purchase agreement, the company agreed to pay to Movie Warehouse a monthly payment of $1,250 ($625 per corporation) commencing on August 1, 1994 with the final payment due on July 31, 1996. These payments have been included in store operating costs. At December 31, 1995, $8,750 was remaining to be paid under the agreement.

NOTE 9 -- SUBSEQUENT EVENTS

     The corporations and its stockholders have entered into negotiations with West Coast Entertainment Corporation to sell substantially all the assets of the corporations combined in these financial statements.

     In January, 1996, one of the corporations entered into an operating lease agreement for a vehicle. The monthly obligation is $2,061 for a period of 24 months.

     In June, 1996, one of the corporations entered into an operating lease agreement for a vehicle. The monthly obligation is $832 for a period of 36 months.

                        INDEPENDENT ACCOUNTANTS' REPORT

The Board of Directors and Shareholders
JJ Video, Inc., Picture Show Video, Inc.,
Picture Show Video #4, Inc.,
Picture Show Video-Gardenside, Inc.
and Picture Show Video-Winchester, Inc.

     We have reviewed the accompanying combined balance sheets of JJ Video, Inc., Picture Show Video, Inc., Picture Show Video #4, Inc., Picture Show Video-Gardenside, Inc. and Picture Show Video-Winchester, Inc. as of June 30, 1996 and 1995, and the related combined statements of income, stockholders' equity (deficit), and cash flows for each of the six month periods then ended. These financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying combined financial statements for them to be in conformity with generally accepted accounting principles.

                                            /S/ SWITZER, MCGAUGHEY & COMPANY,
                                            PSC

                                            ------------------------------------
                                            Switzer, McGaughey & Company, PSC

Lexington, Kentucky
August 23, 1996

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.
                            COMBINED BALANCE SHEETS

                             JUNE 30, 1996 AND 1995

ASSETS

                                                                       1996           1995
                                                                     ---------     -----------
CURRENT ASSETS:
     Cash (Note 1).................................................  $  47,833     $    11,789
     Accounts Receivable (Note 2)..................................      1,350           1,350
     Inventory (Note 1)............................................     19,498          20,199
                                                                      --------        --------
          Total Current Assets.....................................     68,681          33,338
Video Cassette Rental Inventory, Net (Note 1)......................    360,126         442,137
Equipment and Improvements, Net (Notes 1 and 3)....................    138,855         158,318
Other Assets (Notes 1 and 4).......................................    134,212         201,245
                                                                      --------        --------
          TOTAL ASSETS.............................................  $ 701,874     $   835,038
                                                                      ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
     Accounts Payable and Accrued Expenses.........................  $ 262,517     $   273,901
     Note Payable -- Shareholder (Note 5)..........................    707,456         841,762
                                                                      --------        --------
          Total Current Liabilities................................    969,973       1,115,663
STOCKHOLDERS' EQUITY (DEFICIT):
     Common Stock (Note 6).........................................     15,100          15,100
     Retained Earnings (Deficit)...................................   (283,199)       (295,725)
                                                                      --------        --------
          Total Stockholders' Equity (Deficit).....................   (268,099)       (280,625)
                                                                      --------        --------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...............  $ 701,874     $   835,038
                                                                      ========        ========

             See accompanying notes and Accountants' Review Report.

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.

         COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS (DEFICIT)

                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

                                                                     1996               1995
                                                                  ----------         ----------
Retail Video Rentals............................................  $  936,349         $  932,836
Product Sales...................................................      74,862             96,333
                                                                  ----------         ----------
          Total Revenue.........................................   1,011,211          1,029,169
Cost and Expenses:
     Store Operating Costs......................................     472,614            471,421
     Video Tape Amortization (Note 1)...........................     278,261            335,409
     Cost of Sales..............................................      55,937             43,122
     General and Administrative.................................      39,821             28,922
                                                                  ----------         ----------
          Total Costs and Expenses..............................     846,633            878,874
          Income from Operations................................     164,578            150,295
Other Expenses:
     Interest...................................................      38,939             45,656
                                                                  ----------         ----------
NET INCOME......................................................     125,639            104,639
Retained Earnings (Deficit),
     Beginning of Period........................................    (275,838)          (220,364)
Shareholder Distributions.......................................    (133,000)          (180,000)
                                                                  ----------         ----------
Retained Earnings (Deficit),
     End of Period..............................................  $ (283,199)        $ (295,725)
                                                                   =========          =========

             See accompanying notes and Accountants' Review Report.

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.

                        COMBINED STATEMENT OF CASH FLOW

                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995

                                                                     1996              1995
                                                                   ---------         ---------
Cash Flows from Operating Activities:
     Net Income..................................................  $ 125,639         $ 104,639
Adjustments to Reconcile Net Income to Net Cash Provided by
  Operating Activities:
     Amortization of Video Tapes.................................    278,261           335,409
     Depreciation................................................     14,949            13,679
     Amortization of Intangible Assets...........................     33,512            33,519
Changes in Assets and Liabilities:
     Accounts Receivable.........................................     --                63,379
     Inventory...................................................      5,110            (4,410)
     Accounts Payable and Accrued Expenses.......................       (647)          (19,257)
                                                                   ---------         ---------
          Net Cash Provided by Operating Activities..............    456,824           526,958
Cash Flows from Investing Activities:
     Purchase of Equipment and Improvements......................     (1,496)           (2,140)
     Purchase of Video Cassette Rental Inventory.................   (259,308)         (274,922)
                                                                   ---------         ---------
          Net Cash Used in Investing Activities..................   (260,804)         (277,062)
Cash Flows from Financing Activities:
     Shareholder Distributions...................................   (133,000)         (180,000)
     Repayment of Long Term Debt.................................     --               (36,550)
     Shareholder Loan Payments...................................    (80,348)         (124,899)
                                                                   ---------         ---------
          Net Cash Used In Financing Activities..................   (213,348)         (341,449)
                                                                   ---------         ---------
Decrease in Cash.................................................    (17,328)          (91,553)
Cash at Beginning of Period......................................     65,161           103,342
                                                                   ---------         ---------
Cash at End of Period............................................  $  47,833         $  11,789
                                                                   =========         =========
Supplemental Disclosures:
     Cash Paid During the Period for:
          Interest...............................................  $  25,675         $  30,774
                                                                   =========         =========

             See accompanying notes and Accountants' Review Report.

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                             JUNE 30, 1996 AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     The company operates five non-franchised video specialty stores located in Lexington, Kentucky (2 locations), Cincinnati, Ohio (2 locations) and Winchester, Kentucky. Each location is operated as a separate corporation and all have elected to be S corporations for income tax purposes. The store in Winchester, Kentucky and one of the Lexington stores began operations in June of 1994.

  Combining of Financial Statements

     These financial statements combine the accounts of the following corporations which are related through common majority ownership and management. All significant intercompany transactions have been eliminated.

     CORPORATION                                                         LOCATION
     -----------                                                      --------------
     JJ Video, Inc..................................................  Lexington, KY
     Picture Show Video, Inc........................................  Cincinnati, OH
     Picture Show Video #4, Inc.....................................  Cincinnati, OH
     Picture Show Video-Gardenside, Inc.............................  Lexington, KY
     Picture Show Video-Winchester, Inc.............................  Winchester, KY

  Concentration of Vendors

     The company purchases substantially all of its video cassettes for rental and retail sales from one vendor, Wax Works, Inc.

  Use of Estimates

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the years then ended. Actual results could differ from those estimates.

  Revenue Recognition

     Revenue is recognized at the time of rental or sales of video cassettes or video games.

  Cash

     The company considers all liquid investments with original maturities of three months or less to be cash equivalents.

  Inventory

     Merchandise and supply inventory primarily consisting of prerecorded video cassettes are stated at the lower of cost or market value. Cost of the inventory is determined using the first-in, first-out (FIFO) method.

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                             JUNE 30, 1996 AND 1995

  Video Rental Tapes

     Video cassette rental inventory (including video games) is recorded at cost and amortized over its estimated useful life with no provision for salvage value. Video cassettes that are considered catalog tapes are amortized over 36 months on a straight-line basis. New release video cassettes are amortized as follows:

        10% of new release video cassettes are amortized as catalog tapes (straight-line for 36 months)

        90% of new release video cassettes are amortized over 9 months on a straight-line basis.

     The company believes that its method of amortization results in an appropriate matching of tape amortization with tape rental revenue.

                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1996             1995
                                                                     ------------     ------------
Video Rental Tapes.................................................   $1,153,158       $1,048,255
Accumulated Amortization...........................................     (793,032)        (606,118)
                                                                      ----------       ----------
Video Rental Tapes, Net............................................   $  360,126       $  442,137
                                                                      ==========       ==========

  Equipment and Improvements

     Equipment and improvements are recorded at cost. Depreciation is provided for over the estimated useful lives of the assets using the straight line method.

  Intangible Assets

     Intangible assets include organizational costs, non-compete agreements and value assigned in two purchase agreements as a premium value for lease locations. The costs of intangible assets are being amortized on a straight-line basis over various lives not exceeding five years.

     Amortization expense for intangible assets was $33,512 and $33,519 for the six months ended June 30, 1996 and 1995, respectively.

  Income Taxes

     Each of the corporations combined in these financial statements have elected to be treated as an S corporation for income tax purposes. Accordingly, the income (loss) of the corporations is reported and taxed at the shareholder level and, therefore, there are no corporate level federal or state income taxes provided for in these financial statements.

NOTE 2 -- RELATED PARTY RECEIVABLES

     At December 31, 1994 accounts receivable included $63,379 due from two corporations controlled by the principal stockholder. This amount was repaid during the first six months of 1995.

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                             JUNE 30, 1996 AND 1995

NOTE 3 -- EQUIPMENT AND IMPROVEMENTS

     Equipment and improvements consist of the following:

                                                                        JUNE 30,      JUNE 30,
                                                                          1996          1995
                                                                        ---------     --------
Equipment & Improvements..............................................  $ 267,862     $258,196
Accumulated Depreciation..............................................   (129,007)     (99,878)
                                                                        ---------     --------
Net Equipment & Improvements..........................................  $ 138,855     $158,318
                                                                        =========     ========

     Depreciation expense was $14,949 and $13,679 for the six months ended June 30, 1996 and 1995, respectively.

NOTE 4 -- OTHER ASSETS

     Other assets consist of the following:

                                                                    JUNE 30,          JUNE 30,
                                                                      1996              1995
                                                                    ---------         --------
Organizational Expenses...........................................  $   5,424         $  5,424
Non-Compete Agreements -- Cost....................................     14,500           14,500
Lease Assignment Value............................................    250,000          250,000
                                                                    ---------         --------
     Total Cost...................................................  $ 269,924         $269,924
Less Accumulated Amortization.....................................   (146,896)         (79,863)
                                                                    ---------         --------
     Net Intangible Assets........................................    123,028          190,061
Building Deposits.................................................     11,184           11,184
                                                                    ---------         --------
     Total Other Assets...........................................  $ 134,212         $201,245
                                                                    =========         ========

NOTE 5 -- SHAREHOLDER LOANS

     The principal stockholder of the corporations has advanced the company funds on a revolving line of credit basis. The loans are unsecured to the principal stockholder and due on demand. A bank which has loaned the principal stockholder funds to make the shareholder loans has a secured interest in substantially all of the assets of the corporations. The shareholder loans bear interest at various rates, currently ranging from Prime + 1% to 10.00%.

     Balances due on the shareholder loans are as follows:

          June 30, 1996..................................................  $ 707,456
                                                                            ========
          June 30, 1995..................................................  $ 841,762
                                                                            ========

                   JJ VIDEO, INC., PICTURE SHOW VIDEO, INC.,
                PICTURE SHOW VIDEO #4, INC., PICTURE SHOW VIDEO-
            GARDENSIDE, INC. AND PICTURE SHOW VIDEO-WINCHESTER, INC.
           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                             JUNE 30, 1996 AND 1995

NOTE 6 -- COMMON STOCK

     All the corporations have issued no par value common stock. The following schedule details the authorized and issued shares of the corporations.

                                                             AUTHORIZED     OUTSTANDING
                                                               SHARES         SHARES        AMOUNT
                                                             ----------     -----------     -------
JJ Video, Inc..............................................     1,000           111         $15,100
Picture Show Video, Inc....................................     1,000           100              --
Picture Show Video #4, Inc.................................     1,000           100              --
Picture Show Video-Gardenside, Inc.........................     1,000           111              --
Picture Show Video-Winchester, Inc.........................     1,000           111              --
                                                                -----           ---         -------
     Total.................................................     5,000           533         $15,100
                                                                =====           ===         =======

NOTE 7 -- OPERATING LEASE AGREEMENTS

     The company has operating leases for the building facilities it occupies and two automobiles which expire at various dates through June 30, 2001. Some of the leases have option for renewal for varying terms. Minimum future rental payments under these leases as of June 30, 1996 are as follows:

     YEAR ENDING JUNE 30,
     --------------------
          1997................................................................  $254,944
          1998................................................................   194,297
          1999................................................................   130,972
          2000................................................................   109,440
          2001................................................................   112,860
          Thereafter..........................................................        --
                                                                                --------
          Total...............................................................  $802,513
                                                                                ========

     The company is currently operating on a month-to-month basis at its St. Bernard location in Cincinnati. The current monthly obligation is $3,100.

     Rent expense was $141,972 and $147,916 for the six months ended June 30, 1996 and 1995, respectively.

NOTE 8 -- DEFERRED PAYMENTS

     On June 23, 1994, Picture Show Video-Gardenside, Inc. and Picture Show Video-Winchester, Inc. purchased existing assets of two Movie Warehouse video stores. As part of this purchase agreement, the company agreed to pay to Movie Warehouse a monthly payment of $1,250 ($625 per corporation) commencing on August 1, 1994 with the final payment due on July 31, 1996. These payments have been included in store operating costs. At June 30, 1996, $1,250 was remaining to be paid under the agreement.

NOTE 9 -- SUBSEQUENT EVENTS

     The corporations and its stockholders have entered into negotiations with West Coast Entertainment Corporation to sell substantially all the assets of the corporations combined in these financial statements.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  and Shareholders
L.A. Video, Inc.
Dba First Choice Video
West Carrollton, Ohio

     We have audited the accompanying balance sheets of L.A. Video, Inc., Dba First Choice Video (an S corporation) as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 1995 and the period from inception (September 1, 1994) through December 31, 1994. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L.A. Video, Inc., Dba First Choice Video at December 31, 1995 and 1994, and the results of its operations and its cash flows for the year ended December 31, 1995 and the period from inception (September 1, 1994) through December 31, 1994.

Dohner, Louis and Stephens, Inc.
Dayton, Ohio
August 22, 1996

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                           1995         1994
                                                                         --------     --------
ASSETS
Current Assets
  Petty cash...........................................................  $    600     $    300
  Prepaid rent.........................................................     6,008
  Merchandise inventory................................................       263          263
                                                                         --------     --------
     Total current assets..............................................  $  6,871     $    563
                                                                         --------     --------
Property and Equipment
  Fixtures and equipment...............................................  $ 32,382     $ 15,346
  Leasehold improvements...............................................    15,784        8,284
                                                                         --------     --------
     Total.............................................................  $ 48,166     $ 23,630
  Less: accumulated depreciation.......................................    (9,058)      (1,445)
                                                                         --------     --------
     Total property and equipment......................................  $ 39,108     $ 22,185
                                                                         --------     --------
Other Assets
  Videocassette inventory..............................................  $272,950     $ 88,221
  Deposits.............................................................     5,788        2,888
  Organization costs...................................................       608          764
  Goodwill.............................................................     4,806
  Noncompetition agreement.............................................    21,250
  Consulting agreement.................................................    21,250
                                                                         --------     --------
     Total other assets................................................  $326,652     $ 91,873
                                                                         --------     --------
          Total Assets.................................................  $372,631     $114,621
                                                                         ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Bank overdraft.......................................................  $ 12,179     $  5,957
  Accounts payable.....................................................    16,089       22,387
  Accounts payable -- related party....................................     7,016        6,436
  Notes payable........................................................    34,053       64,882
  Accrued expenses.....................................................    10,504        3,632
  Current portion of long-term debt....................................    52,196        3,536
                                                                         --------     --------
     Total current liabilities.........................................  $132,037     $106,830
                                                                         --------     --------
Long-Term Debt
  Notes and lease payable..............................................  $222,579     $ 10,115
  Less: Current portion above..........................................   (52,196)      (3,536)
                                                                         --------     --------
     Total long-term debt..............................................  $170,383     $  6,579
                                                                         --------     --------
Shareholders' Equity
  Common stock, no par, 750 shares authorized, 100 shares issued and
     outstanding.......................................................  $  1,000     $  1,000
  Retained earnings....................................................    69,211          212
                                                                         --------     --------
     Total shareholders' equity........................................  $ 70,211     $  1,212
                                                                         --------     --------
          Total Liabilities & Shareholders' Equity.....................  $372,631     $114,621
                                                                         ========     ========

                 See accompanying notes to financial statements

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                 AND PERIOD FROM INCEPTION (SEPTEMBER 1, 1994)
                           THROUGH DECEMBER 31, 1994

                                                                            1995        1994
                                                                          --------     -------
Revenues
  Rental revenue........................................................  $439,029     $64,122
  Merchandise sales.....................................................    48,800       7,100
                                                                          --------     --------
     Total revenues.....................................................  $487,829     $71,222
                                                                          --------     --------
Operating Costs and Expenses
  Store operating expenses..............................................  $175,168     $44,924
  Cost of goods sold....................................................    36,600       5,325
  Amortization of videocassette rental inventory........................   153,711      14,107
  General and administrative expenses...................................    32,088       4,082
                                                                          --------     --------
     Total operating costs and expenses.................................  $397,567     $68,438
                                                                          --------     --------
Operating Income........................................................  $ 90,262     $ 2,784
Interest Expense........................................................   (19,263)     (2,572)
                                                                          --------     --------
Net Income..............................................................  $ 70,999     $   212
                                                                          ========     ========

                 See accompanying notes to financial statements

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                   PERIOD FROM INCEPTION (SEPTEMBER 1, 1994)
                           THROUGH DECEMBER 31, 1994

                                                                                          TOTAL
                                                              COMMON     RETAINED     SHAREHOLDERS'
                                                              STOCK      EARNINGS        EQUITY
                                                              ------     --------     -------------
Balance at September 1, 1994................................  $ -0-      $    -0-        $   -0-
  Common Stock, no par value, 100 shares issued.............  1,000                        1,000
  Net Income................................................                  212            212
                                                              ------      -------        -------
Balance at December 31, 1994................................  $1,000     $    212        $ 1,212
  Net Income................................................               70,999         70,999
  Distributions to shareholders.............................               (2,000)        (2,000)
                                                              ------      -------        -------
Balance at December 31, 1995................................  $1,000     $ 69,211        $70,211
                                                              ======      =======        =======

                 See accompanying notes to financial statements

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                            STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                   PERIOD FROM INCEPTION (SEPTEMBER 1, 1994)
                           THROUGH DECEMBER 31, 1994

                                                                         1995          1994
                                                                       ---------     ---------
Cash Flows From Operating Activities
  Net Income.........................................................  $  70,999     $     212
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization...................................    179,174        15,577
     (Increase) decrease in:
       Prepaid assets................................................     (6,008)
       Deposits......................................................     (2,900)       (2,888)
       Organization costs............................................                     (790)
     Increase (decrease) in:
       Accounts payable and overdraft................................        505        34,781
       Accrued taxes and expenses....................................      6,872         3,632
                                                                       ---------     ---------
     Net cash provided by operating activities.......................  $ 248,642     $  50,524
                                                                       ---------     ---------
Cash Flows From Investing Activities
  Purchases of property and equipment................................  $  (2,035)    $ (11,372)
  Purchases of videocassette rental inventory........................   (225,942)     (102,591)
                                                                       ---------     ---------
     Net cash used by investing activities...........................  $(227,977)    $(113,963)
                                                                       ---------     ---------
Cash Flows From Financing Activities
  Proceeds from long-term debt.......................................  $  12,065
  Repayments of long-term debt.......................................    (27,536)    $  (2,143)
  Repayments of related party loans..................................     (2,894)       (2,532)
  Proceeds from related party loans..................................                   67,414
  Proceeds from sale of stock........................................                    1,000
  Shareholder distributions..........................................     (2,000)
                                                                       ---------     ---------
     Net cash provided (used) by financing activities................  $ (20,365)    $  63,739
                                                                       ---------     ---------
Increase in Cash.....................................................  $     300     $     300
Cash at Beginning of Year or Period..................................        300
                                                                       ---------     ---------
Cash at End of Year or Period........................................  $     600     $     300
                                                                       =========     =========

                 See accompanying notes to financial statements

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

  The Company

     The Company operates in the videocassette rental and sales industry through video stores located in Sidney, Ohio and West Carrollton, Ohio.

  Property and Equipment

     Furnishings, equipment and leasehold improvements are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives (5 to 7 years) of furnishings and equipment and, for leasehold improvements, over the lesser of the estimated useful lives or lease terms (primarily 3 to 5 years). Repair and maintenance costs are expensed as incurred. Depreciation expense amounted to $7,613 and $1,445 for 1995 and 1994, respectively.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale.

  Income Taxes

     The Company's shareholders have elected "S" Corporation status for income tax purposes. An "S" Corporation is generally not taxed at the federal or state level on the Company's taxable income. The distributive share of taxable income, certain gains, losses and other items are passed through to each shareholder. Accordingly, there is no provision for federal and state income taxes. The Company does provide for various local municipality income taxes, which are classified as general and administrative expenses in the accompanying statements of operations.

  Intangible Assets

     Intangible assets consist of goodwill, a non-compete agreement, a consulting agreement and organization costs. These costs are being amortized on a straight-line basis over periods ranging from two to fifteen years. The amortization of intangible assets amounted to $17,850 in 1995 and $26 in 1994.

  Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Merchandise Inventory

     The Company values its merchandise inventory at the lower of cost or market using the first-in, first-out method.

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of the sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes. Videocassette rental inventory and related amortization are as follows:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                        1995        1994
                                                                      --------     -------
    Videocassette rental inventory..................................  $319,331     $89,636
    Accumulated amortization........................................   (46,381)     (1,415)
                                                                      --------     -------
                                                                      $272,950     $88,221
                                                                      ========     =======

     Amortization expense related to videocassette rental inventory totaled $153,711 and $14,107 for the years ended December 31, 1995 and 1994, respectively.

  Classification

     Certain prior period balances have been reclassified to conform with current year classifications.

NOTE B -- NOTES PAYABLE

     The notes payable classified as current are due to shareholders and are unsecured, due on demand and require interest to be paid annually at 10.25%.

NOTE C -- LONG-TERM DEBT

     The details of long-term debt as of December 31, 1995 and 1994 are as follows:

                                                                        1995        1994
                                                                      --------     -------
    Payable to bank, principal of $4,000 plus interest at prime plus
      1.0% (9.0% at December 31, 1995) payable monthly, secured by corporate assets..............................................  $216,000
    Capital lease, monthly payments of $417 include interest at
      17.2%.........................................................     6,579     $10,115
                                                                      --------     -------
    Total long-term debt............................................  $222,579     $10,115
    Less: Current portion...........................................   (52,196)     (3,536)
                                                                      --------     -------
    Net long-term debt..............................................  $170,383     $ 6,579
                                                                      ========     =======

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The long-term debt as of December 31, 1995, is due as follows:

    1996......................................................................  $ 52,196
    1997......................................................................    50,383
    1998......................................................................    48,000
    1999......................................................................    48,000
    2000......................................................................    24,000
                                                                                --------
                                                                                $222,579
                                                                                ========

NOTE D -- LEASE COMMITMENTS

     The Company leases its West Carrollton, Ohio facility under a one year operating lease which expired September 15, 1995. The Company opted to renew the lease for another year. An additional one-year renewal option remains. Rental expense under this lease for 1995 and 1994 was $33,440 and $11,583, respectively.

     The Company leases its Sidney, Ohio facility under a five year operating lease which expires on June 4, 2000. There is an option to renew this lease for an additional five years. Rent expense under this lease for 1995 was $20,300.

     The following is a schedule by years of future minimum lease payments required under these leases as of December 31, 1995.

    1996.......................................................................  $65,830
    1997.......................................................................   36,700
    1998.......................................................................   37,200
    1999.......................................................................   37,200
    2000.......................................................................   15,500

     Fixtures and equipment include $12,258 of assets held under long-term capital leases. Accumulated depreciation of these assets amounted to $2,553 and $511 as of December 31, 1995 and 1994, respectively.

NOTE E -- SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid during the periods for:

                                                                         1995        1994
                                                                        -------     ------
    Interest..........................................................  $17,923     $2,572
    Income taxes......................................................      -0-        -0-

     In 1995 noncash transactions, the Company purchased the assets of Sidney Video Etc., Inc. for $200,000 and refinanced $27,935 of notes payable to a shareholder.

     In 1994 noncash transactions, the Company entered into a three year capital lease for $12,258.

NOTE F -- SUBSEQUENT EVENTS

     In 1996, the Company has negotiated the sale of its business to West Coast Entertainment.

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors
  and Shareholders
L.A. Video, Inc.
Dba First Choice Video
West Carrollton, Ohio

     We have reviewed the accompanying balance sheets and the related statements of operations, shareholders' equity and cash flows of L.A. Video, Inc., Dba First Choice Video (an S corporation) as of June 30, 1996 and 1995, and for the six month periods then ended. These financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

Dayton, Ohio
August 22, 1996

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                                 BALANCE SHEETS
                             JUNE 30, 1996 AND 1995

                                                                           1996         1995
                                                                         --------     --------
ASSETS
Current Assets
  Cash.................................................................  $  4,400     $  1,131
  Prepaid rent.........................................................     6,107        6,008
  Merchandise inventory................................................       264          264
                                                                         --------     --------
  Total current assets.................................................  $ 10,771     $  7,403
                                                                         --------     --------
Property and Equipment
  Fixtures and equipment...............................................  $ 32,382     $ 30,420
  Leasehold improvements...............................................    15,784       15,784
                                                                         --------     --------
     Total.............................................................  $ 48,166     $ 46,204
  Less: accumulated depreciation.......................................   (13,888)      (4,857)
                                                                         --------     --------
     Total property and equipment......................................  $ 34,278     $ 41,347
                                                                         --------     --------
Other Assets
  Videocassette rental inventory.......................................  $297,774     $224,694
  Deposits.............................................................     5,788        5,788
  Organization costs...................................................       530          686
  Goodwill.............................................................     4,640        4,972
  Noncompetition agreement.............................................    13,750       28,750
  Consulting agreement.................................................    13,750       28,750
                                                                         --------     --------
     Total other assets................................................  $336,232     $293,640
                                                                         --------     --------
          Total Assets.................................................  $381,281     $342,390
                                                                         ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable.....................................................  $ 12,756     $  9,226
  Notes payable........................................................    34,053       34,053
  Accounts payable -- related party....................................     7,016        7,016
  Accrued expenses.....................................................     9,803       10,236
  Current portion of long-term debt....................................    52,571       51,852
                                                                         --------     --------
     Total current liabilities.........................................  $116,199     $112,383
                                                                         --------     --------
Long-Term Debt
  Notes and lease payable..............................................  $196,571     $248,422
  Less: Current portion above..........................................   (52,571)     (51,852)
                                                                         --------     --------
     Total long-term debt..............................................  $144,000     $196,570
                                                                         --------     --------
Shareholders' Equity
  Common stock, no par, 750 shares authorized, 100 shares issued and
     outstanding.......................................................  $  1,000     $  1,000
  Retained earnings....................................................   120,082       32,437
                                                                         --------     --------
     Total shareholders' equity........................................  $121,082     $ 33,437
                                                                         --------     --------
          Total Liabilities & Shareholders' Equity.....................  $381,281     $342,390
                                                                         ========     ========

                 See accompanying notes and accountants' report

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                            STATEMENTS OF OPERATIONS
             FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1996 AND 1995

                                                                                AMOUNTS
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
Revenues
  Rental revenue.......................................................  $321,330     $153,649
  Merchandise sales....................................................    35,800       17,100
                                                                         --------     --------
     Total revenues....................................................  $357,130     $170,749
                                                                         --------     --------
Operating Costs and Expenses
  Store operating expenses.............................................  $120,040     $ 60,082
  Cost of goods sold...................................................    26,850       12,825
  Amortization of videocassette rental inventory.......................   116,432       48,334
  General and administrative expenses..................................    19,733       12,305
                                                                         --------     --------
     Total operating costs and expenses................................  $283,055     $133,546
                                                                         --------     --------
Operating Income.......................................................  $ 74,075     $ 37,203
Interest Expense.......................................................   (10,204)      (4,978)
                                                                         --------     --------
Net Income.............................................................  $ 63,871     $ 32,225
                                                                         ========     ========

                 See accompanying notes and accountants' report

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                       STATEMENTS OF SHAREHOLDERS' EQUITY
             FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1996 AND 1995

                                                                                         TOTAL
                                                             COMMON     RETAINED     SHAREHOLDERS'
                                                             STOCK      EARNINGS        EQUITY
                                                             ------     --------     -------------
Balance at January 1, 1995.................................  $1,000     $    212       $   1,212
  Net Income...............................................               32,225          32,225
                                                             ------     --------        --------
Balance at June 30, 1995...................................  $1,000     $ 32,437       $  33,437
                                                             ======     ========        ========
Balance at January 1, 1996.................................  $1,000     $ 69,211       $  70,211
  Net Income...............................................               63,871          63,871
  Distributions to shareholders............................              (13,000)        (13,000)
                                                             ------     --------        --------
Balance at June 30, 1996...................................  $1,000     $120,082       $ 121,082
                                                             ======     ========        ========

                 See accompanying notes and accountants' report

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                            STATEMENTS OF CASH FLOWS
             FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1996 AND 1995

                                                                          1996          1995
                                                                        ---------     --------
Cash Flows From Operating Activities
  Net Income..........................................................  $  63,871     $ 32,225
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization....................................    136,506       54,353
     (Increase) decrease in:
       Prepaid assets.................................................       (100)      (6,008)
       Deposits.......................................................                  (2,900)
     Increase (decrease) in:
       Accounts payable and overdraft.................................    (15,512)     (18,538)
       Accrued taxes and expenses.....................................       (701)       6,604
                                                                        ---------     --------
     Net cash provided by operating activities........................  $ 184,064     $ 65,736
                                                                        ---------     --------
Cash Flows From Investing Activities
  Purchases of property and equipment.................................                $    (74)
  Purchases of videocassette rental inventory.........................  $(141,256)     (72,309)
                                                                        ---------     --------
     Net cash used by investing activities............................  $(141,256)    $(72,383)
                                                                        ---------     --------
Cash Flows From Financing Activities
  Proceeds from long-term debt........................................                $ 12,065
  Repayments of long-term debt........................................  $ (26,008)      (1,693)
  Repayments of related party loans...................................                  (2,894)
  Shareholder distributions...........................................    (13,000)
                                                                        ---------     --------
     Net cash provided (used) by financing activities.................  $ (39,008)    $  7,478
                                                                        ---------     --------
Increase in Cash......................................................  $   3,800     $    831
Cash at Beginning of Period...........................................        600          300
                                                                        ---------     --------
Cash at End of Period.................................................  $   4,400     $  1,131
                                                                        =========     ========

                 See accompanying notes and accountants' report

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1996 AND 1995

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

  The Company

     The Company operates in the videocassette rental and sales industry through video stores located in Sidney, Ohio and West Carrollton, Ohio.

  Property and Equipment

     Furnishings, equipment and leasehold improvements are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives (5 to 7 years) of furnishings and equipment and, for leasehold improvements, over the lesser of the estimated useful lives or lease terms (primarily 3 to 5 years). Repair and maintenance costs are expensed as incurred. Depreciation expense amounted to $4,830 and $3,413 for 1996 and 1995, respectively.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale.

  Income Taxes

     The Company's shareholders have elected "S" Corporation status for income tax purposes. An "S" Corporation is generally not taxed at the federal or state level on the Company's taxable income. The distributive share of taxable income, certain gains, losses and other items are passed through to each shareholder. Accordingly, there is no provision for federal and state income taxes. The Company does provide for various local municipality income taxes, which are classified as general and administrative expenses in the accompanying statements of operations.

  Intangible Assets

     Intangible assets consist of goodwill, a non-compete agreement, a consulting agreement and organization costs. These costs are being amortized on a straight-line basis over periods ranging from two to fifteen years. The amortization of intangible assets amounted to $15,244 in 1996 and $2,606 in 1995.

  Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Merchandise Inventory

     The Company values its merchandise inventory at the lower of cost or market using the first-in, first-out method.

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of the sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes. Videocassette rental inventory and related amortization are as follows:

                                                                           JUNE 30,
                                                                     ---------------------
                                                                       1996         1995
                                                                     --------     --------
    Videocassette rental inventory...............................    $407,929     $244,342
    Accumulated amortization.....................................    (110,155)     (19,648)
                                                                     --------     --------
                                                                     $297,774     $224,694
                                                                     ========     ========

     Amortization expense related to videocassette rental inventory totaled $116,432 and $48,334 for the six months ended June 30, 1996 and 1995, respectively.

  Classification

     Certain prior period balances have been reclassified to conform with current year classifications.

NOTE B -- NOTES PAYABLE

     The notes payable classified as current are due to shareholders and are unsecured, due on demand and require interest to be paid annually at 10.25%.

NOTE C -- LONG-TERM DEBT

     The details of long-term debt as of June 30, 1996 and 1995 are as follows:

                                                                       1996         1995
                                                                     --------     --------
    Payable to bank, principal of $4,000 plus interest at prime plus 1.0% (9.0% at June 30, 1996) payable monthly, secured by
      corporate assets.............................................  $192,000     $240,000
    Capital lease, monthly payments of $417 include interest at
      17.2%........................................................     4,571        8,422
                                                                     --------     --------
    Total long-term debt...........................................  $196,571     $248,422
    Less: Current portion..........................................   (52,571)     (51,852)
                                                                     --------     --------
    Net long-term debt.............................................  $144,000     $196,570
                                                                     ========     ========

     The long-term debt as of June 30, 1996, is due as follows:

    June 30, 1997.............................................................  $ 52,571
    June 30, 1998.............................................................    48,000
    June 30, 1999.............................................................    48,000
    June 30, 2000.............................................................    48,000
    June 30, 2001.............................................................     - 0 -
                                                                                --------
                                                                                $196,571
                                                                                ========

                                L.A. VIDEO, INC.
                             DBA FIRST CHOICE VIDEO

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE D -- LEASE COMMITMENTS

     The Company leases its West Carrollton, Ohio facility under a one year operating lease which expired September 15, 1995. The Company opted to renew the lease for another year. An additional one-year renewal option remains. Rental expense under this lease for 1996 and 1995 was $18,647 and $11,893, respectively.

     The Company leases its Sidney, Ohio facility under a five year operating lease which expires on June 4, 2000. There is an option to renew this lease for an additional five years. Rent expense under this lease for 1996 and 1995 was $17,600 and $5,800, respectively.

     The following is a schedule by years of future minimum lease payments required under these leases as of June 30, 1996.

    June 30, 1997..............................................................  $45,020
    June 30, 1998..............................................................   37,200
    June 30, 1999..............................................................   37,200
    June 30, 2000..............................................................   15,500
    June 30, 2001..............................................................     -0 -

     Fixtures and equipment include $12,258 of assets held under long-term capital leases. Accumulated depreciation of these assets amounted to $3,575 and $1,533 as of June 30, 1996 and 1995, respectively.

NOTE E -- SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid during the periods for:

                                                                         1996        1995
                                                                        -------     ------
    Interest..........................................................  $10,204     $4,978
    Income taxes......................................................     -0 -       -0 -

     In 1995 noncash transactions, the Company purchased the assets of Sidney Video Etc., Inc. for $200,000 and refinanced $27,935 of notes payable to a shareholder.

NOTE F -- SUBSEQUENT EVENTS

     In 1996, the Company has negotiated the sale of its business to West Coast Entertainment.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  and Shareholders
First Choice Video, Inc.
Springfield, Ohio

     We have audited the accompanying balance sheets of First Choice Video, Inc. as of March 31, 1996 and 1995, and the related statements of operations, shareholders' equity, and cash flows for the three years ended March 31, 1996. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Choice Video, Inc. at March 31, 1996 and 1995, and the results of its operations and its cash flows for the three years ended March 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note B to the financial statements, on April 1, 1993 the Company changed its methods of accounting for videocassette rental inventory and property and equipment.

                                            DOHNER, LOUIS, STEPHENS, INC.

Dayton, Ohio
August 22, 1996

                            FIRST CHOICE VIDEO, INC.

                                 BALANCE SHEETS
                            MARCH 31, 1996 AND 1995

                                     ASSETS

                                                                                     1996         1995
                                                                                   --------     --------
Current Assets
  Cash...........................................................................  $ 27,431     $ 18,674
  Accounts receivable, net of allowances.........................................     1,700        1,700
  Installment notes receivable...................................................    54,984       71,168
  Merchandise inventory..........................................................     1,935        1,935
  Prepaid rent...................................................................    13,265
  Deferred property taxes........................................................     5,603        5,603
                                                                                   --------     --------
    Total current assets.........................................................  $104,918     $ 99,080
                                                                                   --------     --------
Property and Equipment
  Rental and office equipment....................................................  $ 78,093     $ 73,618
  Automotive equipment...........................................................    76,655       44,225
  Furniture and fixtures.........................................................    51,335       47,760
  Leasehold improvements.........................................................    40,792       40,792
                                                                                   --------     --------
    Total cost...................................................................  $246,875     $206,395
  Less: Accumulated depreciation.................................................   119,878       92,255
                                                                                   --------     --------
    Undepreciated cost...........................................................  $126,997     $114,140
                                                                                   --------     --------
Other Assets
  Videocassette rental inventory.................................................  $494,255     $448,222
  Deposits.......................................................................     2,232        2,232
  Installment notes receivable...................................................    69,600       89,698
                                                                                   --------     --------
    Total other assets...........................................................  $566,087     $540,152
                                                                                   --------     --------
         Total Assets............................................................  $798,002     $753,372
                                                                                   ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable...............................................................  $ 56,156     $ 75,610
  Bank overdraft.................................................................     6,659
  Accrued taxes and expenses.....................................................   122,625      114,299
  Notes payable..................................................................   130,177      117,354
  Deferred federal income tax....................................................    12,413       10,746
  Current portion of long-term debt..............................................    15,898       92,083
                                                                                   --------     --------
    Total current liabilities....................................................  $343,928     $410,092
                                                                                   --------     --------
Long-Term Debt
  Total long-term debt...........................................................  $ 72,086     $135,301
  Less: Current portion above....................................................   (15,898)     (92,083)
                                                                                   --------     --------
    Net long-term debt...........................................................  $ 56,188     $ 43,218
                                                                                   --------     --------
Deferred federal income tax......................................................  $ 14,721     $ 13,350
                                                                                   --------     --------
Shareholders' Equity
  Common stock, no par value, 750 shares authorized, 200 shares issued, 120
    shares outstanding...........................................................  $ 45,787     $ 45,787
  Additional paid in capital.....................................................    54,724       54,724
  Retained earnings..............................................................   363,391      266,938
                                                                                   --------     --------
                                                                                   $463,902     $367,449
  Less: Treasury stock, 80 shares at cost........................................   (80,737)     (80,737)
                                                                                   --------     --------
    Total shareholders' equity...................................................  $383,165     $286,712
                                                                                   --------     --------
         Total Liabilities and Shareholders' Equity..............................  $798,002     $753,372
                                                                                   ========     ========

                             See accompanying notes

                            FIRST CHOICE VIDEO, INC.

                            STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                            1996           1995           1994
                                                         ----------     ----------     ----------
Revenues
  Rental revenue.......................................  $1,617,634     $1,448,586     $1,372,310
  Merchandise sales....................................     179,700        160,900        152,500
  Affiliate revenue....................................      16,400         17,613         15,212
                                                         ----------     ----------     ----------
     Total revenues....................................  $1,813,734     $1,627,099     $1,540,022
                                                         ----------     ----------     ----------
Operating Costs and Expenses
  Store operating expenses.............................  $  724,552     $  711,845     $  774,752
  Cost of goods sold...................................     134,775        120,675        114,375
  Amortization of videocassette rental inventory.......     528,447        432,361        357,268
  General and administrative expenses..................     292,125        296,559        171,089
                                                         ----------     ----------     ----------
     Total operating costs and expenses................  $1,679,899     $1,561,440     $1,417,484
                                                         ----------     ----------     ----------
Operating Income.......................................  $  133,835     $   65,659     $  122,538
                                                         ----------     ----------     ----------
Non-Operating Income (Expenses)
  Interest expense.....................................  $  (19,876)    $  (18,499)       (31,364)
  Interest income......................................      11,435         10,508         11,958
  Miscellaneous income.................................                      8,917         26,633
  Gain on sale of assets...............................                    245,610        142,819
                                                         ----------     ----------     ----------
     Total non-operating income (expenses).............  $   (8,441)    $  246,536     $  150,046
                                                         ----------     ----------     ----------
Income Before Income Taxes and Cumulative Effect of
  Accounting Changes...................................  $  125,394     $  312,195     $  272,584
Provision for Income Taxes.............................      28,941         89,709         60,474
                                                         ----------     ----------     ----------
Income Before Cumulative Effect of Accounting
  Changes..............................................  $   96,453     $  222,486     $  212,110
                                                         ----------     ----------     ----------
Cumulative Effect on Prior Years of Accounting Changes
  (less applicable tax of $12,269).....................                                   (69,524)
                                                         ----------     ----------     ----------
Net Income.............................................  $   96,453     $  222,486     $  142,586
                                                         ==========     ==========     ==========

                             See accompanying notes

                            FIRST CHOICE VIDEO, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

               FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                        ADDITIONAL                             TOTAL
                                              COMMON     PAID IN     RETAINED   TREASURY   SHAREHOLDERS'
                                               STOCK     CAPITAL     EARNINGS    STOCK        EQUITY
                                              -------   ----------   --------   --------   -------------
Balance, March 31, 1993.....................  $45,787    $ 54,724    $(98,134)  $(58,737)    $ (56,360)
  Net Income................................                          142,586                  142,586
  Purchase of 54 Treasury Shares, at Cost...                                     (22,000)      (22,000)
                                              -------     -------    --------   --------      --------
Balance, March 31, 1994.....................  $45,787    $ 54,724    $ 44,452   $(80,737)    $  64,226
  Net Income................................                          222,486                  222,486
                                              -------     -------    --------   --------      --------
Balance, March 31, 1995.....................  $45,787    $ 54,724    $266,938   $(80,737)    $ 286,712
  Net Income................................                           96,453                   96,453
                                              -------     -------    --------   --------      --------
Balance, March 31, 1996.....................  $45,787    $ 54,724    $363,391   $(80,737)    $ 383,165
                                              =======     =======    ========   ========      ========

                             See accompanying notes

                            FIRST CHOICE VIDEO, INC.

                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                            1996          1995          1994
                                                          ---------     ---------     ---------
Cash Flows From Operating Activities
  Net Income............................................  $  96,453     $ 222,486     $ 142,586
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization......................    556,070       452,638       467,273
     Gain on sale of assets.............................     (4,331)     (245,610)     (142,819)
     (Increase) decrease in:
       Accounts receivable..............................                      425           425
       Employee advances................................                                  1,100
       Prepaid and deferred assets......................    (13,265)        2,384         5,493
       Deposits.........................................                                    510
     Increase (decrease) in:
       Accounts payable and overdraft...................    (12,795)       15,128       (16,621)
       Accrued taxes and expenses.......................      8,326        20,988       (16,617)
       Deferred liabilities.............................      3,038         1,658       (23,799)
                                                          ---------     ---------     ---------
     Net cash provided by operating activities..........  $ 633,496     $ 470,097     $ 417,531
                                                          ---------     ---------     ---------
Cash Flows From Investing Activities
  Repayments on notes receivable........................  $  40,612     $ 324,083     $ 269,142
  Purchases of property and equipment...................    (40,481)      (70,669)      (25,979)
  Purchases of videocassette rental inventory...........   (574,479)     (606,740)     (477,351)
     Net cash used by investing activities..............  $(574,348)    $(353,326)    $(234,188)
Cash Flows From Financing Activities
  Purchases of treasury stock...........................                              $  (5,116)
  Net decrease in short-term debt.......................                                 (6,475)
  Proceeds from long-term debt..........................  $  32,431     $  29,961
  Repayments of long-term debt..........................    (95,646)     (143,212)     (260,280)
  Proceeds from related party loans.....................     32,000        69,000        94,687
  Repayments of related party loans.....................    (19,176)      (60,395)       (3,027)
                                                          ---------     ---------     ---------
     Net cash used by financing activities..............  $ (50,391)    $(104,646)    $(180,211)
                                                          ---------     ---------     ---------
Increase in Cash........................................  $   8,757     $  12,125     $   3,132
Cash at Beginning of Year...............................  $  18,674         6,549         3,417
                                                          ---------     ---------     ---------
Cash at End of Year.....................................  $  27,431     $  18,674     $   6,549
                                                          =========     =========     =========

                             See accompanying notes

                            FIRST CHOICE VIDEO, INC.

                         NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 1996 AND 1995

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

  The Company

     The Company operates in the videocassette rental and sales industry through video stores located in Springfield, Ohio, and Urbana, Ohio. As of March 31, 1996, the Company owns and operates four video rental stores and has affiliation agreements with several additional video rental stores.

  Depreciation

     Furnishings, equipment and leasehold improvements are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives (5 to 7 years) of furnishings and equipment and, for leasehold improvements, over the lesser of the estimated useful lives or lease terms (primarily 5 to 10 years). Repair and maintenance costs are expensed as incurred. Depreciation expense amounted to $27,623, $19,967 and $26,712 for the years ending March 31, 1996, 1995 and 1994, respectively.

  Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of property and equipment, inventory and installment notes receivable for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents.

  Merchandise Inventory

     The Company values its merchandise inventory at the lower of cost or market using the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of the sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with

                            FIRST CHOICE VIDEO, INC.

                            MARCH 31, 1996 AND 1995

the revenue received from the associated rental of such tapes. Videocassette rental inventory and related amortization are as follows:

                                                                      MARCH 31,
                                                        -------------------------------------
                                                           1996         1995         1994
                                                        ----------   ----------   -----------
    Videocassette rental inventory....................  $1,973,199   $1,719,569   $ 1,453,849
    Accumulated amortization..........................  (1,478,944)  (1,271,347)   (1,105,284)
                                                        ----------   ----------   -----------
                                                        $  494,255   $  448,222   $   348,565
                                                         =========    =========    ==========

     Amortization expense related to videocassette rental inventory totaled $528,447, $432,361 and $357,268 for the years ended March 31, 1996, 1995 and
1994, respectively.

Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game. Affiliate revenue is recognized for each period that the affiliation agreements are in place.

Classification

     Some prior year balances have been reclassified to conform with current year classifications.

NOTE B -- ACCOUNTING CHANGES

     On April 1, 1993, the Company changed its methods of amortizing videocassette rental inventory and depreciating property and equipment. These new methods are fully described in Note A above. The Company believes that these new methods result in a closer matching of costs and revenues. The cumulative effect of these changes on prior years of $69,524 is a one-time charge to income during the year ended March 31, 1994.

NOTE C -- DEFERRED PROPERTY TAXES

     The deferred property taxes reported as a current asset represent property taxes not yet allocated to expense due to the period covered in the tax return. These taxes will be amortized on a monthly basis through the end of the calendar year.

NOTE D -- NOTES PAYABLE

     The notes payable classified as current are unsecured and due on demand, as follows:

                                                                           MARCH 31
                                                                     ---------------------
                                                                       1996         1995
                                                                     --------     --------
    Shareholder, interest at the applicable federal interest rate
      paid annually................................................  $124,177     $104,354
    Employees, interest at the applicable federal interest rate
      paid annually................................................     6,000       13,000
                                                                     --------     --------
                                                                     $130,177     $117,354
                                                                     ========     ========

                            FIRST CHOICE VIDEO, INC.

                            MARCH 31, 1996 AND 1995

NOTE E -- LONG-TERM DEBT

     The details of long-term debt as of March 31, 1996 and 1995 are as follows:

                                                                       1996         1995
                                                                     --------     --------
    Notes Payable
      Payable to bank, principal of $5,740 plus interest at prime plus 1.0% (9.0% at March 31, 1995) payable monthly,
         secured by all corporate assets...........................               $ 69,798
      Payable to former shareholder, monthly payments of $1,809
         include interest at 8%, unsecured.........................                 14,048
      Payable to bank, monthly payments of $598 include interest at
         7.24%, secured by automobile..............................  $ 21,589       26,987
      Payable to bank, monthly payments of $669 include interest at
         8.75%, secured by automobile..............................    29,786
      Capital lease, monthly payments of $635 include interest at
         16.962%...................................................    20,711     $ 24,468
                                                                     --------     --------
    Total long-term debt...........................................  $ 72,086     $135,301
    Less: Current portion..........................................   (15,898)     (92,083)
                                                                     --------     --------
    Net long-term debt.............................................  $ 56,188     $ 43,218
                                                                     ========     ========

     The long-term debt as of March 31, 1996, is due as follows:

    1997.....................................................................    $15,898
    1998.....................................................................     17,661
    1999.....................................................................     19,656
    2000.....................................................................     14,956
    2001.....................................................................      3,915
                                                                                 -------
    .........................................................................    $72,086
                                                                                 =======

NOTE F -- INCOME TAXES

     The federal income tax provision for the years ended March 31, 1996, 1995 and 1994 consists of the following components:

                                                             1996        1995        1994
                                                            -------     -------     -------
    Currently payable.....................................  $25,903     $79,134     $41,970
    Deferred taxes due to temporary differences...........    3,038      10,575      18,504
                                                            -------     -------     -------
              Total.......................................  $28,941     $89,709     $60,474
                                                            =======     =======     =======

                            FIRST CHOICE VIDEO, INC.

                            MARCH 31, 1996 AND 1995

     The deferred federal income taxes reported on the Company's balance sheets consist of the following components at March 31, 1996 and 1995:

                                                                        1996        1995
                                                                       -------     -------
    Current deferred tax liability:
      Inventory......................................................  $ 7,457     $ 4,175
      Notes receivable...............................................    5,191       6,657
      Accrued interest...............................................     (235)        (86)
                                                                       -------     -------
    Net current deferred tax liability...............................  $12,413     $10,746
                                                                       =======     =======
    Long-term deferred tax liability:
      Notes receivable...............................................  $10,440     $10,041
      Accumulated depreciation.......................................    4,281       3,309
                                                                       -------     -------
    Net long-term deferred tax liability.............................  $14,721     $13,350
                                                                       =======     =======

NOTE G -- LEASE COMMITMENTS

     The Company leases all of its retail and office facilities under several non-cancelable operating leases, which in certain cases contain renewal options. Rental expense for the years ended March 31, 1996, 1995 and 1994 was $166,635, $213,170 and $303,226, respectively.

     The following is a schedule by years of future minimum lease payments required under these leases as of June 30, 1996.

    1997......................................................................  $122,800
    1998......................................................................   108,414
    1999......................................................................    82,164
    2000......................................................................    58,764
    2001......................................................................     - 0 -
    Thereafter................................................................      -0 -

     Rental and office equipment includes $25,948 of assets held under long-term capital leases. Accumulated depreciation of these assets amounted to $2,162 and $6,487 as of March 31, 1996 and 1995, respectively.

NOTE H -- AFFILIATION AGREEMENTS

     The Company has entered into affiliation agreements with several additional video stores. Under these agreements, the affiliate obtains the right to use the "First Choice Video" name and to capitalize upon the operating techniques of the Company. The agreements call for a $200 monthly ongoing affiliation fee. Either party may terminate the agreement with sixty days written notice.

NOTE I -- SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid during the years for:

                                                             1996        1995        1994
                                                            -------     -------     -------
    Interest..............................................  $18,881     $20,875     $30,081
    Income taxes..........................................   65,007      99,854       9,486

     During 1995, the Company purchased $25,948 of equipment by entering into a capital lease agreement for the same amount.

                            FIRST CHOICE VIDEO, INC.

                            MARCH 31, 1996 AND 1995

     On November 8, 1993, the Company purchased treasury stock in exchange for $22,000 in notes payable to the two former shareholders.

NOTE J -- PENSION PLAN

     The Company sponsors a simplified employee pension plan which covers all employees who meet eligibility requirements. The Company authorized contributions of $51,620 and $40,543 for the years ended March 31, 1996 and 1995. The Company's policy is to fund the contributions within the time requirements of the Internal Revenue Service.

NOTE K -- CONCENTRATIONS OF CREDIT RISK

     Financial instruments that subject the Company to concentrations of credit risk consist principally of installment notes receivable. These notes are due from purchasers of former Company-owned stores who continue to operate in the videocassette rental and sales industry.

NOTE L -- TREASURY STOCK

     On November 8, 1993, the Company purchased 54 shares of First Choice Video, Inc. common stock from two shareholders. Treasury stock has been recorded for the cost of the shares repurchased.

NOTE N -- SUBSEQUENT EVENTS

     In 1996, the Company has negotiated the sale of its business to West Coast Entertainment.

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors
  and Shareholders
First Choice Video, Inc.
Springfield, Ohio

     We have reviewed the accompanying balance sheets and the related statements of operations, shareholders' equity and cash flows of First Choice Video, Inc. as of June 30, 1996 and 1995, and for the three-month periods then ended. These financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Dayton, Ohio
August 22, 1996

                            FIRST CHOICE VIDEO, INC.

                                 BALANCE SHEETS
                             JUNE 30, 1996 AND 1995

                                                                           1996         1995
                                                                         --------     --------
ASSETS
Current Assets
  Cash.................................................................  $ 20,396     $  9,520
  Accounts receivable, net of allowances...............................     1,700        1,700
  Installment notes receivable.........................................    58,649       71,497
  Merchandise inventory................................................     1,935        1,935
  Prepaid rent.........................................................    13,461
  Deferred property taxes..............................................     3,736        3,736
                                                                         --------     --------
     Total current assets..............................................  $ 99,877     $ 88,388
                                                                         --------     --------
Property and Equipment
  Rental and office equipment..........................................  $ 78,874     $ 74,468
  Automotive equipment.................................................    76,655       44,224
  Furniture and fixtures...............................................    51,335       47,760
  Leasehold improvements...............................................    40,792       40,792
                                                                         --------     --------
     Total cost........................................................  $247,656     $207,244
  Less: Accumulated depreciation.......................................   126,933       98,200
                                                                         --------     --------
     Undepreciated cost................................................  $120,723     $109,044
                                                                         --------     --------
Other Assets Videocassette rental inventory............................  $509,213     $440,149
  Deposits.............................................................     2,232        2,232
  Installment notes receivable.........................................    52,931       77,833
                                                                         --------     --------
     Total other assets................................................  $564,376     $520,214
                                                                         --------     --------
          Total Assets.................................................  $784,976     $717,646
                                                                         ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable.....................................................  $ 50,617     $ 42,599
  Bank overdraft.......................................................    16,177       23,275
  Accrued taxes and expenses...........................................    92,993       81,387
  Notes payable........................................................   117,436      109,302
  Deferred federal income tax..........................................    12,413       11,377
  Current portion of long-term debt....................................    16,317       70,841
                                                                         --------     --------
     Total current liabilities.........................................  $305,953     $338,781
                                                                         --------     --------
Long-Term Debt
  Total long-term debt.................................................  $ 68,265     $110,706
  Less: Current portion above..........................................    16,317       70,841
                                                                         --------     --------
     Net long-term debt................................................  $ 51,948     $ 39,865
                                                                         --------     --------
Deferred federal income tax............................................  $ 14,721     $ 13,866
                                                                         --------     --------
Shareholders' Equity
  Common stock, no par value, 750 shares authorized, 200 shares issued,
     120 shares outstanding............................................  $ 45,787     $ 45,787
  Additional paid in capital...........................................    54,724       54,724
  Retained earnings....................................................   392,580      305,360
                                                                         --------     --------
                                                                         $493,091     $405,871
  Less: Treasury stock, 80 shares at cost..............................   (80,737)     (80,737)
                                                                         --------     --------
     Total shareholders' equity........................................  $412,354     $325,134
                                                                         --------     --------
          Total Liabilities and Shareholders' Equity...................  $784,976     $717,646
                                                                         ========     ========

                 See accompanying notes and accountants' report

                            FIRST CHOICE VIDEO, INC.

                            STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED JUNE 30, 1996 AND 1995

                                                                                AMOUNTS
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
Revenues
  Rental revenue.......................................................  $404,684     $365,257
  Merchandise sales....................................................    45,000       40,600
  Affiliate revenue....................................................     4,400        5,086
                                                                         --------     --------
     Total revenue.....................................................  $454,084     $410,943
                                                                         --------     --------
Operating Costs and Expenses
  Store operating expenses.............................................  $178,874     $154,003
  Cost of goods sold...................................................    33,750       30,450
     Amortization of videocassette rental inventory....................   143,802      126,340
     General and administrative expenses...............................    57,626       48,224
                                                                         --------     --------
     Total operating costs and expenses................................  $414,052     $359,017
                                                                         --------     --------
Operating Income.......................................................  $ 40,032     $ 51,926
                                                                         --------     --------
Non-Operating Income (Expenses)
  Interest expense.....................................................  $ (4,313)    $ (4,459)
  Interest income......................................................     2,189        2,432
                                                                         --------     --------
     Total non-operating income (expenses).............................  $ (2,124)    $ (2,027)
                                                                         --------     --------
Income Before Income Taxes.............................................  $ 37,908     $ 49,899
Provision for Income Taxes.............................................     8,719       11,477
                                                                         --------     --------
Net Income.............................................................  $ 29,189     $ 38,422
                                                                         ========     ========

                 See accompanying notes and accountants' report

                            FIRST CHOICE VIDEO, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE THREE MONTHS ENDED JUNE 30, 1996 AND 1995

                                                        ADDITIONAL                             TOTAL
                                              COMMON     PAID IN     RETAINED   TREASURY   SHAREHOLDERS'
                                               STOCK     CAPITAL     EARNINGS    STOCK        EQUITY
                                              -------   ----------   --------   --------   -------------
Balance, March 31, 1996.....................  $45,787    $ 54,724    $363,391   $(80,737)    $ 383,165
  Net Income................................                           29,189                   29,189
                                              -------     -------    --------   --------      --------
Balance, June 30, 1996......................  $45,787    $ 54,724    $392,580   $(80,737)    $ 412,354
                                              =======     =======    ========   ========      ========
Balance, March 31, 1995.....................  $45,787    $ 54,724    $266,938   $(80,737)    $ 286,712
  Net Income................................                           38,422                   38,422
                                              -------     -------    --------   --------      --------
Balance, June 30, 1995......................  $45,787    $ 54,724    $305,360   $(80,737)    $ 325,134
                                              =======     =======    ========   ========      ========

                 See accompanying notes and accountants' report

                            FIRST CHOICE VIDEO, INC.

                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED JUNE 30, 1996 AND 1995

                                                                         1996          1995
                                                                       ---------     ---------
Cash Flows From Operating Activities
  Net Income.........................................................  $  29,189     $  38,422
  Adjustments to reconcile net income to
     net cash provided by operating activities:
     Depreciation and amortization...................................    150,857       132,285
     (Increase) decrease in:
       Prepaid and deferred assets...................................      1,671         1,867
     Increase (decrease) in:
       Accounts payable and overdraft................................      3,979        (9,736)
       Accrued taxes and expenses....................................    (29,635)      (32,916)
     Deferred liabilities............................................                    1,147
                                                                       ---------      --------
  Net cash provided by operating activities..........................  $ 156,061     $ 131,069
                                                                       ---------      --------
Cash Flows From Investing Activities
  Repayments on notes receivable.....................................  $  13,004     $  11,536
  Purchases of property and equipment................................       (781)         (849)
  Purchases of videocassette rental inventory........................   (158,757)     (118,263)
                                                                       ---------      --------
     Net cash used by investing activities...........................  $(146,534)    $(107,576)
                                                                       ---------      --------
Cash Flows From Financing Activities
  Repayments of long-term debt.......................................     (3,821)      (19,414)
  Repayments of related party loans..................................    (12,741)      (13,233)
                                                                       ---------      --------
     Net cash used by financing activities...........................  $ (16,562)    $ (32,647)
                                                                       ---------      --------
Increase (Decrease) in Cash..........................................  $  (7,035)    $  (9,154)
Cash at Beginning of Year............................................     27,431        18,674
                                                                       ---------      --------
Cash at End of Period................................................  $  20,396     $   9,520
                                                                       =========      ========

                 See accompanying notes and accountants' report

                            FIRST CHOICE VIDEO, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1996 AND 1995

NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

  The Company

     The Company operates in the videocassette rental and sales industry through video stores located in Springfield, Ohio, and Urbana, Ohio. As of June 30, 1996, the Company owns and operates four video rental stores and has affiliation agreements with several additional video rental stores.

  Depreciation

     Furnishings, equipment and leasehold improvements are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives (5 to 7 years) of furnishings and equipment and, for leasehold improvements, over the lesser of the estimated useful lives or lease terms (primarily 5 to 10 years). Repair and maintenance costs are expensed as incurred. Depreciation expense amounted to $7,055 and $5,945 for the three months ending June 30, 1996 and 1995, respectively.

  Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of property and equipment, inventory and installment notes receivable for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents.

  Merchandise Inventory

     The Company values its merchandise inventory at the lower of cost or market using the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of the sale. The Company believes that its method of amortization results in an appropriate matching of tape amortization expense with

                            FIRST CHOICE VIDEO, INC.

the revenue received from the associated rental of such tapes. Videocasette rental inventory and related amortization are as follows:

                                                                         JUNE 30,
                                                                ---------------------------
                                                                   1996            1995
                                                                -----------     -----------
    Videocassette rental inventory............................  $ 2,046,093     $ 1,753,444
    Accumulated amortization..................................   (1,536,880)     (1,313,295)
                                                                -----------     -----------
                                                                $   509,213     $   440,149
                                                                 ==========      ==========

     Amortization expense related to videocassette rental inventory totaled $148,302 and $126,340 for the three months ended June 30, 1996 and 1995, respectively.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game. Affiliate revenue is recognized for each period that the affiliation agreements are in place.

  Classification

     Some prior period balances have been reclassified to conform with current period classifications.

NOTE B -- DEFERRED PROPERTY TAXES

     The deferred property taxes reported as a current asset represent property taxes not yet allocated to expense due to the period covered in the tax return. These taxes will be amortized on a monthly basis through the end of the calendar year.

NOTE C -- NOTES PAYABLE

     The notes payable classified as current are unsecured and due on demand, as follows:

                                                                            JUNE 30
                                                                     ---------------------
                                                                       1996         1995
                                                                     --------     --------
    Shareholder, interest at the applicable federal interest rate
      paid annually................................................  $114,936     $101,302
    Employees, interest at the applicable federal interest rate
      paid annually................................................     2,500        8,000
                                                                     --------     --------
                                                                     $117,436     $109,302
                                                                     ========     ========

                            FIRST CHOICE VIDEO, INC.

NOTE D -- LONG-TERM DEBT

     The details of long-term debt as of June 30, 1996 and 1995 are as follows:

                                                                       1996         1995
                                                                     --------     --------
    Payable to bank, principal of $5,740 plus interest at prime plus 1.0% (9.0% at June 30, 1995) payable monthly, secured by
      all corporate assets.........................................               $ 52,578
    Payable to former shareholder, monthly payments of $1,809
      include interest at 8%, unsecured............................                  8,867
    Payable to bank, monthly payments of $598 include interest at
      7.24%, secured by automobile.................................  $ 20,177       25,674
    Payable to bank, monthly payments of $669 include interest at
      8.75%, secured by automobile.................................    28,420
    Capital lease, monthly payments of $635 include interest at
      16.962%......................................................    19,668       23,587
                                                                     --------     --------
    Total long-term debt...........................................  $ 68,265     $110,706
    Less: Current portion..........................................   (16,317)     (70,841)
                                                                     --------     --------
    Net long-term debt.............................................  $ 51,948     $ 39,865
                                                                     ========     ========

     The long-term debt as of June 30, 1996, is due as follows:

    June 30, 1997..............................................................  $16,317
    June 30, 1998..............................................................   18,138
    June 30, 1999..............................................................   20,194
    June 30, 2000..............................................................   11,637
    June 30, 2001..............................................................    1,979
                                                                                 -------
                                                                                 $68,265
                                                                                 =======

NOTE E -- INCOME TAXES

     The federal income tax provision for the periods ended June 30, 1996 and 1995 consists of the following components:

                                                                         1996       1995
                                                                        ------     -------
    Currently payable.................................................  $8,719     $10,330
    Deferred taxes due to temporary differences.......................     -0-       1,147
                                                                        ------     -------
              Total...................................................  $8,719     $11,477
                                                                        ======     =======

     The deferred federal income taxes reported on the Company's balance sheets consist of the following components at June 30, 1996 and 1995:

                                                                        1996        1995
                                                                       -------     -------
    Current deferred tax liability:
      Inventory......................................................  $ 7,457     $ 4,806
      Notes receivable...............................................    5,191       6,657
      Accrued interest...............................................     (235)        (86)
                                                                       -------     -------
      Net current deferred tax liability.............................  $12,413     $11,377
                                                                       =======     =======
    Long-term deferred tax liability:
      Notes receivable...............................................  $10,440     $10,041
      Accumulated depreciation.......................................    4,281       3,825
                                                                       -------     -------
      Net long-term deferred tax liability...........................  $14,721     $13,866
                                                                       =======     =======

                            FIRST CHOICE VIDEO, INC.

NOTE F -- LEASE COMMITMENTS

     The Company leases all of its retail and office facilities under several noncancelable operating leases, which in certain cases contain renewal options. Rental expense for the periods ended June 30, 1996 and 1995 was $39,410 and $39,753, respectively.

     The following is a schedule by years of future minimum lease payments required under these leases as of June 30, 1996.

    March 31, 1997............................................................  $ 92,100
    March 31, 1998............................................................   108,414
    March 31, 1999............................................................    82,164
    March 31, 2000............................................................    58,764
    March 31, 2001............................................................       -0-
    Thereafter................................................................       -0-

     Rental and office equipment includes $25,948 of assets held under long-term capital leases. Accumulated depreciation of these assets amounted to $3,243 and $7,568 as of June 30, 1996 and 1995, respectively.

NOTE G -- AFFILIATION AGREEMENTS

     The Company has entered into affiliation agreements with several additional video stores. Under these agreements, the affiliate obtains the right to use the "First Choice Video" name and to capitalize upon the operating techniques of the Company. The agreements call for a $200 monthly ongoing affiliation fee. Either party may terminate the agreement with sixty days written notice.

NOTE H -- SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid during the periods for:

                                                                        1996        1995
                                                                       -------     -------
    Interest.........................................................  $ 2,813     $ 3,389
    Income taxes.....................................................   19,411      39,100

NOTE I -- PENSION PLAN

     The Company sponsors a simplified employee pension plan which covers all employees who meet eligibility requirements. The Company's policy is to fund the contributions within the time requirements of the Internal Revenue Service.

NOTE J -- CONCENTRATIONS OF CREDIT RISK

     Financial instruments that subject the Company to concentrations of credit risk consist principally of installment notes receivable. These notes are due from purchasers of former Company-owned stores who continue to operate in the videocassette rental and sales industry.

NOTE K -- SUBSEQUENT EVENTS

     In 1996, the Company has negotiated the sale of its business to West Coast Entertainment.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  and Stockholder
Ohio Entertainment Corporation
Dayton, Ohio

     We have audited the accompanying balance sheets of Ohio Entertainment Corporation as of December 31, 1994 and 1995 and the related statements of operations, stockholder's equity and cash flows for the three years ended December 31, 1995. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ohio Entertainment Corporation at December 31, 1994 and 1995, and the results of its operations and its cash flows for the three years ended December 31, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the financial statements, in 1993 the Company changed its methods of accounting for videocassette rental inventory and furnishings, equipment and leasehold improvements.

Kamphaus, Henning & Hood
Certified Public Accountants, Inc.

August 9, 1996

                         OHIO ENTERTAINMENT CORPORATION

                                 BALANCE SHEET

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                         1994          1995
                                                                       --------     ----------
ASSETS
Current Assets:
  Cash and cash equivalents..........................................  $ 60,057     $  169,908
  Merchandise inventories............................................    10,177         26,221
                                                                       --------     ----------
          Total Current Assets.......................................    70,234        196,129
Videocassette rental inventory, net..................................   243,698        482,110
Furnishings, equipment, vehicles and leasehold improvements, net.....   166,183        323,482
Other assets.........................................................    16,172         17,023
Intangible assets, net...............................................    32,634          7,311
                                                                       --------     ----------
                                                                       $528,921     $1,026,055
                                                                       ========     ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable...................................................  $ 64,788     $  178,414
  Accrued expenses...................................................     7,390         18,200
  Advances from stockholder..........................................   259,801        224,801
  Demand line of credit..............................................         0        420,000
                                                                       --------     ----------
          Total Current Liabilities..................................   331,979        841,415
                                                                       --------     ----------
Stockholder's Equity:
  Common stock, no par value, 100 shares authorized, issued and
     outstanding at December 31, 1994 and 1995, respectively.........       500            500
  Retained earnings..................................................   196,442        184,140
                                                                       --------     ----------
          Total Stockholder's Equity.................................   196,942        184,640
                                                                       --------     ----------
                                                                       $528,921     $1,026,055
                                                                       ========     ==========

      See Independent Auditors' Report and Notes to Financial Statements.

                         OHIO ENTERTAINMENT CORPORATION

                            STATEMENT OF OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                1993        1994         1995
                                                              --------   ----------   ----------
Revenues:
  Rental Revenue............................................  $595,029   $  873,439   $1,576,271
  Merchandise sales.........................................    46,672       75,091      166,151
  Late charges and other revenue............................    59,269      144,655      266,748
                                                              --------   ----------   ----------
          Total revenues....................................   700,970    1,093,185    2,009,170
Costs and Expenses:
  Store operating expenses..................................   471,350      789,785    1,588,173
  Cost of goods sold........................................     6,658       15,022       44,988
  General and administrative................................   129,726      135,495      166,677
                                                              --------   ----------   ----------
          Total costs and expenses..........................   607,734      940,302    1,799,838
Income from operations......................................    93,236      152,883      209,332
Other income (expense)......................................   (10,444)      13,894       23,938
Interest expense............................................       345          813       19,983
Income before provision for income taxes and the effect of
  changes in accounting principles..........................    82,447      165,964      213,287
Provision for income taxes..................................         0            0            0
Net income before the effect of changes in accounting
  principles................................................    82,447      165,964      213,287
Cumulative effect on prior years of changes in accounting
  principles (less applicable income taxes of $-0-).........    29,249            0            0
                                                              --------   ----------   ----------
          Net Income........................................  $111,696   $  165,964   $  213,287
                                                              ========   ==========   ==========

       See Independent Auditors' Report and Notes to Financial Statements

                         OHIO ENTERTAINMENT CORPORATION

                            STATEMENT OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                         ---------------------------------------
                                                           1993          1994           1995
                                                         ---------     ---------     -----------
Cash Flows from Operating Activities:
  Net Income...........................................  $ 111,696     $ 165,964     $   213,287
  Adjustments to reconcile net income to cash flows
     provided by operating activities:
     Amortization of videocassette rental inventory....    113,043       272,438         561,553
     Depreciation and amortization of furnishings,
       equipment, vehicles, leasehold improvements and
       intangible
       assets..........................................     46,734        60,861         101,655
     Loss on sale of fixed assets......................     10,660             0               0
Changes in Assets and Liabilities:
       Merchandise inventories.........................     (4,470)         (470)        (16,044)
       Prepaid expenses and other assets...............          0       (10,161)           (851)
       Accounts payable................................     32,411        29,460         113,626
       Accrued expenses................................      2,452        (3,954)         10,810
                                                         ---------     ---------     -----------
          Net Cash Provided by Operating Activities....    312,526       514,138         984,036
                                                         ---------     ---------     -----------
Cash Flows from Investing Activities:
  Proceeds from sale of fixed assets...................        220             0               0
  Purchases of property and equipment..................    (38,515)     (102,468)       (233,631)
  Purchases of videocassette rental inventory..........   (198,289)     (324,336)       (799,965)
     Net Cash Used in Investing Activities.............   (236,584)     (426,804)     (1,033,596)
                                                         ---------     ---------     -----------
Cash Flows from Financing Activities:
  Proceeds from demand line of credit..................          0             0         420,000
  Repayment of long-term debt..........................     (1,219)       (8,781)              0
  Repayments of advances from stockholder..............    (57,588)       (9,424)        (35,000)
  Stockholder distributions............................          0       (51,481)       (225,589)
     Net Cash Provided (Used) in Financing
       Activities......................................    (58,807)      (69,686)        159,411
                                                         ---------     ---------     -----------
Net Increase in Cash and Cash Equivalents..............     17,135        17,648         109,851
Cash and Cash Equivalents, Beginning of Period.........     25,274        42,409          60,057
                                                         ---------     ---------     -----------
Cash and Cash Equivalents, End of Period...............  $  42,409     $  60,057     $   169,908
                                                         =========     =========     ===========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest.............  $     345     $     813     $    19,983
                                                         =========     =========     ===========
Supplemental disclosure of noncash investing and
  financing activities:
  Fixed assets purchased under installment loan........  $  10,000     $       0     $         0
                                                         =========     =========     ===========

       See Independent Auditors' Report and Notes to Financial Statements

                         OHIO ENTERTAINMENT CORPORATION

                       STATEMENT OF STOCKHOLDER'S EQUITY

                                                         COMMON STOCK     RETAINED         TOTAL
                                                        ---------------   EARNINGS     STOCKHOLDER'S
                                                        SHARES   AMOUNT   (DEFICIT)   EQUITY (DEFICIT)
                                                        ------   ------   ---------   ----------------
Balance at December 31, 1992..........................    100     $500    $ (29,737)     $  (29,237)
Net Income............................................      0        0      111,696         111,696
S Corporation Distribution............................      0        0            0               0
                                                        ------   ------   ---------   ----------------
Balance at December 31, 1993..........................    100      500       81,959          82,459
Net Income............................................      0        0      165,964         165,964
S Corporation Distribution............................      0        0      (51,481)        (51,481)
                                                        ------   ------   ---------   ----------------
Balance at December 31, 1994..........................    100      500      196,442         196,942
Net Income............................................      0        0      213,287         213,287
S Corporation Distribution............................      0        0     (225,589)       (225,589)
                                                        ------   ------   ---------   ----------------
Balance at December 31, 1995..........................    100     $500    $ 184,140      $  184,640

       See Independent Auditors' Report and Notes to Financial Statements

                         OHIO ENTERTAINMENT CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1995

1. BASIS OF PRESENTATION AND BUSINESS

     Ohio Entertainment Corporation (the "Company") was incorporated in the State of Ohio on August 7, 1992 for the purpose of conducting business as an owner and operator of videocassette rental stores located in the Dayton, Ohio area. Upon incorporation, 100 shares of common stock were issued to Mr. Ronald
L. Davis. At December 31, 1995, the Company owned and operated (5) five stores.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. For the period of August 7, 1992 to December 31, 1992, videocassettes were amortized over 36 months on an accelerated basis. Effective January 1, 1993, the Company changed its method of amortization. Videocassettes which are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of the sale. The effect of the change in method of amortization resulted in a decrease in amortization expense of $11,779. The Company believes that the new method of amortization results in a more appropriate matching of tape amortization expense with the revenue received from the associated rental of such tapes. As videocassettes are sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts, and any gain or loss is recorded.

  Furnishings, Equipment, Vehicles and Leasehold Improvements

     Furnishings, equipment, vehicles and leasehold improvements are stated at cost. For the period of August 7, 1992 to December 31, 1992, furnishings, equipment, vehicles and leasehold improvements were depreciated on an accelerated basis over various periods of (3) three years to (39) thirty-nine years. Effective January 1, 1993, the Company changed its method of depreciating furnishings, equipment, vehicles and leasehold improvements. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives (5 to 7 years) of furnishings, equipment and vehicles for leasehold improvements, over

                         OHIO ENTERTAINMENT CORPORATION
the lesser of the estimated useful lives or lease terms (primarily 3 to 10 years). The effect of the change in method of depreciation resulted in a decrease in depreciation expense of $17,470. Repair and maintenance costs are expensed as incurred.

  Intangible Assets

     Intangible assets are primarily comprised of organizational costs and a covenant not-to-compete. Organizational cost are amortized on a straight-line basis over 5 years. The covenant not-to-compete is amortized on a straight-line basis over the term of the agreement. Amortization totalled $29,656, $29,656 and $25,322 for the years ended December 31, 1993, 1994 and 1995, respectively.

  Income Taxes

     The Company's stockholder has elected "S" Corporation status for income tax purposes. An "S" Corporation is generally not taxed at the federal or state level on the Company's taxable income. The distributive share of taxable income, certain gains, losses and other items are passed through to the stockholder. Accordingly, there is no provision for federal and state income taxes. The Company does provide for various local municipality income taxes, which are classified as general and administrative expenses in the accompanying statements of operations.

  Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

3. VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                        DECEMBER 31,
                                                                  ------------------------
                                                                    1994           1995
                                                                  ---------     ----------
    Videocassette rental inventory..............................  $ 543,600     $1,061,071
    Accumulated amortization....................................   (299,902)      (578,961)
                                                                  ---------     ----------
                                                                  $ 243,698     $  482,110

     Amortization expense related to videocassette rental inventory totalled $113,043, $272,438 and $561,553 for the years ended December 31, 1993, 1994, and
1995, respectively.

                         OHIO ENTERTAINMENT CORPORATION

4. FURNISHINGS, EQUIPMENT, VEHICLES AND LEASEHOLD IMPROVEMENTS

     Furnishings, equipment, vehicles and leasehold improvements comprise the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Furniture and fixtures.........................................  $ 70,270     $168,095
    Equipment and vehicles.........................................    88,189      180,518
    Leasehold improvements.........................................    58,618      101,679
                                                                     --------     --------
                                                                      217,077      450,292
    Less: Accumulated depreciation and amortization................   (50,894)    (126,810)
                                                                     --------     --------
                                                                     $166,183     $323,482
                                                                     ========     ========

     Depreciation and amortization totalled $17,078, $31,205, and $76,333 for the years ended December 31, 1993, 1994 and 1995, respectively.

5. NON-CURRENT OTHER ASSETS

     Non-current other assets is comprised of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Prepaid rent.....................................................  $ 3,442     $     0
    Tax deposits.....................................................       10          10
    Rental deposits..................................................    9,842      14,759
    Maintenance agreement, net.......................................    2,878       2,254
                                                                       -------     -------
                                                                       $16,172..   $17,023
                                                                       =======     =======

6. ACCRUED EXPENSES

     Accrued expenses is comprised of the following:

                                                                           DECEMBER 31,
                                                                        ------------------
                                                                         1994       1995
                                                                        ------     -------
    Accrued wages and taxes...........................................  $    0     $ 3,296
    Sales taxes.......................................................   7,390      14,904
                                                                        ------     -------
                                                                        $7,390..   $18,200
                                                                        ======     =======

7. DEMAND LINE OF CREDIT

     The Company has a $500,000 demand line of credit with Star Bank, Dayton, Ohio used primarily for working capital and expansion purposes. The demand line of credit is renewable annually and currently matures on October 10, 1996. It requires interest only payments until October 10, 1996 with the principal to be repaid over a period not to exceed forty eight (48) months. The demand line of credit bears interest of prime plus .50% (9.00% at December 31, 1995). The demand line of credit is secured by all assets of the Company and is personally guaranteed by the Company's President and sole stockholder. The amount outstanding under the demand line of credit was $0 and $420,000 at December 31, 1994 and 1995, respectively.

                         OHIO ENTERTAINMENT CORPORATION

     Effective February 29, 1996, the Company paid the demand line of credit down to $300,000 and signed a $300,000 three (3) year note payable with a required monthly principal payment of $8,333 plus accrued interest at prime plus
 .50%.

8. RELATED PARTY TRANSACTIONS

     The sole stockholder has from time to time advanced the Company funds for working capital purposes. No interest is charged on these advances. The balance of these advances was $259,801 and $224,801 at December 31, 1994 and 1995, respectively. The advances to the stockholder are subordinated to the Company's Bank for the borrowings outstanding under the demand line of credit mentioned in Note #7.

     The Company rents retail store space and equipment from its President and sole stockholder. Rent expense paid to this person was $0, $0 and $2,700 for the years ended December 31, 1993, 1994 and 1995, respectively.

9. LEASE COMMITMENTS

     The Company leases its stores and certain warehouse storage facilities under operating leases extending until 2005. Minimum future rental payments under these leases as of December 31, 1995 are as follows:

                                YEAR ENDING                                 OPERATING LEASES
    --------------------------------------------------------------------    ----------------
    1996................................................................       $  291,401
    1997................................................................          291,401
    1998................................................................          206,151
    1999................................................................           85,971
    2000................................................................           73,200
    Thereafter..........................................................          390,000
                                                                                  -------
    Future Minimum Payments.............................................       $1,338,124
                                                                                  =======

     Rent expense totalled approximately $67,186, $83,595 and $181,252 for the years ended December 31, 1993, 1994 and 1995, respectively.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

     At December 31, 1995, the carrying amounts of cash, accounts payable, and accrued expenses approximate fair value because of the short-term maturity of these instruments.

     It is not practical to estimate fair value of the advances from stockholder as these related party transactions were not made at market rates.

11. SUBSEQUENT EVENT -- SALE AGREEMENT (UNAUDITED)

     On July 29, 1996, the Company's stockholder agreed to sell the Company to West Coast Entertainment Corporation.

                         OHIO ENTERTAINMENT CORPORATION

                                 BALANCE SHEET

                                     ASSETS

                                                                                    JUNE 30,
                                                                                      1996
                                                                                   ----------
Current Assets:
  Cash and cash equivalents....................................................    $  254,769
  Merchandise inventories......................................................        31,274
                                                                                   ----------
          Total Current Assets.................................................       286,043
  Videocassette rental inventory, net..........................................       514,505
  Furnishings, equipment, vehicles and leasehold improvements, net.............       295,035
  Other assets.................................................................        17,013
  Intangible assets, net.......................................................         5,483
                                                                                   ----------
                                                                                   $1,118,079
                                                                                   ==========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt............................................    $   99,996
  Accounts payable.............................................................       189,463
  Accrued expenses.............................................................        16,012
  Advances from stockholder....................................................        99,801
  Demand line of credit........................................................             0
                                                                                   ----------
          Total Current Liabilities:...........................................       405,272
Long-term debt, less current portion above.....................................       175,004
                                                                                   ----------
          Total Liabilities....................................................       580,276
Stockholders' Equity:
  Common stock, no par value, 100 shares authorized, issued and outstanding at
     June 30, 1996.............................................................           500
Retained earnings..............................................................       537,303
                                                                                   ----------
          Total Stockholders' Equity...........................................       537,803
                                                                                   ----------
                                                                                   $1,118,079
                                                                                   ==========

                       See Notes to Financial Statements

                         OHIO ENTERTAINMENT CORPORATION

                            STATEMENT OF OPERATIONS

                                                                        SIX MONTHS ENDED JUNE
                                                                                 30,
                                                                       -----------------------
                                                                         1995          1996
                                                                       --------     ----------
Revenues:
  Rental Revenue.....................................................  $680,228     $1,154,611
  Merchandise sales..................................................    78,213        150,800
  Late charges and other revenue.....................................   115,378        211,120
                                                                       --------     ----------
     Total revenues..................................................   873,819      1,516,531
Costs and Expenses:
  Store operating expenses...........................................   682,745      1,058,739
  Costs of goods sold................................................    19,364         32,187
  General and administrative.........................................   144,586         55,022
                                                                       --------     ----------
     Total costs and expenses........................................   846,695      1,145,948
                                                                       --------     ----------
Income from operations...............................................    27,124        370,583
Other income.........................................................    13,422         14,057
Interest expense.....................................................     5,823         14,507
                                                                       --------     ----------
Income before provision for income taxes.............................    34,723        370,133
Provision for income taxes...........................................         0              0
                                                                       --------     ----------
     Net Income......................................................  $ 34,723     $  370,133
                                                                       ========     ==========

                       See Notes to Financial Statements

                         OHIO ENTERTAINMENT CORPORATION

                            STATEMENT OF CASH FLOWS

                                                                        SIX MONTHS ENDED JUNE
                                                                                 30,
                                                                       -----------------------
                                                                         1995          1996
                                                                       ---------     ---------
Cash Flows From Operating Activities:
  Net income.........................................................  $  34,723     $ 370,133
  Adjustments to reconcile net income to cash flows provided by operating activities:
     Amortization of videocassette rental inventory..................    235,334       375,250
     Depreciation and amortization of furnishings, equipment,
      vehicles, leasehold improvements and intangible assets.........     50,011        46,406
  Changes in Assets and Liabilities:
     Merchandise inventories.........................................     (6,029)       (5,054)
     Prepaid expenses and other assets...............................     (4,475)           10
     Accounts payable................................................     55,129        11,049
     Accrued expenses................................................      3,722        (2,188)
                                                                       ---------     ---------
  Net Cash Provided by Operating Activities..........................    368,415       795,606
Cash Flows From Investing Activities:
  Purchases of property and equipment................................   (162,266)      (16,131)
  Purchases of videocassette rental inventory........................   (371,842)     (407,644)
                                                                       ---------     ---------
     Net Cash Used in Investing Activities...........................   (534,108)     (423,775)
Cash Flows From Financing Activities:
  Proceeds from long-term debt.......................................          0       300,000
  Repayment of demand line of credit.................................          0      (420,000)
  Repayment of long-term debt........................................          0       (25,000)
  Proceeds from demand line of credit................................    300,000             0
  Repayments of advances from stockholder............................    (15,000)     (125,000)
  Stockholder distributions..........................................    (74,492)      (16,970)
                                                                       ---------     ---------
     Net Cash Provided (Used) in Financing Activities................    210,508      (286,970)
                                                                       ---------     ---------
Net Increase in Cash and Cash Equivalents............................     44,815        84,861
Cash and Cash Equivalents, Beginning of Period.......................     60,057       169,908
                                                                       ---------     ---------
Cash and Cash Equivalents, End of Period.............................  $ 104,872     $ 254,769
                                                                       =========     =========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest...........................  $   5,823     $  14,507
                                                                       =========     =========

                       See Notes to Financial Statements.

                         OHIO ENTERTAINMENT CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996
                                   UNAUDITED

1. BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Company's audited financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the six month period ended June 30, 1995 and 1996 are not necessarily indicative of the results to be expected for the full year.

2. VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                            JUNE 30,
                                                                              1996
                                                                           ----------
        Videocassette rental inventory...................................  $1,262,697
        Accumulated amortization.........................................     748,192
                                                                            ---------
                                                                           $  514,505
                                                                            =========

3. SUBSEQUENT EVENT

     During 1996, the Company is negotiating to sell substantially all of the Company's assets and certain of its liabilities to West Coast Entertainment Corporation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Franexco, Inc. and Affiliate

     We have audited the accompanying combined balance sheets of Franexco, Inc. and Affiliate as of December 31, 1995 and 1994, and the related combined statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Franexco, Inc. and Affiliate as of December 31, 1995 and 1994, and their results of operations and cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As described in Notes 1, 2 and 10 to the combined financial statements, the Company has changed its method of valuing certain investments in marketable securities effective as of January 1, 1994, changed its method of amortizing video cassettes effective as of January 1, 1993 and adjusted certain amounts reflected in the unaudited financial statements it originally issued as of and for the years ended December 31, 1995, 1994 and 1993 as a result of subsequent audits.

                                               J. H. COHN LLP

Roseland, New Jersey
October 15, 1996

                          FRANEXCO, INC. AND AFFILIATE

                            COMBINED BALANCE SHEETS
                  JUNE 30, 1996 AND DECEMBER 31, 1995 AND 1994

                                                                              DECEMBER 31,
                                                                        -------------------------
                                                                           1995           1994
                                                          JUNE 30,      ----------     ----------
                                                            1996
                                                         ----------
                                                         (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents............................  $  230,269     $  774,325     $  175,364
  Investments in marketable securities.................   2,465,643      2,948,351      3,027,095
  Investment in investment partnership.................   1,012,517
  Merchandise inventories..............................      90,429         68,740         42,415
  Advances to officer..................................      47,444         65,085         59,619
  Loans to stockholder.................................      95,437         56,479
  Other current assets.................................      89,064         63,237         71,533
                                                         ----------     ----------     ----------
          Total current assets.........................   4,030,803      3,976,217      3,376,026
Video cassette rental inventories, net of accumulated
  amortization.........................................     231,241        351,933        226,769
Equipment and improvements, at cost, net of accumulated
  depreciation and amortization........................     634,429        554,020        360,051
Other assets...........................................      89,291         96,984         79,822
                                                         ----------     ----------     ----------
          Totals.......................................  $4,985,764     $4,979,154     $4,042,668
                                                         ==========     ==========     ==========
                                LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  7% note payable due December 1996....................  $   40,000     $   40,000
  Note payable to bank.................................     425,000        235,000
  Accounts payable.....................................     432,413        369,426     $  237,936
  Accrued expenses and other current liabilities.......     139,579        152,503        131,798
  Loans from stockholder...............................                                    86,718
                                                         ----------     ----------     ----------
          Total current liabilities....................   1,036,992        796,929        456,452
7% note payable due December 1996......................                                    40,000
Deferred rent payable..................................     136,526        110,526         67,648
Other liabilities......................................      42,000
                                                         ----------     ----------     ----------
          Total liabilities............................   1,215,518        907,455        564,100
                                                         ----------     ----------     ----------
Commitments
Stockholder's equity:
  Common stock.........................................       3,519          3,519          3,519
  Additional paid-in capital...........................       2,784          2,784          2,784
  Retained earnings....................................   3,236,918      3,464,281      3,199,943
  Net unrealized gains on available for sale
     securities........................................     527,025        601,115        272,322
                                                         ----------     ----------     ----------
          Total stockholder's equity...................   3,770,246      4,071,699      3,478,568
                                                         ----------     ----------     ----------
          Totals.......................................  $4,985,764     $4,979,154     $4,042,668
                                                         ==========     ==========     ==========

                  See Notes to Combined Financial Statements.

                          FRANEXCO, INC. AND AFFILIATE

            COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                  SIX MONTHS ENDED JUNE 30, 1996 AND 1995 AND
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                               SIX MONTHS
                                             ENDED JUNE 30,              YEARS ENDED DECEMBER 31,
                                         -----------------------   ------------------------------------
                                            1996         1995         1995         1994         1993
                                         ----------   ----------   ----------   ----------   ----------
                                               (UNAUDITED)
                                              OPERATIONS
Revenues:
  Rental...............................  $1,779,924   $1,200,034   $2,687,144   $1,964,179   $1,958,350
  Sales................................     317,862      214,112      500,278      344,634      247,526
                                         ----------   ----------   ----------   ----------   ----------
          Totals.......................   2,097,786    1,414,146    3,187,422    2,308,813    2,205,876
                                         ----------   ----------   ----------   ----------   ----------
Costs and expenses:
  Amortization of video cassette rental
     inventories.......................     809,466      500,848    1,010,077      658,404      809,273
  Cost of sales........................     189,786      188,395      255,060      165,778      179,481
  Store operating expenses.............   1,204,553      693,838    1,592,431    1,169,171    1,126,481
  General and administrative
     expenses..........................     270,001      213,512      410,275      408,980      460,013
                                         ----------   ----------   ----------   ----------   ----------
          Totals.......................   2,473,806    1,596,593    3,267,843    2,402,333    2,575,248
                                         ----------   ----------   ----------   ----------   ----------
Operating loss.........................    (376,020)    (182,447)     (80,421)     (93,520)    (369,372)
                                         ----------   ----------   ----------   ----------   ----------
Other income (expense):
  Dividend and interest income.........      48,148       54,807      113,095      153,848      158,096
  Interest expense.....................     (15,635)      (1,400)      (7,462)      (2,849)     (20,026)
  Realized gains on sale of marketable
     securities........................      86,887        9,114      230,006       65,719      177,551
  Other................................      29,257       21,440       15,820       11,529           59
                                         ----------   ----------   ----------   ----------   ----------
          Totals.......................     148,657       83,961      351,459      228,247      315,680
                                         ----------   ----------   ----------   ----------   ----------
Income (loss) before state income
  taxes................................    (227,363)     (98,486)     271,038      134,727      (53,692)
Provision for state income taxes.......                                 6,700        3,000
                                         ----------   ----------   ----------   ----------   ----------
Net income (loss)......................    (227,363)     (98,486)     264,338      131,727      (53,692)

                                           RETAINED EARNINGS
Balance, beginning of period...........   3,464,281    3,199,943    3,199,943    3,068,216    3,121,908
                                         ----------   ----------   ----------   ----------   ----------
Balance, end of period.................  $3,236,918   $3,101,457   $3,464,281   $3,199,943   $3,068,216
                                         ==========   ==========   ==========   ==========   ==========

                  See Notes to Combined Financial Statements.

                          FRANEXCO, INC. AND AFFILIATE

                       COMBINED STATEMENTS OF CASH FLOWS
                  SIX MONTHS ENDED JUNE 30, 1996 AND 1995 AND
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                   SIX MONTHS
                                                 ENDED JUNE 30,               YEARS ENDED DECEMBER 31,
                                             -----------------------   ---------------------------------------
                                                1996         1995         1995          1994          1993
                                             -----------   ---------   -----------   -----------   -----------
                                                   (UNAUDITED)
Operating activities:
  Net income (loss)........................  $  (227,363)  $ (98,486)  $   264,338   $   131,727   $   (53,692)
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities:
     Amortization of video cassette rental
       inventories.........................      809,466     500,848     1,010,077       658,404       809,273
     Depreciation and amortization.........       91,975      55,867       130,763        77,904        82,831
     Realized gains on sales of
       securities..........................      (86,887)     (9,114)     (230,006)      (65,719)     (177,551)
     Equity in earnings of investment
       partnership.........................      (20,884)
     Loss on abandonment of equipment......                                                6,964
     Deferred rent expense.................       26,000      25,000        42,878        17,871         9,261
     Changes in operating assets and
       current liabilities:
       Merchandise inventories.............      (21,689)     10,031       (26,325)          (59)       (6,770)
       Other current assets................      (25,827)     (2,692)        8,296       (19,169)      (25,631)
       Other assets........................        7,693       2,500       (17,162)       (6,156)         (779)
       Accounts payable....................       62,987      60,224       131,490        44,939       121,236
       Accrued expenses and other current
          liabilities......................       (8,924)    (46,875)       12,505        77,216       (70,399)
       Other liabilities...................       42,000
                                             -----------   ---------   -----------   -----------   -----------
          Net cash provided by operating
            activities.....................      648,547     497,303     1,326,854       923,922       687,779
                                             -----------   ---------   -----------   -----------   -----------
Investing activities:
  Purchases of equipment and
     improvements..........................     (172,384)   (101,216)     (324,732)     (172,568)     (112,374)
  Purchases of video cassette rental
     inventories...........................     (688,774)   (425,743)   (1,135,241)     (704,337)     (735,033)
  Sales and maturities of marketable
     securities............................      509,298     315,212     2,978,485     1,455,277     1,472,093
  Investments in:
     Marketable securities.................     (427,732)   (411,476)   (2,332,741)   (1,343,598)   (1,268,898)
     Investment partnership................     (581,695)
  Loans to officer.........................       17,641      (3,612)       (5,466)      (38,061)      (12,608)
                                             -----------   ---------   -----------   -----------   -----------
          Net cash used in investing
            activities.....................   (1,343,646)   (626,835)     (819,695)     (803,287)     (656,820)
                                             -----------   ---------   -----------   -----------   -----------
Financing activities:
  Proceeds from bank loan..................      190,000                   235,000
  Proceeds of loans from stockholder.......       62,425      49,344       161,571       101,215       203,182
  Repayments of loans from stockholder.....     (101,382)    (63,386)     (304,769)     (176,295)     (153,003)
                                             -----------   ---------   -----------   -----------   -----------
          Net cash provided by (used in)
            financing activities...........      151,043     (14,042)       91,802       (75,080)       50,179
                                             -----------   ---------   -----------   -----------   -----------
Net increase (decrease) in cash and cash
  equivalents..............................     (544,056)   (143,574)      598,961        45,555        81,138
Cash and cash equivalents, beginning of
  period...................................      774,325     175,364       175,364       129,809        48,671
                                             -----------   ---------   -----------   -----------   -----------
Cash and cash equivalents, end of period...  $   230,269   $  31,790   $   774,325   $   175,364   $   129,809
                                             ===========   =========   ===========   ===========   ===========
Supplemental disclosure of cash flow data:
  Income taxes paid........................  $     6,600               $       943   $       300   $     5,769
                                             ===========               ===========   ===========   ===========
  Interest paid............................  $    15,635   $   1,400   $     7,462   $     2,849   $    20,026
                                             ===========   =========   ===========   ===========   ===========

                  See Notes to Combined Financial Statements.

                          FRANEXCO, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS
            (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS
                   ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

NOTE 1 -- DESCRIPTION OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES:

  Business:

     Franexco, Inc. rents and sells video cassettes and related equipment and accessories through stores located in Bergen County, New Jersey and Rockland County, New York that are known as the "Great American Video Stores." The stores are leased by Great American Video Realty, Inc., its commonly-owned affiliate. There were ten stores in operation at June 30, 1996 and eight, six and five stores in operation at December 31, 1995, 1994 and 1993, respectively.

  Principles of combination:

     The accompanying financial statements combine the accounts of Franexco, Inc. and its commonly-owned affiliate. All intercompany balances and transactions are eliminated in combination. As used herein, the "Company" refers to Franexco, Inc. together with its affiliate.

  Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Cash equivalents:

     The Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

  Concentrations of credit risk:

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and accounts receivable. The Company maintains its cash in bank deposit accounts the balances of which, at times, may exceed Federally insured limits. Exposure to credit risk is reduced by placing such deposits in high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base and generally short payment terms.

  Investments in marketable securities and investment partnership:

     Effective as of January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," ("SFAS 115") and classified all of its directly-owned marketable debt and equity securities as of and subsequent to that date as "available for sale." Available for sale securities are recorded at fair value, with unrealized gains and losses, net of related tax effects, reported as a separate component of stockholder's equity. Prior to the adoption of SFAS 115, investments in marketable debt securities were generally carried at cost, and investments in marketable equity securities were carried at the lower of cost or market value. The cost of securities sold is based on the specific identification method.

     The investment in an investment partnership is carried pursuant to the equity method whereby the Company's equity in the earnings of the partnership is reflected in other income.

                          FRANEXCO, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS
            (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS
                   ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

  Merchandise inventories:

     Merchandise inventories consisting primarily of prerecorded video cassettes, video games and accessories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Video cassette rental inventories:

     Video cassette rental inventories, which include video games, are recorded at cost and amortized over their economic life with no provision for salvage value. Video cassettes which are considered base stock are amortized over 36 months on a straight-line basis. New release video cassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The Company believes that its method of amortization results in an appropriate matching of amortization expense with the revenues received from the associated rental of video cassettes.

  Property and equipment:

     Property and equipment are recorded at cost. Depreciation is provided based on the estimated useful lives of the assets using straight-line and declining balance methods. Leasehold improvements are amortized over the lesser of the useful lives of the improvements or the remaining life of the lease.

  Deferred lease costs:

     Deferred lease costs (which are included in other assets) are amortized on a straight-line basis over the terms of the leases.

  Revenue recognition:

     Revenue is recognized at the time of rental or sale of a video cassette or video game.

  Advertising:

     The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations approximated $30,000, $19,000 and $34,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

  Income taxes:

     The Company has elected to be treated as an "S" Corporation under the applicable sections of the Internal Revenue Code. Under these sections, corporate income or loss is allocated to the stockholder for inclusion in his personal income tax returns. Accordingly, there is no provision for Federal income tax in the accompanying combined financial statements.

     The Company has also elected to be treated as an "S" Corporation for state income tax purposes. However, the states in which the Company operates impose a tax on "S" Corporation income at a reduced rate and, accordingly, the accompanying combined financial statements include the effects of the provisions for state income taxes.

     The Company accounts for state income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect

                          FRANEXCO, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS
            (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS
                   ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

  Unaudited interim financial information:

     In the opinion of management, the accompanying unaudited combined financial statements reflect all adjustments, consisting only of normal recurring accruals, necessary to present fairly the financial position of the Company as of June 30, 1996, and its results of operations and cash flows for the six months ended June 30, 1996 and 1995. Results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results of operations for the full year ending December 31, 1996.

NOTE 2 -- INVESTMENTS IN MARKETABLE SECURITIES:

     At December 31, 1995 and 1994, the Company's investments in marketable securities were classified as available for sale and, accordingly, carried at fair value. The portfolio of marketable securities was comprised as follows:

                                                                     1995           1994
                                                                  ----------     ----------
    Fair value:
      Equity securities.........................................  $1,876,899     $1,153,951
      U.S. Treasury notes.......................................   1,071,452      1,873,144
                                                                  ----------     ----------
              Totals............................................  $2,948,351     $3,027,095
                                                                  ==========     ==========

     Additional information about the Company's portfolio of marketable securities at December 31, 1995 and 1994 follows:

                                                                     1995           1994
                                                                  ----------     ----------
    Amortized cost:
      Equity securities.........................................  $1,338,195     $  889,507
      U.S. Treasury notes.......................................     994,041      1,858,466
                                                                  ----------     ----------
              Totals............................................  $2,332,236     $2,747,973
                                                                  ==========     ==========
    Unrealized gains:
      Equity securities.........................................  $  538,704     $  264,444
      U.S. Treasury notes.......................................      77,411         14,678
                                                                  ----------     ----------
              Totals............................................     616,115        279,122
      Deferred state income taxes...............................      15,000          6,800
                                                                  ----------     ----------
              Net unrealized gains..............................  $  601,115     $  272,322
                                                                  ==========     ==========

     Substantially all of the U.S. Treasury notes mature during the years ending December 31, 1998 and 1999.

     Gross unrealized gains totaled $665,249 and $326,987 and gross unrealized losses totaled $49,134 and $47,865 at December 31, 1995 and 1994, respectively. The unrealized gains, net of the unrealized losses and deferred state income taxes, are shown as a separate component of stockholder's equity in the accompanying combined balance sheets. A net unrealized gain of $656,922 was recorded as a separate component of stockholder's equity as of January 1, 1994, the effective date of the adoption of SFAS 115. The net unrealized

                          FRANEXCO, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS
            (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS
                   ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

gain increased by $336,993 and decreased by $369,600 in the years ended December 31, 1995 and 1994, respectively.

     Information with respect to sales of marketable securities during the years ended December 31, 1995, 1994 and 1993 follows:

                                                        1995           1994           1993
                                                     ----------     ----------     ----------
    Sales proceeds.................................  $2,978,485     $1,445,277     $1,472,093
    Gross realized gains...........................     368,024        173,444        226,819
    Gross realized losses..........................    (138,018)      (107,725)       (49,268)
    Net realized gains.............................     230,006         65,719        177,551

     During the six months ended June 30, 1996, the Company transferred marketable securities with a fair market and carrying value of $409,938 to, and received an equity interest in, an investment partnership. As a result of the exchange, the Company recorded a realized loss of $26,539. The exchange was a noncash transaction that is not reflected in the accompanying combined statement of cash flows for that period.

NOTE 3 -- VIDEO CASSETTE RENTAL INVENTORIES:

     At December 31, 1995 and 1994, video cassette rental inventories and related amortization consisted of the following:

                                                                     1995           1994
                                                                  ----------     ----------
    Video cassette rental inventory.............................  $1,765,347     $1,463,123
    Accumulated amortization....................................  (1,413,414)    (1,236,354)
                                                                  ----------     ----------
              Totals............................................  $  351,933     $  226,769
                                                                  ==========     ==========

NOTE 4 -- LOANS TO AND FROM RELATED PARTIES:

     The balances of advances to officer and loans to and from stockholder reflected in the accompanying balance sheets arose from noninterest bearing advances and loans made from time to time. Although advances and loans are without specific due dates, they are intended to be short-term and have been classified as current assets or liabilities.

NOTE 5 -- EQUIPMENT AND IMPROVEMENTS:

     At December 31, 1995 and 1994, equipment and improvements consisted of the following:

                                                        ESTIMATED
                                                       USEFUL LIVES       1995         1994
                                                       ------------     --------     --------
    Furniture and fixtures...........................       7 years     $510,484     $401,084
    Computer equipment...............................       5 years       87,406       38,992
    Leasehold improvements...........................    5-10 years      373,428      206,511
                                                                        --------
                                                                         971,318      646,587
    Less accumulated depreciation and amortization...                    417,298      286,536
                                                                        --------     --------
              Totals.................................                   $554,020     $360,051
                                                                        ========     ========

                          FRANEXCO, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS
            (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS
                   ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

NOTE 6 -- NOTE PAYABLE TO BANK:

     The note payable to bank is due on demand, bears interest at a specified prime rate (8.75% at December 31, 1995) and is secured by the Company's portfolio of marketable securities. In addition, the Company's stockholder has guaranteed the payment of the note and pledged certain marketable securities as collateral.

NOTE 7 -- COMMITMENTS:

  Lease commitments:

     The Company is obligated under various lease agreements for rental of office and retail store space under operating leases that expire through February 2006. Certain leases contain renewal options and require the Company to pay occupancy costs. Rent expense charged to operations was $477,072, $400,626 and $362,615 in the years ended December 31, 1995, 1994 and 1993, respectively. Future minimum lease payments under these noncancelable leases in years subsequent to December 31, 1995 are as follows:

                                   YEAR ENDING
                                  DECEMBER 31,                                   AMOUNT
    -------------------------------------------------------------------------  ----------
    1996.....................................................................  $  742,095
    1997.....................................................................     762,326
    1998.....................................................................     656,970
    1999.....................................................................     638,205
    2000.....................................................................     488,520
    Thereafter...............................................................   1,819,134
                                                                               ----------
      Total..................................................................  $5,107,250
                                                                               ==========

  Employment agreement:

     Pursuant to an employment agreement dated January 1, 1996, the Company is obligated to pay an executive officer annual compensation of $200,000 in 1996, with increases of 15% for each additional year the agreement is in effect. The agreement is cancelable by either party upon at least 60 days notice prior to January 1st of any year.

     The agreement also requires the Company to pay the executive officer a net bonus equal to 750% of his annual compensation upon sale of the Company's video store operations.

NOTE 8 -- COMMON STOCK:

     Franexco, Inc. is authorized to issue 200 shares of common stock without par value, of which 102 shares had been issued at June 30, 1996 and December 31, 1995 and 1994. Great American Video Realty, Inc. is authorized to issue 2,500 shares of common stock without par value, of which none had been issued at June 30, 1996 and December 31, 1995 and 1994.

                          FRANEXCO, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS
            (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS
                   ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

NOTE 9 -- PROVISION FOR INCOME TAXES:

     A reconciliation of income taxes and credits based on pre-tax income and losses and the Federal statutory rate to the Company's effective rate for the years ended December 31, 1995, 1994 and 1993 follows:

                                                                  1995      1994      1993
                                                                  -----     -----     -----
    Federal statutory income tax rate...........................   34.0%     34.0%    (34.0)%
    Increase (decrease) resulting from:
      State income taxes, net of Federal tax benefit............    6.1       5.9
      "S" Corporation income not subject to Federal or state
         tax....................................................  (38.4)    (38.4)     34.0
      Other.....................................................     .7        .7
                                                                  -----     -----     -----
         Effective rate.........................................    2.4%      2.2%       --%
                                                                  =====     =====     =====

     Deferred state tax assets and liabilities as of December 31, 1995 and 1994 and deferred state tax provisions and credits for the years ended December 31, 1995, 1994 and 1993 were immaterial.

NOTE 10 -- CHANGES IN ACCOUNTING METHODS AND OTHER CHANGES:

     As further explained in Notes 1 and 2, the Company changed its method of accounting for marketable securities on a prospective basis and recorded a net unrealized holding gain as a separate component of stockholder's equity effective as of January 1, 1994 in accordance with SFAS 115.

     During the six months ended June 30, 1996, the Company adopted the policies for the amortization of the cost of video cassettes set forth in Note 1 to achieve a more appropriate matching of amortization expense with the revenues received from the associated rental of video cassettes. In the unaudited combined financial statements as of and for the six months ended June 30, 1995 and as of and for the years ended December 31, 1995, 1994 and 1993 originally issued by the Company (the "Unaudited Financial Statements"), the cost of video cassettes had been amortized (i) over four years with 50% amortized in the first year or (ii) over a period of 18 months. Since the accompanying combined financial statements have been prepared in conjunction with the proposed sale of the Company's video store operations (see Note 13) and a related public offering of securities, they have been retroactively restated as if the new amortization method for video cassettes had been adopted effective as of January 1, 1993. The accompanying combined financial statements have also been retroactively restated to eliminate the effects of various revenues and expenses that were over or under accrued in the Unaudited Financial Statements. Certain accounts previously presented in the Unaudited Financial Statements have also been reclassified to conform with the 1996 presentation.

     The effects of the adoption of the new policies related to the amortization of the cost of video cassettes and the restatements to eliminate the effects of over and under accruals of various revenues and expenses on

                          FRANEXCO, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS
            (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS
                   ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

net income or loss and retained earnings as originally reflected in the Unaudited Financial Statements are summarized below:

                                             AS OF OR
                                             FOR THE
                                            SIX MONTHS                 AS OF OR FOR THE
                                              ENDED                YEARS ENDED DECEMBER 31,
                                             JUNE 30,      ----------------------------------------
                                               1995           1995           1994           1993
                                            ----------     ----------     ----------     ----------
Net income (loss) as originally
  reported................................  $  155,011     $  216,671     $  110,715     $   (4,239)
                                             ---------       --------       --------     ----------
Effect of retroactive change in method of
  amortizing video cassettes..............    (155,054)        96,505         42,852       (152,069)
Net effect of eliminating over and under
  accruals of various revenues and
  expenses................................     (98,443)       (48,838)       (21,840)       102,616
                                             ---------       --------       --------     ----------
  Totals..................................    (253,497)        47,667         21,012        (49,453)
                                             ---------       --------       --------     ----------
Net income (loss) as restated.............  $  (98,486)    $  264,338     $  131,727     $  (53,692)
                                             =========       ========       ========     ==========
Retained earnings as originally
  reported................................  $3,594,159     $3,655,819     $3,439,148     $3,328,433
Total adjustments to net income (loss)....    (253,497)        47,667         21,012        (49,453)
Cumulative effect as of beginning of
  period..................................    (239,205)      (239,205)      (260,217)      (210,764)
                                             ---------       --------       --------     ----------
Retained earnings as restated.............  $3,101,457     $3,464,281     $3,199,943     $3,068,216
                                             =========       ========       ========     ==========

NOTE 11 -- FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The Company's material financial instruments at December 31, 1995 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash and cash equivalents, marketable securities, advances to an officer, notes payable and advances from the stockholder. The fair value of cash was equal to its carrying value because of its liquidity and short-term maturity. The fair value of the Company's marketable securities is equal to the carrying value. The fair value of the notes payable approximated their aggregate carrying value due to their short-term maturity and/or variable interest rate. There is no practical method that can be used to determine the fair value of the amounts receivable from the officer or payable to the stockholder because of the related party nature of such loans.

NOTE 12 -- PROPOSED SALE OF VIDEO STORE OPERATIONS:

     In September 1996, the Company's stockholder entered into a letter of intent with West Coast Entertainment, Corp. ("West Coast") pursuant to which the stockholder agreed to sell the Company's video store operations and substantially all of the related assets and liabilities to West Coast. Consummation of the sale is subject to the satisfaction by each party of numerous terms and conditions.

                          FRANEXCO, INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS
            (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS
                   ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED)

NOTE 13 -- UNAUDITED PRO FORMA INCOME TAX INFORMATION:

     Unaudited pro forma income tax information as if the Company had been a "C" corporation subject to Federal and state income taxes follows:

                                                         SIX MONTHS ENDED            YEAR
                                                             JUNE 30,               ENDED
                                                      ----------------------     DECEMBER 31,
                                                        1996          1995           1995
                                                      ---------     --------     ------------
    Income (loss) before income taxes...............  $(227,363)    $(98,486)      $271,038
    Pro forma provision (credit) for income taxes...    (77,000)     (27,000)       104,000
                                                      ---------     --------       --------
    Pro forma net income (loss).....................  $(150,363)    $(71,486)      $167,038
                                                      =========     ========       ========

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Board of Directors
Curran, Skypala, Zimmerman W. C. Video Group
Boyertown, Pennsylvania

     We have audited the accompanying combined balance sheets of Curran, Skypala, Zimmerman W. C. Video Group as of December 31, 1994 and 1995, and the related combined statements of operations, stockholders' equity and cash flows for the years ended December 31, 1993, 1994, and 1995. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies as of December 31, 1993, 1994 and 1995, and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

     As discussed in Note 10 to the financial statements, the Company changed its method of accounting for videocassettes and video games.

                                            /s/  Kurtz, McNaney & Company
                                          KURTZ, McNANEY & COMPANY
                                          Certified Public Accountants

Reading, Pennsylvania
September 20, 1996

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

                            COMBINED BALANCE SHEETS

                                                                       DECEMBER       DECEMBER
                                                                         31,            31,
                                                                         1994           1995
                                                                      ----------     ----------
                                            ASSETS
Current Assets:
  Cash and Cash Equivalents.........................................  $  164,717     $  141,110
  Merchandise Inventory.............................................      22,000         21,000
  Amounts Due from Stockholders.....................................      27,000         84,521
                                                                      ----------     ----------
          Total Current Assets......................................     213,717        246,631
Videocassette Rental Inventory, Net.................................     519,697        507,538
Furnishings and Equipment, Net......................................     287,425        256,666
Other Assets........................................................      62,553         55,010
                                                                      ----------     ----------
          Total.....................................................  $1,083,392     $1,065,845
                                                                       =========      =========
                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Short-Term Debt...................................................  $    5,000     $   25,780
  Current Portion of Long-Term Debt.................................     174,850        160,395
  Trade Payables....................................................     197,111        124,512
  Accruals and Other Liabilities....................................      90,458         92,689
  Amounts Due to Affiliates.........................................      14,000              0
                                                                      ----------     ----------
          Total Current Liabilities.................................     481,419        403,376
Long-Term Debt......................................................     542,454        525,541
                                                                      ----------     ----------
          Total Liabilities.........................................   1,023,873        928,917
Stockholders' Equity
  Common Stock......................................................       1,708          1,463
  Additional Paid-In Capital........................................           0          9,962
  Retained Earnings.................................................      57,811        125,503
                                                                      ----------     ----------
          Total Stockholders' Equity................................      59,519        136,928
                                                                      ----------     ----------
Total...............................................................  $1,083,392     $1,065,845
                                                                       =========      =========

    The accompanying notes are an integral part of the financial statements

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
Revenues:
  Rental Revenue.......................................  $1,157,507     $1,970,613     $2,279,603
  Merchandise Sales....................................     101,805        231,386        364,278
                                                         ----------     ----------     ----------
          Total........................................   1,259,312      2,201,999      2,643,881
Cost and Expenses:
  Operating Expenses...................................     579,403        941,356      1,097,314
  Cost of Sales........................................     325,630        791,714        846,694
  General and Administrative...........................     193,213        363,260        404,889
                                                         ----------     ----------     ----------
          Income from Operations.......................     161,066        105,669        294,984
Interest Expense.......................................      20,894         39,241         56,846
Other Expense (Income), Net............................      (9,037)       (42,476)       (25,621)
                                                         ----------     ----------     ----------
          Net Income...................................  $  149,209     $  108,904     $  263,759
                                                         ==========     ==========     ==========

    The accompanying notes are an integral part of the financial statements

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                           ADDITIONAL     RETAINED          TOTAL
                                                COMMON      PAID-IN       EARNINGS      STOCKHOLDERS'
                                                STOCK       CAPITAL       (DEFICIT)    EQUITY (DEFICIT)
                                                ------     ----------     --------     ----------------
Balance at January 1, 1993....................  $1,300       $    0       $ 43,934        $   45,234
Distributions.................................       0            0       (149,526)         (149,526)
Issuance of Shares............................       8            0              0                 8
Net Income....................................       0            0        149,209           149,209
                                                ------       ------       ---------        ---------
Balance at December 31, 1993..................   1,308            0         43,617            44,925
Distributions.................................       0            0        (94,710)          (94,710)
Issuance of Shares............................     400            0              0               400
Net Income....................................       0            0        108,904           108,904
                                                ------       ------       ---------        ---------
Balance at December 31, 1994..................   1,708            0         57,811            59,519
Distributions.................................    (248)           0       (196,067)         (196,315)
Issuance of Shares............................       3        9,962              0             9,965
Net Income....................................       0            0        263,759           263,759
                                                ------       ------       ---------        ---------
Balance at December 31, 1995..................  $1,463       $9,962       $125,503        $  136,928
                                                ======       ======       =========        =========

    The accompanying notes are an integral part of the financial statements

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                YEARS ENDED DECEMBER 31,
                                                          -------------------------------------
                                                            1993          1994          1995
                                                          ---------     ---------     ---------
Cash Flows from Operating Activities:
Net Income..............................................  $ 149,209     $ 108,904     $ 263,759
Adjustments to Reconcile Net Income to Cash Flows
  Provided by Operating Activities:
  Amortization of Videocassette Rental Inventory........    261,617       615,690       687,517
  Amortization of Franchise Fees and Organization.......      9,473        10,311        11,761
  Depreciation and Amortization of Furnishings and
     Equipment..........................................     17,620        40,185        57,149
  Changes in Assets and Liabilities:
     Merchandise Inventories............................    (10,000)       (9,000)        1,000
     Prepaid Expenses and Other Assets..................        236        (5,043)      (57,521)
     Accounts Payable...................................     29,967       101,277       (72,599)
     Accruals and Other Liabilities.....................     24,941        38,912       (11,769)
                                                          ---------     ---------     ---------
          Net Cash Provided by (Used in) Operating
            Activities..................................    483,063       901,236       879,297
                                                          ---------     ---------     ---------
Cash Flows from Investing Activities:
  Purchases of Property and Equipment...................    (96,807)     (132,591)      (22,401)
  Purchases of Videocassette Rental Inventory...........   (431,732)     (793,570)     (657,416)
  Purchase of Other Assets..............................    (43,046)       (8,500)      (25,000)
                                                          ---------     ---------     ---------
          Net Cash Provided by (Used in) Investing
            Activities..................................   (571,585)     (934,661)     (704,817)
                                                          ---------     ---------     ---------
Cash Flows from Financing Activities:
  Proceeds from Short-Term Debt -- Net..................          0       (28,000)       20,780
  Proceeds from Long-Term Debt..........................    300,000       375,000        50,000
  Loans from Stockholders...............................          0       121,500        92,540
  Repayment of Long-Term Debt...........................    (72,183)     (219,333)     (180,429)
  Repayment of Stockholder Loans........................          0             0       (18,479)
  Distributions.........................................   (149,526)      (94,710)     (162,499)
                                                          ---------     ---------     ---------
          Net Cash Provided by (Used in) Financing
            Activities..................................     78,291       154,457      (198,087)
                                                          ---------     ---------     ---------
Net Increase (Decrease) in Cash and Cash Equivalents....    (10,231)      121,032       (23,607)
Cash and Equivalents, Beginning of Year.................     53,916        43,685       164,717
                                                          ---------     ---------     ---------
Cash and Cash Equivalents, End of Year..................  $  43,685     $ 164,717     $ 141,110
                                                          =========     =========     =========
Supplemental Disclosure of Cash Flow Information:
  Cash Paid During the Period for Interest..............  $  21,250     $  40,306     $  58,674
                                                          =========     =========     =========
Supplemental Disclosure of Noncash Investing and
  Financing Activities:
  Fixed Assets Purchased Financed with Long-Term Debt...  $       0     $       0     $  25,000
                                                          =========     =========     =========
  Fixed Assets (Net) Distributed to Shareholder.........  $       0     $       0     $  21,299
                                                          =========     =========     =========

    The accompanying notes are an integral part of the financial statements

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF BUSINESS

     Curran, Skypala, Zimmerman W. C. Video Group includes the accounts of the following companies:

          Family Country Video, Inc.
          Danville W. C. Video, Inc.
          Berwick W. C. Video, Inc.
          Park Towne Video, Inc.
          Bloomsburg W. C. Video, Inc.
          Shamokin W. C. Video, Inc.
          C + V Group Inc.
          Springford W.C. Video, Inc.

     The group owns and operates seven videocassette rental stores, located in Pennsylvania.

     Family Country Video, Inc. operated two videocassette rental stores. During 1995, Family Country Video, Inc. went through a corporate reorganization. Due to this reorganization, after December 31, 1995 the Company owns and operates one videocassette rental store.

     Danville W. C. Video, Inc. started business during August 1993 and operated one videocassette rental store. During October 1995, the Company discontinued operations. The assets and operations of this Company were merged into Shamokin
W. C. Video, Inc.

     Berwick W. C. Video, Inc. started business during August 1993 and operated one videocassette rental store. During October 1995, the Company discontinued operations. The assets and operations of this Company were merged into Shamokin
W. C. Video, Inc.

     Park Towne W. C. Video, Inc. operates one videocassette rental store.

     Bloomsburg W. C. Video, Inc. started business during January 1994. The Company operates one videocassette rental store.

     Shamokin W. C. Video, Inc. started business during January 1994. The Company operated one videocassette rental store. On October 17, 1995, the Company obtained the Danville W. C. Video, Inc. videocassette rental store and the Berwick W. C. Video, Inc. videocassette rental store. Currently, the Company operates three videocassette rental stores.

     C + V Group Inc. started business during November 1995. The Company operates one videocassette rental store.

     Springford W.C. Video, Inc. started business during March, 1996. The assets pf Park Towne W.C. Video, Inc. were merged into this Company. Currently, the Company operates one videocassette rental store.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of sale. The Company believes that its method of amortization results in an appropriate matching of tape and amortization expense with the revenue received from the associated rental of such tapes.

  Furnishings and Equipment

     Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (5 to 7 years) of furnishings and equipment and over the lesser of the estimated useful lives or lease terms (primarily 4 to 10 years) of leased items using the straight-line method. Repair and maintenance costs are expensed as incurred.

  Inter Company Transactions

     Inter company transactions and balances have been eliminated in the combination.

  Income Taxes

     Family Country Video, Inc., Park Towne Video, Inc., Bloomsburg W. C. Video, Inc. and Shamokin W. C. Video, Inc. have elected to be treated as Subchapter S corporations for income tax purposes. Accordingly, the income of these companies is taxed at the shareholder level. Therefore, there will be no provision for income taxes made in the accompanying financial statements for the above companies.

NOTE 3 -- VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994         1995
                                                                    ----------   ----------
    Videocassette Rental Inventory................................  $1,022,967   $1,118,554
    Accumulated Amortization......................................     503,270      611,016
                                                                    ----------   ----------
                                                                    $  519,697   $  507,538
                                                                    ==========   ==========

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

     Amortization expense related to videocassette rental inventory totaled $261,617, $615,690, and $687,517 for the years ended December 31, 1993, 1994, and 1995, respectively.

NOTE 4 -- FURNISHINGS AND EQUIPMENT

     Furnishings and equipment consist of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Furniture, Fixtures and Equipment................................  $303,601   $300,692
    Leasehold Improvements...........................................   131,014    111,522
                                                                       --------   --------
         Total.......................................................   434,615    412,214
    Accumulated Depreciation and Amortization........................   147,190    155,548
                                                                       --------   --------
    Net Furnishings and Equipment....................................  $287,425   $256,666
                                                                       ========   ========

     Depreciation and amortization expense was $17,620, $40,185, and $57,149 for the years ended December 31, 1993, 1994, and 1995, respectively.

NOTE 5 -- OTHER LONG-TERM ASSETS

     Other long-term debt assets consist of the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Lease Deposits.....................................................  $10,850   $13,850
    Franchise Fees, Net................................................   44,125    34,167
    Organization Expense, Net..........................................    7,578     6,993
                                                                         -------   -------
                                                                         $62,553   $55,010
                                                                         =======   =======

     Franchise fees are amortized over the life of the franchise. Organization expenses are amortized over five years.

     Amortization expense was $9,473, $10,311 and $11,761 for the years ended December 31, 1993, 1994, and 1995, respectively.

NOTE 6 -- SHORT-TERM DEBT

     Short-term debt represents notes payable - bank. The advances from the bank, aggregating $5,000 and $25,780 at December 31, 1994 and 1995, respectively, were in the form of demand notes payable with interest at 9 3/4%. The notes are secured by the assets of the Companies and the personal guarantees of the Companies' shareholders and their spouses.

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

NOTE 7 -- ACCRUALS AND OTHER LIABILITIES

     Accruals and other liabilities consist of the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Accrued Royalty....................................................  $12,796   $25,466
    Accrued Payroll....................................................   30,258    22,895
    Withheld and Accrued Payroll Taxes.................................   18,586    15,161
    Sales Tax Payable..................................................   25,948    15,052
    Distribution Payable...............................................        0    12,517
    Other..............................................................    2,870     1,598
                                                                         -------   -------
                                                                         $90,458   $92,689
                                                                         =======   =======

NOTE 8 -- LONG-TERM DEBT

     Long-term debt consists of the following components:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Promissory note -- payable in consecutive monthly principal installments of $2,000 through May 1995 plus interest at
      10 1/2%. The note was secured by the assets of Family Country
      Video, Inc. and the personal guarantees of the stockholders and
      their spouses..................................................  $  9,813   $      0
    Promissory note -- payable in consecutive monthly principal installments of $3,250 through September 1995 plus interest at
      8%. The note was secured by the assets of Family Country Video,
      Inc. and the personal guarantees of the stockholders and their
      spouses........................................................    26,497          0
    Promissory note -- payable in consecutive monthly installments of
      $2,083 through September 1998 plus interest at the bank's prime rate plus 1 1/4%. However, so long as the Company is not in default, the rate shall not exceed 8 3/4% or be less than 7%.
      The note is secured by the assets of Shamokin W. C. Video, Inc.
      and the personal guarantees of the stockholders and their
      spouses........................................................    90,945     65,945
    Promissory note -- payable in consecutive monthly installments of
      $2,083 through September 1998 plus interest at the bank's prime rate plus 1 1/4%. However, so long as the Company is not in default, the rate shall not exceed 8 3/4% or be less than 7%.
      The note is secured by the assets of Shamokin W. C. Video, Inc.
      and the personal guarantees of the stockholders and their
      spouses........................................................    93,650     68,650
    Promissory note -- payable in consecutive monthly installments of
      $812 through September 1998 plus interest at 9 3/4%. The note is secured by the assets of Shamokin W. C. Video, Inc. and the
      personal guarantees of the stockholders and their spouses......    35,910     25,750

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

                                                                          DECEMBER 31,
                                                                         1994       1995
                                                                       -------    -------
    Promissory note -- payable in consecutive monthly installments of
      $1,150 through January 1997 plus interest at the bank's prime rate plus 1 3/4%. The note is secured by the assets of Park
      Towne Video, Inc. and the personal guarantees of the
      stockholders and their spouses.................................    42,550     28,750
    Promissory note -- payable in consecutive monthly installments of
      $2,917 through March 1999 plus interest at the bank's prime rate plus 1 1/4%. However, so long as the Company is not in default, the interest rate shall not exceed 8.9% or be less than 7%. The note is secured by the assets of Shamokin W. C.
      Video, Inc. and the pro rata personal guarantees of the
      stockholders and their spouses.................................   148,940    113,740
    Promissory note -- payable in consecutive monthly installments of
      $2,500 through November 1999 plus interest at the bank's prime rate plus 1%. However, so long as the Company is not in
      default, the interest rate shall not exceed 10%. The note is secured by the assets of Bloomsburg W. C. Video, Inc. and the
      personal guarantees of the stockholders and their spouses......   147,500    117,500
    Promissory note -- payable in consecutive monthly installments of
      $833 through August 2000 plus interest at 9 7/8%. The note is secured by the assets of C+V Group Inc. and the personal
      guarantees of specific stockholders and their spouses..........         0     48,040
    Promissory note -- payable in consecutive monthly installments of
      $1,000 through October 1997. The note is secured by the
      personal guarantees of specific stockholders of C+V Group
      Inc............................................................         0     22,000
    Loans payable from stockholders. There are no specified repayment
      terms or due dates.............................................   121,500    195,561
                                                                        -------    -------
                                                                        717,305    685,936
      Less Current Maturities........................................   174,850    160,395
                                                                        -------    -------
                                                                       $542,454   $525,541
                                                                        =======    =======

     Aggregate maturities of long-term debt are as follows:

                                    YEAR ENDING
                                    DECEMBER 31,
                                   -------------
                   1996...............................................  $160,395
                   1997...............................................   158,548
                   1998...............................................   117,011
                   1999...............................................    44,719
                   2000...............................................     9,702
              Thereafter..............................................   195,561
                                                                        --------
                                                                        $685,936
                                                                        ========

NOTE 9 -- CONCENTRATION OF CREDIT RISK

     The Companies maintain cash at several financial institutions. Balances at the institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. During the year the Companies cash

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP balance may exceed $100,000. At December 31, 1995, the Companies' uninsured cash balance was approximately $-0-.

NOTE 10 -- CHANGE IN ACCOUNTING FOR VIDEOCASSETTE RENTAL INVENTORY

     The Company has changed its method of videocassette tape amortization to more closely resemble the methods used by other video store chains.

     The effect on net income for each of the years presented is as follows:

                                    YEAR ENDED
                                   DECEMBER 31,                          INCREASE
            -----------------------------------------------------------  -------
                 1995..................................................  $32,513
                 1994..................................................  $76,193
                 1993..................................................  $82,337

     The cumulative effect on years prior to 1993 was an increase in retained earnings of $81,188.

NOTE 11 -- LEASE COMMITMENTS

     The Company leases its facilities under operating leases extending until 2001. Minimum future rental payments under these leases as of December 31, 1995 are as follows:

                                    YEAR ENDED
                                   DECEMBER 31,
            ----------------------------------------------------------
                 1996.................................................  $216,733
                 1997.................................................   220,233
                 1998.................................................   154,731
                 1999.................................................    76,000
                 2000.................................................    33,003
                                                                        --------
            Future Minimum Payments...................................  $700,700
                                                                        ========

     Rent expense totalled approximately $75,601, $125,731 and $165,361 for the years ended December 31, 1993, 1994 and 1995, respectively.

NOTE 12 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     At December 31, 1995, the carrying amounts of cash, accounts payable and accrued expenses approximate fair value because of the short-term maturity of these instruments.

     At December 31, 1995, the carrying amounts of long-term debt approximate fair value.

NOTE 13 -- SUBSEQUENT EVENT

     (1) The Company and its stockholders have entered into negotiations with West Coast Entertainment Corporation to sell all of their shares of outstanding common stock.

     (2) The Stockholders of the combined group formed a new Corporation during 1996. This Corporation opened a store in Springford, Pennsylvania. During 1996 the Company merged the assets of Park Towne W.C. Video, Inc. into this new Corporation. Also, the Company closed the Park Towne Pennsylvania videocassette rental store.

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

NOTE 14 -- COMMON STOCK

                                                                           YEARS ENDED
                                                                           DECEMBER 31,
                                                                        ------------------
                                                                         1994       1995
                                                                        ------     -------
    Family Country Video, Inc.
      No Par Value; Stated Value $1; Authorized -- 300; Issued and
         Outstanding at December 31, 1994 -- 300 Shares at December
         31, 1995 -- 100 Shares.......................................  $  300     $   100
    Danville W.C. Video, Inc.
      No Par Value; Stated Value $1; Authorized -- 4; Issued and
         Outstanding at December 31, 1994 -- 4 Shares; at December 31,
         1995 -- 0 Shares.............................................       4           0
    Berwick W.C. Video, Inc.
      No Par Value; Stated Value $1; Authorized -- 4; Issued and
         Outstanding at December 31, 1994 -- 4 Shares; at December 31,
         1995 -- 0 Shares.............................................       4           0
    Park Towne Video, Inc.
      No Par Value; Stated Value $1; Authorized -- 1,000; Issued and
         Outstanding at December 31, 1994 -- 1,000 Shares; at December
         31, 1995 -- 1,000 Shares.....................................   1,000       1,000
    Bloomsburg W.C. Video, Inc.
      No Par Value; Stated Value $1; Authorized -- 200; Issued and
         Outstanding at December 31, 1994 -- 200 Shares; at December
         31, 1995 -- 180 Shares.......................................     200         180
    Shamokin W.C. Video, Inc.
      No Par Value; Stated Value $1; Authorized -- 200; Issued and
         Outstanding at December 31, 1994 -- 200 Shares; at December
         31, 1995 -- 180 Shares.......................................     200         180
    C + V Group Inc.
      No Par Value; Stated Value $1; Authorized -- 3; Issued and
         Outstanding at December 31, 1994 -- 0 Shares; at December 31,
         1995 -- 3 Shares.............................................       0           3
                                                                        ------     -------
              Total Combined Common Stock.............................   1,708       1,463
              Combined Additional Paid-In Capital.....................       0       9,962
                                                                        ------     -------
                   Combined Capitalization............................  $1,708     $11,425
                                                                        ======     =======

                           ACCOUNTANTS' REVIEW REPORT

Stockholders and Board of Directors
Curran, Skypala, Zimmerman W. C. Video Group
Boyertown, Pennsylvania

     We have reviewed the accompanying combined balance sheets of Curran, Skypala, Zimmerman W. C. Video Group as of June 30, 1995 and 1996, and the related combined statements of operations, stockholders' equity and cash flows and supplementary information for the six months then ended. These combined financial statements are the responsibility of the companies' management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial statements consists primarily of applying analytical review procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our reviews, we are not aware of any material modifications that should be made to the accompanying combined financial statements in order for them to be in conformity with generally accepted accounting principles.

                                          KURTZ, McNANEY & COMPANY
                                          Certified Public Accountants

Reading, Pennsylvania
September 20, 1996

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                       JUNE 30,      JUNE 30,
                                                                         1995          1996
                                                                       --------     ----------
Current Assets:
  Cash and Cash Equivalents..........................................  $ 64,945     $   58,453
  Merchandise Inventory..............................................    22,000         23,500
  Prepaid Expenses and Other Assets..................................     1,772          1,206
  Amounts Due from Stockholders......................................    21,000        126,474
                                                                       --------     ----------
          Total Current Assets.......................................   109,717        209,633
Videocassette Rental Inventory, Net..................................   518,942        521,471
Furnishings and Equipment, Net.......................................   267,152        308,348
Other Assets.........................................................    55,254         44,554
                                                                       --------     ----------
Total................................................................  $951,065     $1,084,006
                                                                       ========     ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Short-Term Debt....................................................  $ 56,813     $   15,326
  Current Portion of Long-Term Debt..................................   143,297        196,182
  Trade Payables.....................................................   152,079        107,446
  Accruals and Other Liabilities.....................................    78,711         73,894
  Advances from Affiliates...........................................    14,000          8,479
                                                                       --------     ----------
          Total Current Liabilities..................................   444,900        401,327
Long-Term Debt.......................................................   445,933        564,199
                                                                       --------     ----------
          Total......................................................   890,833        965,526
Stockholders' Equity:
  Common Stock.......................................................     1,708          1,463
  Additional Paid-In Capital.........................................         0          9,962
     Retained Earnings...............................................    58,524        107,055
                                                                       --------     ----------
          Total Stockholders' Equity.................................    60,232        118,480
                                                                       --------     ----------
Total................................................................  $951,065     $1,084,006
                                                                       ========     ==========

    The accompanying notes are an integral part of the financial statements
                         See Accountants' Review Report

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                                                      SIX MONTHS ENDED JUNE 30,
                                                                      -------------------------
                                                                         1995           1996
                                                                      ----------     ----------
Revenues:
  Rental Revenue....................................................  $1,173,123     $1,177,988
  Merchandise Sales.................................................     164,397        113,303
                                                                      ----------     ----------
                                                                       1,337,520      1,291,291
Cost and Expenses:
  Operating Expenses................................................     597,471        601,637
  Cost of Sales.....................................................     405,543        436,522
  General and Administrative........................................     209,466        176,209
                                                                      ----------     ----------
          Income from Operations....................................     125,040         76,923
Interest Expense....................................................      27,184         29,410
Other, Net..........................................................     (18,857)       (23,039)
                                                                      ----------     ----------
          Net Income................................................  $  116,713     $   70,552
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements
                         See Accountants' Review Report

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                            ADDITIONAL                       TOTAL
                                                 COMMON      PAID-IN       RETAINED      STOCKHOLDERS'
                                                 STOCK       CAPITAL       EARNINGS         EQUITY
                                                 ------     ----------     ---------     -------------
Balance at December 31, 1994...................  $1,708       $    0       $  57,811       $  59,519
Distributions..................................      0             0        (116,000)       (116,000)
Net Income.....................................      0             0         116,713         116,713
                                                 ------       ------       ---------       ---------
Balance at June 30, 1995.......................  $1,708       $    0       $  58,524       $  60,232
                                                 ======       ======       =========       =========
Balance at December 30, 1995...................  $1,463       $9,962       $ 125,503       $ 136,928
Distributions..................................      0             0         (89,000)        (89,000)
Net Income.....................................      0             0          70,552          70,552
                                                 ------       ------       ---------       ---------
Balance at June 30, 1996.......................  $1,463       $9,962       $ 107,055       $ 118,480
                                                 ======       ======       =========       =========

    The accompanying notes are an integral part of the financial statements
                         See Accountants' Review Report

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                        SIX MONTHS ENDED JUNE
                                                                                 30,
                                                                       -----------------------
                                                                         1995          1996
                                                                       ---------     ---------
Cash Flows from Operating Activities:
Net Income...........................................................  $ 116,713     $  70,552
Adjustments to Reconcile Net Income to Cash Flows Provided by
  Operating Activities:
  Amortization of Videocassette Rental Inventory.....................    304,839       342,344
  Amortization of Franchise Fees and Organization Expense............      7,301         7,800
  Depreciation and Amortization of Furnishings and Equipment.........     27,269        28,500
  Loss on Abandonment of Leasehold Improvements......................          0        16,019
  Changes in Assets and Liabilities:
     Merchandise Inventories.........................................          0        (2,500)
     Prepaid Expenses and Other Assets...............................     (4,228)      (43,159)
     Accounts Payable................................................    (45,032)       (8,587)
     Accruals and Other Liabilities..................................    (11,747)      (18,795)
                                                                       ---------     ---------
          Net Cash Provided by (Used in) Operating Activities........    395,115       392,174
                                                                       ---------     ---------
Cash Flows from Investing Activities:
  Purchases of Property and Equipment................................     (6,996)      (96,000)
  Purchases of Videocassette Rental Inventory........................   (295,630)     (353,822)
                                                                       ---------     ---------
          Net Cash Provided by (Used in) Investing Activities........   (302,626)     (449,822)
                                                                       ---------     ---------
Cash Flows from Financing Activities:
  Proceeds from Short-Term Debt -- Net...............................     51,813       (10,454)
  Proceeds from Long-Term Debt.......................................          0       198,359
  Repayment of Long-Term Debt........................................   (128,074)     (123,914)
  Distributions......................................................   (116,000)      (89,000)
                                                                       ---------     ---------
          Net Cash Provided by (Used in) Financing Activities........   (192,261)      (25,009)
                                                                       ---------     ---------
Net (Decrease) in Cash and Cash Equivalents..........................    (99,772)      (82,657)
Cash and Equivalents, Beginning of Period............................    164,717       141,110
                                                                       ---------     ---------
Cash and Cash Equivalents, End of Period.............................  $  64,945     $  58,453
                                                                       =========     =========
Supplemental Disclosure of Cash Flow Information:
  Cash Paid During the Period for Interest...........................  $  27,395     $  28,957
                                                                       =========     =========

    The accompanying notes are an integral part of the financial statements
                         See Accountants' Review Report

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF BUSINESS

     Curran, Skypala, Zimmerman W. C. Video Group includes the accounts of the following companies:

           Family Country Video, Inc.
           Danville W. C. Video, Inc.
           Berwick W. C. Video, Inc.
           Park Towne Video, Inc.
           Bloomsburg W. C. Video, Inc.
           Shamokin W. C. Video, Inc.
           C + V Group Inc.
           Springford W.C. Video, Inc.

     The group owns and operates seven videocassette rental stores, located in Pennsylvania.

     Family Country Video, Inc. operated two videocassette rental stores. During 1995, Family Country Video, Inc. went through a corporate reorganization. Due to this reorganization, after December 31, 1995 the Company owns and operates one videocassette rental store.

     Danville W. C. Video, Inc. started business during August 1993 and operated one videocassette rental store. During October 1995, the Company discontinued operations. The assets and operations of this Company were merged into Shamokin
W. C. Video, Inc.

     Berwick W. C. Video, Inc. started business during August 1993 and operated one videocassette rental store. During October 1995, the Company discontinued operations. The assets and operations of this Company were merged into Shamokin
W. C. Video, Inc.

     Park Towne W. C. Video, Inc. operated one videocassette rental store. During 1996 the Company discontinued operations. The assets and operations of this Company were merged into Springford W. C. Video, Inc.

     Bloomsburg W. C. Video, Inc. started business during January 1994. The Company operates one videocassette rental store.

     Shamokin W. C. Video, Inc. started business during January 1994. The Company operated one videocassette rental store. On October 17, 1995, the Company obtained the Danville W. C. Video, Inc. videocassette rental store and the Berwick W. C. Video, Inc. videocassette rental store. Currently, the Company operates three videocassette rental stores.

     C + V Group Inc. started business during November, 1995. The company operates one videocassette rental store.

     Springford W.C. Video, Inc. started business during March, 1996. The assets of Park Towne W.C. Video, Inc. were merged into this Company. Currently, the Company operates one videocassette rental store.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Pervasiveness of Estimates

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of sale. The Company believes that its method of amortization results in an appropriate matching of tape and amortization expense with the revenue received from the associated rental of such tapes.

  Furnishings and Equipment

     Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (5 to 7 years) of furnishings and equipment and over the lesser of the estimated useful lives or lease terms (primarily 4 to 10 years) of leased items using the straight-line method. Repair and maintenance costs are expensed as incurred.

  Inter Company Transactions

     Inter company transactions and balances have been eliminated in the combination.

  Income Taxes

     Family Country Video, Inc., Park Towne Video, Inc., Bloomsburg W. C. Video, Inc., Springford W.C. Video, Inc., Shamokin W. C. Video, Inc. and Springford W.C. Video, Inc. have elected to be treated as Subchapter S corporations for income tax purposes. Accordingly, the income of these companies is taxed at the shareholder level. Therefore, there will be no provision for income taxes made in the accompanying combined financial statements for the above companies.

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

NOTE 3 -- VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                          JUNE 30,
                                                                  -------------------------
                                                                     1995           1996
                                                                  ----------     ----------
    Videocassette Rental Inventory..............................  $1,306,156     $1,474,337
    Accumulated Amortization....................................     787,214        952,866
                                                                  ----------     ----------
                                                                  $  518,942     $  521,471
                                                                  ==========     ==========

     Amortization expense related to videocassette rental inventory totaled $304,839, and $342,344 for the six months ended June 30, 1995 and 1996, respectively.

NOTE 4 -- FURNISHINGS AND EQUIPMENT

     Furnishings and equipment consist of the following:

                                                                           JUNE 30,
                                                                     ---------------------
                                                                       1995         1996
                                                                     --------     --------
    Furniture, Fixtures and Equipment..............................  $310,597     $307,848
    Leasehold Improvements.........................................   131,014      182,604
                                                                     --------     --------
              Total................................................   441,611      490,452
    Accumulated Depreciation and Amortization......................   174,459      182,104
                                                                     --------     --------
    Net Furnishings and Equipment..................................  $267,152     $308,348
                                                                     ========     ========

     Depreciation and amortization expense was $27,269 and $28,500 for the six months ended June 30, 1995 and 1996, respectively.

NOTE 5 -- OTHER LONG-TERM ASSETS

     Other long-term assets consist of the following:

                                                                            JUNE 30,
                                                                       -------------------
                                                                        1995        1996
                                                                       -------     -------
    Lease Deposits...................................................  $30,100     $10,250
    Franchise Fees, Net..............................................   19,125      29,167
    Organization Expense, Net........................................    6,029       5,137
                                                                       -------     -------
                                                                       $55,254     $44,554
                                                                       =======     =======

     Franchise fees are amortized over the life of the franchise. Organization expenses are amortized over five years.

     Amortization expense was $7,301 and $7,800 for the six months ended June 30, 1995 and 1996, respectively.

NOTE 6 -- SHORT-TERM DEBT

     Short-term debt represents notes payable -- bank. The advances from the bank, aggregating $56,813 and $15,326 at June 30, 1995 and 1996, respectively, were in the form of demand notes payable with interest that varies with the bank's prime rates. The notes are secured by the assets of the Companies and the personal guarantees of the Companies' shareholders and their spouses.

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

NOTE 7 -- ACCRUALS AND OTHER LIABILITIES

     Accruals and other liabilities consist of the following:

                                                                             JUNE 30,
                                                                         -----------------
                                                                          1995      1996
                                                                         -------   -------
    Accrued Royalty....................................................  $11,764   $12,303
    Accrued Payroll....................................................   28,038    24,102
    Withheld and Accrued Payroll Taxes.................................   17,410    12,959
    Sales Tax Payable..................................................   16,912    12,013
    Distribution Payable...............................................        0    12,517
    Other..............................................................    4,587         0
                                                                         -------   -------
                                                                         $78,711   $73,894
                                                                         =======   =======

NOTE 8 -- LONG-TERM DEBT

     Long-term debt consists of the following components:

                                                                            JUNE 30,
                                                                       -------------------
                                                                         1995       1996
                                                                       --------   --------
    Promissory note -- payable in consecutive monthly principal installments of $3,250 through September 1995 plus interest at
      8%. The note was secured by the assets of Family Country Video,
      Inc. and the personal guarantees of the stockholders and their
      spouses........................................................  $  4,496   $      0
    Promissory note -- payable in consecutive monthly installments of
      $2,083 through September 1998 plus interest at the bank's prime rate plus 1 1/4%. However, so long as the Company is not in default, the rate shall not exceed 8 3/4% or be less than 7%.
      The note is secured by the assets of Shamokin W. C. Video, Inc.
      and the personal guarantees of the stockholders and their
      spouses........................................................    78,445     53,445
    Promissory note -- payable in consecutive monthly installments of
      $2,083 through September 1998 plus interest at the bank's prime rate plus 1 1/4%. However, so long as the Company is not in default, the rate shall not exceed 8 3/4% or be less than 7%.
      The note is secured by the assets of Shamokin W.C. Video, Inc.
      and the personal guarantees of the stockholders and their
      spouses........................................................    81,150     56,150
    Promissory note -- payable in consecutive monthly installments of
      $812 through September 1998 plus interest at 9 3/4%. The note is secured by the assets of Shamokin W. C. Video, Inc. and the
      personal guarantees of the stockholders and their spouses......    30,965     19,078
    Promissory note -- payable in consecutive monthly installments of
      $1,150 through January 1997 plus interest at the bank's prime rate plus 1 3/4%. The note is secured by the assets of
      Springford W. C. Video, Inc. and the personal guarantees of the
      stockholders and their spouses.................................    35,650     26,617
    Promissory note -- payable in consecutive monthly installments of
      $2,917 through March 1999 plus interest at the bank's prime rate plus 1 1/4%. However, so long as the Company is not in default, the interest rate shall not exceed 8.9% or be less than 7%. The note is secured by the assets of Shamokin W. C.
      Video, Inc. and the pro rata personal guarantees of the
      stockholders and their spouses.................................   128,324     96,240

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

                                                                            JUNE 30,
                                                                         1995       1996
                                                                       --------   --------
    Promissory note -- payable in consecutive monthly installments of
      $2,500 through November 1999 plus interest at the bank's prime rate plus 1%. However, so long as the Company is not in
      default, the interest rate shall not exceed 10%. The note is secured by the assets of Bloomsburg W. C. Video, Inc. and the
      personal guarantees of the stockholders and their spouses......  $132,500   $102,498
    Promissory note -- payable in consecutive monthly installments of
      $833 through August 2000 plus interest at 9 1/3%. The note is secured by the assets of C+V Group Inc. and the personal
      guarantees of specific stockholders and their spouses..........         0     43,974
    Promissory note -- payable in consecutive monthly installments of
      $1,000 through October 1997. The note is secured by the
      personal guarantees of specific stockholders of C+V Group
      Inc............................................................         0     16,000
    Promissory note -- payable in consecutive monthly installments of
      $2,550 through January 2001 plus interest at the Bank's prime rate plus 1%. The note is secured by the assets of Springford
      W.C. Video, Inc. and the personal quarantees of the
      stockholders and their spouses.................................         0    137,459
    Loans payable from stockholders. There are no specified repayment
      terms or due dates.............................................    97,700    208,920
                                                                        589,230    760,381
                                                                       --------   --------
              Less Current Maturities................................   143,297    196,182
                                                                       --------   --------
                                                                       $445,933   $564,199
                                                                       ========   ========

     Aggregate maturities of long-term debt are as follows:

             PERIOD ENDING
                JUNE 30,
            ---------------
            1997......................................................  $196,182
            1998......................................................   176,713
            1999......................................................   106,435
            2000......................................................    53,098
            2001......................................................    19,033
            Thereafter................................................   208,920
                                                                        --------
            ..........................................................  $760,381
                                                                        ========

NOTE 9 -- CONCENTRATION OF CREDIT RISK

     The Companies maintain cash at several financial institutions. Balances at the institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. During the period, the Companies' cash balance may exceed $100,000. At June 30, 1996, the Companies' uninsured cash balance was approximately $0.

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

NOTE 10 -- LEASE COMMITMENTS

     The Company leases its facilities under operating leases extending until 2001. Minimum future rental payments under these leases as of June 30, 1996 are as follows:

            PERIOD ENDING
               JUNE 30,
            -------------
               1997...................................................  $218,483
               1998...................................................   193,407
               1999...................................................   104,240
               2000...................................................    80,000
               2001...................................................     9,667
                                                                        --------
            Future Minimum Payments...................................  $605,797
                                                                        ========

     Rent expense totalled approximately $79,668 and $103,294 for the six months ended June 30, 1995 and 1996, respectively.

NOTE 11 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     At June 30, 1996, the carrying amounts of cash, accounts payable and accrued expenses approximate fair value because of the short-term maturity of these instruments.

     At June 30, 1996, the carrying amounts of long-term debt approximate fair value.

NOTE 12 -- SUBSEQUENT EVENT

     The Company and its stockholders have entered into negotiations with West Coast Entertainment Corporation to sell all of their shares of outstanding common stock.

                  CURRAN, SKYPALA, ZIMMERMAN W. C. VIDEO GROUP

NOTE 13 -- COMMON STOCK

                                                                           YEARS ENDED
                                                                             JUNE 30
                                                                        ------------------
                                                                         1995       1996
                                                                        ------     -------
    Family Country Video, Inc.
      No Par Value; Stated Value $1; Authorized 300;
      Issued and Outstanding;
         at June 30,1995 -- 300 Shares;
         at June 30,1996 -- 100 Shares................................  $  300     $   100
    Danville W.C. Video, Inc.
      No Par Value; Stated Value $1; Authorized 4;
      Issued and Outstanding;
         at June 30,1995 -- 4 Shares;
         at June 30,1996 -- 0 Shares..................................       4           0
    Berwick W.C. Video, Inc.
      No Par Value; Stated Value $1; Authorized 4;
      Issued and Outstanding;
         at June 30,1995 -- 4 Shares;
         at June 30,1996 -- 0 Shares..................................       4           0
    Park Towne Video, Inc.
      No Par Value; Stated Value $1; Authorized 1000;
      Issued and Outstanding;
         at June 30,1995 -- 1,000 Shares;
         at June 30,1996 -- 1,000 Shares..............................   1,000       1,000
    Bloomsburg W.C. Video, Inc.
      No Par Value; Stated Value $1; Authorized 200;
      Issued and Outstanding;
         at June 30,1995 -- 200 Shares;
         at June 30,1996 -- 180 Shares................................     200         180
    Shamokin W.C. Video, Inc.
      No Par Value; Stated Value $1; Authorized 200;
      Issued and Outstanding;
         at June 30,1995 -- 200 Shares;
         at June 30,1996 -- 180 Shares................................     200         180
    C & V Group, Inc.
      No Par Value; Stated Value $1; Authorized 3;
      Issued and Outstanding;
         at June 30,1995 -- 0 Shares;
         at June 30,1996 -- 3 Shares..................................       0           3
                                                                        ------     -------
    Combined Total Common Stock.......................................   1,708       1,463
    Combined Additional Paid-In-Capital...............................       0       9,962
                                                                        ------     -------
    Combined Capitalization...........................................  $1,708     $11,425
                                                                        ======     =======

                         See Accountants' Review Report

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Board of Directors
Coventry Video, Inc. and Pottstown Video, Inc.
Boyertown, Pennsylvania

     We have audited the accompanying combined balance sheets of Coventry Video, Inc. and Pottstown Video, Inc. as of March 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years ended March 31, 1994, 1995, and 1996. These financial statements are the responsibility of the Companys' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Coventry Video, Inc. and Pottstown Video, Inc. as of March 31, 1995 and 1996 and the results of their operations and their cash flows for the years ended March 31, 1994, 1995 and 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 7 to the financial statements, the Company changed its method of accounting for videocassettes and video games.

                                          KURTZ, MCNANEY & COMPANY
                                          Certified Public Accountants

Reading, Pennsylvania
September 20, 1996

                 COVENTRY VIDEO, INC. AND POTTSTOWN VIDEO, INC.

                             COMBINED BALANCE SHEET

                                                                          MARCH        MARCH
                                                                           31,          31,
                                                                           1996         1995
                                                                         --------     --------
ASSETS:
Current assets:
  Cash and cash equivalents............................................  $ 12,619     $ 28,852
  Merchandise inventory................................................     2,462        1,625
  Prepaid expenses and other assets....................................     7,359       17,619
  Amounts due from affiliates..........................................    21,206       25,245
  Amounts due from stockholders........................................     7,216          558
                                                                         --------     --------
          Total current assets.........................................    50,862       73,899
Videocassette rental inventory, net....................................   127,783      114,071
Furnishings and equipment, net.........................................    53,193       71,989
Other assets...........................................................    12,007       13,355
                                                                         --------     --------
          Total assets.................................................  $243,845     $273,314
                                                                         ========     ========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Current liabilities:
  Short-term debt......................................................  $      0     $  2,231
  Current portion of long-term debt....................................    27,426       23,900
  Trade payables.......................................................    51,777       57,397
  Accruals and other liabilities.......................................     3,628        5,428
  Advances from stockholders...........................................         0        7,005
                                                                         --------     --------
          Total current liabilities....................................    82,831       95,961
Long-term debt.........................................................   114,496      143,470
          Total liabilities............................................   197,327      239,431
STOCKHOLDER'S EQUITY:
  Common stock (Conventry Video, Inc.: $1 par,
     1,000 shares authorized, issued, and
     outstanding; Pottstown Video, Inc.: $1 par,
     1,000 shares authorized, issued, and outstanding).................     2,000        2,000
  Additional paid-in capital...........................................    80,555       80,555
  Retained earnings....................................................   (36,037)     (48,672)
                                                                         --------     --------
          Total stockholder's equity...................................    46,518       33,883
                                                                         --------     --------
          Total liabilities and stockholder's equity...................  $243,845     $273,314
                                                                         ========     ========

    The accompanying notes are an integral part of the financial statements.

                 COVENTRY VIDEO, INC. AND POTTSTOWN VIDEO, INC.

                        COMBINED STATEMENT OF OPERATIONS

                                                                   YEAR ENDED MARCH 31,
                                                            -----------------------------------
                                                              1996         1995          1994
                                                            --------     ---------     --------
Revenues:
  Rental revenue..........................................  $605,305     $ 537,803     $544,856
  Merchandise sales.......................................    82,814        57,311       33,289
                                                            --------     ---------     --------
          Total revenues..................................   688,119       595,114      578,145
Operating costs and expenses:
  Operating expenses......................................   368,605       350,837      311,043
  Cost of goods sold......................................   261,568       251,903      186,852
  General and administrative..............................    90,435        96,473       96,433
                                                            --------     ---------     --------
          Total operating costs and expenses..............   720,608       699,213      594,328
                                                            --------     ---------     --------
Income (loss) from operations.............................   (32,489)     (104,099)     (16,183)
Interest expense..........................................    15,917         7,598        7,300
Other (expense) income....................................    61,041        66,571       37,397
                                                            --------     ---------     --------
Provision for income taxes................................         0           650            0
                                                            --------     ---------     --------
Net income (loss).........................................  $ 12,635     $ (45,776)    $ 13,914
                                                            ========     =========     ========

    The accompanying notes are an integral part of the financial statements.

                 COVENTRY VIDEO, INC. AND POTTSTOWN VIDEO, INC.

                   COMBINED STATEMENT OF STOCKHOLDER'S EQUITY

                                                                                           TOTAL
                                                              ADDITIONAL     RETAINED     STOCKHOLDER'S
                                                   COMMON      PAID-IN       EARNINGS      EQUITY
                                                   STOCK       CAPITAL       (DEFICIT)    (DEFICIT)
                                                   ------     ----------     --------     --------
Balance at April 1, 1993.........................  $2,000      $ 80,555      $ 43,190     $125,745
Distributions....................................      0              0       (60,000)     (60,000)
Net income.......................................      0              0        13,914       13,914
                                                   ------       -------      ---------    ---------
Balance at March 31, 1994........................  2,000         80,555        (2,896)      79,659
Distributions....................................      0              0             0            0
Net income.......................................      0              0       (45,776)     (45,776)
                                                   ------       -------      ---------    ---------
Balance at March 31, 1995........................   2000         80,555       (48,672)      33,883
Distributions....................................      0              0             0            0
Net income.......................................      0              0        12,635       12,635
                                                   ------       -------      ---------    ---------
Balance at March 31, 1996........................  $2,000      $ 80,555      $(36,037)    $ 46,518
                                                   ======       =======      =========    =========

    The accompanying notes are an integral part of the financial statements.

                 COVENTRY VIDEO, INC. AND POTTSTOWN VIDEO, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                                                  YEAR ENDED MARCH 31,
                                                          -------------------------------------
                                                            1996          1995          1994
                                                          ---------     ---------     ---------
Cash flows from operating activities:
  net income............................................  $  12,635     $ (45,776)    $  13,914
Adjustment to reconcile net income to cash flows
  provided by (used in) operating activities:
  Amortization of videocassette rental inventory........    154,958       143,034        98,394
  Amortization of franchise fees........................      1,349         1,498         1,499
  Depreciation and amortization of furnishings..........     24,860        24,143        19,389
Changes in assets and liabilities.......................
  Merchandise inventories...............................       (837)            0             0
  Prepaid expenses and other assets.....................    (16,008)      (16,733)       57,235
  Accounts payable......................................     (5,620)       12,857         7,496
  Accrued expenses......................................     15,954        (2,527)       (3,925)
                                                          ---------     ---------     ---------
          Net cash provided by operating activities.....    187,291       116,496       194,002
Cash flows from investing activities:
  Purchases of property and equipment...................     (6,092)      (51,882)       (2,850)
  Purchases of videocassette rental inventory...........    171,984      (155,382)     (112,399)
                                                          ---------     ---------     ---------
          Net cash used in investing activities.........   (178,076)     (207,264)     (115,249)
Cash flows from financing activities:
  Proceeds from long-term debt..........................          0       140,000             0
  Proceeds from short-term debt, net....................                    2,231             0
  Repayment of long-term debt...........................    (25,448)      (33,323)      (24,074)
  Distributions.........................................          0             0       (60,000)
                                                          ---------     ---------     ---------
          Net cash provided by (used in) financing
            activities..................................    (25,448)      108,908       (84,074)
                                                          ---------     ---------     ---------
Net increase in cash and cash equivalents...............    (16,233)       18,140        (5,321)
Cash and cash equivalents, beginning of period..........     28,852        10,712        16,033
                                                          ---------     ---------     ---------
Cash and cash equivalents, end of period................  $  12,619     $  28,852     $  10,712
                                                          ---------     ---------     ---------
Supplementary disclosure of cash flow information:
  Cash paid during the year for interest................  $  15,982     $   7,375     $   7,560
                                                          =========     =========     =========

    The accompanying notes are an integral part of the financial statements.

                 COVENTRY VIDEO, INC. AND POTTSTOWN VIDEO, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF BUSINESS

     Coventry Video, Inc. and Pottstown Video, Inc. (the Company) own and operate two videocassette rental stores

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies follows:

  Combined Financial Statements

     For each period presented, the combined financial statements include Coventry Video, Inc.'s financial position as of March 31 and the results of its operations and its cash flow for the fiscal year ending March 31 and Pottstown Video, Inc.'s Financial position as of December 31 and the results of its operations and its cash flows for the fiscal year ending December 31. The difference in reporting periods is due to differing fiscal year-ends for these entities.

  Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time of rental or sale of a videocassette or video game.

  Merchandise Inventory

     Merchandise inventory, consisting primarily of videocassettes and video games, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Videocassette Rental Inventory

     Videocassette rental inventory, which includes video games, is stated at cost and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of each title per store are amortized as base stock and the fourth and succeeding copies of each title per store are amortized over nine months on a straight-line basis. The unamortized cost, if any, of videocassette rental inventory that is sold is charged to operations at the time of sale. The Company believes that its method of amortization results in an appropriate matching of tape and amortization expense with the revenue received from the associated rental of such tapes.

  Furnishings and Equipment

     Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (5 to 7 years) of furnishings and equipment and over the lesser of the estimated useful

                 COVENTRY VIDEO, INC. AND POTTSTOWN VIDEO, INC.

lives or lease terms (primarily 4 to 10 years) of leased items using the straight-line method. Repair and maintenance costs are expensed as incurred.

  Income Taxes

     Coventry Video, Inc. accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and net operating loss and tax credit carryforwards. Deferred tax expense represents the change in the deferred tax asset or liability balances.

     Pottstown Video, Inc. has elected to be treated as a Subchapter S corporation for income tax purposes. Accordingly, the income of this company is taxed at the shareholder level. Therefore, there will be no provision for income taxes made in the accompanying financial statements for the above company.

NOTE 3 -- VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                          MARCH 31,
                                                                   -----------------------
                                                                     1995          1996
                                                                   ---------     ---------
    Videocassette Rental Inventory...............................  $ 374,269     $ 394,960
    Accumulated Amortization.....................................   (260,198)     (267,177)
                                                                   ---------     ---------
                                                                   $ 114,071     $ 127,783
                                                                   =========     =========

     Amortization expense related to videocassette rental inventory totaled $98,394, $143,034, and $154,958 for the years ended March 31, 1994, 1995, and
1996, respectively.

NOTE 4 -- FURNISHINGS AND EQUIPMENT

     Furnishings and equipment consist of the following:

                                                                          MARCH 31,
                                                                   -----------------------
                                                                     1995          1996
                                                                   ---------     ---------
    Furniture, Fixtures and Equipment............................  $ 137,992     $ 144,084
    Leasehold Improvements.......................................     64,864        64,864
                                                                   ---------     ---------
              Total..............................................    202,856       208,948
    Accumulated Depreciation and Amortization....................   (130,867)     (155,755)
                                                                   ---------     ---------
         Net Furnishings and Equipment...........................  $  71,989     $  53,193
                                                                   =========     =========

     Depreciation and amortization expense was $19,389, $24,143, and $24,860 for the years ended March 31, 1994, 1995, and 1996, respectively.

                 COVENTRY VIDEO, INC. AND POTTSTOWN VIDEO, INC.

NOTE 5 -- OTHER LONG-TERM ASSETS

     Other long-term debt assets consist of the following:

                                                                            MARCH 31,
                                                                       -------------------
                                                                        1995        1996
                                                                       -------     -------
    Lease Deposits...................................................  $10,414     $10,414
    Loan Fees, Net...................................................      397         199
    Franchise Fees, Net..............................................    2,544       1,394
                                                                       -------     -------
                                                                       $13,355     $12,007
                                                                       =======     =======

     Loan fees are amortized over the life of the loan. Amortization expense was $199, $199, and $199 for the years ended March 31, 1994, 1995 and 1996, respectively. Franchise fees are amortized over the life of the franchise. Amortization expense was $1,300, $1,299, $1,150 for the years ended December 31, 1993, 1994 and 1995, respectively.

NOTE 6 -- DEBT

     Short-term debt represented a note payable -- bank. The advances from the bank, aggregating $2,231 and $0 at December 31, 1994 and 1995, respectively, were in the form of demand notes payable with interest at 9 3/4% and 9 1/2% at December 31, 1994 and 1995 respectively. The note was secured by the assets of the company and the personal guarantees of the company's shareholders.

     Long-term debt consists of the following components:

                                                                         1995       1996
                                                                       --------   --------
    Promissory note -- payable in consecutive 59 monthly installments of $2,252 including interest at 9%. The balance of the note is due September 1999. The note is secured by the assets of the
      Company and the personal guarantees of the stockholders. ......  $140,000   $124,960
    Promissory note -- payable in consecutive 60 monthly installments of $1,056 including interest at 9 3/4%. The note is secured by the assets of the Company and the personal guarantees of the
      stockholders. .................................................  $ 27,370   $ 16,962
    Less Current Maturities..........................................   (23,900)   (27,426)
                                                                       --------   --------
                                                                       $143,470   $114,496
                                                                       ========   ========

     Aggregate maturities of long-term debt are as follows:

        YEAR ENDING
         MARCH 31,
        -----------
          1997...........................................................   $  27,426
          1998...........................................................      24,388
          1999...........................................................      20,128
          2000...........................................................      69,980
                                                                             --------
                                                                            $ 141,922
                                                                             ========

NOTE 7 -- CHANGE IN ACCOUNTING FOR VIDEOCASSETTE RENTAL INVENTORY

     The Company has changed its method of videocassette tape amortization to more closely resemble the methods used by other video store chains.

                 COVENTRY VIDEO, INC. AND POTTSTOWN VIDEO, INC.

     The effect on net income for each of the years presented is as follows:

YEAR ENDED                                                              INCREASE
MARCH 31,                                                              (DECREASE)
----------                                                             ----------
  1996...............................................................    (17,531)
  1995...............................................................    (20,053)
  1994...............................................................     18,651

     The cumulative effect on years prior to 1994 was a decrease in retained earnings of $24,034.

NOTE 8 -- LEASE COMMITMENTS

     The Company leases its facilities under operating leases extending until 2001. Minimum future rental payments under these leases as of March 31, 1996 are as follows:

YEAR ENDING
 MARCH 31,
-----------
  1997................................................................   $ 82,369
  1998................................................................     65,439
  1999................................................................     28,138
                                                                         --------
  Future Minimum Payments.............................................   $175,946
                                                                         ========

     Rent expense totalled approximately $50,419, $77,039, and $90,653 for the years ended March 31, 1994, 1995 and 1996, respectively.

NOTE 9 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     At March 31, 1996, the carrying amounts of cash, accounts payable and accrued expenses approximate fair value because of the short-term maturity of these instruments.

     At March 31, 1996, the carrying amounts of long-term debt approximate fair value.

NOTE 10 -- INCOME TAXES

     As discussed in Note 2, Coventry Video, Inc. adopted SFAS 109. The Coventry Video, Inc. provision for income tax for the year ended March 31, 1995 & 1996 include the following:

                              CURRENTLY PAYABLE                             1995     1996
    ----------------------------------------------------------------------  ----     ----
    Federal...............................................................  $521      $0
    State.................................................................   129       0
                                                                                      --
                                                                            ----
                                                                             650       0
                                                                                      --
                                                                            ----
    Deferred Taxes........................................................     0       0
                                                                                      --
                                                                            ----
                                                                            $650      $0
                                                                            ====      ==

     A full valuation allowance has been provided against deferred tax assets of approximately $12,000 and $16,000 at March 31, 1995 and 1996, respectively, related primarily to depreciation and net operations loss carryforwards.

                 COVENTRY VIDEO, INC. AND POTTSTOWN VIDEO, INC.

     A reconciliation between the Coventry Video, Inc. provision for income taxes and the amount determined by applying the U.S. federal statutory rate to income before income taxes is as follows:

                                                                    YEARS ENDED MARCH 31,
                                                                   ------------------------
                                                                    1994      1995     1996
                                                                   ------     ----     ----
    Income tax at statutory rate -- 34%..........................  (1,927)    442      (189)
    State taxes, net of Federal Benefit..........................    (374)     85       (37)
    Increase in valuation allowance..............................   2,201               126
    Non-deductible items.........................................     100     123       100
                                                                   ------     ---      ----
                                                                        0     650         0
                                                                   ======     ===      ====

NOTE 11 -- SUBSEQUENT EVENT

     The Company and its stockholders have entered into negotiations with West Coast Entertainment Corporation to sell all of their shares of outstanding common stock.

                 COVENTRY VIDEO, INC. AND POTTSTOWN VIDEO, INC.

                             COMBINED BALANCE SHEET

                                                                                    JUNE 30,
                                                                                      1996
                                                                                    --------
ASSETS:
Current assets:
  Cash and cash equivalents.......................................................  $ 13,977
  Merchandise inventory...........................................................     1,712
  Due from affiliates.............................................................   117,095
                                                                                    --------
          Total current assets....................................................   132,784
Videocassette rental inventory, net...............................................   111,871
Furnishings and equipment, net....................................................    43,879
Other assets......................................................................    19,140
                                                                                    --------
          Total assets............................................................  $307,674
                                                                                    ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Current portion of long-term debt...............................................  $ 27,834
  Trade payables..................................................................    73,217
  Advances from stockholders......................................................    97,069
  Accruals and other liabilities..................................................     6,505
                                                                                    --------
          Total current liabilities...............................................   204,625
                                                                                    --------
Long-term debt....................................................................   102,135
                                                                                    --------
          Total liabilities.......................................................   306,760
STOCKHOLDERS' EQUITY:
  Common stock (Coventry Video: $1 par,
     1,000 shares authorized, issued and
     outstanding; Pottstown Video; $1 par,
     1,000 shares authorized, issued, and outstanding)............................     2,000
  Additional paid-in capital......................................................    80,555
  Retained earnings...............................................................   (81,641)
                                                                                    --------
          Total stockholders' equity..............................................       914
                                                                                    --------
          Total liabilities and stockholders' equity..............................  $307,674
                                                                                    ========

    The accompanying notes are an integral part of the financial statements.

                 COVENTRY VIDEO, INC. AND POTTSTOWN VIDEO, INC.

                        COMBINED STATEMENT OF OPERATIONS

                                                                          THREE MONTHS ENDED
                                                                               JUNE 30,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
Revenues:
  Rental revenue.......................................................  $113,629     $147,630
  Merchandise sales....................................................    12,561       27,781
                                                                         --------     --------
          Total revenues...............................................   126,190      175,411
Operating costs and expenses:
  Store operating expenses.............................................    88,648       95,647
  Cost of goods sold...................................................    65,769       78,669
  General and administrative...........................................    10,708       18,616
                                                                         --------     --------
          Total operating costs and expenses...........................   165,125      192,932
                                                                         --------     --------
Income from operations.................................................   (38,935)     (17,521)
Interest expense.......................................................     3,119        3,836
Other income, net......................................................    11,446        8,368
                                                                         --------     --------
Net income.............................................................   (30,608)     (12,989)
                                                                         ========     ========

    The accompanying notes are an integral part of the financial statements.

                 COVENTRY VIDEO, INC. AND POTTSTOWN VIDEO, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                                                          THREE MONTHS ENDED
                                                                               JUNE 30,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
Cash flows from operating activities:
  Net income (loss)....................................................  $(30,608)    $(12,989)
Adjustment to reconcile net income to cash flows provided by operating activities:
  Amortization of videocassette rental inventory.......................    32,468       32,800
  Amortization of franchise fees and organization expense..............       337          337
  Depreciation and amortization of furnishings and equipment...........     6,350        6,056
Changes in assets and liabilities:
  Prepaid expenses and other assets....................................     4,266        8,003
  Accounts payable.....................................................    27,846         (683)
  Accruals and other liabilities.......................................     6,500       14,580
                                                                         --------     --------
          Net cash provided by operating activities....................    47,159       48,104
Cash flows from investing activities:
  Purchases of property and equipment..................................    (1,284)           0
  Purchases of videocassette rental inventory..........................   (32,334)     (41,144)
                                                                         --------     --------
          Net cash used in investing activities........................   (33,618)     (41,144)
Cash flows from financing activities:
  Repayment of short-term debt.........................................         0       (1,252)
  Loans from stockholders..............................................     2,000        3,000
  Repayment of long-term debt..........................................    (7,952)      (6,104)
                                                                         --------     --------
          Net cash provided by (used in) financing activities..........    (5,952)      (4,356)
                                                                         --------     --------
Net increase (decrease) in cash and cash equivalents...................     7,589        2,604
Cash and cash equivalents, beginning of period.........................     6,388        2,529
                                                                         --------     --------
Cash and cash equivalents, end of period...............................  $ 13,977     $  5,133
                                                                         ========     ========
Supplementary disclosure of cash flow information:
  Cash paid during the period for interest.............................  $    478     $    758
                                                                         ========     ========

    The accompanying notes are an integral part of the financial statements.

                 COVENTRY VIDEO, INC. AND POTTSTOWN VIDEO, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996
                                   UNAUDITED

1. BASIS OF PRESENTATION

     The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the Companys' unaudited combined financial statements included elsewhere herein.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

     As described in the audited combined financial statements included elsewhere herein, for each year presented, the combined financial statements as of and for the years ended March 31 include the financial position of Pottstown Video, Inc. as of December 31 and the results of its operations and cash flows for the years then ended. As such, the results of operations of Pottstown Video, Inc. for the period from January 1 to March 31 have not been presented separately herein. Net income (loss) for Pottstown Video, Inc. for the quarter ended March 31, 1995 and 1996 was $9,076 and ($6,438), respectively.

     In the opinion of management, all adjustments necessary for a fair presentation of this interim combined financial information have been included. Such adjustments consisted only of normal recurring items. The results of operations for the three month periods ended June 30, 1995 and 1996 are not necessarily indicative of the results to be expected for the full year.

2. VIDEOCASSETTE RENTAL INVENTORY

     Videocassette rental inventory and related amortization are as follows:

                                                                              JUNE 30, 1996
                                                                              -------------
    Videocassette rental inventory..........................................    $ 352,656
    Accumulated amortization................................................     (240,785)
                                                                               ----------
                                                                                $ 111,871
                                                                               ==========

3. SUBSEQUENT EVENT

     In November, 1996, the Company sold substantially all of its assets and certain of its liabilities to West Coast Entertainment Corporation.